As filed with the Securities and Exchange Commission on April 15, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Res-Care, Inc.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	8050 (Primary Standard Industrial Classification Code Number)	61-0875371 (I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

9901 Linn Station Road
Louisville, Kentucky 40223
(502) 394-2100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David W. Miles
Executive Vice President and Chief Financial Officer
Res-Care, Inc.
9901 Linn Station Road
Louisville, Kentucky 40223
Telephone: (502) 394-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Alan K. MacDonald
Frost Brown Todd LLC
400 W. Market Street, 32nd Floor
Louisville, Kentucky 40202
Telephone: (502) 589-5400
Facsimile: (502) 581-1087

Approximate date of commencement of proposed exchange offer:
As soon as practicable after this registration statement is declared effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (do not check if a smaller reporting company)	smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

10.75% Senior Notes due 2019	$200,000,000	100%	$200,000,000	$23,220

Guarantees of 10.75% Senior Notes due 2019	N/A	N/A	N/A	N/A(2)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is required for the guarantees.

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS*

Exact Name of Registrant Guarantor as Specified in its Charter	Jurisdiction of Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Accent Health Care, Inc.	Ohio	8050	31-1623902
All Ways Caring Services, Inc.	Illinois	8050	36-3329709
Alternative Choices, Inc.	California	8050	33-0456663
Alternative Youth Services, Inc.	Delaware	8050	61-1313657
Arbor E&T, LLC	Kentucky	8050	46-0508470
Arbor PEO, Inc.	Delaware	8050	26-2423152
B.W.J. Opportunity Centers, Inc.	Texas	8050	74-2436417
Baker Management, Inc.	Missouri	8050	43-1361852
Bald Eagle Enterprises, Inc.	Missouri	8050	43-1784286
Bolivar Developmental Training Center, Inc.	Missouri	8050	43-1283738
Braley & Thompson, Inc.	West Virginia	8050	55-0590179
Capital TX Investments, Inc.	Delaware	8050	61-1251455
Careers in Progress, Inc.	Louisiana	8050	72-1275369
CATX Properties, Inc.	Delaware	8050	61-1263159
CNC/Access, Inc.	Rhode Island	8050	05-0422187
Community Advantage, Inc.	Delaware	8050	61-1239945
Community Alternatives Home Care, Inc.	Kentucky	8050	62-1361591
Community Alternatives Illinois, Inc.	Delaware	8050	31-1493235
Community Alternatives Indiana, Inc.	Delaware	8050	61-1242499
Community Alternatives Kentucky, Inc.	Delaware	8050	61-1312326
Community Alternatives Missouri, Inc.	Missouri	8050	43-1636671
Community Alternatives Mobile Nursing, Inc.	Kentucky	8050	61-1252360
Community Alternatives Nebraska, Inc.	Delaware	8050	61-1247067
Community Alternatives New Mexico, Inc.	Delaware	8050	61-1254414
Community Alternatives of Washington D.C., Inc.	Washington, D.C.	8050	31-1257932
Community Alternatives Pharmacy, Inc.	Delaware	8050	46-0506717
Community Alternatives Texas Partner, Inc.	Delaware	8050	61-1314648
Community Alternatives Virginia, Inc.	Delaware	8050	61-1273991
Creative Networks, L.L.C.	Arizona	8050	86-0800357
EduCare Community Living—Normal Life, Inc.	Texas	8050	75-2588340
EduCare Community Living—Texas Living Centers, Inc.	Texas	8050	75-2633891
EduCare Community Living Corporation—America	Delaware	8050	74-2473426
EduCare Community Living Corporation—Gulf Coast	Texas	8050	74-2421937
EduCare Community Living Corporation—Missouri	Missouri	8050	43-1588987
EduCare Community Living Corporation—Nevada	Nevada	8050	74-2706116
EduCare Community Living Corporation—New Mexico	New Mexico	8050	85-0415637
EduCare Community Living Corporation—North Carolina	North Carolina	8050	56-1735505
EduCare Community Living Corporation—Texas	Texas	8050	74-2436416
EduCare Community Living Limited Partnership	Kentucky	8050	61-1326692

Exact Name of Registrant Guarantor as Specified in its Charter	Jurisdiction of Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Employ-Ability Unlimited, Inc.	Ohio	8050	31-1464800
Franklin Career College Incorporated	California	8050	73-1676508
General Health Corporation	Arizona	8050	86-0529797
Habilitation Opportunities of Ohio, Inc.	Ohio	8050	31-1262113
Hydesburg Estates, Inc.	Missouri	8050	43-1557463
Individualized Supported Living, Inc.	Missouri	8050	43-1700277
J. & J. Care Centers, Inc.	California	8050	68-0067564
Job Ready, Inc.	Arkansas	8050	92-0157161
Normal Life Family Services, Inc.	Louisiana	8050	72-1275755
Normal Life of California, Inc.	California	8050	77-0455009
Normal Life of Central Indiana, Inc.	Indiana	8050	62-1365098
Normal Life of Georgia, Inc.	Georgia	8050	31-1529990
Normal Life of Indiana	Indiana	8050	61-1305095
Normal Life of Lafayette, Inc.	Louisiana	8050	74-2499272
Normal Life of Lake Charles, Inc.	Louisiana	8050	61-1196456
Normal Life of Louisiana, Inc.	Louisiana	8050	72-0981523
Normal Life of Southern Indiana, Inc.	Indiana	8050	35-1572479
Normal Life, Inc.	Kentucky	8050	61-1053590
P.S.I. Holdings, Inc.	Ohio	8050	31-1629153
PeopleServe, Inc.	Delaware	8050	31-1477505
Pharmacy Alternatives, LLC	Kentucky	8050	20-3612272
RAISE Geauga, Inc	Ohio	8050	34-1660712
Res-Care Alabama, Inc.	Delaware	8050	61-1327501
Res-Care Arkansas, Inc.	Delaware	8050	27-0296931
Res-Care California, Inc.	Delaware	8050	61-1268555
ResCare DTS International, LLC	Delaware	8050	20-1739397
Res-Care Europe, Inc.	Delaware	8050	26-1293458
ResCare Finance, Inc.	Delaware	8050	61-1316063
Res-Care Florida, Inc.	Florida	8050	61-1204314
Res-Care Idaho, Inc.	Delaware	8050	26-2863359
Res-Care Illinois, Inc.	Delaware	8050	61-1278144
ResCare International, Inc.	Delaware	8050	20-1739307
Res-Care Iowa, Inc.	Delaware	8050	26-2869154
Res-Care Kansas, Inc.	Delaware	8050	61-1278142
Res-Care Michigan, Inc.	Delaware	8050	26-0643927
Res-Care New Jersey, Inc.	Delaware	8050	61-1312327
Res-Care Ohio, Inc.	Delaware	8050	61-1259401
Res-Care Oklahoma, Inc.	Delaware	8050	61-1286352
ResCare Pennsylvania Health Management Services, Inc.	Delaware	8050	27-1448312
ResCare Pennsylvania Home Health Associates, Inc.	Delaware	8050	27-1448195
Res-Care Premier, Inc.	Delaware	8050	61-1313340
Res-Care Training Technologies, Inc.	Delaware	8050	61-1297942
Res-Care Washington, Inc.	Delaware	8050	61-1328026
Res-Care Wisconsin, Inc.	Delaware	8050	26-2869043
Rest Assured, LLC	Kentucky	8050	20-4626245
Rockcreek, Inc.	California	8050	33-0403356
RSCR California, Inc.	Delaware	8050	61-1278143
RSCR Inland, Inc.	California	8050	33-0468570
RSCR West Virginia, Inc.	Delaware	8050	31-1489372

Exact Name of Registrant Guarantor as Specified in its Charter	Jurisdiction of Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Skyview Estates, Inc.	Missouri	8050	43-1533401
Southern Home Care Services, Inc.	Georgia	8050	58-1408815
Tangram Rehabilitation Network, Inc.	Texas	8050	75-1767981
Texas Home Management, Inc.	Delaware	8050	61-1245563
The Academy for Individual Excellence, Inc.	Delaware	8050	31-1563871
The Citadel Group, Inc.	Texas	8050	74-2764035
THM Homes, Inc.	Delaware	8050	61-1251391
Upward Bound, Inc.	Missouri	8050	43-1498913
VOCA Corp.	Ohio	8050	31-0946580
VOCA Corporation of America	Ohio	8050	31-1580449
VOCA Corporation of Florida	Florida	8050	31-1524533
VOCA Corporation of Indiana	Indiana	8050	35-1872670
VOCA Corporation of Maryland	Maryland	8050	31-1288343
VOCA Corporation of New Jersey	New Jersey	8050	31-1427741
VOCA Corporation of North Carolina	North Carolina	8050	31-1282449
VOCA Corporation of Ohio	Ohio	8050	31-1264951
VOCA Corporation of West Virginia, Inc.	West Virginia	8050	31-1208122
VOCA of Indiana, LLC	Indiana	8050	35-2063976
VOCA Residential Services, Inc.	Ohio	8050	31-1355744
Youthtrack, Inc.	Delaware	8050	61-1292060

*
The address for each of the registrant guarantors is c/o Res-Care, Inc., 9901 Linn Station Road, Louisville, Kentucky 40223. The name, address and telephone number of the agent for service for each of the registrant guarantors is David W. Miles, 9901 Linn Station Road, Louisville, Kentucky 40223, telephone: (502) 394-2100.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 15, 2011

PROSPECTUS

$200,000,000
Offer to Exchange

10.75% Senior Notes due 2019, registered under the Securities Act for

All Outstanding 10.75% Senior Notes due 2019

of

Res-Care, Inc.

THE EXCHANGE OFFER WILL EXPIRE AT 5 P.M.
NEW YORK CITY TIME, ON                        2011, UNLESS EXTENDED

The Exchange Offer

  •
  We are offering to exchange $200,000,000 aggregate principal amount of registered 10.75% Senior Notes due 2019, which we refer to as the exchange notes, for all of our unregistered 10.75% Senior Notes due 2019, which we refer to as the outstanding notes, that we issued in a private placement transaction on December 22, 2010.

  •
  We will exchange all outstanding notes that are validly tendered and not withdrawn for an equal principal amount of exchange notes.

  •
  The terms of the exchange notes are substantially identical to the outstanding notes, except that the exchange notes will be registered under the Securities Act and freely tradable.

  •
  There is no existing market for the exchange notes to be issued, and we do not intend to apply for their listing on any securities exchange or arrange for them to be quoted on any quotation system.

  •
  The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, until                        , 2011, all dealers effecting transactions in the exchange notes, whether or not participating in this offer, may be required to deliver a prospectus.

        You should consider carefully the "Risk Factors" beginning on page 16 of this prospectus before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2011.

Important notices about information presented in this prospectus

        This prospectus summarizes the terms of several material agreements that we entered into in connection with the transactions and exchange offer discussed in this prospectus. These summaries do not purport to be complete and we urge you to read the agreements in their entirety. We will provide copies of these agreements to you without charge upon your written or oral request to Res-Care, Inc., 9901 Linn Station Road, Louisville, Kentucky 40223, Attention: Investor Relations, Telephone: (502) 394-2100. In order to obtain timely delivery of any information you request, we must receive your request at least five business days before the expiration date of the exchange offer.

        You should rely only on the information provided in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the exchange notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Industry and market data

        This prospectus includes market share, ranking, industry data and forecasts that we obtained from industry publications and surveys, public filings and internal company sources. Statistics regarding intellectual and developmental disabilities (ID/DD) populations and services are taken from "The State of the States in Developmental Disabilities," a 2008 report on research led by Dr. David Braddock.

i

Dr. Braddock is also a director of ResCare. Unless otherwise noted, data from this publication is as of the state fiscal year ending June 30, 2006, the most recent year for which data is available. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us and management's estimates and assumptions. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" in this prospectus. We cannot guarantee the accuracy or completeness of such information contained in this prospectus.

Trademarks, service marks and copyrights

        We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. ResCare is a registered trademark of Res-Care, Inc. or its subsidiaries. Best in Class 2000 and the Best in Class Manual are works, including software, that are registered copyrights of Res-Care, Inc. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

Forward-looking statements

        This prospectus includes forward-looking statements, which are statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. We have based these forward-looking statements on our current views about future events. Words or phrases such as "anticipate," "believe," "estimate," "expect," "forecast," "seek," "intend," "may be," "objective," "plan," "predict," "project," "will be" and similar words or phrases, or the negative thereof are intended to identify such forward-looking statements. All statements about matters that are not historical facts are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to numerous assumptions, risks and uncertainties. By their nature, forward-looking statements involve risks and uncertainties because they involve assumptions and relate to events and depend on circumstances that may or may not occur in the future. In addition to the specific risk factors described in the section entitled "Risk factors," factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in this prospectus include, among others, the following:

  •
  changes in reimbursement rates, policies or payment practices by third-party payors;

  •
  changes in law, governmental regulations or the interpretations thereof;

  •
  changes brought about by the recent federal health care reform legislation;

  •
  any failure to comply with existing and future government regulations;

  •
  our ability to successfully integrate acquired businesses;

  •
  the size of our self-insurance reserves and changes in the insurance market that affect our ability to obtain coverage at reasonable rates;

ii

  •
  the outcome or impact of ongoing or future litigation and regulatory actions;

  •
  changes in labor costs;

  •
  our ability to maintain our reputation and relationships with government agencies, advocacy groups for individuals with developmental disabilities and their families, and the public;

  •
  our ability to maintain our status as a licensed service provider in certain jurisdictions;

  •
  our ability to attract and retain experienced personnel, especially members of our senior management team;

  •
  increased or more effective competition;

  •
  the sufficiency of our cash flows and available borrowing for our operations and debt service obligations;

  •
  variability in interest rates; and

  •
  changes in our capital structure as a result of recently completed transactions.

        We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that we make in this prospectus speak only as of the date of those statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical.

iii

Prospectus Summary

        This summary highlights selected information included elsewhere in this prospectus. This summary is not complete and does not cover all of the information that you should consider before deciding whether to exchange your notes. You should carefully read the entire prospectus, including the "Risk factors" section and our financial statements and related notes, to fully understand the terms of the notes and other considerations that may be important to you in making a decision about whether to exchange your outstanding notes for the exchange notes.

        In this prospectus, unless the context indicates or requires otherwise and except as expressly set forth in the section captioned "Description of the Exchange Notes," the terms "Company," "ResCare," "Issuer," "we," "us" and "our" refer to Res-Care, Inc. and all entities owned or controlled, directly or indirectly, by Res-Care, Inc. We use the term "notes" in this prospectus to collectively refer to the outstanding notes and the exchange notes.

 Our Company

        We are a leading human services company that provides residential, therapeutic, job training and educational support to people with intellectual and developmental disabilities (ID/DD), to elderly people who need in-home care, to youths with special needs, and to adults who are experiencing barriers to employment. For each of these populations, our mission is to assist people to reach their highest level of independence. We believe that our adherence to our mission, the quality of our service and care, our focus on training and compliance, and our close, long-standing relationships with federal, state, and local agencies have helped us become one of the largest human services companies in the United States. As of December 31, 2010, we provided services to over 60,000 individuals with special needs each day in 41 states, Washington, D.C., Puerto Rico, and several locations in Europe and Canada.

Acquisition Transaction

        On September 6, 2010, an affiliate of Onex Partners III LP ("Purchaser"), entered into an agreement and plan of share exchange with ResCare, pursuant to which it agreed to acquire all shares of ResCare common stock not already owned by Onex Corporation and its affiliates, including Onex Partners LP (collectively, the "Onex Investors"), for a purchase price of $13.25 per share on the terms and conditions set forth therein.

        In accordance with the share exchange agreement, Purchaser commenced a tender offer to acquire all outstanding shares of ResCare common stock not already held by Purchaser and its affiliates (the "Public Shares") on October 7, 2010, which was consummated on November 16, 2010 (the "Stock Tender Offer"). Purchaser purchased 21,044,765 Public Shares in the Stock Tender Offer, increasing the beneficial ownership of the Onex Investors to 87.4% of the issued and outstanding shares of ResCare's common stock on an as-converted basis.

        Pursuant to the share exchange agreement, Purchaser and ResCare completed a second-step share exchange transaction (the "Share Exchange") on December 22, 2010, in which all Public Shares not acquired in the Stock Tender Offer, excluding shares held by members of our management who "rolled-over" (the "Rollover Holders") their existing equity ownership into equity of Onex Rescare Holdings Corp., an affiliate of Onex Partners III LP that now holds all of the outstanding ResCare shares, were exchanged for $13.25 per share (collectively with the Stock Tender Offer, the "Acquisition").

        The completion of the Stock Tender Offer on November 16, 2010 resulted in a new basis of accounting under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations (previously Statement of Financial Accounting Standards No. 141R). This change creates many differences between reporting for ResCare post-acquisition, as successor, and ResCare pre-acquisition, as predecessor. The accompanying financial statements and the notes to the consolidated financial statements reflect separate reporting periods. The separate reporting periods are January 1, 2010 through November 15, 2010 (predecessor) and November 16, 2010 through December 31, 2010 (successor). Periods prior to and including 2009 are related to the predecessor. The total year end 2010 results are the combined successor and predecessor results.

Our Operating Segments

        Our operating segments are organized by the populations we serve. Our Community Services division serves adults and youths with ID/DD, elderly people who need assistance with activities of daily living, and people with acquired brain injury. Our Employment Training Services division assists disadvantaged job seekers with job training and employment placement programs, and our Job Corps Training Services division assists disadvantaged youths with educational and vocational skills training and employment counseling. During 2010, we derived approximately 64% of our revenues from Medicaid, 8% of our revenues from the Department of Labor (DOL) for our Job Corps business, 23% from other government agencies including state and local workforce investment boards and Medicare, and 5% of revenues from private insurance, and individual and other payors.

Community Services

        Through our Community Services division, we are the nation's largest private provider of services for individuals with ID/DD, and we are a leading provider of in-home care services to the elderly. We also offer a variety of youth programs, including foster care and residential services, and a host of services to people with acquired brain injury, including vocational and residential placement. Our programs, administered in both residential and non-residential settings, are based predominantly on individual support plans designed to encourage greater independence and the development or maintenance of daily living skills. We help individuals achieve these goals through tailored application of our different services, including social, functional, and vocational skills training, supported employment, and emotional and psychological counseling. Our interdisciplinary Community Services team consists of our employees, such as qualified mental retardation professionals (QMRPs) and support/service coordinators, as well as professional contractors, including physicians, psychologists, therapists and social workers.

        For our individuals with ID/DD, we offer an alternative to large, state-run institutional settings by providing high quality, individually focused programs. We believe that we deliver our services at a lower cost than state-run programs because of our less expensive community-based residential settings, more flexible staffing, leverageable infrastructure, and our deep industry experience. As of December 31, 2010, our Community Services division operated more than 3,000 locations, including group homes, service sites, day programs and other facilities serving more than 19,000 individuals daily through approximately 20,000 employees in 36 states. Our group homes are typically family-style houses in residential neighborhoods where four to eight individuals with ID/DD live together, usually with full-time staffing for supervision and support. Individuals are encouraged to take responsibility for their home, health, and hygiene and to actively participate in work and community functions.

        For our elderly clients, we provide services enabling them to live safely in their homes and remain active in their communities. Our support services include assistance with activities of daily living, companionship, and certain medical therapies, among other services. We believe, based on third-party surveys and studies, that people generally prefer in-home care to other alternatives once they are no longer able to care for themselves safely in their own home. In addition, we believe that in-home care is typically more cost effective than alternatives such as nursing homes or assisted living facilities due to the absence of a fixed plant and more efficient staffing.

        Revenues for our Community Services operations are derived primarily from 32 different state Medicaid programs and from management contracts with private operators who contract with state government agencies and are also reimbursed under Medicaid programs. Revenues for our in-home care business are derived from both state Medicaid programs and private payors. For the year ended December 31, 2010, our Community Services segment generated revenues of $1.2 billion, representing approximately 74% of our total revenues.

Employment Training Services

        We operate job training and placement programs that assist welfare recipients, displaced workers, and disadvantaged job seekers in finding employment and improving their career prospects. We currently provide services under more than 180 contracts in 23 states and Washington, D.C., serving approximately 10,000 people daily, or approximately one million annually. These centers are part of a nationwide system of government-funded offices that provide assistance, job preparation, and placement to any youth or adult. The services include offering information on the local labor market, vocational assessments, career counseling, referrals to occupational skills training for high-demand occupations, job search assistance, job placement, and help with job retention and career advancement. In addition to job seekers, these centers serve the business community by providing job matching, screening, referral, and other specialized services for employers. Our Employment Training Services programs are funded through performance-based and fixed-fee contracts from local and state governments. For the year ended December 31, 2010, our Employment Training Services segment generated revenues of $245 million, representing approximately 16% of our total revenues.

Job Corps Training Services

        Since 1976, we have operated programs for disadvantaged youths through the federal Job Corps program administered by the Department of Labor. The Job Corps program is designed to address the severe unemployment faced by disadvantaged youths ages 16 to 24 throughout the United States and Puerto Rico. According to the Bureau of Labor Statistics, for the twelve months ending October 2010, unemployment rates averaged 15.6% for individuals ages 20 to 24 and 26.3% for those ages 16 to 19. We believe that the unemployment rates for disadvantaged youths are even higher. Job Corps provides educational and vocational skills training, health care, employment counseling, and other support necessary to enable these youths to become responsible working adults. The typical Job Corps student is a high school dropout who reads at the seventh-grade level, comes from a disadvantaged background, has not held a regular job, and was living in an environment characterized by a troubled home life or other disruptive conditions.

        We operate fourteen Job Corps centers in six states and Puerto Rico serving approximately 4,500 individuals at any one time. Our centers are campus-style settings utilizing housing and classroom facilities owned and managed by the DOL. Our centers currently operate at approximately 102% of capacity. The Job Corps program requires students to participate in basic education classes to improve their academic skills and complete vocational training in order to improve their job prospects. Approximately 67% of the students completing our Job Corps programs have obtained jobs or continued their education elsewhere. Revenues for our Job Corps operations are derived primarily from reimbursement by the DOL. For the year ended December 31, 2010, our Job Corps Training Services division generated revenues of $120 million, representing approximately 8% of our total revenues.

Other

        A portion of our business is dedicated to operating alternative education programs and charter schools and international job training and placement agencies. For the year ended December 31, 2010, these programs generated revenues of $38 million, representing approximately 2% of our total revenues.

Reorganization

        In August 2010, we announced a plan to reorganize our operations in order to increase efficiency and focus on organic growth. This reorganization principally involved separating our in-home care business from our Community Services division, which is primarily composed of our facility-based ID/DD business. This realignment is expected to allow us to focus on issues unique to in-home care including growing its private pay services by actively recruiting clients. The reporting periods under these new segments began as of January 1, 2011. The new reportable segments will be:

  •
  Residential Services, which will primarily include residential services for individuals with ID/DD, pharmacy services, and related programs;

  •
  ResCare HomeCare, which will primarily include in-home care services to the elderly and persons with ID/DD;

  •
  Workforce Services, which will be comprised of ResCare's domestic and international employment training and placement programs; and

  •
  Youth Services, which will consist of the Company's Job Corps operations, its residential youth and alternative education programs.

Industry overview

        The markets for services for special needs populations and the elderly in the United States are large and growing. The market for ID/DD services is $44 billion in size, and according to the Centers for Medicare & Medicaid Services (CMS), the market for in-home care and home health services is approximately $77 billion in size. In addition, government expenditures for employment training and job assistance programs were approximately $13 billion in fiscal 2009, including $1.7 billion for Job Corps. We believe that we are well positioned to benefit from favorable demographics and positive industry trends. We expect the industries in which we participate to experience strong growth due to the following:

        A growing number of individuals needing care from human services providers.    There are approximately 4.7 million individuals in the United States with ID/DD. Family members care for 2.8 million (60%) of these ID/DD individuals and approximately 25% of these family caregivers are parents or guardians age 60 or older. As the population ages, many of these family caregivers will no longer be capable of providing adequate support for their dependents with ID/DD, requiring their relocation to residential facilities managed by the state or human services providers. In addition, the average life expectancy of individuals with ID/DD has increased from 19 years old in the 1930s to 66 years old as of 1993, which suggests that individuals with ID/DD are increasingly likely to outlive their caregivers and require care for longer periods of time. We believe that both of these trends will continue to drive an increase in the population of individuals that require special services and support from human service providers.

        Community-based living services supported by the courts.    In June 1999, the U.S. Supreme Court, in Olmstead v. L.C., held that states must provide individuals with ID/DD the choice to be placed in community-based settings when deemed appropriate by medical professionals and placement can be reasonably completed within state budgets. This ruling intensified a movement, already under way nationally, to relocate persons with ID/DD from large state-operated institutions to community-based settings. Since 1970, the number of people with ID/DD in state institutions has decreased from approximately 173,000 to 38,000 and approximately 140 state-run institutions have closed or are in the process of doing so. ResCare has consistently worked with states to close large state institutions in favor of our community-based programs.

        Vocal, well organized advocacy groups.    Strong advocacy groups, often led by the parents or guardians of individuals with ID/DD along with social workers and civil rights lawyers, have organized on a national level for purposes of influencing regional and local governing bodies when ID/DD issues are addressed. These advocacy groups increase community awareness and use legislation and the courts to increase government funding and improve service levels to individuals with ID/DD, as well as increase emphasis on education and training for caregivers. These initiatives have resulted in a higher quality of life and greater independence for individuals with ID/DD. The active involvement of advocacy groups has also helped mitigate proposed cuts from state and local governments. Notable advocacy groups for ID/DD include the American Network of Community Options and Resources (ANCOR) and the Association for Retarded Citizens (ARC), among others. In addition, the elderly population has formidable advocacy groups such as the National Association for Home Care & Hospice (NAHC), the National Private Duty Association (NPDA), and the Association for the Advancement of Retired Persons (AARP), among others, to ensure support for their interests. We believe that these groups will continue to be supportive of adequate funding and service levels for in-home care.

        Favorable underlying trends for in-home care to the elderly.    We believe that several factors, including the aging population, individuals' preference to receive care in-home, and the cost effectiveness of providing care in-home relative to an institutional setting, are driving increased demand for in-home care for the elderly. Medicaid is one of the primary payors for this type of care. According to Thomson Reuters, Medicaid expenditures for home care services increased from $23.2 billion in 2002 to $37.9 billion in 2007, representing a compound annual growth rate (CAGR) of 10.3%. The U.S. Census Bureau projects the population over age 65 will increase 80% between 2010 and 2030, from 40 million to 72 million, significantly above the 22% increase projected for the entire population.

        Government outsourcing of Employment Training Services.    The Personal Responsibility and Work Opportunity Reconciliation Act of 1996 enabled private for-profit and non-profit organizations to competitively bid to manage and operate programs providing work activities and other services for welfare recipients, who are now faced with time limitations on receiving cash assistance. The consistent and bi-partisan support for these federal programs has created an opportunity for workforce services providers.

        Strong demand for Job Corps services.    The federal Job Corps program, created in 1964, provides training for approximately 100,000 students each year at 124 centers throughout the United States and Puerto Rico. Funding for the program has increased from approximately $600 million in 1984 to $1.7 billion in 2010. The U.S. Census Bureau projects that the population ages 16-24 will grow by 14% between 2010 and 2030 and estimates that 20% of the approximately 35 million people ages 16-24 in the United States currently live below the poverty level. The Job Corps program provides this population with training and job placement assistance.

Competitive strengths

        High quality of care provided by well-trained professionals.    Our mission is to help individuals reach their highest level of independence. We accomplish this mission by providing high quality care to the individuals we serve through a broad array of tailored programs and highly trained and motivated caregivers. Our Best In Class program employs customer, employee, government, and facility surveys to continually monitor our quality of care and our customer's satisfaction and to ensure adherence to our mission. Best In Class requires annual training for all employees and sets expectations to ensure that we are wise stewards of taxpayer dollars and provide high quality care. Because of our emphasis on quality, many of our services are recognized both locally and nationally by independent accreditation agencies.

        Leading position in special needs markets with strong referral relationships.    We are the nation's largest private provider of services to populations with special needs. As of December 31, 2010, we provided services to approximately 60,000 individuals with special needs in 41 states, Washington, D.C., Puerto Rico and certain international locations. We are also a leading provider of in-home care. We have been operating in 33 of the 41 states we serve for at least six years and have developed close, long-standing relationships with our referral base of state and local agencies, as well as with advocacy groups in the communities we serve. We believe that we have a reputation as a high quality human services provider with the infrastructure and expertise to serve our customers. We also believe that our expertise serving ID/DD individuals has enabled us to collaborate with state and local agencies as they work to comply with state and court mandates to move these individuals off waiting lists or from state institutions to group homes or other community-based settings. In addition, we are the largest operator of "one-stop" career centers in the United States and the second largest private operator of Job Corps centers. We believe that our broad service offerings, our established presence in our target markets, and our ability to deliver services locally provide us with a competitive advantage and strengthen our relationships with our referral base.

        National platform with significant recurring revenue from diversified payors.    Care for our ID/DD customers is long-term in nature. We serve a client for an average of over five years, and the average age of our clients is 43 years. Because most of our ID/DD consumers require services over their entire lives and many states have extensive waiting lists for services, average occupancy rates in our ID/DD group homes and residential facilities have been above 90% since 1996. Our Job Corps contracts are also long-term and generate predictable revenue streams, with typical terms of five years, cost-plus pricing and high program utilization rates. Although a majority of our revenue is derived from Medicaid, each of the 32 state Medicaid agencies we serve makes its own service and rate decisions. Our largest state Medicaid program accounts for 12% of total revenue. Our governmental payor mix is further diversified between the DOL, HHS, and other federal entities, and while our Employment Training Services contracts are funded by federal agencies, they are awarded and administered by a large number of states and municipalities. Our growing in-home care business has also helped us diversify our business and payor mix. This business, which in 2010 derived 28% of its revenues from non-governmental payors, has grown from $135 million of revenue in 2005 to $307 million of revenue in 2010.

        Strong and stable free cash flow.    Our stable client base and long-term contracts produce stable recurring revenue, which translates into strong free cash flow due to our efficient operational capabilities, low maintenance capital expenditure requirements, and stable levels of working capital. Our free cash flow, defined as cash flow from operations less capital expenditures, from 2006 to 2010 ranged between $19 million and $89 million and averaged approximately $54 million annually. We intend to use a portion of our free cash flow to repay debt.

        Cost-effective and scale provider of high quality services.    We believe our national scope allows us to develop and implement best practices nationwide to provide our customers with high quality care. We are also able to leverage operational economies of scale due to our size, and use our deep industry experience to provide this quality care in a cost-effective manner that is responsive to our customers, their families and state and federal payors. We also place our patients in low-cost, high quality residential settings, and use our experience to better tailor our care to the needs of our service population. For example, according to The State of the States in Developmental Disabilities, the average cost per day of one individual in a large, state-run institution is approximately $469, while the same individual in our community-based environment costs approximately $194 per day. In addition, we believe that our in-home care services are able to achieve a lower cost of care relative to alternative inpatient settings, such as nursing homes, due to the absence of a fixed plant and less-expensive staffing. Because our patients are generally medically stable and generally require less intensive care than is offered in inpatient settings, staffing can be achieved at a lower cost and can also be delivered on an hourly, rather than daily basis, depending on the patient's needs. According to the MetLife 2010 Market Survey of Long-Term Care Costs, nursing home care costs an average of $229 per day, relative to $21 and $19 per hour for home health and homemaker services, respectively. We believe that the lower cost settings we provide in our ID/DD and in-home care services will create growth opportunities as payors look to lower costs while maintaining quality of care.

        Proven ability to identify and integrate acquisitions.    Our recent growth is due in part to our ability to successfully identify and integrate both tuck-in and strategic acquisitions. We employ a proven, systematic and disciplined approach that includes conducting full due diligence on contracts, the reimbursement environment, quality of services, financial condition, operational managers, and regulatory compliance for a prospective acquisition. We also have a comprehensive post-acquisition process to integrate acquired entities, which includes improving facility operations, retaining staff, and incorporating the entity into our various systems. Over the last six years, ResCare has completed an average of 14 acquisitions per year representing total annual revenue of approximately $600 million.

        Experienced management team and highly committed equity sponsor.    The members of our senior management team, led by President and CEO Ralph Gronefeld, Jr., have served an average of 15 years at ResCare. We believe that our management team has the depth and breadth to successfully grow our company and execute our strategy. In addition, our equity sponsor, Onex Corporation, has considerable experience investing in healthcare and familiarity with our Company. Onex made its initial investment in ResCare in June 2004, acquired the remainder of ResCare in November and December 2010 and has been represented on our board since its initial investment.

Strategy

        Continue to be a leading provider through innovative and cost-effective services.    We believe that our care delivery model allows us to provide high quality care to individuals at a lower cost than traditional state institutions. We plan to leverage our existing client base and continue to work with state government agencies to create new services and service models to address changing market needs. For example, we offer Rest Assured, our telecare program, which allows us to monitor video and audio in a home and offer verbal assistance to adults with ID/DD and senior citizens who want an alternative to 24-hour live-in support. A third-party pilot study has shown a 45% savings using telecare relative to traditional care models due to the more efficient use of labor while maintaining high quality of care.

        Expand our disabilities services and in-home care.    We plan to expand the range of services we offer and to expand our existing services into new markets. For example, we began delivering in-home care to individuals with ID/DD and the elderly in 1997 because we believed it to be complementary to our existing service offering and scalable. We currently serve approximately 22,000 individuals through our in-home care business. We believe that the demand for these services from families caring for their dependents and through state and federal programs is growing. We are also focused on diversifying our revenue stream by pursuing higher-margin private pay clients.

        Leverage our reorganization of business lines to drive organic growth.    In August 2010, we announced our plan to reorganize our operations in order to increase efficiency and focus on organic growth. This reorganization principally involves separating our in-home care business from our Community Services division, which is primarily composed of our facility-based ID/DD business. We believe that this realignment allows us to focus on issues unique to in-home care including growing our private pay services by actively recruiting clients through a consumer-oriented marketing strategy. The operational realignment of these segments is substantially complete, and reporting under these new segments is expected to begin in 2011.

        Grow through opportunities in Employment Training Services and Job Corps.    We continue to explore further growth in our job training services through the pursuit of contracts for "one-stop" career centers and Job Corps centers as they come up for bid. In 2002 we operated no "one-stop" career centers, and today we are the largest private operator of these centers in the United States.

        Pursue tuck-in acquisition opportunities.    We have an actively managed pipeline of tuck-in acquisition opportunities that could be integrated into our regional clusters where we have existing infrastructure and where payor rates are attractive. We add group homes and in-home care agencies by pursuing small tuck-in acquisitions using our proven, disciplined and systematic approach to potential acquisitions. The typical target is less than $5 million of revenue in size and has facilities in a geographic area in which we operate.

Recent transactions

        We completed the following transactions, which we refer to collectively as the "Transactions," concurrently with the issuance of the outstanding notes on December 22, 2010.

  Share Exchange

        Pursuant to the share exchange agreement, Purchaser and ResCare completed the second-step Share Exchange in which all Public Shares not acquired in the Stock Tender Offer, excluding shares held by Rollover Holders, were exchanged for $13.25 per share.

  Equity reorganization transactions

        Following the Share Exchange and the issuance of the outstanding notes, Onex Partners LP, the other Onex Investors holding shares of ResCare's common and preferred stock prior to the commencement of the Stock Tender Offer and the Rollover Holders contributed their shares of ResCare to Onex Rescare Holdings Corp. ("New Holdco") in exchange for shares of New Holdco's nonvoting common stock. In addition, the Onex affiliates holding membership interests in Purchaser contributed their interests in such entity to New Holdco in exchange for shares of New Holdco's voting common stock. Following these contributions, Purchaser merged into ResCare, with ResCare as the surviving entity, and ResCare became a wholly owned subsidiary of New Holdco, which in turn, is owned by the Onex Investors, certain co-investors and members of our management team. See "Security ownership of certain beneficial owners and management."

  Debt refinancing transactions

        Concurrent with the private offering of the outstanding notes, we entered into a $170.0 million term loan credit facility and a $275.0 million revolving credit facility, which we refer to collectively as our senior secured credit facilities or our new senior secured credit facilities. The new senior secured credit facilities replaced our previously existing senior secured credit facilities.

        The term loan credit facility provides for aggregate borrowings of $170.0 million. Concurrently with the issuance of the outstanding notes, we issued a $170.0 million senior secured note due on December 22, 2016. The revolving credit facility provides for revolving loans and letters of credit in an initial aggregate principal amount of at least $275.0 million, with a letter of credit sub-facility of up to $130.0 million. The aggregate amount available under the revolving credit facility is $275.0 million until July 2013, after which the aggregate amount available will be $240.0 million until maturity at December 2015. The senior secured credit facilities are unconditionally guaranteed by New Holdco and substantially all of our direct and indirect wholly-owned domestic subsidiaries. The repayment of these facilities is secured by a first priority security interest in substantially all of our assets and the assets of New Holdco, including our capital stock and the capital stock of substantially all of our subsidiaries.

        Concurrent with the private offering of the outstanding notes, we also conducted a tender offer and consent solicitation (the "2013 Notes Tender Offer") for our 7 3/4% Senior Notes due 2013 (the "2013 Notes"), of which $150 million in aggregate principal amount at maturity was outstanding. The 2013 Notes that were not repurchased in the 2013 Notes Tender Offer were satisfied and discharged by delivering to the trustee amounts sufficient to pay the applicable redemption price, plus accrued and unpaid interest, up to, but not including, the date of redemption.

        The proceeds from the new senior secured credit facilities and the offering of the outstanding notes were used to:

        (1)   fund Purchaser's redemption of the $158.8 million of Purchaser's preferred membership interests held by certain of the Onex Investors on December 22, 2010 and its payment of the $0.8 million accrued preferred return on such interests through the redemption date,

        (2)   fund the Share Exchange,

        (3)   repurchase the 2013 Notes tendered in the 2013 Notes Tender Offer and redeem the 2013 Notes not tendered in the 2013 Notes Tender Offer,

        (4)   repay in full our previously existing senior secured credit facilities, and

        (5)   pay fees and expenses incurred in connection with the Transactions.

Our Sponsor

        Onex Corporation is one of North America's oldest and most successful investment firms committed to acquiring and building high-quality businesses in partnership with talented management teams. Onex manages investment platforms focused on private equity, real estate and credit securities. In total, Onex manages approximately US $14 billion, of which US $10 billion is third-party capital. As well, Onex invests its own capital directly and as a substantial limited partner in its funds. Onex made its initial investment in ResCare in June 2004, acquired the remainder of the Company in November and December 2010 and has been represented on our board since its initial investment.

Our Corporate Information

        Res-Care, Inc. is a Kentucky corporation. Our principal executive offices are located at 9901 Linn Station Road, Louisville, Kentucky 40223, and our telephone number is (502) 394-2100.

The Exchange Offer

        On December 22, 2010, we completed the private offering of $200,000,000 aggregate principal amount of our 10.75% Senior Notes due 2019, which we refer to in this prospectus as the "outstanding notes". The term "exchange notes" refers to the 10.75% Senior Notes due 2019 as registered under the Securities Act of 1933, as amended (the "Securities Act"). References to the "notes" in this prospectus are references to both the outstanding notes and the exchange notes. This prospectus is part of a registration statement covering the exchange of the outstanding notes for the exchange notes.

        We and the guarantors entered into a registration rights agreement with the initial purchasers in the private offering of outstanding notes in which we and the guarantors agreed to deliver this prospectus to you as part of the exchange offer and agreed to use commercially reasonable best efforts to have the registration statement covering the exchange offer to be declared effective on or before December 21, 2011. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

  •
  the exchange notes have been registered under the Securities Act;

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  the exchange notes are not entitled to certain registration rights which are applicable to the outstanding notes under the registration rights agreement; and

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  certain special interest rate provisions and restrictions on transfer are not applicable to the exchange notes.

The Exchange Offer	We are offering to exchange the exchange notes, which have been registered under the Securities Act, for the same aggregate principal amount of the outstanding notes, which have not been registered under the Securities Act. You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
Expiration Date	The exchange offer will expire at 5 p.m., New York City time, on , 2011, unless we extend the exchange offer. We do not currently intend to extend the expiration date.
Conditions to the Exchange Offer

The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

Resale of Exchange Notes

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are an "affiliate" within the meaning of Rule 405 under the Securities Act of ResCare or any guarantor) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of distribution".

Any holder of outstanding notes who:
• is an affiliate of ResCare or any guarantor;
• does not acquire exchange notes in the ordinary course of its business; or
• tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Procedures for Tendering Outstanding Notes	Each holder of outstanding notes wishing to accept the exchange offer must:
• complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; or
• arrange for DTC to transmit required information in accordance with DTC's procedures for transfer to the exchange agent in connection with a book-entry transfer.
You must mail or otherwise deliver this documentation together with the outstanding notes to the exchange agent.

Special Procedures for Beneficial Holders

If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct them to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your outstanding notes, either arrange to have your outstanding notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures	You must comply with the applicable procedures for tendering if you wish to tender your outstanding notes and:
• time will not permit your required documents to reach the exchange agent by the expiration date of the exchange offer;
• you cannot complete the procedure for book-entry transfer on time; or
• your outstanding notes are not immediately available.
Withdrawal Rights	You may withdraw your tender of outstanding notes at any time before 5 p.m., New York City time, on the expiration date.
Consequences of Failure to Exchange

If you are eligible to but do not exchange your outstanding notes for exchange notes, you will not have further exchange or registration rights and you will continue to be restricted from transferring your outstanding notes.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event for United States federal income tax purposes.
Regulatory Approvals

Other than compliance with the Securities Act and qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.
Exchange Agent	Wells Fargo Bank, National Association, trustee under the indenture governing the notes, is serving as the exchange agent for the notes, or the Exchange Agent.

Registration Rights Agreement

You are entitled to exchange your outstanding notes for exchange notes with substantially identical terms. This exchange offer satisfies this right. Once the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes if you were eligible to but did not exchange your outstanding notes.

Summary of the Exchange Notes

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

        The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and special interest provisions applicable to the outstanding notes. The exchange notes represent the same debt as the outstanding notes. The same indenture governs both the outstanding notes and the exchange notes.

Issuer	Res-Care, Inc.
Notes offered	$200,000,000 aggregate principal amount of 10.75% Senior Notes due 2019.
Maturity	January 15, 2019.
Interest rate	10.75% per year (calculated using a 360-day year).
Interest payment dates	January 15 and July 15, commencing July 15, 2011.
Optional redemption

On or after January 15, 2015, we may redeem some or all of the notes at any time at the redemption prices described in the section "Description of the Exchange Notes—Optional redemption." Prior to January 15, 2015, we may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest and additional interest, if any, to the redemption date plus the "applicable premium."

Additionally, on or prior to January 15, 2014, we may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of specified equity offerings at the redemption price specified in the section "Description of the Exchange Notes—Optional redemption."

Change of Control

If a change of control occurs, we must give holders of the notes an opportunity to sell their notes at a purchase price in cash equal to 101% of the principal amount of such notes plus accrued and unpaid interest to the date of purchase.

Guarantees

The notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of our existing and future wholly owned domestic subsidiaries that guarantee our obligations under our new senior secured credit facilities, subject to certain exceptions.

Ranking	The notes and the guarantees thereof will constitute our and our guarantors' senior unsecured obligation and will:
• rank equal in right of payment to all of our and our guarantors' existing and future senior indebtedness;

•       be effectively junior in right of payment to all of our and our guarantors' secured indebtedness to the extent of the value of the collateral securing such indebtedness, including the borrowings under our senior secured credit facilities;

• rank senior in right of payment to all of our and our guarantors' future subordinated indebtedness; and

•       be structurally subordinated to all of the existing and future indebtedness and other obligations, including trade payables, of each of our and our guarantors' subsidiaries that is not a guarantor of the notes.

Restrictive Covenants	The indenture governing the notes will contain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:
• incur or guarantee additional indebtedness;
• pay distributions or dividends and repurchase our stock and make other restricted payments, including without limitation, certain restricted investments;
• create or incur liens;
• enter into agreements that restrict dividends from subsidiaries;
• sell or otherwise dispose of assets, including capital stock of restricted subsidiaries;
• engage in transactions with affiliates; and
• enter into mergers, consolidations or sales of substantially all of our assets.
Use of Proceeds	We will not receive any cash proceeds from the exchange offer.
Risk Factors

Investing in the notes involves substantial risks. See "Risk Factors" immediately following this summary for a discussion of certain risks relating to the exchange offer, our business, our indebtedness, and an investment in the notes.

Risk Factors

        An investment in the notes involves substantial risks. You should carefully consider the following factors in addition to the other information set forth in this prospectus before you decide to tender outstanding notes in the exchange offer. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are immaterial may also adversely impact our business operations. If any of the following risks actually occur, our business, results of operations, cash flows and financial condition and our ability to make payments on the notes would likely suffer.

Risks related to the exchange offer

If you choose not to exchange your outstanding notes, the present transfer restrictions will remain in force and the market price of your outstanding notes could decline.

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus Summary—The Exchange Offer" and "The Exchange Offer" sections of this prospectus for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offer will reduce the outstanding principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution", certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Because there is no public market for the exchange notes, you may not be able to resell them.

        The exchange notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any trading market that may develop, the ability of holders to sell their exchange notes or the price at which the holders will be able to sell their exchange notes.

        We understand that certain of the initial purchasers of the outstanding notes presently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the

Exchange Act and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active market will exist for the exchange notes or that any trading market that does develop will be liquid.

Risks related to the notes and our indebtedness

Our substantial debt could adversely affect our financial condition and our ability to operate our business and could prevent us from fulfilling our obligations under the notes.

        We have a substantial amount of debt, which requires significant interest and principal payments. As of December 31, 2010, we have $406.6 million of indebtedness outstanding (excluding approximately $67.6 million of issued but undrawn letters of credit and approximately $207.4 million of borrowings available to us under our revolving credit facility).

        Our substantial level of indebtedness could have important consequences to the holders of the notes, including the following:

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  making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

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  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, strategic acquisitions or other general corporate requirements;

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  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of to other purposes;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  limiting our financial flexibility in planning for and reacting to changes in the industry in which we compete;

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  placing us at a disadvantage compared to other, less leveraged competitors;

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  having a material adverse effect on us if we fail to comply with the covenants in the indenture governing the notes or in the instruments governing our other debt; and

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  increasing our cost of borrowing.

        The revolving senior credit facility component of our senior secured credit facilities is expected to be a significant source of liquidity for our business and is scheduled to mature on December 22, 2015. The failure to extend or renew this facility could have a significant effect on our ability to invest sufficiently in our programs, fund day to day operations, or pursue strategic opportunities.

        Subject to the limits contained in the indenture governing the notes and our other debt instruments, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we incur additional debt, the risks related to our high level of debt could intensify. See "Description of Exchange Notes."

We may not be able to generate a sufficient amount of cash flow to meet our debt service obligations, including the notes.

        Our ability to pay principal and interest or to refinance our obligations with respect to the notes and our other debt, including our senior secured credit facilities, will depend on, among other things:

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  our future financial and operating performance, which will be subject to prevailing economic and political conditions and financial, competitive, business and other factors, including the availability of financing in the banking and capital markets as well as the other risks described herein, many of which are beyond our control; and

  •
  the future availability of borrowings under our senior secured credit facilities, which depends on, among other things, our complying with the covenants in our senior secured credit facilities.

        We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our new senior secured credit facilities or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

        If our cash flow and capital resources are insufficient to fund our debt service obligations, including the notes, and our other commitments, we could face substantial liquidity problems and may be forced to reduce or delay scheduled expansions and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations. If we are required to dispose of material assets or operations, obtain additional capital or restructure our debt to meet our debt service and other obligations, we cannot provide assurance that we could effect any of these actions on a timely basis, on commercially reasonable terms or at all, or that these actions would be sufficient to meet our capital requirements. In addition, the terms of our existing or future debt agreements may restrict us from effecting certain or any of these alternatives. Furthermore, the Onex Investors have no continuing obligation to provide us with debt or equity financing.

        If we cannot make scheduled principal and interest payments on our debt, we will be in default and, as a result:

  •
  our debt holders could declare all outstanding principal and interest to be due and payable; and

  •
  we could be forced into bankruptcy or liquidation.

The indenture governing the notes and the credit agreement governing our senior secured credit facilities impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

        The indenture governing the notes and the credit agreement governing our senior secured credit facilities impose, and any future indebtedness of ours would likely impose, significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

  •
  incur or guarantee additional indebtedness;

  •
  pay distributions or dividends and repurchase our stock and make other restricted payments, including without limitation, certain restricted investments;

  •
  create or incur liens;

  •
  enter into agreements that restrict dividends from subsidiaries;

  •
  sell or otherwise dispose of assets, including capital stock of restricted subsidiaries;

  •
  engage in transactions with affiliates; and

  •
  enter into mergers, consolidations or sales of substantially all of our assets.

        In addition, our senior secured credit facilities require us to maintain certain financial ratios. See "Description of other indebtedness." As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance that we will meet those ratios. An adverse development affecting our business could require us to seek waivers or amendments of covenants, alternative or additional sources of financing or reductions in expenditures. We cannot assure you that such waivers, amendments or alternative or additional financings could be obtained or, if obtained, would be on terms acceptable to us.

        As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future. A failure to comply with the covenants contained in the credit agreement governing our senior secured credit facilities or the indenture governing the notes could result in an event of default under the credit agreement governing our senior secured credit facilities or the indenture governing the notes, which, if not cured or waived, could have a material adverse effect on our business, financial condition or results of operations.

Despite our current debt levels, we and our subsidiaries may incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

        We may be able to incur significant additional indebtedness, including secured indebtedness, in the future. Although the credit agreement governing our senior secured credit facilities and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness by us or our subsidiaries, these restrictions are subject to a number of significant qualifications and exceptions, and any indebtedness incurred in compliance with these restrictions could be substantial. See "Description of Other Indebtedness" and "Description of the Exchange Notes." For example, subject to certain conditions, we will have the right under our senior secured credit facilities to request up to $175.0 million of additional commitments in the form of revolver availability or term loans, although the lenders under our new senior secured credit facilities will not be under any obligation to provide any such additional commitments. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they face would be increased. As of December 31, 2010, we have approximately $207.4 million of borrowings available to us under our revolving senior secured credit facility, excluding outstanding letters of credit, subject to compliance with our financial and other covenants under the terms of such credit facility.

The notes are unsecured and effectively subordinated to all of our secured debt.

        The notes and the related guarantees are not secured by any of our assets or the assets of our subsidiaries. The payment of our obligations under our senior secured credit facilities is secured by a security interest in substantially all of our assets and the assets of our domestic subsidiaries, including equipment, inventory and certain intangible assets and a pledge of the capital stock of all of our domestic subsidiaries. See "Description of other indebtedness." If we become insolvent or are liquidated, or if payment under our new senior secured credit facilities or any other secured debt obligation that we may have from time to time is accelerated, our secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and would have a claim on those assets before the holders of the notes. As a result, the notes are effectively subordinated to our secured debt to the extent of the value of the assets securing such debt in the event of our bankruptcy or liquidation and it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. As of December 31, 2010, we have approximately $167.0 million of secured debt outstanding under our senior secured credit facilities and approximately $207.4 million of additional borrowings available to us under our revolving credit facility.

The notes are structurally subordinated to all indebtedness and other liabilities of our foreign subsidiaries, and to the obligations of our domestic subsidiaries that do not guarantee the notes.

        None of our existing or future foreign subsidiaries will guarantee the notes or otherwise have any obligations to make payments in respect of the notes, which are our direct, senior unsecured obligations. As a result, claims of holders of the notes are structurally subordinated to all indebtedness and other liabilities of our foreign subsidiaries, and to the obligations of any of our domestic subsidiaries that do not guarantee the notes. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our non-guarantor subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary would be structurally subordinated to the claims of creditors of that subsidiary (including any trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders), and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. In addition, if we caused a non-guarantor subsidiary to pay a dividend to enable us to make payments in respect of the notes and such a transfer were deemed a fraudulent transfer or an unlawful distribution, the holders of the notes could be required to return the payment to (or for the benefit of) the creditors of our non-guarantor subsidiaries. As of December 31, 2010, our non-guarantor subsidiaries have approximately $4.0 million of indebtedness outstanding for borrowed money which would have been structurally senior to the notes offered hereby. The non-guarantor subsidiaries represented approximately 1% of our total revenues for the year ended December 31, 2010. In addition, these non-guarantor subsidiaries represented approximately 9% of our total assets as of December 31, 2010. Our non-guarantor subsidiaries may, in the future, incur substantial additional liabilities, including indebtedness. Furthermore, we may, under certain circumstances, designate subsidiaries as unrestricted subsidiaries, and any domestic subsidiary that is designated as unrestricted will not guarantee the notes.

Our ability to meet our obligations under our indebtedness depends in part on our earnings and cash flows and those of our subsidiaries and on our ability and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

        We conduct a portion of our operations through our subsidiaries, certain of which have not guaranteed the notes. Consequently, our ability to service our debt depends, in part, upon the earnings from the businesses conducted by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to us, whether by dividends, loans, advances or other payments. The ability of our subsidiaries to pay dividends and make other payments to us depends on their earnings, capital requirements and general financial conditions and is restricted by, among other things, applicable corporate and other laws and regulations as well as, in the future, agreements to which our subsidiaries may be a party.

We may not be able to repurchase the notes upon a change of control.

        Upon a change of control as defined in the indenture governing the notes, we will be required to make an offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, unless we have previously given notice of our intention to exercise our right to redeem the notes or unless such obligation is suspended. We may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control offer or, if then permitted under the indenture governing the notes, to redeem the notes. A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under the indenture governing the notes. The occurrence of a change of control would also constitute an event of default under our senior secured credit facilities and may constitute an event of default under the terms of our future indebtedness, or, if the lenders accelerate the debt under our senior secured credit facilities or other indebtedness, under the indenture governing the notes. The terms of the credit agreement governing our senior secured credit facilities limit, and the terms of our future indebtedness may limit, our right to purchase or redeem the notes. If any purchase or redemption of the notes is prohibited, we may seek to obtain waivers from the required lenders under our senior secured credit facilities or holders of such other indebtedness to permit the required repurchase or redemption of the notes, but the required lenders or holders of such indebtedness have no obligation to grant, and may refuse, such a waiver. The term "change of control" that is contained in the indenture governing the notes is defined under "Description of the Exchange Notes—Change of control."

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

        The definition of "change of control" in the indenture governing the notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, it may be unclear as to whether a change of control has occurred and the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Certain significant restructuring transactions may not constitute a change of control under the indenture governing the notes, in which case we would not be obligated to offer to repurchase the notes.

        Under the indenture governing the notes, upon the occurrence of a change of control, we will be required to make an offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, unless we have previously given notice of our intention to exercise our right to redeem the notes or unless such obligation is suspended. However, the change of control provisions will not afford protection to holders of notes in the event of a highly leveraged transaction that could adversely affect the notes. For example, we could, in the future, enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that would not constitute a change of control under the indenture governing the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings, and the holders would not have the right to require us to repurchase the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants, financial tests and ratios required by our senior secured credit facilities or any future financing agreements into which we may enter. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our senior secured credit facilities or any future financing arrangements, or if we otherwise fail to comply with any of the covenants in such indebtedness and such failure is not waived by the required holders of such indebtedness, we would be in a default under those agreements. A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our ability to repay our senior secured credit facilities and our obligations under the notes. Furthermore, if our operating performance declines, we may in the future need to seek waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and attempt to seek waivers, we may not be able to obtain waivers from the required lenders thereunder. If this occurs, we would be in default under our senior secured credit facilities and the lenders could exercise their rights described above, and we could be forced into bankruptcy or liquidation. See "Description of other indebtedness."

An active trading market for the notes may not develop, and the absence of an active trading market and other factors may adversely impact the price of the notes.

        There is currently no public market, and we cannot assure you that an active trading market will develop for the notes. An active or liquid trading market for the notes may not develop. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be adversely affected. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. In addition, a downgrade of our credit ratings by any credit rating agencies could impact the price at which the notes trade. Our credit ratings have been and continue to be subject to regular review.

        We have no plans to list the notes on a securities exchange.

        The liquidity of, and trading market for, the notes may also be adversely affected by, among other things:

  •
  changes in the overall market for securities similar to the notes;

  •
  changes in our financial performance or prospects;

  •
  the prospects for companies in our industry generally;

  •
  the number of holders of the notes;

  •
  the interest of securities dealers in making a market for the notes; and

  •
  prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial fluctuations in the price of securities that are similar to the notes. Therefore, even if a trading market for the notes develops, it may be subject to disruptions and price volatility.

An adverse rating or withdrawal of any rating of the notes may cause their trading price to fall, may increase our future borrowing costs and may reduce our access to capital.

        If a rating agency rates the notes, it may assign a rating that is lower than expected. Ratings agencies also may lower or withdraw ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw their ratings in the future, the trading price of the notes could significantly decline. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. Furthermore, any future lowering or withdrawal of the ratings assigned to the notes likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

Fraudulent conveyance laws may permit courts to void the guarantors' guarantees of the notes in specific circumstances, which would interfere with the payment under the guarantors' guarantees.

        Federal and state statutes may allow courts, under specific circumstances described below, to void the guarantors' guarantees, of the notes. If such a voidance occurs, our noteholders might be required to return payments received from our guarantors in the event of bankruptcy or other financial difficulty of our guarantors. In a recent Florida bankruptcy case, subsidiary guarantees containing "savings clauses," a provision commonly used in loan documents to limit the amount of liability of, and liens granted by, the guarantor to be the largest amount that would leave the guarantor solvent, were found to be fraudulent conveyances and thus unenforceable and the court stated that this kind of limitation is ineffective. We do not know if that case will be followed; however, if it is followed, the risk that the subsidiary guarantees will be found to be fraudulent conveyances will be significantly increased. Under United States federal bankruptcy law and comparable provisions of state fraudulent conveyance laws, a guarantee could be set aside if, among other things, a subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

  •
  incurred the guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring the guarantee, and

  •
  was insolvent or was rendered insolvent by reason of the incurrence;

  •
  was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts mature.

        The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt, either:

  •
  the sum of the debtor's debts and liabilities, including contingent liabilities, was greater than the debtor's assets at fair valuation;

  •
  the present fair saleable value of the debtor's assets was less than the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they became absolute and matured; or

  •
  it could not pay its debts as they became due.

        If a court voids any guarantee or holds it unenforceable, you will cease to be a creditor of that guarantor and will be a creditor solely of the Company and any remaining guarantors.

Risks related to our business and industry

Federal, state and local budgetary shortfalls or changes in reimbursement policies could adversely affect our revenues and profitability and collectability of receivables.

        We derive a substantial amount of our revenues from federal, state and local government agencies, including state Medicaid programs and employment training programs. Our revenues therefore depend to a large degree on the size of the governmental appropriations for the services we provide. Budgetary pressures, as well as economic, industry, political and other factors, could influence governments to significantly decrease or eliminate appropriations for these services, which could reduce our revenues materially. The majority of states have forecasted budget shortfalls as a result of the recessionary environment. Many state governments also continue to experience shortfalls in their Medicaid budgets despite cost containment efforts. The recent health reform legislation places further demands on Medicaid budgets by mandating that states expand Medicaid eligibility. Future federal or state initiatives could institute managed care programs for individuals we serve, eliminate programs or otherwise make material changes to the Medicaid program as it now exists. Future revenues may be affected by changes in rate-setting structures, methodologies or interpretations that may be proposed or are under consideration in states where we operate.

        Our ability to collect accounts receivable is also subject to developments at state payor agencies, state budget pressures, economic conditions and other factors outside our control that may cause us to record higher provisions for allowances for doubtful accounts or incur bad debt write-offs, both of which could have a material adverse effect on our business, financial position, results of operations and liquidity. Changes in reimbursement procedures by the states, including engaging new agents to manage the reimbursement function, may delay reimbursement payments and create backlogs. Paying aged receivables may be a lower priority for states experiencing budgetary pressures despite our meeting applicable billing requirements. This may increase the need to pursue more aggressive collection activities, including litigation, against government agencies and other payors. Events that delay or prevent our collection of accounts receivable could have a material adverse effect on our financial condition.

        Furthermore, federal, state and local government agencies generally condition their contracts with us upon a sufficient budgetary appropriation. If a government agency does not receive an appropriation sufficient to cover its contractual obligations with us, it may terminate a contract or defer or reduce our reimbursement. Previously appropriated funds could also be reduced or eliminated through subsequent legislation. The loss or reduction of reimbursement under our contracts could have a material adverse effect on our business, financial condition and operating results.

Our revenues and operating profitability depend on our reimbursement rates and timely payment.

        Our revenues and operating profitability depend on our ability to maintain our existing reimbursement levels, to obtain periodic increases in reimbursement rates to meet higher costs and demand for more services, and to receive timely payment. If we do not receive or cannot negotiate increases in reimbursement rates at approximately the same time as our costs of providing services increase, or if states are not timely in their payments to us, our revenues and profitability could be materially adversely affected.

Our inability to maintain and renew our existing contracts and to obtain additional contracts would adversely affect our revenues.

        Each of our operating segments derives a substantial amount of revenue from contracts with government agencies. They also have contracts with non-governmental entities. Our contracts are generally in effect for a specific term, and our ability to renew or retain them depends on our operating performance and reputation, as well as other factors over which we have less or no control. We have had in the past contracts that were terminated or not renewed. We may not be successful in obtaining, renewing or retaining contracts to operate Job Corps or Employment Training centers. Our Job Corps contracts are re-bid, regardless of operating performance, at least every five years and our Employment Training Services contracts are typically re-bid every 3-60 months. Government contracts of the operations we acquire may be subject to termination upon such an event, and our ability to retain them may be affected by the performance of prior operators. Changes in the market for services and contracts, including increasing competition, transition costs or costs to implement awarded contracts, could adversely affect the timing and/or viability of future development activities. Additionally, many of our contracts are subject to state or federal government procurement rules and procedures. Changes in procurement policies that may be adopted by one or more of these agencies could also adversely affect our ability to obtain and retain these contracts. These contracts may not be renewed.

Our operations may subject us to substantial litigation.

        Our management of residential, training, educational and support programs for our clients has exposed and will continue to expose us to potential claims or litigation by our clients, employees or other individuals for wrongful death, personal injury or other damages resulting from contact with our facilities, programs, personnel or other clients. Regulatory agencies have initiated and may in the future initiate administrative proceedings alleging violations of statutes and regulations arising from our programs and facilities and have imposed monetary penalties or other sanctions on us. We have been and in the future may be required to pay amounts of money to respond to regulatory investigations or, if we do not prevail, in damages or penalties arising from these legal proceedings. We also are subject to potential lawsuits under the False Claims Act or other federal and state whistleblower statutes designed to combat fraud and abuse in the human services industry. These lawsuits can involve significant monetary awards to private plaintiffs who successfully bring these suits as well as to the government. We are also subject to potential actions and substantial penalties under the False Claims Act brought by the Department of Justice. Finally, we are also subject to employee-related claims including wrongful discharge or discrimination, a violation of equal employment law, the Fair Labor Standards Act or state wage and hour laws, intentional tort claims and workers compensation claims. Some awards of damages or penalties may not be covered by any insurance. If our third-party insurance coverage and self-insurance reserves are not adequate to cover these claims, it could have a material adverse effect on our business, results of operations, financial condition, and ability to satisfy our obligations under our indebtedness. Even if we are successful in our defense, civil lawsuits or regulatory proceedings could also irreparably damage our reputation and have a material adverse effect on us in the future.

A recent unfavorable jury verdict could have a material adverse effect on our financial results.

        A jury returned a verdict of approximately $53.9 million in damages against us in November 2009, consisting of approximately $4.7 million in compensatory damages and $49.2 million in punitive damages, which was subsequently reduced by the trial court judge to $15.5 million, consisting of approximately $10.8 million in punitive damages and $4.7 million in compensatory damages. We, as well as the plaintiffs, are appealing. On December 15, 2010, the trial court increased the amount of the supersedeas bond from $27.2 million to $72.2 million, an amount which represented the original judgment plus interest. We appealed the bond increase, and on March 31, 2011, the Court of Appeals ruled in our favor and set the amount of the supersedeas bond at $27.2 million. We will continue to defend this matter vigorously. Although we have made provisions in our consolidated financial statements for this self-insured matter, the amount of our legal reserve is less than the amount of the damages awarded by the trial court, including accrued interest. If our appeal to obtain a new trial or to reduce the amount of the damages is unsuccessful, it would reduce our capital resources available to fund acquisitions and other operations, which could have a material adverse effect on our financial condition, results of operations and cash flows.

We face substantial competition in attracting and retaining experienced personnel, and we may be unable to grow our business if we cannot attract and retain qualified employees.

        Our success depends to a significant degree on our ability to attract and retain highly qualified and experienced social service professionals who possess the skills and experience necessary to deliver high quality services to our clients. These employees are in great demand and are likely to remain a limited resource for the foreseeable future. Contractual requirements and client needs determine the number, education and experience levels of social service professionals we hire. Our ability to attract and retain employees with the requisite experience and skills depends on several factors including, but not limited to, our ability to offer competitive wages, benefits and professional growth opportunities. The inability to attract and retain experienced personnel could have a material adverse effect on our business.

We may not realize the anticipated benefit of any future acquisitions and we may experience difficulties in integrating these acquisitions.

        As part of our growth strategy, we intend to make selective acquisitions. Additionally, we also assess opportunities to maximize shareholder value and seek diversification through investments with other business partners. We may need additional funds to continue to take advantage of acquisition opportunities, and financing may not be available on acceptable terms or at all. Growing our business through acquisitions involves risks because with any acquisition there is the possibility that:

  •
  we may be unable to maintain and renew the contracts of the acquired business;

  •
  unforeseen difficulties may arise when integrating the acquired operations, including information systems and accounting controls;

  •
  operating efficiencies, synergies, economies of scale and cost reductions may not be achieved as expected;

  •
  the business we acquire may not continue to generate income at the same historical levels on which we based our acquisition decision;

  •
  management may be distracted from overseeing existing operations by the need to integrate the acquired business;

  •
  we may acquire or assume unexpected liabilities or there may be other unanticipated costs;

  •
  we may fail to retain and assimilate key employees of the acquired business;

  •
  we may finance the acquisition by additional debt and may become highly leveraged; and

  •
  the culture of the acquired business may not match well with our culture.

        As a result of these risks, our future acquisitions may not be successful, which may have a material adverse effect on our business, financial condition and results of operations.

Our insurance coverage and self-insurance reserves may not cover future claims.

        Workers' compensation, employee health, general/professional and auto liability insurance claims and premiums represent significant costs to us. Because we self-insure for a portion of these risks, our insurance expense is dependent on claims experience, our ability to control our claims experience, and in the case of workers' compensation and employee health, rising healthcare costs in general. Unanticipated additional insurance costs could adversely impact our results of operations and cash flows.

        As well, changes in the market for insurance may affect our ability to obtain insurance coverage at reasonable rates. Changes in our annual insurance costs and self-insured retention limits and excess coverage availability depend in large part on the insurance market. We utilize historical data to estimate our reserves for our insurance programs. Beginning on July 1, 2005, we have excess general and professional liability insurance coverages. Prior to July 1, 2005, we were fully self-insured for general and professional liability claims. If losses on asserted claims exceed the current insurance coverage and accrued reserves, our business, results of operations, financial condition and ability to meet obligations under our indebtedness could be adversely affected.

Our industry is subject to substantial government regulation and if we fail to comply with those regulations, we could suffer penalties or be required to make significant changes to our operations.

        The human services industry, including our Company, is required to comply with extensive and complex laws and regulations at each foreign country level and domestically at the federal, state and local government levels relating to, among other things:

  •
  licensure and certification;

  •
  adequacy and quality of health care services and employment services;

  •
  qualifications of health care and support personnel;

  •
  confidentiality, maintenance and security issues associated with medical or other personal records and claims processing;

  •
  relationships with referral sources;

  •
  operating policies and procedures;

  •
  addition of facilities and services; and

  •
  billing for services.

        Many of these laws and regulations are expansive, and we do not always have the benefit of significant regulatory or judicial interpretation of them. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require us to make changes in our facilities, equipment, personnel, services, capital expenditure programs and operating expenses.

        If we fail to comply with applicable laws and regulations, we could be subject to various sanctions, including criminal penalties, civil penalties (including the loss of our licenses or contracts to operate one or more of our homes or facilities) and exclusion of one or more of our homes or facilities from participation in the Medicare, Medicaid and other federal and state health care programs. Similar risks would apply in each foreign country where we do business. We have had in the past some of our licenses suspended or terminated and/or one or more of our facilities excluded. If allegations of noncompliance were to arise in the future in respect of a significant subsidiary or in respect of ResCare that might jeopardize its participation in Medicare or Medicaid, an adverse outcome could have a material adverse effect on our business, results of operations or liquidity.

        Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of health care companies. These investigations relate to a wide variety of topics, including:

  •
  billing practices;

  •
  quality of care;

  •
  financial relationships with referral sources; and

  •
  medical necessity of services provided.

        Like other participants in the human services industry, we receive requests and demands for information from government agencies in connection with the regulatory or investigational authority. Such requests can include subpoenas, civil investigative demands, demand letters or search warrants for documents to assist the government in audits or investigations. In addition, under the False Claims Act, private parties have the right to bring "qui tam" whistleblower lawsuits against companies that submit false claims for payments to the government. A number of states and cities have adopted similar whistleblower and false claims provisions.

We are required to comply with laws governing the transmission, privacy and security of health information.

        The Health Insurance Portability and Accountability Act of 1996 (HIPAA) and Health Information Technology and Clinical Health Act of 2009 (HITECH) require us to comply with standards for privacy and security of health information, including the exchange of health information within our Company and with third parties, such as payors, business associates and patients. HIPAA and HITECH also require us to comply with standards for transmission of health information in common health care transactions. HIPAA and HITECH requirements include standards for:

  •
  claims information, plan eligibility, payment information and the use of electronic signatures;

  •
  unique identifiers for providers, employers, health plans and individuals;

  •
  protecting the privacy of health information;

  •
  maintaining the security of health information; and

  •
  HIPAA enforcement.

        If we fail to comply with these standards, we could be subject to criminal penalties and civil sanctions, including the significantly expanded penalties enacted under HITECH.

We are required to comply with laws governing Medicaid services.

        The Deficit Reduction Act of 2005 (DRA) requires our operations to comply with Medicaid billing requirements. The DRA also mandated changes to our compliance program. While we believe that our operations are in compliance, the added scrutiny resulting from the DRA could have a material adverse effect on our operations and financial results.

        We are subject to the Payment Error Rate Measurement (PERM) program implemented to measure improper payments in the Medicaid program and the Children's Health Insurance Program (CHIP). If PERM audits require us to repay a material amount to states as a result of payment errors, it could have a material adverse effect on our business, financial condition or results of operations.

Increases in regulatory oversight can result in higher operating costs.

        Although we believe we are operating in material compliance with established laws and regulations, state regulatory agencies often have broad powers to mandate the types and levels of services we provide to individuals without providing appropriate funding. Future increased regulatory oversight could result in higher operating costs, including labor, consulting and maintenance expenditures, and historical losses.

Media coverage critical of us or our industry may harm our results.

        Media coverage of the industry, including operators of facilities and programs for individuals with intellectual and other developmental disabilities, has, from time to time, included reports critical of the current trend toward privatization and of the operation of certain of these facilities and programs. Adverse media coverage about providers of these services in general, and us in particular, could lead to increased regulatory scrutiny in some areas, and could have a material adverse effect on our revenues and profitability by, among other things, adversely affecting our ability to obtain or retain contracts, discouraging government agencies from privatizing facilities and programs, increasing regulation and resulting compliance costs, or discouraging clients from using our services.

Our facility and program expenses fluctuate.

        Our facility and program expenses may also fluctuate from period to period, due in large part to changes in labor costs, insurance and energy costs. Labor costs are affected by a number of factors, including the availability of qualified personnel, effective management of our programs, changes in service models, state budgetary pressures, severity of weather and other natural disasters. Our annual insurance costs and self-insured retention limits can rise due to developments in the insurance market or our claims history. Significant fluctuations in our facility and program expenses may have a material adverse effect on our business, results of operations and financial condition.

Our quarterly operating results may fluctuate significantly.

        Our revenues and net income may fluctuate from quarter to quarter, in part because annual Medicaid rate adjustments may be announced by the various states at different times of the year and are usually retroactive to the beginning of the particular state's fiscal reporting period. Generally, future adjustments in reimbursement rates in most states will consist primarily of cost-of-living adjustments, adjustments based upon reported historical costs of operations, or other negotiated changes in rates. However, many states in which we operate are experiencing budgetary pressures and certain of these states, from time to time, have initiated service reductions, or rate freezes and/or rate reductions. Some reimbursement rate increases must be paid to our direct care staff in the form of wage pass-throughs. Additionally, some states have, from time to time, revised their rate-setting methodologies, which has resulted in rate decreases as well as rate increases.

If downsizing, privatization and consolidation in our industry do not continue, our business may not continue to grow.

        The maintenance and expansion of our operations depend on the continuation of trends toward downsizing, privatization and consolidation, and our ability to tailor our services to meet the specific needs of the populations we serve. Our success in a changing operational environment is subject to a variety of political, economic, social and legal pressures, virtually all of which are beyond our control. Such pressures include a desire of governmental agencies to reduce costs and increase levels of services; federal, state and local budgetary constraints or shortfalls; political pressure from unions opposed to privatization or for-profit service providers; and actions brought by advocacy groups and the courts to change existing service delivery systems. Material changes resulting from these trends and pressures could adversely affect the demand for and reimbursement of our services and our operating flexibility, and ultimately our revenues and profitability.

If we fail to establish and maintain appropriate relationships with officials of government agencies, we may not be able to successfully procure or retain government-sponsored contracts which could negatively impact our revenues.

        To facilitate our ability to procure or retain government-sponsored contracts, we rely in part on establishing and maintaining appropriate relationships with officials of various government agencies. These relationships enable us to maintain and renew existing contracts and obtain new contracts and referrals. These relationships also enable us to provide informal input and advice to the government agencies prior to the development of a "request for proposal" or program for privatization of social services and enhance our chances of procuring contracts with these payors. The effectiveness of our relationships may be reduced or eliminated with changes in the personnel holding various government offices or staff positions. We also may lose key personnel who have these relationships. Any failure to establish, maintain or manage relationships with government and agency personnel may hinder our ability to procure or retain government-sponsored contracts.

Events that harm our reputation with governmental agencies and advocacy groups could reduce our revenues and operating results.

        Our success in obtaining new contracts and renewals of our existing contracts depends upon maintaining our reputation as a quality service provider among governmental authorities, advocacy groups for individuals with developmental disabilities and their families, and the public. We also rely on government entities to refer clients to our facilities and programs. Negative publicity, changes in public perception, the actions of clients under our care or investigations with respect to our industry, operations or policies could increase government scrutiny, increase compliance costs, hinder our ability to obtain or retain contracts, reduce referrals, discourage privatization of facilities and programs, and discourage clients from using our services. Any of these events could have a material adverse effect on our business, results of operations, financial condition or ability to satisfy our obligations under our indebtedness.

A loss of our status as a licensed service provider in any jurisdiction could result in the termination of existing services and our inability to market our services in that jurisdiction.

        We operate in numerous jurisdictions and are required to maintain licenses and certifications in order to conduct our operations in each of them. Each state and county has its own regulations, which can be complicated, and each of our service lines can be regulated differently within a particular jurisdiction. As a result, maintaining the necessary licenses and certifications to conduct our operations can be cumbersome. Our licenses and certifications could be suspended, revoked or terminated for a number of reasons, including: the failure by some of our facilities or employees to properly care for clients; the failure to submit proper documentation to the government agency, including documentation supporting reimbursements for costs; the failure by our programs to abide by the applicable regulations relating to the provisions of human services; or the failure of our facilities to abide by the applicable building, health and safety codes and ordinances. We have had some of our licenses or certifications suspended or terminated in the past. If we lose our status as a licensed provider of human services in any jurisdiction or any other required certification, we would be unable to market our services in that jurisdiction, and the contracts under which we provide services in that jurisdiction could be subject to termination. Moreover, such an event could constitute a violation of provisions of contracts in other jurisdictions, resulting in other contract terminations. Any of these events could have a material adverse effect on our business, results of operations, financial condition or ability to satisfy our obligations under our indebtedness.

Expenses incurred and fees earned under government contracts are subject to scrutiny.

        We derive substantially all of our revenues from federal, state and local government agencies. As a result of our participation in these government funded programs, we are often subject to governmental reviews, audits and investigations to verify our compliance with applicable laws and regulations. As a result of these reviews, audits and investigations, these government payors may be entitled to, in their discretion:

  •
  terminate or modify our existing contracts;

  •
  suspend or prevent us from receiving new contracts or extending existing contracts because of violations or suspected violations of procurement laws or regulations;

  •
  impose fines, penalties or other sanctions on us;

  •
  reduce the amount we are paid under our existing contracts;

  •
  require us to refund amounts we have previously been paid; and/or

  •
  subject us to exclusion from participation in Medicaid and other federal and state health care programs.

        In some states, we operate on cost reimbursement contracts in which revenues are recognized at the time costs are incurred and services are rendered. These contracts provide reimbursement for direct facility and program costs related to operations, allowable indirect costs for general and administrative costs, plus a predetermined management fee, normally a combination of fixed and performance-based. In these states, payors audit our historical costs on a regular basis, and if it is determined that we do not have enough costs to justify our rates, our rates may be reduced, or we may be required to retroactively return fees paid to us. We cannot be assured that our rates will be maintained, or that we will be able to keep all payments made to us until an audit of the relevant period is complete.

        Under certain employment training contracts, we are required to maintain certain performance measures and if those measures are not met, we may be subject to financial penalties. Further, certain employment training contracts require us to administer payments for childcare and transportation on behalf of our participants, for which we are reimbursed by the customer. These costs are subject to governmental reviews and audits to verify our compliance with the contracts.

Our revenue growth has been related to increases in the number of individuals served in each of our operating segments.

        Our historical growth in revenues has been directly related to increases in the number of individuals served in each of our operating segments. This growth has depended largely upon development-driven activities, including the acquisitions of other businesses or facilities, the acquisition of management contract rights to operate facilities, the awarding of contracts to open new facilities, start new operations or to assume management of facilities previously operated by governmental agencies or other organizations, and the extension or renewal of contracts previously awarded to us. Our future revenues will depend primarily upon our ability to maintain, expand and renew existing service contracts and leases, and to a lesser extent upon our ability to obtain additional contracts to provide services to the special needs populations we serve, through awards in response to requests for proposals for new programs, in connection with facilities being privatized by governmental agencies, or by selected acquisitions.

We depend upon the continued services of certain members of our senior management team, without whom our business operations would be significantly disrupted.

        Our success depends, in part, on the continued contributions of our executive officers and other key employees. Our management team has significant industry experience and would be difficult to replace. If we lose or suffer an extended interruption in the service of one or more of our senior officers, it could have a material adverse effect on our financial condition and operating results. Moreover, the market for qualified individuals is highly competitive and we may not be able to attract and retain qualified personnel to replace or succeed members of our senior management or other key employees, should the need arise.

Much of our revenue is derived from state and local government and government procedures which can be complex.

        Government reimbursement, group home credentialing and client Medicaid and Medicare eligibility and service authorization procedures are often complicated and burdensome, and delays can result from, among other reasons, difficulties in timely securing documentation and coordinating necessary eligibility paperwork between agencies. These reimbursement and procedural issues occasionally cause us to have to resubmit claims several times before payment is remitted and are primarily responsible for our aged receivables. Changes in the manner in which state agencies interpret program policies and procedures, and review and audit billings and costs could have a material adverse effect on our business, results of operations, financial condition and our ability to meet obligations under our indebtedness.

If we cannot maintain effective controls and procedures that govern our billing and collections processes, such as maintenance of required documentation to support the services rendered, then our business, results of operations, financial condition and ability to satisfy our obligations under our indebtedness could be adversely affected.

        The collection of accounts receivable is a significant management challenge and requires continual focus. The limitations of some state information systems and procedures, such as the ability to obtain timely documentation or disperse funds electronically, may limit the benefits we derive from our automated billing and collection system. We must maintain effective controls and procedures for managing our billing and collection activities which includes having required documentation as necessary if we are to collect our accounts receivable on a timely basis. An inability to do so could have a material adverse effect on our business, results of operations, financial condition and ability to satisfy our obligations under our indebtedness.

        Our ability to collect accounts receivable is also subject to developments at state payor agencies and other factors outside our control. Changes in reimbursement procedures by the states, including engaging new agents to manage the reimbursement function, may delay reimbursement payments and create backlogs. Paying aged receivables may have a lower priority for states experiencing budgetary pressures despite our meeting applicable billing requirements. Events that delay or prevent our collection of accounts receivable could have a material adverse effect on our results of operations and financial condition and ability to satisfy our obligations under our indebtedness.

We operate in a highly competitive industry, which can adversely affect our results.

        We compete with other for-profit companies, not-for-profit entities, and governmental agencies for contracts. Competitive factors may favor other providers, thereby reducing our success in obtaining contracts, which in turn would hinder our growth. Non-profit providers may be affiliated with advocacy groups, health organizations, or religious organizations that have substantial influence with legislators and government agencies. States may give preferences to non-profit organizations in awarding contracts. Non-profit providers also may have access to government subsidies, foundation grants, tax deductible contributions and other financial resources not available to us. Governmental agencies and non-profit providers may be subject to limits on liability that do not apply to us.

        In some markets, smaller local companies may have a better understanding of local conditions and may have more political and public influence than we do. The competitive advantages enjoyed by other providers may decrease our ability to procure contracts and limit our revenues. Increased competition may also result in pricing pressures, loss of or failure to gain market share or loss of clients or payors, any of which could harm our business.

The interests of our controlling stockholders may conflict with your interests.

        The Onex Investors own 98% of the outstanding common stock of New Holdco. Accordingly, the Onex Investors can exercise a controlling influence over our business and affairs and have the power to determine all matters submitted to a vote of our stockholders, including the election of directors and approval of significant corporate transactions such as amendments to our certificate of incorporation, mergers and the sale of all or substantially all of our assets. The Onex Investors could cause corporate actions to be taken that conflict with the interests of our other stockholders or the holders of the notes offered hereby. Onex Corporation controls the voting of the Onex Investors. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation.

        Additionally, the Onex Investors are in the business of making investments in companies and may from time to time in the future acquire controlling interests in businesses that complement or directly or indirectly compete with certain portions of our business. As a result, those acquisition opportunities may not be available to us.

We are subject to a number of risks due to our growth in international operations.

        Our international operations and acquisitions are subject to a number of risks. These risks include not only compliance with U.S. laws when operating in foreign jurisdictions, but also potential conflict between U.S. laws and the laws of foreign countries where we may do business, including, among others, data privacy, laws regarding licensing and labor council requirements. Foreign laws may impose new or different requirements, which may have a material adverse effect on our operations. In addition, we may experience difficulty integrating the management and operations of businesses we acquire internationally, and we may have difficulty attracting, retaining and motivating highly skilled and qualified personnel to staff key managerial positions in our ongoing international operations. Further, our international operations are subject to a number of risks related to general economic and political conditions in foreign countries where we operate, including, among others, fluctuations in foreign currency exchange rates, cultural differences, political instability, employee work stoppages or strikes and additional expenses and risks inherent in conducting operations in geographically distant locations. If we are unable to manage these risks, it could have a material adverse effect on our business, financial condition and operating results.

Labor changes could reduce our margins and profitability and adversely affect the quality of our care.

        Our cost structure and ultimate operating profitability are directly related to our labor costs. Labor costs may be adversely affected by a variety of factors, including limited availability of qualified personnel in each geographic area, local competitive forces, the ineffective utilization of our labor force, changes in minimum wages or other direct personnel costs, strikes or work stoppages by employees represented by labor unions, and changes in client services models, such as the trends toward supported living and managed care. We may not be able to negotiate labor agreements on satisfactory terms with our existing or any future labor unions. If any of the employees covered by collective bargaining agreements were to engage in a strike, work stoppage or other slowdown, we could experience a disruption of our operations and/or higher ongoing labor costs, which could have a material adverse effect on our business, financial condition and results of operations.

If the Employee Free Choice Act is adopted, it would be easier for unions to win representation, which could increase our labor costs.

        As of December 31, 2010, only 10% of our employees were represented by a labor union. The proposed Employee Free Choice Act of 2007: H.R. 800 (EFCA) would amend the National Labor Relations Act by making it easier for workers to obtain union representation and increasing the penalties employers may incur if they engage in labor practices in violation of the National Labor Relations Act. If passed, the EFCA, or a variation of the bill, could increase future unionization activities, which may increase our labor and other costs.

The federal health care reform legislation could adversely affect our financial condition or results of operations.

        In March 2010, the U.S. Congress passed and the President signed into law the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, which represent significant changes to the current U.S. health care system. The legislation contains a large number of health-related provisions to take effect over several years, including imposing new requirements on employer-sponsored health plans which may increase the cost of providing such benefits, modifying certain payment systems, reducing Medicare reimbursement rates for home health care services we provide to our clients and a number of other provisions that could reasonably be expected to impact our business.

        Many of the provisions of the legislation do not take effect for an extended period of time. Further revisions to this legislation could result from its implementation. We are unable to predict at this time all of the ramifications the enacted laws, or subsequent changes, may have on our business. This legislation could have a material adverse effect on our financial condition or results of operations.

If the fair values of our reporting units decline, we may have to record an additional material non-cash charge to earnings from impairment of our goodwill.

        As of December 31, 2010, we had $234.9 million of goodwill. On a quarterly basis, we look for indicators of impairment that could cause a reporting unit's fair value to be lower than its carrying value. The current economic and reimbursement environments and the ongoing uncertainty continue to pose challenges for our company. As discussed elsewhere in this memorandum, our revenues and profitability are being impacted by the following:

  •
  In the short term, the recent parliamentary election in the United Kingdom is expected to have a negative impact on our current and planned workforce contracts in that country. The newly elected government has announced its intention to replace the current welfare-to-work program with a different system by July 2011, which will require all service providers to re-bid on this business prior to that time.

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  State budgetary pressures are influencing governments to decrease or eliminate services in our Community Services Group, primarily in our Medicaid home-care business.

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  Some school districts have reduced or eliminated certain of our educational support services programs.

        In the fourth quarter of 2009, we recorded an impairment charge of $70.1 million for goodwill due primarily to declining profitability in certain reporting units as a result of deteriorating market conditions. In the third quarter of 2010, we recorded an additional estimated impairment charge of $65.6 million due to lower revenue and operating profitability expectations in certain reporting units. Step Two of the goodwill impairment test was completed in the fourth quarter of 2010. Step Two required that we determine the implied fair value of the reporting units' goodwill by allocating the reporting units' fair value determined in Step One to the fair value of the reporting units' net assets, including unrecognized intangible assets. The goodwill calculated in Step Two is then compared to the recorded goodwill, with an impairment charge recorded in the amount that the book value of goodwill exceeds the implied fair value of goodwill calculated in this step. As such, we recorded an additional impairment charge of $197.6 million related to goodwill in the fourth quarter of 2010.

Use of Proceeds

        We will not receive any proceeds from the exchange offer. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes and the surrender of the outstanding notes will not result in any change in our capitalization.

 Capitalization

        The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2010. You should read this table in conjunction with the information contained in "Use of Proceeds", "Selected Historical Consolidated Financial Data and Ratio of Earnings to Fixed Charges" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes included in this prospectus.

As of December 31, 2010
(In thousands)
Cash and equivalents	$27,552

Debt:
10.75% senior notes due 2019	$200,000
Senior secured term loan due 2016, net of discount of $3.4 million	166,615
7.75% senior notes paid January 2011	30,535
Obligations under capital leases	523
Notes payable and other	8,929

Total debt	$406,602
Total shareholders' equity	$242,413

Total capitalization	$649,015

 Selected Historical Consolidated Financial Data and Ratio of Earnings to Fixed Charges

        The selected consolidated financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes.

	SUCCESSOR	PREDECESSOR
					Year Ended December 31
	Nov-16, 2010 - Dec-31, 2010	Jan-1, 2010 - Nov-15, 2010
					2009	2008	2007	2006
	(Dollars In thousands)
Income Statement Data:
Revenues(1)	$196,886		$1,385,575		$1,579,155	$1,543,583	$1,433,298	$1,302,118
Operating income(1)	13,491		(210,573	)(2)	3,142 (3)	76,820 (4)	87,164	83,695
Net income (loss)
Income (loss) from continuing operations, net of tax	6,183		(176,349)		(10,292)	36,899	44,233	42,009
Loss from discontinued operations, net of tax	—		—		—	(339)	(342)	(5,313)

Net income (loss)—including noncontrolling interests	6,183		(176,349)		(10,292)	36,560	43,891	36,696
Net loss—noncontrolling interests	(18)		(172)		(855)	—	—	—

Net income (loss)—Res-Care, Inc.	$6,201		$(176,177)		$(9,437)	$36,560	$43,891	$36,696

Other Financial Data:
Depreciation and amortization	$2,315		$22,448		$26,161	$22,943	$19,789	$17,134
Share-based compensation expense	—		6,201	(7)	4,259	4,846	6,621	2,747
Facility rent(1)(5)	8,399		57,385		61,878	58,686	53,435	47,872
Selected Historical Ratios:
Percentage of total debt to total capitalization	57.7%		—		31.5%	37.1%	35.5%	37.4%
Ratio of earnings to fixed charges(6)	3.2x		(6.6	)x	0.7x	2.2x	2.6x	2.6x
Balance Sheet Data:
Working capital	$60,958	$	N/A		$123,628	$135,562	$109,547	$109,920
Total assets	969,508		N/A		844,940	914,143	834,543	730,413
Long-term debt, including capital leases(8)	367,315		N/A		196,713	256,044	221,288	206,824
Total debt, including capital leases	406,602		N/A		199,757	258,130	224,608	211,362
Shareholders' equity(8)	242,413		N/A		432,725	436,877	406,871	351,638

(1)
Amounts for 2008, 2007 and 2006 have been restated, as appropriate, to exclude the effects of discontinued operations. During 2006, we ceased providing community services in Washington, D.C. and the state of New Mexico. The results of these operations, along with related exit costs, have been classified as discontinued operations for 2008, 2007 and 2006.

(2)
Operating income for the period ended November 15, 2010 includes a charge of $263.2 million ($196.3 million net of tax) for goodwill impairment, $12.2 million ($10.6 million net of tax) of expenses related to the Onex transaction and $1.5 million ($0.9 million net of tax) relating to a legal matter settled during the period.

(3)
Operating income for the year ended December 31, 2009 includes a charge of $6.5 million ($4.0 million net of tax) related to an increase in the Company's legal reserve and a $72.0 million ($47.1 million net of tax) charge for asset impairments.

(4)
Operating income for the year ended December 31, 2008 includes a charge of $20.3 million ($12.4 million net of tax) related to the resolution of four legal matters.

(5)
Facility rent is defined as land and building lease expense less amortization of any deferred gain on applicable lease transactions.

(6)
For the purpose of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness and amortization of capitalized debt issuance costs and an estimate of interest within rental expense.

(7)
Total share-based compensation includes $3.7 million ($2.3 million net of tax) of expense due to the acceleration of vesting related to the purchase of ResCare shares by Onex on November 15, 2010.

(8)
Excludes unamortized discount on the 2013 Notes.

Management's Discussion and Analysis of
Financial Condition and Results of Operations

Overview

        This Management's Discussion and Analysis (MD&A) section is intended to help the reader understand ResCare's financial performance and condition. MD&A is provided as a supplement to, and should be read in conjunction with, our Consolidated Financial Statements and the accompanying notes. All references in this MD&A to "ResCare", "Company", "our company", "we", "us", or "our" mean Res-Care, Inc. and, unless the context otherwise requires, its consolidated subsidiaries. The individual sections of MD&A are:

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  Our Business—a general description of our business and revenue sources.

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  Application of Critical Accounting Policies—a discussion of accounting policies that require critical judgments and estimates.

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  Results of Operations—an analysis of our consolidated results of operations for the periods presented including analysis of our operating segments.

  •
  Financial Condition, Liquidity and Capital Resources—an analysis of cash flows, sources and uses of cash and financial position.

  •
  Contractual Obligations and Commitments—a tabular presentation of our contractual obligations and commitments for future periods.

Our Business

        We receive revenues primarily from the delivery of residential, training, educational and support services to various populations with special needs. As of December 31, 2010, we had three reportable operating segments: (i) Community Services, (ii) Job Corps Training Services and (iii) Employment Training Services. Management's discussion and analysis of each segment is included below. Further information regarding our segments is included in the Notes to Consolidated Financial Statements.

        Revenues for our Community Services operations are derived primarily from state Medicaid programs, other government agencies, commercial insurance companies and from management contracts with private operators, generally not-for-profit providers, who contract with state government agencies and are also reimbursed under the Medicaid program. Our services include social, functional and vocational skills training, supported employment and emotional and psychological counseling for individuals with intellectual or other disabilities. We also provide respite, therapeutic and other services to individuals with special needs and to older people in their homes. These services are provided on an as-needed basis or hourly basis through our periodic in-home services programs that are reimbursed on a unit-of-service basis. Reimbursement varies by state and service type, and may be based on a variety of methods including flat-rate, cost-based reimbursement, per person per diem, or unit-of-service basis. Generally, rates are adjusted annually based upon historical costs experienced by us and by other service providers, or economic conditions and their impact on state budgets. At facilities and programs where we are the provider of record, we are directly reimbursed under state Medicaid programs for services we provide and such revenues are affected by occupancy levels. At most facilities and programs that we operate pursuant to management contracts, the management fee is negotiated with the provider of record. Through ResCare HomeCare, we also provide in-home services to seniors on a private pay basis. We are concentrating growth efforts in the home care private pay business to further diversify our revenue streams.

        We operate vocational training centers under the federal Job Corps program administered by the Department of Labor (DOL) through our Job Corps Training Services operations. Under Job Corps contracts, we are reimbursed for direct facility and program costs related to Job Corps center operations, allowable indirect costs for general and administrative costs, plus a predetermined management fee. The management fee takes the form of a fixed contractual amount plus a computed amount based on certain performance criteria. All of such amounts are reflected as revenue, and all such direct costs are reflected as facility and program costs. Final determination of amounts due under Job Corps contracts is subject to audit and review by the DOL, and renewals and extension of Job Corps contracts are based in part on performance reviews.

        We operate job training and placement programs that assist disadvantaged job seekers in finding employment and improving their career prospects through our Employment Training Services operations. These programs are administered under contracts with local and state governments. We are typically reimbursed for direct facility and program costs related to the job training centers, allowable indirect costs plus a fee for profit. The fee can take the form of a fixed contractual amount (rate or price) or be computed based on certain performance criteria. The contracts are funded by federal agencies, including the DOL and Department of Health and Human Services (DHHS).

Acquisition Transaction

        On November 16, 2010, an affiliate of Onex Partners III LP and Onex Corporation purchased 21,044,765 shares of ResCare common stock in the Stock Tender Offer, increasing the beneficial ownership of the Onex Investors from 24.9% to 87.4% of the issued and outstanding shares of ResCare's common stock on an as-converted basis. This change of control resulted in a new basis of accounting under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations (previously Statement of Financial Accounting Standards No. 141R). This change creates many differences between reporting for ResCare post-acquisition, as successor, and ResCare pre-acquisition, as predecessor. The accompanying consolidated financial statements and the notes to consolidated financial statements reflect separate reporting periods. The separate reporting periods are January 1, 2010 through November 15, 2010 (predecessor) and November 16, 2010 through December 31, 2010 (successor). Periods prior to and including 2009 are related to the predecessor. The total year end 2010 results are the combined successor and predecessor results.

Application of Critical Accounting Policies

        Our discussion and analysis of the financial condition and results of operations are based upon our Consolidated Financial Statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts and related disclosures of commitments and contingencies. We rely on historical experience and on various other assumptions that we believe to be reasonable under the circumstances to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

        We believe the following critical accounting policies involve the more significant judgments and estimates used in the preparation of our Consolidated Financial Statements. Management has discussed the development, selection, and application of our critical accounting policies with our Audit Committee.

Valuation of Accounts Receivable

        Accounts receivable consist primarily of amounts due from Medicaid programs, other government agencies and commercial insurance companies. An estimated allowance for doubtful accounts receivable is recorded to the extent it is probable that a portion or all of a particular account will not be collected. In evaluating the collectibility of accounts receivable, we consider a number of factors, including historical loss rates, age of the accounts, changes in collection patterns, the status of ongoing disputes with third-party payors, general economic conditions and the status of state budgets. Complex rules and regulations regarding billing and timely filing requirements in various states are also a factor in our assessment of the collectibility of accounts receivable. Actual collections of accounts receivable in subsequent periods may require changes in the estimated allowance for doubtful accounts. Changes in these estimates are charged or credited to the results of operations in the period of the change of estimate.

Insurance Losses

        We self-insure a substantial portion of our professional, general and automobile liability, workers' compensation and health benefit risks. These liabilities are necessarily based on estimates and, while we believe that the provision for loss is adequate, the ultimate liability may be more or less than the amounts recorded. Provisions for losses for workers' compensation risks are based upon actuarially determined estimates and include an amount determined from reported claims and an amount based on past experiences for losses incurred but not reported. Estimates of workers' compensation claims reserves have been discounted using a discount rate of 3% at December 31, 2010 and 2009. The liabilities are reviewed quarterly and any adjustments are reflected in earnings in the period known.

Legal Contingencies

        We are party to numerous claims and lawsuits with respect to various matters. The material legal proceedings in which ResCare is currently involved are described in the Legal proceedings on page 63 of this report and Note 15 to the Consolidated Financial Statements. We provide for costs related to contingencies when a loss is probable and the amount is reasonably determinable. We confer with outside counsel in estimating our potential liability for certain legal contingencies. While we believe our provision for legal contingencies is adequate, the outcome of legal proceedings is difficult to predict and we may settle legal claims or be subject to judgments for amounts that exceed our estimates.

Valuation of Long-Lived Assets

        We regularly review the carrying value of long-lived assets with respect to any events or circumstances that indicate a possible inability to recover their carrying amount. Indicators of impairment include, but are not limited to, loss of contracts, significant census declines, reductions in reimbursement levels, significant litigation and impact of economic conditions on service demands and levels. Our evaluation is based on cash flow, profitability and projections that incorporate current or projected operating results, as well as significant events or changes in the reimbursement and regulatory environment. If circumstances suggest the recorded amounts cannot be recovered, the carrying values of such assets are reduced to fair value based upon various techniques to estimate fair value.

Goodwill and Other Indefinite-Lived Intangible Assets

        With respect to businesses we have acquired, we evaluate the costs of purchased businesses in excess of net assets acquired (goodwill) for impairment annually, unless significant changes in circumstances indicate a potential impairment may have occurred sooner. We are required to test goodwill on a reporting unit basis. We use a fair value approach to test goodwill for impairment and recognize an impairment charge for the amount, if any, by which the carrying amount of goodwill exceeds its implied fair value. Fair values are established using a weighted average of comparative market multiples in the current market conditions and discounted cash flows.

        Discounted cash flow computations depend on a number of factors including estimates of future market growth and trends, forecasted revenue and costs, expected periods the assets will be utilized, appropriate discount rates and other variables. We base our fair value estimates on assumptions we believe to be reasonable, but which are unpredictable and inherently uncertain. Actual future results may differ from those estimates. In addition, we make certain judgments about the selection of comparable companies used in determining market multiples in valuing our reporting units, as well as certain assumptions to allocate shared assets and liabilities to calculate values for each of our reporting units.

        At December 31, 2010, we had approximately $234.9 million of goodwill and $227.4 million of other indefinite-lived intangible assets. Goodwill at December 31, 2010, reflects the excess purchase price from the Acquisition as described in Note 2 of the Consolidated Financial Statements plus goodwill recorded from acquisitions completed during successor period ended December 31, 2010. Other indefinite-lived intangible assets include licenses that are essential for ResCare to operate its businesses in various states and other jurisdictions. Goodwill and other indefinite-lived intangible assets are not amortized. As all indefinite-lived intangible assets and goodwill were recorded at fair value as of November 16, 2010, no impairments were recorded during the successor period ended December 31, 2010.

        During the third quarter of 2010 (predecessor period), we updated our current and future year forecasts. The updated revenues and profits in the forecasts were negatively impacted by various contract losses, rate and service cuts by numerous states and other factors attributed to the general economic environment. We concluded that these factors were indicators of possible impairment of goodwill, requiring an interim impairment test during the quarter. We performed the interim test on all five reporting units. As such, the Company recorded an estimated impairment charge during the third quarter of 2010 of $65.6 million. Accordingly, the net carrying values of goodwill in the Community Services, International and Schools reporting units were reduced $46.9 million, $13.8 million and $4.9 million, respectively. Step Two of the goodwill impairment test was completed for these three reporting units in the fourth quarter of 2010. Step Two required that we determine the implied fair value of the reporting units' goodwill by allocating the reporting units' fair value determined in Step One to the fair value of the reporting units' net assets, including unrecognized intangible assets. The goodwill calculated in Step Two is then compared to the recorded goodwill, with an impairment charge recorded in the amount that the book value of goodwill exceeds the implied fair value of goodwill calculated in this step. As such, we recorded an additional impairment charge of $197.6 million related to goodwill in the fourth quarter of 2010, including $199.0 million recorded in the Community Services reporting unit, $0.6 million reduction to the third quarter charge recorded in the Schools reporting unit and $0.9 million reduction to the third quarter charge recorded in the International reporting unit. In total, we recorded $263.2 million in goodwill impairment charges during the predecessor period. See Note 4 of the Consolidated Financial Statements for the details of the impairment charge. A goodwill impairment charge was recorded in December 2009 in the amount of $53.1 million related to the Employment Training Services reporting unit, $8.8 million related to the Schools reporting unit and $8.2 million related to the International reporting unit. No impairment loss was recognized for any of the reporting units as a result of the impairment tests in 2008.

Revenue Recognition

        Overview:    We recognize revenues as they are realizable and earned in accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (SAB 104). SAB 104 requires that revenue can only be recognized when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured.

        Community Services.    Revenues are derived primarily from state Medicaid programs, other government agencies, commercial insurance companies and from management contracts with private operators, generally not-for-profit providers, who contract with state agencies and are also reimbursed under the Medicaid programs. Revenues are recorded at rates established at or before the time services are rendered. Revenue is recognized in the period services are rendered. Depending upon the state's reimbursement policies and practices, management contract fees are computed on the basis of a fixed fee per individual, which may include some form of incentive payment, a percentage of operating expenses (cost-plus contracts), a percentage of revenue or an overall fixed fee paid regardless of occupancy.

        Job Corps Training Services.    Revenues include amounts reimbursable under cost reimbursement contracts with the DOL for operating Job Corps centers for education and training programs. The contracts provide reimbursement for direct facility and program costs related to operations, allowable indirect costs for general and administrative costs, plus a predetermined management fee, normally a combination of fixed and performance-based. Final determination of amounts due under the contracts is subject to audit and review by the applicable government agencies. Revenue is recognized in the period associated costs are incurred and services are rendered.

        Employment Training Services.    Revenues are derived primarily through contracts with local and state governments funded by federal agencies. Revenue is generated from contracts which contain various pricing arrangements, including: (1) cost reimbursable, (2) performance-based, (3) hybrid and (4) fixed price.

        With cost reimbursable contracts, revenue consists of the direct costs associated with functions that are specific to the contract, plus an indirect cost percentage that is applied to the direct costs, plus a profit. Revenue is recognized in the period the associated costs are incurred and services are rendered.

        Under a performance-based contract, revenue is generally recognized as earned based upon the attainment of a unit performance measure times the fixed unit price for that specific performance measure. Typically, there are many different performance measures that are stipulated in the contract that must be tracked to support the billing and revenue recognition. Revenue may be recognized prior to achieving a benchmark as long as reliable measurements of progress-to-date activity can be obtained, indicating that it is probable that the benchmark will be achieved. This requires judgment in determining what is considered to be a reliable measurement.

        Revenues for hybrid contracts are generally recognized based on the specific contract language. The most common type of hybrid contract is "cost-plus," which provide for the reimbursement of direct and indirect costs with profit tied to meeting certain performance measures. Revenues for cost-plus contracts are generally recognized in the period the associated costs are incurred with an estimate made for the performance-based portion, as long as reliable measurements of progress-to-date activity can be obtained, indicating that it is probable that the benchmark will be achieved. This requires judgment in determining what is considered to be a reliable measurement.

        Revenues for fixed price contracts are generally recognized in the period services are rendered. Certain of our long-term fixed price contracts may contain performance-based measures that can increase or decrease our revenue. Revenue is deferred in cases where the fixed price is not determinable as a result of these provisions.

        Laws and regulations governing the government programs and contracts are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates could change by a material amount in the near term. For each operating segment, expenses are subject to examination by agencies administering the contracts and services. We believe that adequate provisions have been made for potential adjustments arising from such examinations. There were no material changes in the application of our revenue recognition policies during 2010.

Results of Operations

				PREDECESSOR
	SUCCESSOR	PREDECESSOR		Year Ended December 31
			Combined Year Ended Dec-31 2010(7)
	Nov-16 - Dec-31 2010	Jan-1 - Nov-15 2010
				2009	2008
	(Dollars in thousands)
Revenues:
Community Services	$149,042	$1,029,549	$1,178,591	$1,152,765	$1,109,275
Job Corps Training Services	15,293	105,106	120,399	145,821	163,944
Employment Training Services	28,403	216,728	245,131	232,732	222,394
Other(1)	4,148	34,192	38,340	47,837	47,970

Consolidated	$196,886	$1,385,575	$1,582,461	$1,579,155	$1,543,583

Operating Income (Loss):
Community Services(2)(4)(5)	$18,262	$(146,550)	$(128,288)	$112,101	$99,633
Job Corps Training Services	1,390	7,593	8,983	10,143	11,782
Employment Training Services(3)	2,892	13,575	16,467	(37,252)	22,692
Other(1)(2)(3)	(2,352)	(20,302)	(22,654)	(22,683)	1,903
Total Operating Expenses(6)	(6,701)	(64,889)	(71,590)	(59,167)	(59,190)

Consolidated	$13,491	$(210,573)	$(197,082)	$3,142	$76,820

Operating Margin:
Community Services(2)(4)(5)	12.3%	(14.2)%	(10.9)%	9.7%	9.0%
Job Corps Training Services	9.1%	7.2%	7.5%	7.0%	7.2%
Employment Training Services(3)	10.2%	6.3%	6.7%	(16.0)%	10.2%
Other(1)(2)(3)	(56.7)%	(59.4)%	(59.1)%	(47.4)%	4.0%
Total Operating Expenses(6)	(3.4)%	(4.7)%	(4.5)%	(3.7)%	(3.8)%
Consolidated	6.9%	(15.2)%	(12.5)%	0.2%	5.0%

(1)
Other is comprised of our international operations and schools.

(2)
Operating income and margin were negatively impacted in the predecessor period for 2010 due to a goodwill impairment charge of $263.2 million, of which $245.9 million related to Community Services and $17.3 million related to Other.

(3)
Operating income and margin were negatively impacted in 2009 due to a goodwill impairment charge of $70.1 million, of which $53.1 million related to Employment Training Services and $17.0 million related to Other.

(4)
Operating income and margin were negatively impacted in 2009 due to a $5.0 million charge related to an increase in the Company's legal reserve.

(5)
Operating income and margin were negatively impacted in 2008 due to a $20.3 million charge related to the resolution of four legal matters.

(6)
Represents corporate general and administrative expenses, as well as other operating (income) and expenses related to the corporate office. Total operating expenses for the predecessor period for 2010 includes $12.2 million of expenses related to the Onex transaction.

(7)
The combined year ended December 31, 2010 sets forth the combined successor and predecessor revenues, operating income (loss), operating expenses and operating margins for comparison purposes.

Consolidated

        Consolidated revenues increased $3.3 million, or 0.2%, in 2010, from 2009. Consolidated revenues increased $35.6 million in 2009, compared to 2008, for an increase of 2.3%. Revenues are more fully described in the segment discussions below.

        Consolidated operating income decreased $200.2 million to an operating loss of $197.1 million in 2010 from operating income of $3.1 million in 2009. Operating margin decreased from 0.2% in 2009 to (12.5%) in 2010. The 2010 operating loss and margin decrease primarily resulted from a $263.2 million goodwill impairment charge and costs of $12.2 million associated with the Onex transaction, partially offset by 2010 acquisitions in the Community Services segment. Consolidated operating income decreased 95.9% in 2009 from 2008. Operating margin decreased from 5.0% in 2008 to 0.2% in 2009. The decreases in 2009 operating income and margin primarily resulted from a $70.1 million goodwill impairment charge, a $5.0 million charge related to an increase in the Company's legal reserve, and an increase in insurance costs of $16.6 million, partially offset by 2009 acquisitions in the Community Services segment and the $20.3 million legal charge recorded in 2008 to resolve four legal matters in the Community Services segment. Operating income is discussed further in the segment sections which follow.

        As a percentage of total revenues, total operating expenses were 4.5% in 2010, 3.7% in 2009 and 3.8% in 2008. Operating expenses increased in 2010 due to the Onex transaction costs and otherwise have remained level as a percentage of total revenue due to cost containment measures in a number of areas.

        Net interest expense increased $3.1 million in 2010, compared to 2009, due primarily to higher interest rates and higher average debt balances. Net interest expense decreased $2.6 million in 2009 compared to 2008 due primarily to lower average debt balances.

        Our effective income tax rates were 22.4%, 22.7% and 36.1% in 2010, 2009 and 2008, respectively. The 2010 and 2009 effective tax rates are lower due to operating losses in our International reporting unit, including impairment charges, for which we received minimal tax benefit. The 2008 effective tax rate benefited from increases in job credits, offset by an increase in valuation allowances associated with foreign operations.

Community Services

        Community Services revenues increased 2.2% in 2010 over 2009 due primarily to acquisition growth. In 2010, our Community Services segment acquired 12 operations with expected annual revenues of $67 million. Operating margin decreased from 9.7% in 2009 to (10.9%) in 2010 due primarily to a $245.9 million goodwill impairment charge, or approximately 20.9% of revenues.

        Community Services revenues increased 3.9% in 2009 over 2008 due primarily to acquisition growth. In 2009, our Community Services segment acquired 16 operations with annual revenues of $50.0 million. Operating margin increased from 9.0% in 2008 to 9.7% in 2009 due primarily to a $15.3 million decrease in legal costs in 2009, which resulted from the $20.3 million legal charge for the resolution of four legal matters in 2008. This decrease was partially offset by additional insurance costs of $14.1 million in 2009, which primarily resulted from unfavorable workers' compensation trends and higher health insurance enrollment.

Job Corps Training Services

        Job Corps Training Services revenues decreased from $163.9 million in 2008 to $145.8 million in 2009 and to $120.4 million in 2010, due to the loss of the Pittsburgh and Treasure Island Job Corps contracts during the second quarter of 2009 and the Phoenix Job Corps center in the first quarter of 2010, which had combined annual revenues of approximately $44.0 million, offset by the start up of the

Pinellas contract in late 2010. Operating margins were 7.5%, 7.0% and 7.2% for 2010, 2009 and 2008, respectively.

Employment Training Services

        Employment Training Services revenues increased $12.4 million in 2010 compared to 2009, due primarily to $37 million in revenue for contracts awarded in 2010 and a $9 million increase in revenue from existing contracts, offset by $34 million in lost contracts. Operating margin increased from (16.0)% in 2009 to 6.7% in 2010 due primarily to a $53.1 million goodwill impairment charge recorded in 2009.

        Employment Training Services revenues increased $10.3 million in 2009 compared to 2008, due primarily to $13.9 million in revenue for contracts awarded at the end of 2008 and $13.9 million in additional funding through the American Recovery and Reimbursement Act (ARRA), offset by $13.2 million in lost contracts, and a $3.6 million revenue reduction from our New York contracts. Operating margin decreased from 10.2% in 2008 to (16.0%) in 2009 due primarily to a $53.1 million goodwill impairment charge recorded in 2009, increased expenses incurred in connection with our contracts in New York and Indiana and additional insurance costs of $2.2 million due to higher health insurance enrollment.

Other

        A portion of our business is dedicated to operating charter schools and international job training and placement agencies. Revenues remained consistent between 2009 and 2008, however revenues decreased 20% in 2010 due to the wind-down of contracts in Europe as well as lost contracts in our alternative education business. Operating margins decreased from (47.4%) in 2009 to (59.1%) in 2010 due primarily to the decrease in revenue. Both reporting periods were significantly impacted due to asset impairment charges of $17.3 million in 2010 and $17.0 million in 2009. Operating margins between 2009 and 2008 decreased from 4.0% to (47.4%) due to the impairment charge noted above.

Financial Condition, Liquidity and Capital Resources

        Total assets increased $124.6 million, or 15%, in 2010 over 2009. This increase was due primarily to an increase in intangible assets of $87 million as a result of purchase accounting from the Acquisition. Cash and cash equivalents were $27.6 million at December 31, 2010, compared to $20.7 million at December 31, 2009. Cash provided by operating activities for 2010 was $85.3 million compared to $104.6 million for 2009 and $46.6 million for 2008. The decrease from 2009 to 2010 was primarily due to decreased accounts receivable collections in 2010. The increase from 2008 to 2009 was primarily related to increased accounts receivable collections in 2009 and $13.5 million of payments related to legal proceedings in 2008.

        Days revenue in net accounts receivable were 49 days at December 31, 2010 and 51 days at December 31, 2009 and 2008. Net accounts receivable at December 31, 2010 was $215.9 million, compared to $211.4 million at December 31, 2009 and $231 million at December 31, 2008. The increase in net accounts receivable from 2009 to 2010 is primarily due to revenue growth and decreased collections compared to 2009. Approximately 1.2%, 4.5% and 4.8% of the total net accounts receivable balance was greater than 540 days at December 31, 2010, December 31, 2009 and December 31, 2008, respectively.

        Our capital requirements relate primarily to our plans to expand through selective acquisitions and the development of new facilities and programs, and our need for sufficient working capital for general corporate purposes. Since most of our facilities and programs are operating at or near capacity, and budgetary pressures and other forces are expected to limit increases in reimbursement rates we receive, our ability to continue to grow at the current rate depends directly on our acquisition and development activity. We have historically satisfied our working capital requirements, capital expenditures and scheduled debt payments from our operating cash flow and borrowing under our revolving credit facility.

        Capital expenditures were $11 million for the year ended December 31, 2010, compared to $16 million for the year ended December 31, 2009. For 2010, we invested $33 million ($29 million in cash and $4 million in seller notes) on acquisitions, all of which were in the Community Services segment. We invested $23 million ($21 million in cash and $2 million in seller notes) on acquisitions in 2009. We invested $58 million ($56 million in cash and $2 million in seller notes) on acquisitions in 2008, of which 13 of the acquisitions were completed within the Community Services segment.

        As described further below, our financing activities for 2010 included a refinancing in which our revolving credit facility was amended, adding a secured term loan. We also redeemed substantially all of the existing senior notes and issued new senior notes. In addition, the preferred membership interests of Purchaser were redeemed in connection with the Acquisition.

        Our financing activities for 2009 included net payments of $59.8 million on the revolver with payments of $0.8 million on our long-term debt. Option exercise activity resulted in $0.4 million in proceeds and $0.4 million in tax expenses.

        Our financing activities for 2008 included net borrowings of $34.5 million on the revolver with payments of $2.5 million on our long-term debt. Option exercise activity resulted in $1.6 million in proceeds and $0.9 million in tax benefits.

        On December 22, 2010, we issued $200 million of 10.75% Senior Notes due January 15, 2019 in a private placement to qualified institutional buyers under the Securities Act of 1933. The 10.75% Senior Notes, which had an issue price of 100% of the principal amount, are unsecured obligations ranking equal to existing and future debt and are subordinate to existing and future secured debt. The effective interest rate for these notes is approximately 10.75%. A portion of the proceeds was used to fund $120 million of our tendered 7.75% Senior Notes due October 2013. The 7.75% Senior Notes were originally issued on October 3, 2005 for $150 million under a private placement arrangement at an issue price of 99.261%. These securities were unsecured obligations. In addition, proceeds from the $200 million issuance of 10.75% Senior Notes were used to purchase outstanding shares of common stock tendered by our shareholders and for general corporate purposes. The 10.75% Senior Notes are jointly, severally, fully and unconditionally guaranteed by our domestic subsidiaries.

        On December 22, 2010, we also replaced our previously existing senior secured revolving credit facility, which originally had been scheduled to mature on July 28, 2013, with a new term loan credit facility and a new revolving credit facility. The aggregate amount available under the new revolving credit facility is $275 million until July 28, 2013, after which the revolving credit facility will be extended until December 22, 2015 for the extending revolving credit lenders. The aggregate amount available under the extended revolving credit facility will be $240 million. In addition, $175 million of additional borrowing capacity will be available for use to increase the revolving credit facility, or to increase other certain senior secured indebtedness, subject to certain limitations and conditions in our other debt agreements. The revolving credit facility will be used primarily for working capital purposes, letters of credit required under our insurance programs and for acquisitions. The new senior secured credit facility contains various financial covenants relating to capital expenditures and rentals, and requires us to maintain specified ratios with respect to interest coverage and leverage. The facility continues to provide for the exclusion of charges incurred in connection with the resolution of the matter described in Note 15 to our Consolidated Financial Statements, as well as any non-cash impairment charges, in the calculation of certain financial covenants. The facility is secured by a lien on all of our assets and, through secured guarantees, on substantially all of our domestic subsidiaries' assets.

        The new term loan credit facility provides for aggregate borrowings of $170.0 million. On December 22, 2010, we issued a $170.0 million senior secured term loan (the Term Loan) due December 22, 2016. The Term Loan was used primarily to redeem the $159.6 million of Purchaser's preferred equity held by Onex Partners III LP and other Onex Investors plus accrued dividends related to its acquisition and funding of tendered ResCare shares on November 16, 2010. The Term Loan contains various financial covenants similar with respect to the revolving credit facility. The Term Loan is an amortizing obligation, with principal payments of 1% of the outstanding Term Loan balance due annually. Pricing for the Term Loan is variable, at LIBOR plus 550 basis points or at the Base Rate plus 450 basis points, at our election. LIBOR is defined as having a minimum rate of 1.75%, and the Base Rate is defined as having a minimum rate of the Fed Funds rate plus 50 basis points. The Term Loan is secured by a lien on substantially all of our assets and, through secured guarantees, on substantially all of our domestic subsidiaries' assets.

        As of December 31, 2010, we had irrevocable standby letters of credit in the principal amount of $67.6 million issued primarily in connection with our insurance programs. As of December 31, 2010, we had $207.4 million available under the amended and restated revolving credit facility, with no outstanding balance. Outstanding balances bear interest at 4.50% over the LIBOR or other bank developed rates at our option. As of December 31, 2010, the weighted average interest rate was not applicable as there were no outstanding borrowings. Letters of credit had a borrowing rate of 4.625% as of December 31, 2010. The commitment fee on the unused balance was 0.50%. The margin over LIBOR and the commitment fee is determined quarterly based on our leverage ratio, as defined by the revolving credit facility.

        We were in compliance with our debt covenants as of December 31, 2010. We believe we will continue to be in compliance with our debt covenants over the next twelve months. Our ability to achieve the thresholds provided for in the financial covenants largely depends upon the maintenance of continued profitability and/or reductions of amounts borrowed under the facility, and continued cash collections.

        Operating funding sources for 2010 were approximately 64% through Medicaid reimbursement, 8% from the DOL and 28% from other payors. We believe our sources of funds through operations and available through our credit facility will be sufficient to meet our working capital, planned capital expenditure and scheduled debt repayment requirements for the next twelve months.

        As described in the Legal proceedings on page 63 of this report, a jury returned a verdict of approximately $53.9 million in damages against us in November 2009, consisting of approximately $4.7 million in compensatory damages and $49.2 million in punitive damages. Ruling on various post trial motions, on February 19, 2010, the New Mexico trial court judge reduced the jury award to $15.5 million, consisting of approximately $10.8 million in punitive damages and $4.7 million in compensatory damages. We believe that the compensatory and punitive damages awarded by the jury are excessive and do not comply with various United States and New Mexico Supreme Court precedents, which would warrant a new trial or, in the alternative, would limit the amount of damages the jury could have awarded to a significantly lower amount. In addition, we do not believe the parent company is liable for the actions of its subsidiary or its employees. We, as well as the plaintiffs, are appealing and we will continue to defend this matter vigorously. Ruling on a motion by Plaintiff, on December 15, 2010, the trial court increased the amount of supersedeas bond from $27.2 million to $72.2 million, an amount which represented the original judgment plus interest. We filed an appeal of the bond increase, and on March 31, 2011, the Court of Appeals ruled in our favor and set the amount of the supersedeas bond at $27.2 million. Although we have made provisions in our consolidated financial statements for this self-insured matter, the amount of our legal reserve is less than the amount of the damages awarded, plus accrued interest. If our appeal to obtain a new trial or to reduce the amount of the damages is unsuccessful, it would reduce our capital resources available to fund acquisitions and other operations, which could have a material adverse effect on our financial condition, results of operations and cash flows.

Contractual Obligations and Commitments

        Information concerning our contractual obligations and commercial commitments follows (in thousands):

	Payments Due by Period Twelve Months Ending December 31
Contractual Obligations	Total	2011	2012 - 2013	2014 - 2015	2016 and Thereafter
Long-term Debt	$406,079	$39,195	$5,098	$3,551	$358,235
Capital Lease Obligations	523	92	161	160	110
Operating Leases	233,321	59,262	86,114	57,226	30,719
Fixed interest payments on Long-term Debt and Capital Lease Obligations(1)	174,812	22,264	43,144	43,081	66,323
Total Contractual Obligations(2)	$814,735	$120,813	$134,517	$104,018	$455,387

(1)
Excludes any interest payments on our variable rate debt.

(2)
This amount excludes $0.4 million of unrecognized tax benefits as we are unable to reasonably estimate the timing of these cash flows.

		Amount of Commitments Expiring per Period Twelve Months Ending December 31
Other Commercial Commitments	Total Amounts Committed	2011	2012 - 2013	2014 - 2015	2016 and Thereafter
Standby Letters-of-Credit	$67,588	$67,588	—	—	—
Surety Bonds	$2,670	$2,633	$20	$17	$—

        We had no significant off-balance sheet transactions or interests in 2010.

Quantitative and Qualitative Disclosures about Market Risk

        The market risk inherent in our financial instruments and positions represents the potential loss arising from adverse changes in interest rates and foreign currency exchange rates.

Interest Rates

        While we are exposed to changes in interest rates as a result of any outstanding variable rate debt, we do not currently utilize any derivative financial instruments related to our interest rate or foreign currency exposures. Our senior secured credit facility, which has an interest rate based on margins over LIBOR or prime, tiered based upon leverage calculations, had no outstanding balance as of December 31, 2010 and an outstanding balance of $44.0 million as of December 31, 2009.

Foreign Currency Exchange Risk

        Revenues, operating expenses and other financial transactions with our international operations are denominated in their respective functional currencies. As a result, our results of operations and certain receivables and payables are subject to fluctuations in exchange rates between the local currencies and the U.S. dollar. The primary currencies to which we are exposed include the Canadian dollar, the British pound sterling and the Euro. We do not currently hedge against foreign currency rate fluctuations. Gains and losses from such fluctuations have not been material to our consolidated financial position, results of operations or cash flows. International net assets are an immaterial portion of our consolidated net assets.

Business

Overview

        We are a leading human services company that provides residential, therapeutic, job training and educational support to people with intellectual and developmental disabilities (ID/DD), to elderly people who need in-home care, to youths with special needs, and to adults who are experiencing barriers to employment. We serve more than 60,000 people daily in 41 states, Washington, D.C., Puerto Rico, and several locations in Europe and Canada. Our programs include an array of services provided in both residential and non-residential settings for adults and youths with intellectual, cognitive or other developmental disabilities, and youths who have special educational or support needs, such as youths who are from disadvantaged backgrounds, who have severe emotional disorders, or who have entered the juvenile justice system. We also offer, personal care, meal preparation, housekeeping, transportation and some skilled nursing care to the elderly in their own homes through drop-in or live-in service. Additionally, we provide services to welfare recipients, young people and people who have been laid off or have special barriers to employment to help them transition into the workforce and become productive employees.

Segments

        As of December 31, 2010, we had four operating segments: (i) Community Services, (ii) Employment Training Services, (iii) Job Corps Training Services and (iv) Other. In August 2010, we announced a plan to reorganize our operations in order to increase efficiency and focus on organic growth. This reorganization principally involves separating our in-home care business from our Community Services division, which is primarily composed of our facility-based ID/DD business. This realignment is expected to allow us to focus on issues unique to in-home care including growing its private pay services by actively recruiting clients. The operational realignment of these segments is substantially complete and reporting under these new segments is expected to begin in 2011. The new reportable segments will be:

  •
  ResCare Residential Services, which will primarily include residential services for individuals with ID/DD, pharmacy services, and related programs;

  •
  ResCare HomeCare, which will primarily include in-home care services to the elderly and persons with ID/DD;

  •
  ResCare Workforce Services, which will be comprised of ResCare's domestic and international employment training and placement programs; and

  •
  ResCare Youth Services, which will consist of the Company's Job Corps operations, its residential youth and alternative education programs.

Community Services

        Through our Community Services division, we are the nation's largest private provider of services for individuals with cognitive or other developmental disabilities, and we are a leading provider of in-home care services to the elderly. We also offer a variety of youth programs, including foster care and residential services, and a host of services to people with acquired brain injury, including vocational and residential placement. Our programs, administered in both residential and non-residential settings, are based predominantly on individual support plans designed to encourage greater independence and the development or maintenance of daily living skills. We help individuals achieve these goals through tailored application of our different services, including social, functional, and vocational skills training, supported employment, and emotional and psychological counseling. Our interdisciplinary Community Services team consists of our employees and professional contractors, such as qualified mental retardation professionals (QMRPs), support/service coordinators, physicians, psychologists, therapists, social workers, and other direct support professionals.

        For our individuals with ID/DD, we offer an alternative to large, state-run institutional settings by providing high quality, individually focused programs. We believe that we deliver our services at a lower cost than state-run programs because of our less expensive community-based residential settings, more flexible staffing, leverageable infrastructure, and our deep industry experience. As of December 31, 2010, our Community Services division operated more than 3,000 locations, including group homes, service sites, day programs and other facilities serving more than 19,000 individuals daily through approximately 20,000 employees in 36 states.

        For our elderly clients, we provide services enabling them to live safely in their homes and remain active in their communities. Our support services include assistance with activities of daily living, companionship, and certain medical therapies, among other services. We believe, based on third-party surveys and studies, that people generally prefer in-home care to other alternatives once they are no longer able to care for themselves safely in their own home. In addition, we believe that in-home care is typically more cost effective than alternatives such as nursing homes or assisted living facilities due to the absence of a fixed plant and more efficient staffing.

        Our community services are provided in a variety of different environments including:

  •
  Group homes.  Our group homes are family-style houses in the community where four to eight individuals live together, usually with full-time staffing for supervision and support. Individuals are encouraged to take responsibility for their home, health and hygiene and are encouraged to actively take part in work and community functions.

  •
  In-home services.  These programs offer periodic and customized support to the elderly, allowing them to continue to live in their homes and remain active in their communities. Service is typically provided on an hourly basis and is coordinated in response to the individual's identified needs and may include assistance with the tasks of every day living, personal care, habilitation, housekeeping and some skilled nursing care. Our services also enable select individuals with ID/DD to receive care at home. This is often an alternative that states use to assist the caregivers of individuals with ID/DD who are on a waiting list for long-term care placement.

  •
  Supported living.  Our supported living programs provide services tailored to the specific needs of one, two or three individuals living in a home or an apartment in the community. Individuals may need only a few hours of staff supervision or support each week or they may require services 24 hours a day.

  •
  Large residential facilities.  We operate fifteen large residential facilities that provide around-the-clock support to ten or more individuals. In these facilities, we strive to create a home-like atmosphere that emphasizes individuality and choice.

  •
  Vocational skills training and day programs.  These programs offer individuals with ID/DD the opportunity to become active in their communities and/or attain meaningful employment. Vocational skills training programs contract with local industries to provide short or long-term work. Day programs provide interactive and educational activities and projects for individuals to assist them in reaching their full potential.

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  Rest assured.  ResCare has a partnership with the non-profit Wabash Center and Purdue University in Indiana that provides remote "telecare" services to seniors and people with ID/DD in their homes. Rest Assured monitors video and audio in a home and offers verbal assistance to adults with ID/DD and senior citizens who want an alternative to 24-hour live-in support. Telecare services promote clients' independence and are a more cost-effective method of providing care.

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  Pharmacy services.  Pharmacy Alternatives, LLC (PAL) is a non-retail pharmacy providing medications and pharmaceutical supplies to ResCare operations and other service providers. PAL is one of the only pharmacies in the nation to specialize in serving persons with developmental disabilities. PAL services are currently available in eight states.

        We believe that the breadth and quality of our services and support and training programs makes us attractive to state and local governmental agencies and not-for-profit providers who may wish to contract with us. Our programs are designed to offer specialized support that is not generally available in larger state institutions and traditional long-term care facilities and include the following:

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  Social skills training.  Social skills training focuses on problem solving, anger management and adaptive skills to enable individuals with disabilities to interact with others in the residential setting and in their community. We emphasize contact with the community at-large as appropriate for each individual. The desired outcome is to enable each individual to participate in home, family and community life as fully as possible. Many individuals with developmental and other disabilities require behavioral intervention services. We provide these services through psychiatrists, psychologists and behavioral specialists, most of whom serve as consultants on a contract basis. All operations utilize a non-aversive approach to behavior support which is designed to avoid consequences involving punishment or extreme restrictions on individual rights. Whenever possible, the interdisciplinary team and direct support staff employ behavior support techniques rather than medications to modify behavior, the goal being to minimize the use of medications whenever possible. When indicated, medications are administered in strict compliance with all applicable regulations.

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  Functional skills training.  Functional skills training encourages mastery of personal skills and the achievement of greater independence. As needed, individual habilitation or support plans may focus on basic skills training or maintenance in such areas as personal hygiene and dressing, as well as more complex activities such as shopping and use of public transportation. Individuals are encouraged to participate in daily activities such as housekeeping and meal preparation as appropriate.

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  Vocational skills training and day programs.  We provide extensive vocational training or specialized day programs for many of the individuals we support. Some individuals are able to be placed in community-based jobs, either independently or with job coaches, or may participate as a member of a work team contracted for a specific service such as cleaning, sorting or maintenance. Clients not working in the community may be served through vocational workshops or day programs appropriate for their needs. We operate such programs and also contract for these services with outside providers. Our philosophy is to enable all individuals served to perform productive work in the community or otherwise develop vocational skills based on their individual abilities. Individuals participating in specialized day programs may have physical or health restrictions which prevent them from being employed or participating in vocational programs. Specialized day programs may include further training in daily living skills, community integration or specialized recreation activities.

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  Counseling and therapy programs.  Our counseling and therapy programs address the physical, emotional and behavioral challenges of individuals with developmental or other disabilities and the elderly. Goals of the programs include the development of enhanced physical agility and ambulation, acquisition and/or maintenance of adaptive skills for both personal care and work, as well as the development of coping skills and the use of alternative, responsible, and socially acceptable interpersonal behaviors. Individualized counseling programs may include group and individual therapies. Occupational and physical therapies and therapeutic recreation are provided based on the assessed needs of each individual.

        At each of our operations, we provide comprehensive individualized support and training programs that encourage greater independence and the development of personal and vocational skills commensurate with the person's capabilities. As the individuals progress, new programs are created to encourage greater independence, self-respect and the development of additional personal, social and/or vocational skills.

        Revenues for our Community Services operations are derived primarily from 32 different state Medicaid programs and from management contracts with private operators who contract with state government agencies and are also reimbursed under Medicaid programs. Revenues for our in-home care business are derived from both state Medicaid programs and private payors. We provide respite, therapeutic and other services on an as-needed basis or hourly basis through our periodic in-home services programs that are reimbursed on a unit-of-service basis. Reimbursement methods vary by state and service type, and may be based on a variety of methods including flat-rate, cost-based reimbursement, per person per diem, or unit-of-service basis. Generally, rates are adjusted annually through state legislative actions, and are affected in large part by economic conditions and their impact on state budgets. At facilities and programs where we are the provider of record, we are directly reimbursed under state Medicaid programs for services we provide and such revenues are affected by occupancy levels. At most facilities and programs that we operate pursuant to management contracts, the management fee is negotiated with the provider of record. For the twelve months ended December 31, 2010, our Community Services segment generated revenues of $1.2 billion, representing approximately 74% of our total revenues.

Employment Training Services

        We operate job training and placement programs that assist welfare recipients, displaced workers, and disadvantaged job seekers in finding employment and improving their career prospects. We currently provide services under more than 180 contracts in 23 states and Washington, D.C., serving approximately 10,000 people daily, or approximately one million annually. These centers are part of a nationwide system of government-funded offices that provide assistance, job preparation, and placement to any youth or adult. The services include offering information on the local labor market, vocational assessments, career counseling, referrals to occupational skills training for high-demand occupations, job search assistance, job placement, and help with job retention and career advancement. In addition to job seekers, these centers serve the business community by providing job matching, screening, referral, and other specialized services for employers. Our Employment Training Services programs are funded through performance-based and fixed-fee contracts that are typically funded by federal agencies, including the DOL and Department of Health and Human Services (DHHS), and are awarded and administered by local and state governments. Under these contracts, we are typically reimbursed for direct facility and program costs related to the job training centers and allowable indirect costs, plus a fee for profit. For the twelve months ended December 31, 2010, our Employment Training Services segment generated revenues of $245 million, representing approximately 16% of our total revenues.

Job Corps Training Services

        Since 1976, we have operated programs for disadvantaged youths through the federal Job Corps program administered by the Department of Labor. The Job Corps program is designed to address the severe unemployment faced by disadvantaged youths ages 16 to 24 throughout the United States and Puerto Rico. According to the Bureau of Labor Statistics, for the twelve months ending October 2010, unemployment rates averaged 15.6% for individuals ages 20 to 24 and 26.3% for those ages 16 to 19. We believe that the unemployment rates for disadvantaged youths are even higher. Job Corps provides educational and vocational skills training, health care, employment counseling, and other support necessary to enable these youths to become responsible working adults. The typical Job Corps student is a high school dropout who reads at the seventh-grade level, comes from a disadvantaged background, has not held a regular job, and was living in an environment characterized by a troubled home life or other disruptive conditions.

        We operate fourteen Job Corps centers in six states and Puerto Rico serving approximately 4,500 individuals at any one time. Our centers are campus-style settings utilizing housing and classroom facilities owned and managed by the DOL. Our centers currently operate at approximately 102% of capacity. The Job Corps program requires students to participate in basic education classes to improve their academic skills and complete vocational training in order to improve their job prospects. High school equivalency classes are available to obtain General Educational Development (GED) certificates. Upon completion of the program, each student is referred to the nearest job placement agency for assistance in finding a job or enrolling in a school or training program. Approximately 67% of the students completing our Job Corps programs have obtained jobs or continued their education elsewhere. Revenues for our Job Corps operations are derived primarily from reimbursement by the DOL. Under Job Corps contracts, we are reimbursed for direct facility and program costs related to Job Corps center operations, allowable indirect costs for general and administrative costs, plus a predetermined management fee. The management fee takes the form of a fixed contractual amount plus a computed amount based on certain performance criteria. Final determination of amounts due under Job Corps contracts is subject to audit and review by the DOL, and renewals and extension of Job Corps contracts are based in part on performance reviews. For the twelve months ended December 31, 2010, our Job Corps Training Services division generated revenues of $120 million, representing approximately 8% of our total revenues.

Other

        A portion of our business is dedicated to operating alternative education programs and charter schools and international job training and placement agencies. For the twelve months ended December 31, 2010, these programs generated revenues of $38 million, representing approximately 2% of our total revenues.

Industry overview

        Statistics regarding ID/DD populations and services are taken from "The State of the States in Developmental Disabilities," a 2008 report on research led by Dr. David Braddock. Dr. Braddock is also an independent director of ResCare. Unless otherwise noted, data is as of the state fiscal year ending June 30, 2006, the most recent year for which data is available.

        The markets for services for special needs populations and the elderly in the United States are large and growing. The market for ID/DD services is $44 billion in size, and according to the Centers for Medicare & Medicaid Services (CMS), the market for in- home care and home health services is approximately $77 billion in size. In addition, government expenditures for employment training and job assistance programs were approximately $13 billion in fiscal 2009, including $1.7 billion for Job Corps. We believe that we are well positioned to benefit from favorable demographics and positive industry trends. We expect the industries in which we participate to experience strong growth due to the following:

        A growing number of individuals needing care from human services providers.    There are approximately 4.7 million individuals in the United States with ID/DD. Family members care for 2.8 million (60%) of these ID/DD individuals and approximately 25% of these family caregivers are parents or guardians age 60 or older. As the population ages, many of these family caregivers will no longer be capable of providing adequate support for their dependents with ID/DD, requiring their relocation to residential facilities managed by the state or human services providers. In addition, the average life expectancy of individuals with ID/DD has increased from 19 years old in the 1930s to 66 years old as of 1993, which suggests that individuals with ID/DD are increasingly likely to outlive their caregivers and require care for longer periods of time. We believe that both of these trends will continue to drive an increase in the population of individuals that require special services and support from human service providers.

        Community-based living services supported by the courts.    In June 1999, the U.S. Supreme Court, in Olmstead v. L.C., held that states must provide individuals with ID/DD the choice to be placed in community-based settings when deemed appropriate by medical professionals and placement can be reasonably completed within state budgets. This ruling intensified a movement, already under way nationally, to relocate persons with ID/DD from large state-operated institutions to community-based settings. Since 1970, the number of people with ID/DD in state institutions has decreased from approximately 173,000 to 38,000 and approximately 140 state-run institutions have closed or are in the process of doing so. ResCare has consistently worked with states to close large state institutions in favor of our community-based programs.

        Vocal, well organized advocacy groups.    Strong advocacy groups, often led by the parents or guardians of individuals with ID/DD along with social workers and civil rights lawyers, have organized on a national level for purposes of influencing regional and local governing bodies when ID/DD issues are addressed. These advocacy groups increase community awareness and use legislation and the courts to increase government funding and improve service levels to individuals with ID/DD, as well as increase emphasis on education and training for caregivers. These initiatives have resulted in a higher quality of life and greater independence for individuals with ID/DD. The active involvement of advocacy groups has also helped mitigate proposed cuts from state and local governments. Notable advocacy groups for ID/DD include the American Network of Community Options and Resources (ANCOR) and the Association for Retarded Citizens (ARC), among others. In addition, the elderly population has formidable advocacy groups such as the National Association for Home Care & Hospice (NAHC), the National Private Duty Association (NPDA), and the Association for the Advancement of Retired Persons (AARP), among others, to ensure support for their interests. We believe that these groups will continue to be supportive of adequate funding and service levels for in-home care.

        Favorable underlying trends for in-home care to the elderly.    We believe that several factors, including the aging population, individuals' preference to receive care in-home, and the cost effectiveness of providing care in-home relative to an institutional setting, are driving increased demand for in-home care for the elderly. Medicaid is one of the primary payors for this type of care. According to Thomson Reuters, Medicaid expenditures for home care services increased from $23.2 billion in 2002 to $37.9 billion in 2007, representing a compound annual growth rate (CAGR) of 10.3%. The U.S. Census Bureau projects the population over age 65 will increase 80% between 2010 and 2030, from 40 million to 72 million, significantly above the 22% increase projected for the entire population.

        Government outsourcing of Employment Training Services.    The Personal Responsibility and Work Opportunity Reconciliation Act of 1996 enabled private for-profit and non-profit organizations to competitively bid to manage and operate programs providing work activities and other services for welfare recipients, who are now faced with time limitations on receiving cash assistance. The consistent and bi-partisan support for these federal programs has created an opportunity for workforce services providers.

        Strong demand for Job Corps services.    The federal Job Corps program, created in 1964, provides training for approximately 100,000 students each year at 124 centers throughout the United States and Puerto Rico. Funding for the program has increased from approximately $600 million in 1984 to $1.7 billion in 2010. The U.S. Census Bureau projects that the population ages 16-24 will grow by 14% between 2010 and 2030 and estimates that 20% of the approximately 35 million people ages 16-24 in the United States currently live below the poverty level. The Job Corps program provides this population with training and job placement assistance.

Marketing and development

        Our marketing activities for ID/DD and in-home care focus on initiating and maintaining contacts and working relationships with state and local governments and governmental agencies responsible for the provision of the types of services offered by us, and identifying other providers who may consider a management contract arrangement or other transaction with us. Additionally, multi- channel campaigns target decision makers and other influential individuals and detail the benefits experienced from ResCare's services.

        In our pursuit of government contracts, we contact governments and governmental agencies in geographical areas in which we operate and in others in which we have identified expansion potential. Contacts are made and maintained by both regional operations personnel and corporate development personnel, and are augmented as appropriate by other senior management. We target new areas based largely on our assessment of the need for our services, the system of reimbursement, the receptivity to out-of-state and for-profit operators, expected changes in the service delivery system (i.e., privatization or downsizing), the labor climate and existing competition.

        We also seek to identify service needs or possible changes in the service delivery or reimbursement system of governmental entities that may be driven by changes in administrative philosophy, budgetary considerations, pressure or legal actions brought by advocacy groups. As needs or possible changes are identified, we attempt to work with and provide input to the responsible government personnel and to work with provider associations and consumer advocacy groups to this end. If an RFP results from this process, we then determine on what terms we will respond and participate in the competitive process. We also continue to pursue further growth in job training services by submitting proposals for contracts for "one-stop" career centers and Job Corps centers as they come up for bid.

        We have historically marketed our in-home care services primarily by creating awareness of our capabilities and cultivating relationships with referral sources, such as doctors and hospital discharge planners. With the recent creation of a marketing department and branding of ResCare HomeCare, a new consumer-oriented marketing strategy has been introduced. We have increased the application of metrics and research, implemented interactive initiatives, including website enhancements, and delivered targeted multi-channel campaigns to ensure growth in our home care services to seniors.

        We attempt to establish relationships with other providers who may be candidates for contracts or acquisition through presentations at national and local conferences, membership in national and local provider associations, and direct contact by mail, telephone, or personal visits.

        In some cases, we may be contacted directly and requested to submit proposals or become a provider in order to provide services to address specific problems. These problems may include an emergency takeover of a troubled operation or the need to make a large number of community placements within a certain time period. Before taking over these operations, which may be financially and/or operationally troubled, the operations generally must meet specific criteria. These criteria include the ability to "tuck-in" the operations into existing group home clusters, thereby substantially eliminating general and administrative expenses of the absorbed operations.

Contracts

State contracts

        Primarily in the Community Services operations, our Medicaid operations are usually formalized through provider agreements with the state. Although the contracts generally have a stated term of one year and generally may be terminated without cause on 60 days notice, the contracts are typically renewed annually if we have complied with licensing, certification, program standards and other regulatory requirements. Serious deficiencies can result in delicensure or decertification actions by these agencies. As provider of record, we contractually obligate ourselves to adhere to the applicable federal and state regulations regarding the provision of services, the maintenance of records and submission of claims for reimbursement under Medicaid and pertinent state Medicaid Assistance programs. Pursuant to provider agreements, we agree to accept the payment received from the government entity as payment in full for the services administered to the individuals and to provide the government entity with information regarding the owners and managers of ResCare, as well as to comply with requests and audits of information pertaining to the services rendered. Provider agreements can be terminated at any time for non-compliance with the federal, state or local regulations. Reimbursement methods vary by state and service type and can be based on flat-rate, cost-based reimbursement, per person per diem, or unit-of-service basis.

Management contracts

        Private operators, generally not-for-profit providers who contract with state agencies, typically contract us to manage the day-to-day operations of facilities or programs under management contracts. Most of these contracts are long-term (generally two to five years in duration, with several contracts having 30-year terms) and are subject to renewal or re-negotiation provided that we meet program standards and regulatory requirements. Most management contracts cover groups of two to sixteen facilities except in West Virginia, in which contracts cover individual homes. Depending upon the state's reimbursement policies and practices, management contract fees are computed on the basis of a fixed fee per individual, which may include some form of incentive payment, a percentage of operating expenses (cost-plus contracts), a percentage of revenue or an overall fixed fee paid regardless of occupancy. Our management contracts also frequently provide for working capital advances to the provider of record. Historically, our Medicaid provider contracts and management contracts have been renewed or satisfactorily renegotiated.

Employment Training Services contracts

        Although Employment Training Services contracts are usually funded through a bid process, including the DOL and HHS, they are typically awarded by states and municipalities through a competitive bid process. We are typically reimbursed for direct facility and program costs related to the job training centers, allowable indirect costs, plus a fee for profit. The fee can take the form of a fixed contract amount (rate or price) or be computed based on certain performance criteria. The contracts are funded by federal agencies, including the DOL and DHHS. The contracts vary in duration, generally from 3 to 60 months, including option years.

Job Corps contracts

        Contracts for Job Corps centers are awarded pursuant to a rigorous bid process. After successfully bidding, we operate the Job Corps centers under comprehensive contracts negotiated with the DOL. The contracts cover a five-year period, consisting of an initial two-year term with a potential of three one-year renewal terms exercisable at the option of the DOL. The contracts specify that the decision to exercise an option is based on an assessment of: (i) the performance of the center as compared to its budget; (ii) compliance with federal, state and local regulations; (iii) qualitative assessments of center life, education, outreach efforts and placement record; and (iv) the overall rating received by the center. In 25 years, we have never had the DOL decline to exercise a renewal option on one of our contracts. Shortly before the expiration of the five-year contract period (or earlier if the DOL elects not to exercise a renewal term), the contract is re-bid, regardless of the operator's performance. The current operator may participate in the re-bidding process. In situations where the DOL elects not to exercise a renewal term, however, it is unlikely that the current operator will be successful in the re-bidding process. It is our experience that high performance ratings of the current operator result in fewer competitors in the re-bidding process.

        We operate fourteen Job Corps centers under eleven separate contracts with the DOL, which are scheduled to expire at varying times through and including 2015. We intend to selectively pursue additional centers through the Request for Proposals (RFP) process.

Competition

        Our Community Services, Job Corps Training Services and Employment Training Services segments are subject to a number of competitive factors, including range and quality of services provided, cost-effectiveness, reporting and regulatory expertise, reputation in the community, and the location and appearance of facilities and programs. The markets are highly fragmented, with no single company or entity holding a dominant market share. We compete with other for-profit companies in in-home care services, as well as not-for-profit entities and governmental agencies.

        With regard to Community Services, individual states remain a provider of ID/DD services, primarily through the operation of large institutions. Not-for-profit organizations are also active in all states and range from small agencies serving a limited area with specific programs to multi-state organizations. Many of these organizations are affiliated with advocacy and sponsoring groups such as community mental health centers and religious organizations.

        Currently, only a limited number of companies actively seek Job Corps contracts because the bidding process is highly specialized and technical and requires a significant investment of personnel and other resources over a period of several months. Approximately one-half of the privately operated centers are operated by the three largest operators. Competition for Job Corps contracts has increased as the DOL has made efforts to encourage new participants in the program, particularly small businesses, including minority-owned businesses.

        The job training and placement business is also one that other entities may enter without substantial capital investment. The industry is currently served by a small number of large for-profit service providers and many smaller providers, primarily local non-profits.

        Certain for-profit competitors operate in multiple jurisdictions. We also compete in some markets with smaller local companies that may have a better understanding of the local conditions and may be better able to gain political and public acceptance. Such competition may adversely affect our ability to obtain new contracts and complete transactions on favorable terms. We face significant competition from all of these providers in the states in which we now operate and expect to face similar competition in any state that we may enter in the future.

        Professional staff retention and development is a critical factor in the successful operation of our business. The competition for talented professional personnel, such as therapists, QMRPs and experienced workforce professionals, is intense. We typically utilize a standard professional service agreement for provision of services by certain professional personnel, which is generally terminable on 30 or 60-day notice. The demands of providing the requisite quality of service to individuals with special needs contribute to a high turnover rate of direct service staff, which may lead to increased overtime and the use of outside personnel. Consequently, a high priority is placed on recruiting, training and retaining competent and caring personnel.

Foreign operations

        We currently operate predominantly in the United States. We operate certain programs in Canada through contracts with Canadian governmental agencies to provide support services to persons with acquired brain injuries. At the end of 2007, we acquired employment service companies with operations in the United Kingdom, the Netherlands, and Germany. These companies are private providers of government-funded job training and job placement assistance. The operating results of foreign operations has not historically been significant to our consolidated results of operations.

Regulation

        Our operations must comply with various federal, state and local statutes and regulations. Compliance with state licensing requirements is a prerequisite for participation in government-sponsored assistance programs, such as Medicaid. The following sets forth in greater detail certain regulatory considerations applicable to us:

        Funding levels.    Federal and state funding for our Community Services and Employment Training Services businesses is subject to statutory and regulatory changes, administrative rulings, interpretations of policy and governmental funding restrictions, all of which may materially increase or decrease program reimbursement. Congress has historically attempted to curb the growth of federal funding of such programs, including limitations on payments to programs under the Medicaid and Workforce Investment Act of 1998 (WIA). Although states and localities have historically increased rates to compensate for inflationary factors, some have curtailed funding due to budget deficiencies or other reasons. In response, providers may attempt to negotiate or employ legal action in order to reach a compromise settlement. Future revenues may be affected by changes in rate structures, governmental budgets, methodologies or interpretations that may be proposed or under consideration in areas where we operate.

        Reimbursement requirements.    To qualify for reimbursement under Medicaid programs, facilities and programs are subject to various requirements of participation and other requirements imposed by federal and state authorities. These participation requirements relate to client rights, quality of services, physical facilities and administration. Long-term providers, like our Company, are subject to periodic unannounced inspection by state authorities, often under contract with the appropriate federal agency, to ensure compliance with the requirements of participation in the Medicaid or state program.

        Licensure.    In addition to Medicaid participation requirements, our facilities and programs are usually subject to annual licensing and other regulatory requirements of state and local authorities. These requirements relate to the condition of the facilities, the quality and adequacy of personnel and the quality of services. State licensing and other regulatory requirements vary by jurisdiction and are subject to change and interpretation.

        Regulatory enforcement.    From time to time, we receive notices from regulatory inspectors that, in their opinion, there are deficiencies for failure to comply with various regulatory requirements. We review such notices and take corrective action as appropriate. In most cases, we and the reviewing agency agree upon the steps to be taken to address the deficiency, and from time to time, we or one or more of our subsidiaries may enter into agreements with regulatory agencies requiring us to take certain corrective action in order to maintain licensure. Serious deficiencies, or failure to comply with any regulatory agreement, may result in the assessment of fines or penalties and/or decertification or delicensure actions by the Center for Medicare and Medicaid Services or state regulatory agencies.

        Restrictions on acquisitions and additions.    All states in which we currently operate have adopted laws or regulations which generally require that a state agency approve us as a provider and many require a determination that a need exists prior to the addition of covered individuals or services.

        Cross disqualifications and delicensure.    In certain circumstances, conviction of abusive or fraudulent behavior with respect to one facility or program may subject other facilities and programs under common control or ownership to disqualification from participation in the Medicaid program. Executive Order 12549 prohibits any corporation or facility from participating in federal contracts if it or its principals (including but not limited to officers, directors, owners and key employees) have been debarred, suspended, or declared ineligible, or have been voluntarily excluded from participating in federal contracts. The Social Security Act also prohibits a Medicaid provider from employing any individual or having any officer, director or investor that has been excluded from participation in any federal or state health care program. In addition, some state regulators provide that all facilities licensed with a state under common ownership or controls are subject to delicensure if any one or more of such facilities are delicensed.

        Environmental laws.    Certain federal and state laws govern the handling and disposal of medical, infectious, and hazardous waste. Failure to comply with those laws or the regulations promulgated under them could subject an entity covered by these laws to fines, criminal penalties, and other enforcement actions.

        Occupational safety and health administration (OSHA).    Federal regulations promulgated by OSHA impose additional requirements on us including those protecting employees from exposure to elements such as blood-borne pathogens. We cannot predict the frequency of compliance, monitoring, or enforcement actions to which we may be subject as those regulations are implemented, and regulations might adversely affect our operations.

Regulations affecting our business

Anti-Kickback Statute

        We are subject to the federal "Anti-Kickback Statute," enacted under the Social Security Act, which prohibits the knowing and willful solicitation, receipt, offer to pay, or payment of any remuneration, including a kickback, bribe, or rebate, in return for referring or to induce the referral of an individual for any item or service, or in return for purchasing, leasing or ordering or arranging for the purchase of any service or item, for which payment may be made under the Medicaid program or any other federal or state health care program. A violation of the Anti-Kickback Statute is a felony and may result in the imposition of criminal penalties, including imprisonment for up to five years and/or a fine of up to $25,000, as well as the imposition of civil penalties and/or exclusion from the Medicaid and other federal and state health care programs. Some states have also enacted laws similar to the federal Anti-Kickback Statute that restrict business relationships among health care service providers. Federal law requires that each state have an anti-kickback statute that applies to Medicaid. The Patient Protection and Affordable Care Act ("PPACA"), enacted in March 2010 as part of the health reform law, amended the Anti-Kickback Statute to provide that to obtain a conviction under the Anti-Kickback Statute, the government need not prove that an individual knew of the existence of the statute or had the specific intent to violate it.

Health Insurance Portability and Accountability Act of 1996

        The Social Security Act, as amended by the Health Insurance Portability and Accountability Act of 1996 (HIPAA), provides for the mandatory exclusion of providers and related individuals from participation in the Medicaid program if the individual or entity has been convicted of a felony criminal offense related to the delivery of an item or service under the Medicaid program or relating to neglect or abuse of residents, or relating to a controlled substance. Further, individuals or entities may be, but are not required to be, excluded from the Medicaid program in circumstances including, but not limited to, the following: misdemeanor convictions relating to fraud; obstruction of an investigation, misdemeanor conviction relating to a controlled substance; license revocation or suspension; exclusion or suspension from a state or federal health care program; filing claims for excessive charges or unnecessary services or failure to furnish medically necessary services; or ownership or control by an individual who has been excluded from the Medicaid program, against whom a civil monetary penalty related to the Medicaid program has been assessed, or who has been convicted of a crime described in this paragraph.

        Federal and state criminal and civil statutes prohibit the submission of false claims. The criminal and civil provisions of the federal False Claims Act 31 U.S.C. 3729-33 (FCA) prohibit knowingly filing false claims or making false statements to receive payment or certification under Medicare and

Medicaid, or failing to refund overpayments or improper payments. Under PPACA provisions, overpayments must be refunded by the later of 60 days after the overpayment is identified or the date the corresponding cost report is due. In addition, PPACA amendments provide that if an arrangement violates the Anti-Kickback Statute, any claim that results from that arrangement is a false claim. Violations of the criminal FCA are considered felonies punishable by up to five years imprisonment and/or $25,000 fines. Penalties for civil violations are fines ranging from $5,500 to $11,000, plus treble damages, for each claim filed. Also, the statute allows any individual to bring a suit, known as a qui tam action, alleging false or fraudulent Medicare or Medicaid claims or other violations of the statute and to potentially share in any amounts paid by the entity to the government in fines or settlement. In addition, under HIPAA, Congress enacted a criminal health care fraud statute for fraud involving a health care benefit program, which it defined to include both public and private payors. We have sought to comply with these statutes; however, we cannot assure you that these laws will ultimately be interpreted in a manner consistent with our practices or business transactions.

        The DHHS, as required by HIPAA and the Health Information Technology and Clinical Health Act of 2009 (HITECH), has promulgated standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and enhance the effectiveness and efficiency of the healthcare industry.

        The DHHS, under HIPAA, has also adopted several rules mandating the use of standards with respect to certain health care transactions and protection of health information. For instance, the DHHS issued a rule establishing uniform standards for common health care transactions, including: health care claims information, plan eligibility, referral certification and authorization, claims status, plan enrollment and disenrollment, payment and remittance advice, plan premium payments, and coordination of benefits. The DHHS also promulgated standards and rules relating to the privacy and security of certain individually identifiable health information termed protected health information, with additional rules applying to protected health information in electronic form. These standards and rules not only require our compliance with rules governing the use and disclosure and security of protected health information, but they also require us to impose those rules, by contract, on any business associate to whom we disclose information. HITECH amendments to HIPAA also bring our business associates directly under the mandate of many HIPAA regulations. Sanctions for failing to comply with the HIPAA and HITECH privacy and security provisions include enhanced criminal penalties and civil sanctions against not only covered entities, but also individuals who obtain or disclose protected health information without authorization.

Deficit Reduction Act

        The Deficit Reduction Act of 2005 (DRA), which was signed into law on February 8, 2006, contains provisions aimed at reducing Medicaid fraud and abuse and directly affects healthcare providers that receive at least $5 million in annual Medicaid payments.

        The DRA also provides resources to establish the Medicaid Integrity Program (MIP). Historically, the states have been primarily responsible for addressing Medicaid fraud and abuse. With the MIP, Centers for Medicare and Medicaid Services (CMS) has become more active in detecting and preventing Medicaid fraud and abuse. Among other things, CMS engages Medicaid Integrity Contractors (MIC) to conduct audits, identify overpayments and educate providers on payment integrity. The DRA further provides incentives to states to enact their own false claims acts. As a result, a number of states, including some where we operate, have enacted such legislation. While we believe that our operations comply with Medicaid billing requirements, the added scrutiny that results from the DRA could have an adverse impact on our operations and financial results.

        The DRA also adds certain mandatory provisions to our compliance program. Specifically, we are required to implement written policies educating our employees, agents and contractors regarding federal and state false claims acts, whistleblower protections for plaintiffs in qui tam actions and our policies and procedures for detecting fraud and abuse. While we are in compliance, this requirement, together with the MIP, could result in an increase in frivolous investigations or suits against us.

Payment Error Rate Measurement program

        We are subject to the Payment Error Rate Measurement program (PERM). CMS implemented the PERM program to measure improper payments in the Medicaid program and the Children's Health Insurance Program (CHIP). Groups of states began participation in PERM in 2007. The list of states audited in 2009 includes states where we have significant operations. The new error rate calculations determined from PERM audits have not had a material adverse effect on our business, financial condition or results of operations but may have an adverse effect in the future.

Fraud Enforcement and Recovery Act 2009 (FERA)

        FERA increases funding for federal financial fraud enforcement and amends sections of the United States Criminal Code related to fraud against the government. FERA also expands liability under the FCA, which imposes liability on those who make false statements or claims for reimbursement to the government. FERA expands the scope of liability under the FCA to include: anyone who makes a false statement or claim to virtually any recipient of federal funds; and anyone who knowingly retains a government overpayment without regard to whether or not that entity used a false statement or claim to do so. FERA also expands the right of action for retaliation under the FCA. While we believe that our operations comply with Medicaid billing requirements, this could result in an increase in investigations or suits against us.

Health care reform

        On March 23, 2010, President Obama signed PPACA into law. On March 30, 2010, the President signed into law the Reconciliation Act of 2010, which amended certain parts of PPACA and which together with PPACA is the "Health Care Reform Law." The Congressional Budget Office estimated that the Health Reform Law will add approximately 16 million enrollees to Medicaid and CHIP, both of which are administered by the states through a combination of federal and state funding. The added cost of insuring these individuals is expected to put a strain on state budgets and could cause states to reduce funding for services that we provide, which could have an adverse impact on our operations and financial results.

        There are several provisions in the Health Reform Law that are expected to increase investigation and prosecution of health care providers and suppliers. The Health Reform Law amends existing law to provide that if a claim is submitted that results from the making of false statements or representations in the receipt of a benefit or with respect to the condition or operation of an institution, facility or entity, or in violation of the Anti-Kickback Statute, in addition to penalties under the relevant criminal statute and civil monetary penalty statute, the claim is a false claim for purposes of the FCA. PPACA amended the Anti-Kickback Statute to provide that with respect to the intent requirement the government need not prove that the person (individual or entity) had knowledge of the statute or the specific intent to violate it. The Health Reform Law also gives the OIG expanded authority to seek information from a provider or supplier of services for purposes of protecting the integrity of the Medicare and Medicaid programs. The Health Reform Law additionally permits the Secretary of DHHS in consultation with the OIG to suspend Medicare payments to a provider or supplier if there is credible allegation of fraud and prohibits payments of Medicaid funds to a state if the state fails to suspend payments while there is a pending investigation of a credible allegation of fraud, unless in each case the Secretary or the state has good cause not to suspend the payments. The Secretary of DHHS is required to promulgate regulations regarding what is a credible allegation of fraud and what is good cause not to suspend payments. In addition, the Health Reform Law allocates additional funds to the Department of Justice and the OIG for enforcement activities.

Federal trade commission red flag rules

        The Identity Theft Red Flag and Address Discrepancy Rules require creditors that maintain certain kinds of "covered accounts" to develop and implement a written program to detect and respond to identify theft. Any health care providers that do not require full payment at the time of services fall under the rule, although the FTC has postponed the rule's application to health care providers. Although we have sought to comply with this rule, the rule could ultimately be interpreted in a manner inconsistent with our practices or business transactions.

Workforce Investment Act

        WIA funds "labor market intermediary" services for jobseekers and employers. WIA services are delivered through One-Stop Career Centers, where clients can access a range of workforce services provided not only by WIA, but by other related social service and educational agencies, at a single location. The WIA law mandates that certain of these agencies must be present at a one-stop location, but the actual complexion of one-stops is varied. WIA also includes a locally managed program for youth facing serious barriers to employment. This program constitutes about one-third of local funding.

        WIA programs have various rules to determine the eligibility of potential service recipients. Federal WIA grants are allocated to states by a formula based on poverty levels and unemployment levels. States further allocate funds to local Workforce Investment Areas that, within broad federal guidelines, are negotiated between governors and local elected officials as to the number and size of a state's local service areas. Variances exist greatly depending on population, urban and rural mix and funding levels. There have been few changes in the number and size of local service areas in the last ten years.

        Typically, funding decisions about delivery of services within each service delivery area are made by local elected officials and Workforce Investment Boards (WIBs), which makes the WIA market highly decentralized. About one-third of the nation's 585 WIBs utilize a competitive bidding model to select third-party contractors to serve their one-stops. By statute, all WIBs must use open, competitive bidding in awarding youth contracts. In both one-stops and youth programs, we may find ourselves disadvantaged as we compete with entrenched incumbents such as the traditional non-profit agencies. During 2008, WIBs in two states took services in-house as a result of state legislative initiatives. We may find ourselves further disadvantaged if more WIA markets are no longer available for our participation. In addition, the majority of our contracts have performance pay points for successfully placing our clients in employment and assisting them to retain employment. The current economic environment has negatively impacted our ability to succeed in achieving these benchmarks and impacted our revenue.

Temporary assistance for needy families

        TANF caseloads have fallen by 65 percent since the welfare reform law was implemented in 1996. There are minimum caseload increases in some states as the economy continues to struggle. The majority of our contracts have performance pay points for successfully placing our clients in employment and assisting them to retain employment. The current economic environment has negatively impacted our ability to succeed since TANF recipients are competing with better educated and better skilled recently dislocated workers for similar jobs. TANF is a federal program administered by the states. The budget crisis in many states is causing the states to reevaluate their existing service design and program requirements. TANF legislation expired in 2010, and was extended through December 31, 2011 as an attachment to an unrelated bill approval by the Congress and signed by the

President late last year. We do not expect TANF to be reauthorized this year but we fully expect a one or two year extension before the end of the year. While the program will not end, the situation for reauthorization could change so we continue to monitor the status.

Employees

        As of December 31, 2010, we employed approximately 46,000 employees. As of that date, we were subject to collective bargaining agreements with approximately 4,700 of our employees. We have not experienced any work stoppages and believe we have good relations with our employees.

Facilities

        As of December 31, 2010, we owned approximately 84 properties and operated facilities and programs at approximately 1,900 leased properties. We lease approximately 110,000 square feet of an office building in Louisville, Kentucky, which serves as our corporate headquarters. Other facilities and programs are operated under management contracts. We believe that our properties are adequate and suitable for our business as presently conducted.

Legal proceedings

        We are parties to various legal and/or administrative proceedings arising out of the operation of our facilities and programs and arising in the ordinary course of business. We do not believe the ultimate liability, if any, for these proceedings or claims, individually or in the aggregate, in excess of amounts already provided, will have a material adverse effect on our condensed consolidated financial condition, results of operations or cash flows. However, an unexpected adverse resolution of one or more of these items could have a material adverse effect on the results of operations.

        In March 2007, a lawsuit was filed in Bernalillo County, New Mexico State Court styled Larry Selk, by and through his legal guardian, Rani Rubio v. Res-Care New Mexico, Inc., Res-Care, Inc., et al. The lawsuit sought compensatory and punitive damages for negligence, negligence per se, violations of the Unfair Practices Act and violations of the Resident Abuse and Neglect Act. Settlement discussions were unsuccessful and a jury trial commenced on November 9, 2009 on the remaining issue of negligence. The jury returned a verdict of approximately $53.9 million in damages against the Company and the subsidiary, consisting of approximately $4.7 million in compensatory damages and $49.2 million in punitive damages, which was entered as a judgment in December 2009. Ruling on various post trial motions, on February 19, 2010, the New Mexico trial court judge reduced the jury award to $15.5 million, consisting of approximately $10.8 million in punitive damages and $4.7 million in compensatory damages. We believe that the compensatory and punitive damages awarded by the jury are excessive and do not comply with various United States and New Mexico Supreme Court precedents, which would warrant a new trial or, in the alternative, would limit the amount of damages the jury could have awarded to a significantly lower amount. In addition, we do not believe the parent company is liable for the actions of its subsidiary or its employees. We, as well as the plaintiffs, are appealing and we will continue to defend this matter vigorously. Ruling on a motion by Plaintiff, on December 15, 2010, the trial court increased the amount of the supersedeas bond from $27.2 million to $72.2 million, an amount which represented the original judgment plus interest. We filed an appeal of the bond increase, and on March 31, 2011, the Court of Appeals ruled in our favor and set the amount of the supersedeas bond at $27.2 million. Although we have made provisions in our consolidated financial statements for this self-insured matter, the amount of our legal reserve is less than the amount of the damages awarded by the trial court, including accrued interest. If our appeal to obtain a new trial or to reduce the amount of the damages is unsuccessful, it would reduce our capital resources available to fund acquisitions and other operations, which could have a material adverse effect on our financial condition, results of operations and cash flows.

        On September 22, 2010, a putative stockholder class action suit styled as Stanley Margolis v. Ralph Gronefeld, et al., Case No. 10-CI-6597, was filed in the Court of Jefferson County, Kentucky against Res-Care, Inc., Purchaser and the members of Res-Care, Inc.'s Board of Directors (the "Individual Defendants"). The complaint generally alleges that the Individual Defendants breached their fiduciary duties in connection with the transactions contemplated by the share exchange agreement (the "Acquisition Transaction"). In that regard, the complaint includes, among other things, allegations that the consideration to be received by Res-Care, Inc.'s shareholders is unfair and inadequate; that the proposed Acquisition Transaction employs a process which is unfair and inadequate and which has not been designed to maximize stockholder value; that the share exchange agreement includes inappropriate deal protection devices such as "no shop," matching rights, and termination fee provisions; that the members of Res-Care, Inc.'s Board of Directors may consider alternatives to the transaction but only under a limited set of circumstances, and that the combined effect of these provisions is to ensure that no competing offers will emerge for Res-Care, Inc. The complaint also alleges that the Individual Defendants aided and abetted these alleged breaches of fiduciary duties. The complaint seeks class certification, certain forms of injunctive relief, including enjoining and rescinding the Acquisition Transaction, unspecified damages, and payment of plaintiff's attorney's costs and fees. The parties have entered into and filed with the Court, a Stipulation of Settlement which is subject to the execution of definitive settlement documents and court approval.

        From time to time, in the ordinary course of business and like others in the industry, we receive requests or demands for information from government agencies in connection with their regulatory or investigational authority. Such requests can include subpoenas, demand letters or search warrants for documents to assist the government in audits or investigations. We review such requests and notices and take appropriate action. We have been subject to certain requests for information and investigations in the past and could be subject to such requests for information and investigations in the future.

        On September 24, 2010, we received a Civil Investigative Demand ("CID") issued by the U.S. Department of Justice—Civil Division, Eastern District of Pennsylvania, pursuant to the False Claims Act. The CID requests that the Company provide documents and testimony related to allegations that the Company and/or Arbor E&T, LLC may have violated the False Claims Act relating to claims for payment for services and requests for reimbursement submitted by Arbor's Philadelphia Workforce Services center during the contract period of July 1, 2006 to October 31, 2010. We are currently in the process of evaluating the scope of the CID and its response. At this time, we can make no assurances as to the time or resources that will be needed to devote to this inquiry or its final outcome.

        The Company is cooperating with an investigation by the State of West Virginia, Department of Health and Human Resources, Office of Inspector General ("OIG") concerning allegations that certain employees of the Company's Morgantown, West Virginia operation did not properly care for some clients, did not report some of the alleged conduct to government authorities and did not fully comply with a subpoena for documents concerning the alleged conduct. The Company has been verbally informed by the OIG's General Counsel that it is not a target of this investigation at this time. The Company has pledged its full cooperation with the ongoing investigation and has retained outside counsel to conduct an internal review of these matters. At this time, we can make no assurances as to the time or resources that will be needed to devote to this inquiry or its final outcome.

Management

        Set forth below is information regarding the directors and executive officers of Res-Care, Inc.

Name	Age	Position
James H. Bloem	60	Chairman of the Board
David Braddock	66	Director
William E. Brock	80	Director
Steven B. Epstein	67	Director
Robert E. Hallagan	67	Director
Olivia F. Kirtley	60	Director
Robert M. Le Blanc	44	Director
Steven S. Reed	49	Director
Ralph G. Gronefeld, Jr.	52	Director, President and Chief Executive Officer
David W. Miles	45	Chief Financial Officer
Patrick G. Kelley	45	Chief Operating Officer
Richard L. Tinsley	39	Executive Vice President of ResCare Workforce Services
David S. Waskey	59	General Counsel, Chief Compliance Officer and Secretary

        James H. Bloem was appointed to the board of directors of ResCare in October 2007 and was appointed Chairman of the Board in March 2011. Mr. Bloem has served as Senior Vice President and Chief Financial Officer and Treasurer of Humana Inc. since joining Humana in February 2001. Before joining Humana, Mr. Bloem served as a senior executive with Perrigo Company, a manufacturer of over-the-counter pharmaceuticals, personal care and nutritional products, and with Herman Miller, Inc., a manufacturer of office furniture and furniture systems. An attorney and certified public accountant, Mr. Bloem is a director of Rotech Healthcare, Inc., which provides home medical equipment and services, and Warner Chilcott, Plc., a specialty pharmaceutical company. Mr. Bloem served as a director of NeighborCare, Inc. from 2003 to 2005. As the chief financial officer of a Fortune 500 company in the healthcare industry, Mr. Bloem provides a hands-on management perspective for the board and the audit committee, and is a resource for our senior operations and finance officers.

        Dr. David Braddock has served as a director of ResCare since 2004. Since 2001 he has been the Associate Vice President of the University of Colorado (CU) System, Executive Director of the Coleman Institute, and holder of the Coleman-Turner Chair in Cognitive Disability in the Department of Psychiatry in the School of Medicine at the CU Health Sciences Center. Dr. Braddock was at the University of Illinois at Chicago (UIC) from 1979 to 2001 as Professor of Human Development and Public Health, as the founding head of the Department of Disability and Human Development and of its research institute, and as an associate dean. Prior to UIC, he held positions with the Council for Exceptional Children, the Secretary's Committee on Mental Retardation in the U.S. Department of Health, Education and Welfare, and with state developmental disabilities agencies in Texas, Missouri and Illinois. He is a principal author of the bi-annual publication of the State of the States in Developmental Disabilities and is a director and executive committee member of the International Special Olympics. A preeminent expert in the field of developmental disabilities, Dr. Braddock's knowledge of current best practices in our industry is a valuable resource for establishing our program objectives and compliance policies.

        William E. Brock has served as a director since 2006. He is chairman of The Brock Offices, a firm specializing in international trade, investment and human resources which he founded in 1988. From 1985 to 1987, Mr. Brock served as the U.S. Secretary of Labor, and from 1981 to 1985, as the U.S. Trade Representative. He served as Chairman of the Republican National Committee from 1977 to 1981 and previously as a Member of the U.S. House of Representatives from 1963 to 1971 and as U.S. Senator for the State of Tennessee from 1971 to 1977. Mr. Brock serves as a Counselor and Trustee of the Center for Strategic and International Studies, and as a director of On Assignment, Inc., Catalyst

Rx, and Strayer Education, Inc. In addition to his broad experience as a federal legislator, cabinet secretary and international trade official, Senator Brock has been a sponsor of and advocate for national workforce training programs and provides guidance for our expansion internationally.

        Steven B. Epstein was appointed to the board of directors of ResCare in March 2011. Mr. Epstein is the founder and senior healthcare partner of the law firm of Epstein Becker & Green, P.C., Washington D.C., where he has specialized in the practice of health care law for more than 35 years and serves as a legal advisor to healthcare entities throughout the U.S. The board believes Mr. Epstein's experience in and knowledge of healthcare law will be valuable in overseeing a business that currently derives more than 60% of its revenues from Medicaid. Mr. Epstein serves as a director of Catalyst Health, Inc. and Emergency Medical Services, Inc. He also serves as an advisor to several venture and private equity firms.

        Ralph G. Gronefeld, Jr., a certified public accountant, has served as a director since November 2006 and as ResCare's President and Chief Executive Officer, succeeding Ronald G. Geary, since June 2006. From 2002 through 2007, Mr. Gronefeld served as President of the Community Services Group after serving as Executive Vice President—Operations of that division from 2001 and as ResCare's Chief Financial Officer from 1998 until 2001. He previously served as Executive Vice President of Operations for the Division for Youth Services and Vice President responsible for ResCare's Alternative Youth Services and Youthtrack subsidiaries. Mr. Gronefeld joined ResCare in June 1995 as Director of Internal Audit. From July 1995 through March 1996, he served as interim senior administrator for ResCare's west region in its Division for Persons with Disabilities. Mr. Gronefeld is a member of the United States Department of Labor Advisory Committee on Job Corps, a director and member of the Executive Committee of the Health Enterprises Network, and a member of the Bellarmine University Rubel School of Business Executive Advisory Board.

        Robert E. Hallagan has served as a director of ResCare since 2004. Mr. Hallagan is vice chairman of board leadership services for Korn/Ferry International, a provider of executive human capital solutions, ranging from corporate governance and CEO recruitment to executive search, middle-management recruitment and Leadership Development Solutions (LDS). From 1997 to 2007, he served as Vice Chairman of Heidrick & Struggles, an executive search firm with over 1,300 search professionals in 57 offices, since 1997. From 1991 to 1997 he served as the firm's President and Chief Executive Officer. Mr. Hallagan is co-founder and Chairman of the Center For Board Leadership, a joint venture with the National Association of Corporate Directors, of which he is also Chairman. With his background with national executive search firms and board leadership organizations, Mr. Hallagan brings expertise in human resources, executive compensation policy and corporate governance.

        Olivia F. Kirtley, a certified public accountant, has served as a director of ResCare since 1998. Ms Kirtley has served as a business consultant on strategic and corporate governance issues during the past five years. Ms. Kirtley brings extensive experience, expertise and insight to our Board in the areas of audit and corporate governance. In addition to her expertise in audit and tax issues developed in part as a senior manager at Ernst & Whinney (predecessor to Ernst & Young LLP), Ms. Kirtley also brings corporate management experience from her tenure at Vermont American Corporation, including the positions of Treasurer, Vice President and Chief Financial Officer at that company. She has served as Chair of the American Institute of Certified Public Accountants, Chair of the AICPA Board of Examiners, and as a current U.S. member of the Board of the International Federation of Accountants. Ms. Kirtley has served as a director of U.S. Bancorp since 2006 (including as the chair of its audit committee and a member of its governance and executive committees) and as a director of Papa Johns International, Inc., an international pizza company, since 2003 (including as a member of its compensation committee). Ms. Kirtley also served as a director of Alderwoods Group, Inc. from 2002 until its merger with Service Corporation International in 2006, including chairman of its audit committee, and as a director of Lancer Corporation from 1999 until it was acquired by Hoshizaki Electric Co., Ltd. in 2006, including on its compensation committee and as chair of its audit committee.

        Robert M. Le Blanc has served as a director of ResCare since 2004. He is a Managing Director of Onex Corporation. Before joining Onex in 1999, Mr. Le Blanc worked for Berkshire Hathaway for seven years and for five years prior to that he worked with General Electric in a variety of positions including corporate finance and corporate strategy. Mr. Le Blanc is the Lead Director of Magellan Health Services, Inc., a provider of behavioral healthcare services, Emergency Medical Services, Inc. and Skilled Healthcare Group, Inc., the Chairman of Carestream Health, and a director of Center for Diagnostic Imaging, Inc., First Berkshire Hathaway Life, Cypress Insurance, The Warranty Group, and Connecticut Children's Medical Center. With his experience in governance for a wide range of businesses, Mr. Le Blanc has brought knowledge of developments in management practices and corporate governance that can be applied to improve our organization, as well as expertise in evaluating acquisition prospects.

        Steven S. Reed has served as a director of ResCare since 2003. Mr. Reed practices law at Reed Wicker, LLC, Louisville, Kentucky, where he is Managing Member. Mr. Reed was United States Attorney for the Western District of Kentucky from 1999 to 2001 and an Assistant U.S. Attorney for the same district from 1993 to 1999. Mr. Reed is a past Chair of the Board of Trustees of the University of Kentucky, and served as a Trustee from 1994 to 2006. Mr. Reed's prosecutorial background aids in our legal risk assessment and management, and he has served in a high profile and politically sensitive leadership role at the University of Kentucky.

Executive Officers of ResCare

        The executive officers of ResCare are Ralph G. Gronefeld, Jr., whose experience is described above, Patrick G. Kelley, David W. Miles, Richard L. Tinsley and David S. Waskey.

        Mr. Kelley was named Chief Operating Officer on June 26, 2009. He rejoined ResCare in January 2008 as President of the Community Services Group, which is ResCare's largest operating group. He had served as President of a division of The Rawlings Company, an insurance claims recovery company since April 2006. Mr. Kelley was employed by ResCare for more than 19 years, previously serving as Senior Vice President from 2003 to 2006, Vice President of Operations of ResCare's Central Region from 1999 to 2003, and as regional vice president for 12 states.

        Mr. Miles, a certified public accountant, has served as Chief Financial Officer since 2005 and he served as Vice President, Controller from 2001 to 2006 with responsibility for overseeing all aspects of the accounting function including financial reporting and compliance with Sarbanes-Oxley regulations. He joined ResCare in March 1998 as Director of Financial Reporting. Prior to joining ResCare, Mr. Miles was with Ernst & Young LLP for ten years.

        Mr. Tinsley was named Executive Vice President of ResCare Workforce Services on April 1, 2010. An attorney and certified public accountant, Mr. Tinsley joined ResCare in 2007 as Chief Development Officer overseeing all of the company's acquisition, growth and marketing efforts. Mr. Tinsley has experience in the home healthcare field as vice president of compliance and business development with Almost Family, Inc. and in U.S. and international planning and analysis as senior manager with Yum! Brands, Inc. Most recently he conducted his own consulting and legal practice serving as chief financial officer and legal counsel for a number of companies that were in transition and needed expert guidance.

        Mr. Waskey has served as ResCare's General Counsel since joining ResCare in May 1992. Mr. Waskey currently serves also as Chief Compliance Officer and Secretary. Before joining ResCare, he was a partner in the Louisville, Kentucky office of Alagia, Day, Trautwein & Smith. Before beginning the practice of law in 1984, Mr. Waskey was a certified public accountant in public practice.

Director Independence

        The board of directors of ResCare is currently composed of nine directors. Although we do not currently have securities listed on a national securities exchange or on an inter-dealer quotation system, we have selected the independence standards of NASDAQ to determine which of our directors qualify as independent. Using the independence standards promulgated by NASDAQ, our board of directors has determined that Ms. Kirtley, Dr. Braddock and Messrs. Reed, Hallagan, Brock and Bloem are independent directors. The Board has determined that the relationships described in this prospectus for Dr. Braddock, Ms. Kirtley and Mr. Reed are immaterial and do not affect the independence of these directors.

        Under the NASDAQ rules, we are considered a "controlled company" because more than 50% of the voting power for the election of our directors is held by Onex Rescare Holdings Corp. Accordingly, even if we were a listed company, we would not be required by NASDAQ rules to maintain a majority of independent directors on our board of directors, nor would we be required to maintain a compensation committee or a nominating committee comprised entirely of independent directors.

Committees of the Board

        The five standing committees of ResCare's board of directors are its audit committee, executive compensation committee, corporate governance and nominating committee, mergers and acquisitions committee, and ethics and compliance committee. Copies of the charters of each of the standing committees of our board of directors are available upon request.

        Audit committee.    The audit committee currently consists of Ms. Kirtley, Mr. Hallagan, Sen. Brock and Mr. Bloem and is chaired by Ms. Kirtley. The audit committee has responsibility for, among other things, the quality of our financial reporting and internal control processes, our independent auditor's performance and qualification and the performance or our internal audit function. ResCare's board of directors has determined that (1) all of the members of the audit committee are "independent" within the meaning of the rules of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission under the Sarbanes-Oxley Act and (2) all qualify as "audit committee financial experts" within the meaning of the SEC rules.

        Executive compensation committee.    The compensation committee currently consists of Messrs. Hallagan, Le Blanc and Brock and is chaired by Mr. Hallagan. The compensation committee has responsibility for, among other things, review and approval of executive compensation, review and approval of equity compensation and review and approval of ResCare's compensation philosophy, strategy and principles.

        Corporate governance and nominating committee.    The corporate governance committee currently consists of Messrs. Reed, Le Blanc and Braddock and is chaired by Mr. Reed. The corporate governance committee has responsibility for, among other things, review of corporate governance guidelines and oversight of the evaluation of the effectiveness of ResCare's board of directors and its committees.

        Mergers and acquisitions committee.    The mergers and acquisitions committee currently consists of Messrs. Le Blanc, Brock and Gronefeld. The mergers and acquisitions committee assists management in developing and implementing a strategic plan for ResCare's acquisitions, strategic relationships, investments and growth activities and assists the board in reviewing, evaluating and approving such activities.

        Ethics and compliance committee.    The ethics and compliance committee assists the board of directors in monitoring the effectiveness of ResCare's corporate compliance program. Dr. Braddock and Messrs. Reed and Epstein currently serve as members of the ethics and compliance committee, which Dr. Braddock chairs.

Compensation committee interlocks and insider participation

        None of the executive officers of ResCare has served as a member of the board of directors or compensation committee of another entity that had one or more of its executive officers serving as a member of the board of directors of ResCare.

Director compensation

        Under ResCare's current director compensation policy, which was adopted when ResCare was publicly held, non-employee directors receive an annual cash retainer of $36,000, meeting fees of $2,500 for each board meeting attended, and meeting fees of $1,000 for each committee meeting attended (except for audit committee and special committee meetings, for which the fee is $2,500 per meeting attended). The Chairman of the Board receives an additional annual cash retainer of $72,000. Olivia F. Kirtley receives an additional annual cash retainer of $24,000 for serving as Chairman of the Audit Committee. David Braddock, Chairman of the Ethics and Compliance Committee, Robert E. Hallagan, Chairman of the Executive Compensation Committee, Robert Le Blanc, Chairman of the Mergers and Acquisitions Committee, and Steven S. Reed, Chairman of the Corporate Governance and Nominating Committee, each receive an additional annual cash retainer of $18,000 for serving as committee chairs. Directors who are employees of ResCare do not receive additional compensation for service on the Board or its committees.

        The ResCare Non-Employee Director Deferred Stock Compensation Program (the "Deferral Program") permitted non-employee directors to defer their director fee payments and receive such deferred payments in the form of ResCare common share units. The Deferral Program terminated upon consummation of the tender offer, and each stock unit account was settled via a lump sum payment following the consummation of the tender offer.

        The following table summarizes the common share units held by the three directors who participated in the Deferral Program, and the lump sum payment each such director received in connection with the settlement of such units upon consummation of the tender offer.

Name	Total Deferral Program Units	Total Payment
Olivia F. Kirtley	27,645.29	$366,300.12
David Braddock	15,691.78	207,916.04
Robert E. Hallagan	11,336.29	150,205.83

Total	54,673.36	$724,422.00

Fiscal 2010 Director Compensation Table

        The following table shows compensation paid or awarded to our eight non-employee directors for the year ended December 31, 2010. Mr. Gronefeld, the Company's President and Chief Executive Officer, is not included in this table because he is an employee of the Company and thus receives no compensation for his service as a director. Mr. Gronefeld's compensation from the Company is reported in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Total ($)
James H. Bloem	$178,500	$28,470	$206,970
David Braddock(1)(2)	89,500	28,470	117,970
William E. Brock	90,000	28,470	118,470
Ronald G. Geary	242,500	28,470	270,970
Robert Hallagan(2)	103,000	28,470	131,470
Olivia F. Kirtley(2)	197,500	28,470	225,970
Robert M. Le Blanc(3)	64,000	—	64,000
Steven S. Reed	184,500	28,470	212,970

(1)
The fees for Dr. Braddock are paid to University Physicians, Inc., the Colorado University faculty practice plan of which Dr. Braddock is a member.

(2)
Ms. Kirtley, Mr. Hallagan and Dr. Braddock deferred some or all of their 2010 directors fees under the Deferral Program described above. The amounts deferred in 2010 are $89,500 for Dr. Braddock, $51,500 for Mr. Hallagan and $197,500 for Ms. Kirtley. These amounts are included as "Fees Earned or Paid in Cash."

(3)
The director fees for Mr. Le Blanc are paid to Onex Partners Management LP. Mr. Le Blanc has declined the annual restricted stock grants awarded to non-employee directors based on the policies of his employer.

(4)
Represents the aggregate grant date fair value of restricted stock awards in 2010, computed in accordance with FASB ASC Topic 718.

Executive Compensation

Compensation Discussion and Analysis

  Compensation Program Objectives

        ResCare's business goal is to provide quality human services to people with special needs, while at the same time enhancing long-term shareholder value. We believe that the compensation of our executives should reflect the value the company attributes to their skills, experience, loyalty to the company and adherence to its mission. The compensation should serve as an incentive for the executives to remain with the company and to strive to achieve goals and objectives that contribute to the quality of services we provide to the people we serve and to long-term shareholder value in the company. We believe that the compensation of our executives should also be structured with sensitivity to ResCare's employees and to the people we serve.

        ResCare is unique in the human services industry because of the scope and variety of the services it provides. ResCare serves people with intellectual, cognitive, developmental or physical disabilities, mental illness, acquired brain injury, youth with emotional or behavioral challenges, adults with economic and other barriers to productive employment, and the elderly who need support services in order to remain in their own homes as long as possible. ResCare employees, particularly its direct care employees, work in industries that rely for the most part on government funding, which does not compensate such important work highly. Its executives, who have been with the company for many years, are knowledgeable about the business, strongly supportive of its mission and sought after by competitors and others interested in their talent. We believe that we have a very talented group of executives and want them to remain with ResCare.

        ResCare's executive compensation program has been designed to support the objectives of promoting high quality service and strong operating and financial performance, while also taking into consideration ResCare's mission and its employees and constituents. Specifically, our compensation program:

  •
  provides incentives and rewards that are based on individual, group and company-wide performance in achieving quality of service and financial goals as identified in ResCare's strategic business plan;

  •
  provides sufficient value to attract and retain talented employees on a long-term basis; and

  •
  links the interests of executives with the long-term performance of the company by making equity-based awards a significant element of executive compensation.

        Historically, we have used employment contracts with executive officers as well as other key employees to recruit and retain high quality employees. Our employment contracts for the named executive officers are individually negotiated and approved by the executive compensation committee and provide the framework for each executive's compensation package. When Mr. Gronefeld assumed the position of President and CEO of ResCare in June 2006, the executive compensation committee negotiated a new employment agreement with him for a term through December 31, 2011. In 2007 and 2008, we completed new executive agreements with our four named executives other than Mr. Gronefeld also for terms through the end of 2011. The contracts are described in detail below, following the Summary Compensation Table. We have not yet modified the employment agreements with our named executive officers in light of the acquisition of our Company by an affiliate of Onex Partners III LP in the fourth quarter of 2010.

        The executive compensation committee provides overall guidance for our executive compensation policies and determines the amounts and elements of the compensation packages for executives. The committee generally solicits recommendations from our chief executive officer with respect to establishing compensation policies for the organization, establishing company and individual performance goals, and making compensation decisions for executive officers other than himself. The committee reviews the total package including all forms of compensation and benefits and the potential total future value of the compensation decisions made.

        In determining the compensation for our executives, we take into account several considerations that relate to the specific nature of our business:

  •
  the complexity of our business and its highly regulated nature. ResCare currently operates in 41 states, Washington DC, Puerto Rico, Canada and the United Kingdom. Our Job Corps operations are subject to United States Department of Labor requirements and federal government contract regulation, our workforce development operations are subject to both federal and local regulations and criteria, and the community services group operates in 34 states, each of which has its own reimbursement system and regulations. The people ResCare serves are some of the most vulnerable and regulations concerning their care are extensive. States operate on annual budgets which affect the reimbursement environment in which ResCare operates. ResCare's executives must understand the complexities of the various systems and be able to manage operations within them;

  •
  the special needs of the people we serve. As described above, ResCare serves people with many different special needs including those with developmental disabilities, those from disadvantaged backgrounds, the elderly, and people seeking assistance overcoming barriers to employment. These are vulnerable populations who are served by our dedicated employees, and we do not want our executives' compensation to be excessively disproportionate to the compensation of people in our operations, especially those who provide the direct services to the people we serve; and

  •
  the experience, skills and commitment of our leadership team. Our executives have been with the company for significant lengths of time, including both periods of economic growth and recessions, and have acquired an understanding of its operations and the complexities of its business. Their skills and experience contributed greatly to the past growth of our company, and they have demonstrated their commitment to the company during more difficult times. We want to retain their skills to continue the momentum and reward their loyalty and service.

        Our compensation packages for senior executives provide that performance-based cash compensation can be earned only if the company attains a minimum net income threshold. Giving priority to the achievement of company performance measures encourages a collaborative focus on corporate goals and performance.

        The individual performance goals for cash incentive compensation reward quality of service, compliance and effective risk management as well as financial performance. A portion of the cash incentive compensation that our CEO and business unit leaders can earn depends on the achievement of quality assurance goals under our "Best in Class" performance benchmarking system. Similarly, the performance goals for our financial and risk management executives include effectiveness of internal control, compliance assessment, and addressing identified risks. We also include the achievement of quality, compliance and risk management measures at the regional and local levels in the incentive compensation program for our regional managers.

  Components of Executive Compensation

        The three primary components of ResCare's executive compensation are base salary, annual cash incentive and long-term equity-based incentive compensation. Historically, equity-based compensation has been in the form of performance-based and service-based restricted stock awards. ResCare also contributes to the retirement savings plan for the executives at the same rate as for other employees, up to the limit permitted by law for highly compensated employees. We provide automobile allowances for executives whose operations permit reimbursement for such expense and we reimburse Mr. Gronefeld for the expenses of an annual physical to the extent not covered by insurance. The employment contracts also provide for additional benefits that do not involve material cost but which we also describe elsewhere in this prospectus. ResCare does not provide material perquisites to its executive officers.

        The employment agreements for our executives provide for approximately equal amounts of base salary and cash incentive compensation. The incentive compensation is earned only if the company attains an annual net income goal and the executive attains performance goals related to his individual responsibilities. Until 2011, equity-based compensation had been in the form of restricted stock awards. The agreements for our executives other than Mr. Gronefeld provided for annual restricted stock awards subject to service-based or performance-based criteria. Mr. Gronefeld's agreement provides for two substantial restricted stock awards, for 300,000 and 100,000 shares, respectively, that are performance-based. These awards are described in greater detail below. The compensation under these packages increases reasonably and rationally rather than quickly and in large intervals; salary increases are gradual, incentive compensation is based on annually established goals, service-based restricted share awards vested over four years, and performance-based restricted share awards vested immediately when earned.

        The previously unvested portions of the restricted stock awards granted to our executive officers, both service-based and performance-based, vested on November 16, 2010, when affiliates of Onex Partners III LP acquired more than a majority of the outstanding common shares of ResCare upon completion of a tender offer (the "Stock Tender Offer"), and a change of control occurred. Prior to the closing of the Acquisition, our executives contributed their holdings of ResCare common stock, including the restricted shares that vested upon the change of control, to Onex Rescare Holdings Corporation ("ORHC"), an affiliate of Onex Partners III LP that now holds all of the outstanding ResCare shares, in exchange for shares of ORHC. We sometimes refer to this exchange as "the rollover."

        For 2010, the mix of compensation earned by each named executive officer was as follows:

Executive	Base Salary as % of Total Compensation(1)	Bonus(2)	Annual Cash Incentives as % of Total Compensation	Long Term Equity as % of Total Compensation
Mr. Gronefeld	81.5%	18.5%	—	—
Mr. Kelley	80.0%	20.0%	—	—
Mr. Miles	80.0%	20.0%	—	—
Mr. Tinsley	94.2%	5.8%	—	—
Mr. Waskey	93.7%	6.3%	—	—

(1)
As used in this chart, "Total Compensation" includes the sum of base salary, actual annual cash incentive, and grant-date value of equity awards.

(2)
Although none of our named executive officers earned Non-Equity Incentive Compensation for 2010, they were awarded one-time bonuses for 2010, which are described under "Non-Equity Incentive Compensation," below.

  Base Salaries

        The base salaries of ResCare's named executive officers were established through the negotiation of their employment agreements. Base salaries are intended to be market competitive, not market leaders, and take into account the considerations discussed above. We believe salaries are appropriate based on our senior officers' responsibilities to head significant business units or functions and the objectives of our compensation program discussed elsewhere in this section.

        When Mr. Gronefeld assumed the position of President and CEO of ResCare in June 2006, the executive compensation committee engaged an independent compensation consultant, Pearl Meyer and Partners ("PM&P"), to provide data regarding the compensation paid to chief executive officers of a peer group of healthcare companies with annual revenue ranging from $1.2 billion to $2 billion. The following 10 companies comprised the 2006 peer group:

Apria Healthcare Group, Inc.	Pediatrix Medical Group, Inc.
Extendicare Inc.	Province Healthcare Company
Genesis HealthCare Corporation	Renal Care Group, Inc.
Gentiva Health Sciences, Inc.	Sun Healthcare Group, Inc.
LifePoint Hospitals, Inc.	Sunrise Senior Living, Inc.

        Under his 2006 agreement, Mr. Gronefeld's base salary was increased to $400,000 to reflect his new and increased responsibilities. His incentive compensation has the same structure as his prior employment contract, except that the quality performance goals changed from criteria applicable only to our Community Services Group (CSG), our largest business segment which Mr. Gronefeld previously headed, to performance criteria for all major segments of ResCare's business.

        In 2007 and 2008 we completed new executive agreements with our four named executives other than Mr. Gronefeld for terms through the end of 2011, which is also when Mr. Gronefeld's present agreement expires. Our executive compensation committee did not conduct an analysis of peer group performance or executive compensation in connection with the negotiation of these employment agreements as it did for Mr. Gronefeld. The committee may conduct another analysis of executive officer compensation among comparable companies for use in future compensation decisions and may engage a compensation consultant to assist as it has in the past.

        Base salaries are subject to annual increases equal to the greater of 5 percent or cost-of-living increases based on a common government index. However, Mr. Gronefeld's salary does not increase if ResCare's net income as it is defined in his employment agreement does not equal at least 90 percent of the annual net income target established by the board of directors. Net income is calculated in accordance with generally accepted accounting principles excluding extraordinary non-cash or non-recurring non-cash charges or losses and other items the executive compensation committee determines are appropriate.

        In light of the general economic environment and the financial pressures being faced by many of our dedicated employees, all of our named executive officers agreed to waive the 5 percent increase in base salary for 2009 and 2010. We believe this demonstrates the commitment of our senior executives to the welfare of our company, its customers and its employees.

  Non-Equity Incentive Compensation

        The annual non-equity or cash incentive compensation is designed to support the company's strategic business plan and to reward achievement of individual, group, and company-wide quality of service, operational and financial goals. The executive compensation committee annually establishes financial and non-financial performance measures with threshold and maximum performance targets for our named executive officers, in consultation with the CEO.

        Historically, each executive's bonus has been based 50% on company performance and 50% on individual performance or, in Mr. Gronefeld's case, company quality criteria. We believe that the executives should not be rewarded with incentive compensation unless the company is performing well; therefore, before any cash incentive can be awarded, ResCare's performance must meet or exceed

90 percent of the net income target established by the board of directors for the applicable year. The board of directors and management generally sets the net income target at levels that are achievable but challenging for the company to attain.

        No cash incentive compensation was awarded to any of our executives for 2010. The executive compensation committee did not establish individual performance goals for 2010 as a result of several developments:

  •
  After adopting a challenging net income target of $48.5 million for 2010, but before the executive compensation committee could establish executive performance goals, several states notified the company of significant reductions in reimbursement rates for services, making it doubtful that the threshold of 90% of net income for incentive compensation could realistically be attained;

  •
  The company's plan to reorganize its business units had not been finalized by the first quarter of 2010, and the potential reduction in operating costs from the reorganization could not be quantified; and

  •
  In the first quarter of 2010, Onex initiated discussions with a special committee of the board of directors regarding Onex's possible interest in making a proposal to acquire control of ResCare.

        The ongoing budgetary pressures facing federal, state and local governments created the most difficult state reimbursement climate in the company's history. Despite that environment, the company's year-over-year revenues increased by $5 million in 2010, and the company reduced annual operating expense by approximately $3 million from the successful execution of the reorganization of the company's business units. The company's management team achieved these financial results despite the significant demands on their time from the due diligence investigations conducted throughout the year by Onex and other potential acquirers and lending institutions and investment banks involved in the refinancing of the company's outstanding debt and its issuance of $200 million of senior notes due 2019.

        Based on the results achieved despite the extraordinary developments in 2010, the executive compensation committee approved the award of the one-time bonuses for the amounts shown in the following table to the named executive officers:

Ralph Gronefeld	$100,000
Patrick Kelley	75,000
David Miles	75,000
Richard Tinsley	15,000
David Waskey	15,000

        Our non-equity incentive compensation plan for 2011 has been modified to reflect our status as a private company. The cash incentive depends upon the company achieving a budgeted level of earnings before interest, income taxes, depreciation and amortization ("EBITDA"), as defined, instead of net income. Similar to prior years, before any cash incentive can be awarded, ResCare's performance must meet or exceed 90 percent of the EBITDA target established by the board of directors for the applicable year. The board of directors and management intends to continue to set the financial performance target at a level that is achievable but challenging for the company to attain.

        Our named executive officers will be eligible to earn cash incentive compensation equal to up to 100% of salary. Seventy percent of the cash incentive compensation will be based upon the company's achievement of the EBITDA target to encourage a collaborative focus on corporate goals and performance. Thirty percent will be based upon the achievement of individual performance goals related to business units or functions for which the named executive officer has direct responsibility.

  Equity-based Incentive Compensation

        Since 2005, ResCare's equity-based incentive compensation for executive officers had been principally in the form of restricted stock awards. We determined, after consultation with PM&P, that use of restricted stock would better serve our purposes of promoting employee retention and linking executives' interests more closely with the interests of our public shareholders and ResCare's long-term performance. The value of restricted stock is measured at the time of the grant only, which simplifies the accounting and provides a more consistent calculation of financial impact. We believe that equity awards that vest over longer periods of time, as the restricted stock awards to our executives did, also tends to promote the kind of longer-term planning and strategies for the company that we believe serve as a greater incentive for retention of the valuable employee. The restricted stock awards for our named executives were set forth in their employment agreements. The awards for the executives, except for Mr. Gronefeld, required satisfaction of both service-based and performance-based criteria, with the larger percentage being performance-based as described in the descriptions of the employment agreements below. The restricted stock awards for Mr. Gronefeld require satisfaction of performance-based criteria, as we discuss later in this section.

        Section 162(m) of the Internal Revenue Code as amended provides generally that the compensation paid by publicly held companies to the chief executive officer and the four most highly paid senior executive officers (other than the chief executive officer) in excess of $1 million per executive will be deductible by ResCare only if paid pursuant to a qualifying performance-based compensation plan approved by ResCare shareholders. The 2005 Omnibus Incentive Compensation Plan included performance criteria intended to have certain awards qualify as performance-based compensation for purposes of Section 162(m). Performance-based awards reduce the income tax payable by the company despite their resulting in more compensation expense, a non-cash item.

  Timing of Awards

        Our restricted stock awards, including those to our executive officers, were made on fixed dates under employment agreements with management employees within limits of authority given by the executive compensation committee to Mr. Gronefeld or on the date the committee approves a grant if it is not within the authority limits. We generally have executed employment agreements with management employees in large groups as their previous employment agreements expire or as they are initially hired by the company. In general, the vesting dates were uniform among the awards.

  Change of Control and Severance Provisions

        The employment agreements with our executives and the form of restricted stock award agreement that we used for all employee recipients both included a change of control provision that accelerated the vesting of any restricted share awards if there is a change of control of the company as that term is defined in our 2005 Omnibus Incentive Compensation Plan. Vesting of restricted stock awards also accelerated upon the employee's death or disability.

        In addition, the executives' employment agreements provide that if an executive's employment is terminated without cause or if the employment agreement is not extended by the company, the executive's base salary will continue for a period of twelve months, except for Mr. Gronefeld who is entitled to receive twice his base salary in monthly installments paid over a period of up to one year. Mr. Gronefeld and Mr. Miles are also entitled to receive lump sum payments equal to up to three times base salary in the case of Mr. Gronefeld, and equal to two times base salary in the case of Mr. Miles, if terminated without cause within two years after a change of control occurs. ResCare has employment agreements with many of its management employees throughout the company and all the agreements contain a severance provision under which the employee receives base salary from three to six months after termination, similar to the severance for the executives. We believe it is appropriate to include these protections for our executives to further our objectives of retaining key executives, and we concluded that the severance provisions were reasonable to help assure the executives that they would be treated fairly in the event of a tender offer, takeover bid or change of control. Particularly in the case of a change of control, the executive officers could be at risk if a new owner would make significant changes in the direction of the company to which these executives are committed, toward which they have been working and on which their performance is based. We believe these severance provisions are not excessive and are fair to our executives. The change of control and severance provisions are described more fully in the discussion of employment agreements following the Summary Compensation Table and in the table entitled Potential Payments Upon Termination or Change of Control below.

        We do not provide our executives with tax gross-up protection if the benefits provided upon or following a change of control result in excise taxes under Section 280G of the Internal Revenue Code.

  Chief Executive Officer's Compensation

        When Mr. Gronefeld assumed the position of President and CEO of ResCare in June 2006, the executive compensation committee negotiated a new employment agreement with him for a term through December 31, 2011. His base salary was increased by 10 percent from $362,500 to $400,000 due to the new and increased responsibilities he assumed in that position. His incentive compensation has the same structure as in his prior employment contract, and the agreements of the other executives described below, except that the quality performance goals changed from criteria applicable only to CSG to performance criteria for all segments of ResCare's business. The agreement also provided for two awards of restricted stock, one for 300,000 shares and one for 100,000 shares, if financial performance targets were met. The 300,000 share award has both performance-based and service-based characteristics. The net income target for the 300,000 restricted share award was $19.5 million for the twelve-month period ended June 30, 2007. We expected the $19.5 million net income target to be achieved, but it was not certain because of normal business uncertainties and unique nature of our business. That target was met, and we issued 300,000 shares of restricted stock to Mr. Gronefeld in August 2007. As an incentive for Mr. Gronefeld to remain with the company, 60,000 shares, or 20% of the award, vested upon issuance in August 2007, and an additional 20% was scheduled vest on the first day of January in each of the next four calendar years. The second award for 100,000 shares of restricted stock was solely performance-based. These shares were granted at the outset of the agreement and vest in their entirety if a net income target of $64 million for any calendar year were achieved. This second net income target was substantially greater than the annual net income ResCare had reported in any year to date and was considered to be a very challenging target to achieve.

        Although the company did not attain the $64 million net income target, the 100,000 share award and the final 60,000 share portion of Mr. Gronefeld's service-based award both vested upon completion of the Stock Tender Offer on November 16, 2010. The terms of Mr. Gronefeld's 2006 agreement are discussed in greater detail below under "Employment Agreements."

        The executive compensation committee consulted with PM&P and outside counsel, and we consulted with outside tax counsel, securities counsel and corporate counsel in reviewing the restricted stock awards to Mr. Gronefeld and their qualification as performance-based awards under IRC 162(m). The committee reviewed Mr. Gronefeld's total compensation package, including the effect of the restricted stock awards on the company's financial statements, with the full board of directors, which approved the package.

  2011 Stock Option Awards

        For 2011, the equity-based incentive compensation awarded to the named executive officers will be in the form of options to purchase shares of the Class A common stock of ORHC, the entity that holds all of the outstanding shares of ResCare.

Summary Compensation Table

        The following table provides information concerning compensation awarded to or earned by the named executive officers of ResCare during the years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Ralph G. Gronefeld, Jr.	2010	441,018	100,000	0	0	0	541,018
President and Chief	2009	440,000	0	0	0	0	440,000
Executive Officer	2008	440,000	0	0	237,160	9,200	686,360
Patrick G. Kelley	2010	400,000	100,000	0	0	0	500,000
Chief Operating Officer	2009	350,000	25,000	0	0	0	375,000
	2008	350,000	0	92,200	118,650	6,462	567,312
David W. Miles	2010	300,012	75,000	0	0	0	375,012
Executive Vice President	2009	300,000	0	0	0	0	300,000
and Chief Financial Officer	2008	300,000	0	92,200	154,200	6,448	552,848
Richard L. Tinsley	2010	245,011	15,000	0	0	0	260,011
Executive Vice President—	2009	230,000	0	0	0	0	230,000
Workforce Services(5)(6)
David S. Waskey	2010	225,011	15,000	0	0	0	240,011
General Counsel and	2009	225,000	0	0	0	0	225,000
Chief Compliance Officer(6)

(1)
The company awarded one-time bonuses to the named executive officers in 2010 in recognition of the financial results achieved by the company despite several extraordinary developments during the year described under "Compensation Discussion and Analysis—Non-Equity Incentive Compensation," above. Mr. Kelley was also awarded $25,000 in 2009 and 2010 in recognition of the additional responsibilities he assumed following his appointment as Chief Operating Officer effective June 26, 2009. Mr. Kelley had previously served as President of the Community Services Group from the time he rejoined ResCare on January 1, 2008.

(2)
The amounts in column (e) show the grant date fair value of awards granted pursuant to the 2005 Omnibus Incentive Compensation Plan and the executives' employment agreements, computed in accordance with FASB ASC Topic 718.

(3)
Non-equity incentive compensation paid to the executive officers is based on attainment of performance goals for the fiscal year approved by the executive compensation committee of the board of directors and as otherwise provided in their employment agreements.

(4)
All Other Compensation represents matching contributions allocated by ResCare to the Retirement Savings Plan.

(5)
Mr. Tinsley served as Chief Development Officer until his appointment as Executive Vice President—Workforce Services effective April 1, 2010.

(6)
Mr. Tinsley and Mr. Waskey became executive officers in 2009.

Grants of Plan-Based Awards Table

        No incentive plan awards were granted to our named executive officers during 2010. ResCare did not attain net income equal to at least 90% of the net income target for 2010, which is required before our executives can earn cash incentive compensation based upon the attainment of individual performance goals. Messrs. Kelley and Miles were not eligible for restricted stock awards when the company did not attain net income equal to at least 95% of the net income target for 2010, as provided in their employment agreements. In addition, the executive compensation committee did not establish individual performance goals for 2010 due to significant developments during the year described under "Compensation Discussion and Analysis—Non-Equity Incentive Compensation," above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units (#)
									Grant Date Fair Value of Stock Awards ($)
	Grant Date	Action Date
Name			Threshold ($)		Target ($)		Threshold (#)
Ralph G. Gronefeld	—	—		(1)		(1)	—	—	—
David W. Miles	—	—		(1)		(1)	—	—	—
Patrick G. Kelley	—	—		(1)		(1)	—	—	—
Richard L. Tinsley	—	—		(1)		(1)	—	—	—
David S. Waskey	—	—		(1)		(1)	—	—	—

(1)
The executive compensation committee did not establish individual performance goals for 2010 due to significant developments during the year described under "Compensation Discussion and Analysis—Non-Equity Incentive Compensation," above.

Employment and Other Agreements

  Employment agreements with named executive officers

        ResCare has employment agreements with all of its named executive officers. The agreements are substantially similar to each other, and were approved by the executive compensation committee of the board of directors. Effective July 1, 2006, we entered into a new employment agreement with Mr. Gronefeld upon his promotion to President and CEO. We entered into an employment agreement with Mr. Kelley effective January 1, 2008, when he joined ResCare as President of our Community Services Group. We also entered into employment agreements with Messrs. Miles, Tinsley and Waskey effective January 1, 2008. We have not modified the employment agreements with our named executive officers or entered into new employment agreements with them following the acquisition of our company by an affiliate of Onex Partners III LP in the fourth quarter of 2010.

        Term.    The agreements all are for terms expiring on December 31, 2011, and may be renewed for successive one-year terms at the company's option with the executive officer's consent.

        Base Salary.    Our named executive officers elected to waive their contractual annual salary increases for 2009 and 2010 in light of the general economic environment and the financial pressures being faced by many of our employees. Under the employment agreements, base salaries for both years were:

  •
  $440,000 for Mr. Gronefeld;

  •
  $350,000 for Mr. Kelley;

  •
  $300,000 for Mr. Miles;

  •
  $230,000 for Mr. Tinsley, and

  •
  $225,000 for Mr. Waskey.

        In each case, base salary increases annually by the greater of 5% or the percentage by which the consumer price index for "All Urban Consumers, All Items" increases during the prior twelve months. Mr. Gronefeld's agreement provides that the Company may suspend his salary increase if its net income for the immediately previous year does not equal at least 90% of the annual net income target as defined in the agreement.

        Mr. Kelley was named Chief Operating Officer on June 26, 2009, at which time he assumed responsibilities for substantially all of our business units. We paid Mr. Kelley a cash bonus of $25,000 in 2009 to reflect his assumption of these responsibilities from June 26, 2009 through year-end. Effective January 1, 2010, Mr. Kelley's annual salary was increased by $50,000 to $400,000.

        Mr. Tinsley was named Executive Vice President—Workforce Services effective April 1, 2010, at which time his annual salary was increased by $15,000 to $245,000.

        Cash Incentive Compensation.    Each of the executive officers is eligible to receive annual cash incentive compensation based upon the attainment of both company performance criteria and, except for Mr. Gronefeld, individual performance criteria. Mr. Gronefeld's cash incentive compensation is based on the company attaining financial and quality performance criteria. Before any executive could earn cash incentive compensation, ResCare must meet or exceed 90% of its annual net income target. Net income may be increased by extraordinary charges or losses and other appropriate additions as determined by the executive compensation committee. Any net income adjustments also apply to the net income thresholds. The individual performance criteria reward the attainment of strategic objectives by the business unit managed by each executive. The criteria are established annually by the executive compensation committee and ResCare's management team.

        The employment agreements provide that each executive is eligible for cash incentive compensation of up to 100% of his base salary. For each executive other than Mr. Gronefeld, a maximum of 60% of the cash incentive can be based on the company's net income performance and a maximum of 60% can be based on the performance of the group or unit the executive directs. For Mr. Gronefeld, a maximum of 70% of the cash incentive can be based on the company's net income performance and a maximum of 70% can be based on the company's quality performance. The two percentages must total 100% and are established annually by the executive compensation committee.

        The company component is measured against a range between the annual net income target set by the board and the net income threshold that must be met for any cash incentive compensation to be granted. This range is referred to as the incentive range. A percentage factor is applied to the maximum percentage for the company component to arrive at the actual company component for that year. The percentage factor is equal to 60% plus 40% multiplied by the difference between the company's actual net income performance and the established net income threshold divided by the incentive range.

        No incentive plan awards were granted to our named executive officers during 2010 because ResCare did not attain net income equal to at least 90% of the net income target for 2010, which is required before our executives could earn incentive compensation based upon the attainment of individual performance goals. In addition, the executive compensation committee did not establish performance goals for 2010 due to significant developments during the year described under "Compensation Discussion and Analysis—Non-Equity Incentive Compensation," above.

  Restricted Stock Awards.

        All of the outstanding unvested equity awards held by our executive officers vested on November 16, 2010. On that date, affiliates of Onex Partners III LP acquired more than a majority of the outstanding common stock of ResCare upon completion of a tender offer, representing a "change of control" as defined in ResCare's 2005 Omnibus Incentive Compensation Plan.

        Each of our executive officers other than Mr. Gronefeld is eligible to receive an annual performance-based grant of restricted shares during the term of his employment agreement, provided that our net income is at least 95% of a net income target for the year that is at least 10% higher than the net income target for the preceding year, and that the executive continues to be employed by ResCare. The number of shares awarded each year is equal to $100,000 divided by the closing price of our common stock on the award date, which is the date we file our Form 10-K Annual Report with the SEC for the prior fiscal year. The awards will vest immediately. Because this performance test was not achieved for fiscal year 2010, no performance shares were issued to the eligible executives. We anticipate that our employment agreements will be amended in light of the acquisition of our Company by an affiliate of Onex Partners III LP, including the provisions for equity awards set forth therein.

        Termination.    If Mr. Gronefeld's employment is terminated by ResCare without cause, if he terminates his employment for good cause as defined in his agreement, or if the employment agreement expires and the company elects not to renew it, Mr. Gronefeld is entitled to receive twice his then-current full base salary payable in equal monthly installments from the date of termination until March 15 of the calendar year following termination. In the cases of the other four executive officers, if the employment agreement is terminated without cause by ResCare or is terminated because ResCare elects not to renew the employment agreement, the executive is entitled to receive his base salary for 12 months after termination. If the executive voluntarily terminates his employment, or elects not to renew the employment agreement at the end of its term, he will receive his salary through the date of termination. In all of these cases, the executive is also entitled to receive any earned but unpaid incentive bonus for a calendar year ending before or at termination.

        If employment is terminated because of disability, each executive officer will continue to receive base salary until the earlier of the termination of the agreement or the commencement of disability benefits under the benefit plan. In addition, if the agreement terminates because of commencement of disability benefits and the disability benefits do not equal 100% of base salary, the executive will receive the difference between base salary and the disability payment until the agreement terminates due to disability as provided in the agreement. The executive would also receive any earned but unpaid incentive bonus for a calendar year ending before termination.

        If, within two years after a change of control, Mr. Gronefeld's employment agreement is terminated either by ResCare without cause or by Mr. Gronefeld for good cause as defined in his agreement, he is entitled to receive the greater of the unpaid amount of his then-current base salary for the balance of the term of the agreement or three times his then-current base salary. If Mr. Miles' employment is terminated without cause by the company within two years after a change of control, he is entitled to receive a lump sum payment equal to two times his then current base salary. He is also entitled to receive any earned but unpaid incentive bonus for a calendar year ending before termination and a pro-rated incentive bonus for the current year through the date of termination.

        Restrictive covenants.    Each executive officer agrees not to compete with ResCare during employment and for a stated period of time after termination of his employment: 24 months in the case of Mr. Gronefeld and 12 months in the cases of Messrs. Kelley, Miles, Tinsley and Waskey. Each executive officer also agrees to maintain confidentiality of ResCare's information and not to disparage ResCare or its employees.

        Other provisions.    The company has agreed to pay for Mr. Gronefeld the portion of reasonable and customary costs of an annual executive physical at the Mayo Clinic or other comparable facility that are not paid by health insurance.

Outstanding Equity Awards at Fiscal Year-End

        All of the outstanding unvested equity awards held by our executive officers vested on November 16, 2010 upon completion of the Stock Tender Offer, which constituted a "change of control" as defined in ResCare's 2005 Omnibus Incentive Compensation Plan. As of December 31, 2010, our company had no outstanding equity awards.

Option Exercises and Stock Vested

        The following table provides information about vesting of stock awards held by named executive officers in 2010. None of the named executive officers exercised options during the year.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph G. Gronefeld	—	—	223,839	$2,842,867
Patrick G. Kelley	—	—	3,750	47,063
David W. Miles	—	—	13,218	172,514
Richard L. Tinsley	—	—	1,250	13,938
David S. Waskey	—	—	—	—

Potential Payments upon Termination or Change of Control

        The following table provides information about payments or benefits that would be due to the named executive officers under the terms of their current employment agreements if the employment agreement is terminated or there is a change of control of the company. These amounts assume cash incentive compensation payment at 100% of targeted incentive compensation which equals 100% of base salary for 2011 and termination or a change of control on December 31, 2010. They also reflect the vesting of all unvested restricted stock outstanding on November 16, 2010, as a result of the change of control that occurred upon completion of the Stock Tender Offer. Any payments upon termination of employment or change of control are governed by the executives' employment agreements, which remain in effect without modification following the November 16, 2010 change of control.

        The employment agreements incorporate the definition of change of control in ResCare's 2005 Omnibus Incentive Compensation Plan. That plan defines a change of control as (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act, with certain exceptions, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 30% or more of the combined voting power of the company's then outstanding capital stock; (ii) any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of 30% or more of the combined voting power of the company's then outstanding capital stock; (iii) the persons who were directors immediately before a transaction shall cease to constitute a majority of the board of directors of the company or any successor to the company; (iv) disposition of the company pursuant to a partial or complete liquidation, sale of assets, or otherwise. Provided, however, that if the executive compensation committee believes an award will constitute "deferred compensation" pursuant to Internal Revenue Code Section 409A, the committee may provide that "change of control" for that award will have the meaning given in guidance from the Internal Revenue Service construing that term for purposes of allowable triggers for payment of deferred compensation.

Payments Under Termination	Non-Renewal by Company	Involuntary Not-For- Cause Termination (no change of control)		Involuntary Termination (change of control)	Death or Disability
Severance (2011 Base Salary and Target Bonus)
Ralph G. Gronefeld	$1,320,000	$1,320,000	(1)	$1,760,000	$440,000
Patrick G. Kelley	800,000	800,000		800,000	400,000
David W. Miles	600,000	600,000		900,000	300,000
Richard L. Tinsley	490,000	490,000		490,000	245,000
David S. Waskey	450,000	450,000		450,000	225,000
Stock Options
Ralph G. Gronefeld	0	0		0	0
Patrick G. Kelley	0	0		0	0
David W. Miles	0	0		0	0
Richard L. Tinsley	0	0		0	0
David S. Waskey	0	0		0	0
Restricted Stock(2)
Ralph G. Gronefeld	0	0		0	0
Patrick G. Kelley	0	0		0	0
David W. Miles	0	0		0	0
Richard L. Tinsley	0	0		0	0
David S. Waskey	0	0		0	0
Total
Ralph G. Gronefeld	$1,320,000	$1,320,000		$1,760,000	$440,000
Patrick G. Kelley	800,000	800,000		800,000	400,000
David W. Miles	600,000	600,000		900,000	300,000
Richard L. Tinsley	490,000	490,000		490,000	245,000
David S. Waskey	450,000	450,000		450,000	225,000

(1)
If Mr. Gronefeld voluntarily terminates his employment for Good Reason, as provided in his employment agreement discussed above, he would receive the same amounts as shown in the table for Involuntary Not-for-Cause Termination (no change of control).

(2)
All previously unvested shares automatically vested upon the change of control on November 16, 2010.

        Under the executive officers' employment agreements, regardless of the manner of termination of an executive officer's employment, he or she is entitled to receive the following amounts earned during his or her employment:

  •
  Base salary until date of termination;

  •
  Earned but unpaid cash incentive compensation for the calendar year preceding termination (except termination for cause in which case no incentive compensation for the calendar year in which employment is terminated shall be paid);

  •
  Unused paid time off;

  •
  Amounts accrued and vested in the company's 401k plan;

  •
  Vested stock options may be exercised within three months after termination except for termination for cause, in which case any unexercised options are forfeited; and

  •
  All unvested restricted stock is forfeited.

Security Ownership of Certain Beneficial Owners and Management

        ResCare is a wholly owned subsidiary of Onex Rescare Holdings Corp. ("New Holdco").

        The following table sets forth information with respect to the beneficial ownership of New Holdco voting and non-voting common stock as of March 31, 2011 by:

  •
  each person who is known by us to beneficially own 5% or more of the total number of voting and non-voting shares of common stock of New Holdco;

  •
  each of our directors;

  •
  each of our named executive officers ; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. There are no stock options that could be exercised within 60 days. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
DIRECTORS AND NAMED EXECUTIVE OFFICERS
James H. Bloem	—		—
David Braddock, Ph.D.	—		—
William E. Brock	—		—
Steven B. Epstein	40		*
Robert E. Hallagan	—		—
Olivia F. Kirtley	—		—
Steven S. Reed	—		—
Robert M. Le Blanc	—	(2)	—
Ralph G. Gronefeld, Jr.	670		1.4
Patrick G. Kelley	9		*
David W. Miles	30		*
Richard L. Tinsley	8		*
David S. Waskey	2		*
All directors and executive officers as a group (13 persons)(3)	759		1.6
OTHER SECURITY HOLDERS WITH MORE THAN 5% OWNERSHIP
Onex Corporation	46,550	(4)	97.7

*
Less than 1%.

(1)
Percentage of common stock, including both voting and non-voting shares. See footnote 3.

(2)
Mr. Le Blanc is a managing director of Onex Corporation. These shares are shown as beneficially owned by Onex Corporation.

(3)
Each of our named executive officers granted Onex Partners III LP an irrevocable proxy with respect to all matters submitted to the stockholders of New Holdco for a vote or written consent. See "Certain Relationships and Related Party Transactions—Stockholders agreement" below.

(4)
Includes shares owned by the following affiliates of Onex Corporation: Onex Partners LP, Onex Partners III LP, Onex American Holdings II LLC, Onex US Principals LP, ResCare Executive Investco LLC, Rescare EI II LLC, Onex Advisor III LLC, Onex Partners III

  PV LP, Onex Partners III Select LP, and Onex Partners III GP LP. Onex Corporation may be deemed to own beneficially the shares held by these affiliates. The address of Onex Corporation is 161 Bay Street, Toronto, Ontario M5J 2S1 Canada. The address for each of Onex Partners LP, Onex Partners III LP, Onex Partners III PV LP, Onex Partners III Select LP, and Onex Partners III GP LP is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019. The address for each of Onex American Holdings II LLC, Onex US Principals LP, ResCare Executive Investco LLC, Rescare EI II LLC, and Onex Advisor III LLC is c/o Onex Corporation, 421 Leader Street, Marion, Ohio 43302.

Certain Relationships and Related Party Transactions

Management agreement

        The Company is party to an Amended and Restated Management Services Agreement with Onex Partners Manager LP, an affiliate of Onex Partners III LP. Under this agreement, Onex Partners Manager is retained to provide consulting services in exchange for an annual advisory fee of $650,000. Robert Le Blanc is managing director of Onex Partners Manager LP.

Stockholders agreement

        All of the stockholders of New Holdco, including the Onex Investors and certain of our directors and executive officers, are parties to a stockholders agreement pursuant to which (i) Onex Partners III LP has the right to elect each member of our board of directors, (ii) each stockholder, other than the Onex Investors, granted Onex Partners III LP an irrevocable proxy with respect to all matters submitted to the stockholders for a vote or written consent, (iii) the stockholders agreed to drag-along, tag-along and other rights with respect to the transfer of their shares and (iv) the Onex Investors have customary demand registration rights, and all of the stockholders have customary "piggy-back" registration rights, with respect to the registration of their shares.

Finance

        U.S. Bank National Association, a subsidiary of U.S. Bancorp, is a member of the lender group under the Company's senior secured credit facility, holding approximately 8.6% of the outstanding indebtedness thereunder. Mrs. Olivia Kirtley, a member of the Company's Board of Directors, is also a member of U.S. Bancorp's board of directors. This credit facility was negotiated on an arms length basis with no involvement from Mrs. Kirtley.

Consulting services

        Dr. David Braddock, a member of the Company's Board of Directors, provides consulting services to the Company under the terms of a consultation agreement with an organization affiliated with the University of Colorado, of which Dr. Braddock is a member. The payments to the organization are $24,000 annually, of which Dr. Braddock receives a portion.

Legal

        Reed Wicker PLLC performs legal services for the Company from time to time. Steven Reed, one of the principals of Reed Wicker PLLC, is a member of the Company's Board of Directors. Payments for these services totaled $142,077 in 2010, $43,560 in 2009, and $19,929 in 2008.

        Epstein, Becker & Green, P.C., or EBG, provided legal services to Onex in connection with its acquisition of ResCare. The Company paid EBG $450,000 in 2010 for those services. Steven Epstein, a founder and shareholder of EBG, is a member of the Company's Board of Directors. EBG may in the future provide legal services to the Company on various matters.

Leases

        The Company leases certain of its facilities under an operating lease with Ventas, Inc., a publicly traded real estate trust of which Ronald Geary, who served as Chairman of the Company's Board of Directors until 2011, is a director. The lease commenced in October 1998 and extends through October 31, 2015. Lease payments to the trust approximated $1.0 million for each of the years ended December 31, 2010, 2009 and 2008. Aggregate future rentals are estimated to be approximately $4.9 million, subject to annual increases based on the consumer price index.

Description of Other Indebtedness

Senior secured credit facilities

        In connection with the closing of the offering of the outstanding notes, we entered into an amended and restated senior secured credit agreement and related security and other agreements with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, consisting of a revolving credit facility and a term loan credit facility, which we refer to as our new senior secured credit facilities.

        Proceeds from our new senior secured credit facilities and the offering of the outstanding notes were used to finance the Transactions, including refinancing certain of our outstanding indebtedness. See "Prospectus Summary—Recent transactions." We also intend to fund working capital, capital expenditures, permitted acquisitions and investments with borrowings under our revolving credit facility, subject to availability.

        Our revolving credit facility provides for revolving loans and letters of credit in an initial aggregate principal amount of at least $275.0 million, with a letter of credit sub-facility of up to $130.0 million. The aggregate amount available under the revolving credit facility is $275.0 million until July 28, 2013, after which the aggregate amount available will be $240.0 million until maturity at December 22, 2015. Our ability to draw under our revolving credit facility or issue letters of credit thereunder is conditioned upon, among other things, our delivery of prior written notice of borrowing or issuance, as applicable, our ability to reaffirm the representations and warranties contained in the credit agreement governing our new senior secured credit facilities and the absence of any default or event of default under our new senior secured credit facilities.

        Our term loan credit facility provides for aggregate borrowings of $170.0 million. Concurrently with the issuance of the outstanding notes, we issued a $170.0 million senior secured note due on December 22, 2016 at a discounted price of 98% and realized net proceeds of $166.6 million.

        Subject to certain conditions, the revolving credit facility and the term loan credit facility may be increased by, or new term loan credit facilities may be established up to, $175.0 million in the aggregate in additional commitments across all such facilities.

        Borrowings will bear interest at a floating rate, which can be either LIBOR plus an applicable margin or, at our option, a base rate plus an applicable margin. The applicable margin for the term loan credit facility is 5.50% per annum for LIBOR borrowings and 4.50% per annum for base rate borrowings. The applicable margin for the revolving credit facility is to be between 3.00% and 4.50% per annum for LIBOR borrowings and 2.00% and 3.50% per annum for base rate borrowings depending on a total leverage to EBITDA ratio. LIBOR borrowings for the term loan credit facility are subject to a 1.75% floor and base rate borrowings are subject to a 2.75% floor. Upfront fees payable to the lenders under the term loan credit facility were payable in the form of an original issue discount at closing, which was 98%.

        The following fees apply under the revolving credit facility: (i) an unused line fee of 0.50% per annum, based on the unused portion of the revolving credit facility, subject to decrease to 0.40% based on a total leverage to EBITDA ratio; (ii) a letter of credit participation fee on the aggregate stated amount of each letter of credit available to be drawn equal to the applicable margin for LIBOR loans; (iii) a letter of credit fronting fee equal to 0.125% per annum on the face amount of each letter of credit available to be drawn; and (iv) certain other customary fees and expenses of the lenders and agents.

        Our term loan credit facility is subject to quarterly amortization payments of 0.25% of the original principal amount thereof with the balance payable at maturity.

        We may voluntarily prepay loans or reduce commitments under our new senior secured credit facilities, in whole or in part, subject to minimum amounts but without premium or penalty, other than in the case of certain repricing transactions with respect to the term loan credit facility, if any, prior to the first anniversary of the closing date thereof, which shall be subject to a 1% premium. If we prepay LIBOR rate loans other than at the end of an applicable interest period, we are required to reimburse lenders for their losses or expenses sustained as a result of such prepayment.

        We must prepay the term loan credit facility with net cash proceeds of asset sales, casualty and condemnation events, incurrence of indebtedness (other than indebtedness permitted to be incurred) and a percentage of excess cash flow based on a total leverage to EBITDA ratio, in each case, subject to certain exceptions such as reinvestment rights. We will be required to make prepayments under our revolving credit facility at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under the revolving credit facility exceeds the aggregate amount of commitments in respect of the revolving credit facility.

        Our obligations under our new senior secured credit facilities are secured by a first priority security interest in substantially all of our assets and the assets of New Holdco, including capital stock of our subsidiaries, subject to certain exceptions.

        Our obligations under our new senior secured credit facilities are guaranteed by New Holdco and, subject to customary grace periods following our acquisition, will be guaranteed by all of our direct and indirect wholly owned subsidiaries (subject to certain exceptions, including exclusion of any non-U.S. subsidiaries of a U.S. entity).

        Our new senior secured credit facilities contain customary negative covenants, including, but not limited to, restrictions on New Holdco's and its subsidiaries' ability to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances or investments, pay dividends, sell or otherwise transfer assets, optionally prepay or modify the terms of any junior indebtedness or other indebtedness, enter into transactions with affiliates or change our line of business.

        Our new senior secured credit facilities require us to comply with certain financial maintenance covenants, requiring us to maintain, subject to certain exceptions:

  •
  a maximum total leverage ratio (which will be the ratio of our consolidated total debt, less a portion of our cash on hand, to Consolidated EBITDA (as defined in the credit agreement)) measured each fiscal quarter and ranging from (i) 4.75 to 1.0 for the fiscal quarter ending December 31, 2010 through the fiscal quarter ending June 30, 2012, (ii) 4.50 to 1.0 for the fiscal quarter ending September 30, 2012 through the fiscal quarter ending December 31, 2013 and (iii) 4.25 to 1.00 for the fiscal quarter ending March 31, 2014 and each fiscal quarter thereafter.

  •
  a minimum interest coverage ratio (which will be the ratio of Consolidated EBITDA to consolidated interest expense) measured each fiscal quarter and ranging from (i) 2.25 to 1.0 for the fiscal quarter ending December 31, 2010 through the fiscal quarter ending June 30, 2012,

    (ii) 2.50 to 1.0 for the fiscal quarter ending September 30, 2012 through the fiscal quarter ending December 31, 2013 and (iii) 2.75 to 1.00 for the fiscal quarter ending March 31, 2014 through the fiscal quarter ending June 30, 2015, and (iv) 3.00 to 1.00 for the fiscal quarter ending September 30, 2015 and each fiscal quarter thereafter.

        Our new senior secured credit facilities will specify the maximum capital expenditures we may make each year, subject to certain exceptions and the ability to rollover unused amounts.

        Our new senior secured credit facilities contain customary affirmative covenants, including, but not limited to, delivery of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain material events, maintenance of existence, payment of material taxes and other claims, maintenance of properties and insurance, access to books and records by and meetings with the lenders, compliance with applicable laws and regulations, including environmental laws, and further assurances and provision of additional collateral and guarantees. Our new senior secured credit facilities provide that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated and the lending commitments terminated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, including the notes being offered hereby, voluntary and involuntary bankruptcy proceedings, material money judgments, material pension-plan events, certain change of control events and other customary events of default.

        The above description is only a summary of the material terms of our new senior secured credit facilities. The summary is generalized and incomplete and, as such, subject to and qualified in its entirety by reference to the provisions of the amended and restated senior secured credit agreement governing our new senior secured credit facilities.

The Exchange Offer

Purpose and effect of the exchange offer

        We and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to use our commercially reasonable best efforts to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes and to complete the exchange offer within 365 days after the date of original issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on December 22, 2010.

        Under the circumstances set forth below, we and the guarantors will use our commercially reasonable best efforts to file and cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the registration statement effective until the earlier of (A) two years from its effective date and (B) the date on which the notes cease to be "registrable securities" (as defined in the registration rights agreement). The notes will cease to be Registrable Securities (i) when a registration statement with respect to such notes has become effective under the Securities Act and such notes have been exchanged or disposed of pursuant to such registration statement, (ii) when such notes are sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A), if following such resale such notes do not bear any restrictive legend relating to the Securities Act and do not bear a restricted CUSIP number, (iii) when such notes cease to be outstanding or (iv) except in the case of notes that (a) otherwise remain Registrable Securities, (b) are held by an initial purchaser and (c) are ineligible to be exchanged in the exchange offer, when the exchange offer is consummated.

        These circumstances include:

  •
  if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

  •
  if the exchange offer for the notes is not consummated within 365 days after the date of issuance of the outstanding notes; or

  •
  if any initial purchaser of outstanding notes so requests with respect to the outstanding notes held by it that are not eligible to be exchanged for the exchange notes.

        Under the registration rights agreement, if (i) the exchange offer is not completed on or before the date that is 365 days after the issue date of the outstanding notes, (ii) a shelf registration statement is required and the shelf registration statement is not declared effective prior to the later of the 365th day after the issue date of the outstanding notes and the 90th date after our obligation to file the shelf registration statement arises or (iii) a shelf registration statement becomes effective but thereafter ceases to be effective for any reason (any such event, a "Registration Default"), the annual interest rate borne by the outstanding notes will be increased by (i) 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until such Registration Default is cured, up to a maximum of 1.00% per annum of additional interest (it being understood that the amount of additional interest shall not be increased solely as a result of the occurrence of more than one Registration Default at any time). A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

  •
  you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of distribution."

Resale of exchange notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

  •
  you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of distribution" for more details regarding the transfer of exchange notes.

Terms of the exchange offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. You may only exchange outstanding notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture governing the notes, see "Description of the Exchange Notes."

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $200 million aggregate principal amount of the 10.75% Senior Notes due 2019 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders' outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement, other than in limited circumstances, described above.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent of the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the exchange offer."

        If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read "—Fees and expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

        As used in this prospectus, the term "expiration date" means 5 p.m., New York City time, on , 2011. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

        To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right, at our sole discretion:

  •
  to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions to the exchange offer" have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in the offer period following notice of the material change.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the exchange offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and we may terminate or amend the exchange offer as provided in this prospectus before the expiration date if in our reasonable judgment:

  •
  the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

  •
  any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and effect of the exchange offer," "—Procedures for tendering outstanding notes" and "Plan of distribution"; or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times before the expiration date.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the notes under the Trust Indenture Act of 1939 (the "TIA").

Procedures for tendering outstanding notes

        To tender your outstanding notes in the exchange offer, you must comply with any of the following:

  •
  complete, sign and date the letter of transmittal and have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail; or if the letter of transmittal does not require a signature guarantee, deliver the letter of transmittal by mail or facsimile transmission;

  •
  deliver such letter of transmittal to the exchange agent at the address set forth below under "—Exchange agent" prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

  •
  the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

        DTC is referred to herein as a "book-entry transfer facility."

Acceptance of exchange notes

        In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

  •
  you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of distribution."

        We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-entry delivery procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," and an agent's message prior to the expiration date or the guaranteed delivery procedure described below must be complied with. Book-entry tenders will not be deemed made until the book-entry confirmation and agent's message are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed delivery procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC's Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission (if the notice of guaranteed delivery does not require a signature guarantee), mail, or hand delivery or a properly transmitted agent's message, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or copy thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or copy (if the letter of transmittal does not require a signature guarantee) thereof and all other documents required by the letter of transmittal, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC and agent's message within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at its address set forth below under "—Exchange agent", such notice of withdrawal may be delivered by facsimile or electronic PDF transmission (if no medallion guarantee is required); or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and the signatures in the notice of withdrawal must be guaranteed by an eligible institution unless you are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for tendering outstanding notes" above at any time on or prior to the expiration date.

Exchange agent

        Wells Fargo Bank, National Association has been appointed as exchange agent for the exchange offer. You should direct all executed letters of transmittal and any notice of guaranteed delivery, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

  By registered mail or certified mail:

    Wells Fargo Bank, National Association
    MAC—N9303-121
    Corporate Trust Operations
    P.O. Box 1517
    Minneapolis, Minnesota 55480-1517

  By regular mail or overnight courier:

    Wells Fargo Bank, National Association
    MAC—N9303-121
    Corporate Trust Operations
    Sixth Street & Marquette Avenue
    Minneapolis, Minnesota 55479

  By hand:

    Wells Fargo Bank, National Association
    Northstar East Building—12th floor
    Corporate Trust Operations
    608 Second Avenue South
    Minneapolis, Minnesota 55479

  Facsimile transmission (eligible institutions only):

    (612) 667-6282

  For information or to confirm receipt of facsimile by telephone (call toll-free):

    (800) 344-5128

        If you deliver the letter of transmittal or the notice of guaranteed delivery to an address other than the one set forth above or transmit instructions via facsimile (if the letter of transmittal or the notice of guaranteed delivery does not require a signature guarantee) to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses as well as the fees and reasonable expenses of its counsel. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of failure to exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

Description of the Exchange Notes

        You can find definitions of certain terms used in this description under the heading "Certain Definitions." In this description, the term "Issuer" refers to Res-Care, Inc. and not to any of its Subsidiaries and the terms "we," "our" and "us" each refer to Res-Care, Inc. and its consolidated Subsidiaries. We refer to the outstanding notes and the exchange notes collectively as the "notes." We issued the outstanding notes and will issue the exchange notes described in this prospectus under an Indenture, dated as of December 22, 2010 (the "Indenture"), among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the "Trustee"). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Certain defined terms used in this description but not defined below under "Certain Definitions" have the meanings assigned to them in the Indenture.

        This description of the notes is intended to be a useful overview of the material provisions of the notes and the Indenture. Since this description is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights. The Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Copies of the Indenture and the registration rights agreement are available upon request.

Terms of the notes

        The notes are senior, unsecured obligations of the Issuer and will mature on January 15, 2019. Each note will bear interest at a rate per annum shown on the cover of this prospectus from December 22, 2010 or from the most recent date to which interest has been paid or provided for payable semi-annually to holders of record at the close of business on January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing July 15, 2011. Interest will be calculated based upon a 360-day year comprised of twelve 30-day months.

        Additional interest will be payable with respect to the notes in certain circumstances if the Issuer does not consummate the exchange offer (or shelf registration, if applicable) as further described under the heading "The Exchange Offer."

Optional redemption

        On and after January 15, 2015, the Issuer may redeem the notes, at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's registered address or otherwise in accordance with the procedures of The Depository Trust Company ("DTC"), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Period	Redemption price
2015	105.375%
2016	102.688%
2017 and thereafter	100.000%

        In addition, at any time prior to January 15, 2015, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's registered address or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Notwithstanding the foregoing, at any time and from time to time on or prior to January 15, 2014, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, to the extent the net cash proceeds thereof are contributed to the common or preferred equity capital (other than Disqualified Stock) of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of par plus 10.75% plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 120 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

        In connection with any redemption of notes (including with the net cash proceeds of an Equity Offering), any such redemption may, at the Issuer's discretion, be subject to one or more conditions precedent, including any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

        Subject to applicable federal and state securities laws, the Issuer or its affiliates may at any time and from time to time purchase notes or our other indebtedness. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuer or any such affiliates may determine.

Selection

        In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed, or if such notes are not so listed, pro rata or by lot or such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and the procedures of DTC); provided, that the Trustee shall not select notes for redemption which would result in a holder of notes with a principal amount of notes less than the minimum denomination. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent funds sufficient to pay the principal of, premium (if any), plus accrued and unpaid interest and additional interest (if any) on, the notes to be redeemed.

Ranking

        The indebtedness evidenced by the notes will be unsecured senior Indebtedness of the Issuer, will be equal in right of payment to all existing and future senior indebtedness of the Issuer, will be effectively junior in right of payment to all secured Indebtedness of the Issuer to the extent of the value of the collateral securing such indebtedness and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer.

        The indebtedness evidenced by the Note Guarantees will be unsecured senior Indebtedness of the applicable Note Guarantor, will be equal in right of payment to all existing and future senior Indebtedness of such Note Guarantor, will be effectively junior in right of payment to all secured Indebtedness of such Note Guarantor to the extent of the value of the collateral securing such Indebtedness and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Note Guarantor.

        As of December 31, 2010, after giving effect to the Transactions and the repurchase or satisfaction and discharge of the outstanding principal balance of the 2013 Notes, the Issuer and its Restricted Subsidiaries had approximately $406.6 million of indebtedness outstanding (excluding approximately $67.6 million of issued but undrawn letters of credit and approximately $207.4 million of availability under our revolving credit facility).

        Although the Indenture will limit the Incurrence of Indebtedness and the issuance of Disqualified Stock by the Issuer and its Restricted Subsidiaries and the issuance of Preferred Stock by its Restricted Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. Under certain circumstances, the Issuer and its Restricted Subsidiaries may be able to incur substantial amounts of Indebtedness, which may include secured Indebtedness. See "—Certain covenants—Liens" and "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock."

Note guarantees

        Each of the Issuer's Restricted Subsidiaries that are borrowers or guarantors under the Credit Agreement will jointly and severally irrevocably and unconditionally guarantee the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the notes, whether for payment of principal of, premium, if any, or interest or additional interest on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations").

        Each Note Guarantee of a Note Guarantor will rank:

  •
  equally in right of payment with all existing and future senior Indebtedness of such Note Guarantor;

  •
  senior in right of payment to all existing and future Subordinated Indebtedness of such Note Guarantor, if any;

  •
  junior in right of payment to all secured Indebtedness of such Note Guarantor to the extent of the value of the collateral securing such Indebtedness; and

  •
  structurally subordinated to any Indebtedness or Obligations of any of such Note Guarantor's non-Guarantor Subsidiaries.

        Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk factors—Risk related to the notes—Fraudulent conveyance laws may permit courts to void the guarantors guarantee of the notes in specific circumstances, which would interfere with the payment under the guarantors' guarantees." The Issuer will cause each Restricted Subsidiary (unless such Subsidiary is already a Note Guarantor) that guarantees the Credit Agreement or any other capital markets debt securities of the

Issuer or any Note Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the notes on the same senior basis. See "—Certain covenants—Future guarantors."

        Each Note Guarantee will be a continuing guarantee and, subject to the next succeeding paragraph, shall:

          (1)   remain in full force and effect until payment in full of all the Guaranteed Obligations;

          (2)   be binding upon each such Note Guarantor and its successors; and

          (3)   inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

        A Note Guarantee of a Note Guarantor will be automatically released and discharged upon:

          (a)   the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Note Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Note Guarantor if such sale, disposition or other transfer is made in compliance with the Indenture,

          (b)   the Issuer designating such Note Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under "—Certain covenants—Limitation on restricted payments" and the definition of "Unrestricted Subsidiary,"

          (c)   the release or discharge of the guarantee by such Note Guarantor of the Credit Agreement and the guarantee of, or the repayment of, the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the notes, except if a release or discharge is by or as a result of payment under such other guarantee,

          (d)   the Issuer's exercise of its legal defeasance option or covenant defeasance option as described under "—Defeasance," or if the Issuer's obligations under the Indenture are discharged in accordance with the terms of the Indenture, or

          (e)   upon the release or discharge of all other Guarantees by such Guarantor of Indebtedness of the Issuer or any other Guarantor, except if a release or discharge is by or as a result of payment under such other guarantees.

        Our non-guarantor subsidiaries accounted for approximately 1% of our revenues for the twelve months ended December 31, 2010 and approximately 9% of our total assets as of December 31, 2010. As of December 31, 2010, after giving effect to the Transactions and the repurchase or satisfaction and discharge of the outstanding principal balance of the 2013 Notes, our non-guarantor subsidiaries would have had approximately $3.9 million of indebtedness outstanding for borrowed money which is structurally senior to the notes offered hereby.

Change of control

        Upon the occurrence of any of the following events (each, a "Change of Control"), each holder will have the right to require the Issuer to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously elected to redeem notes as described under "—Optional redemption":

          (1)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

          (2)   the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer, or any direct or indirect parent of the Issuer.

        Notwithstanding the foregoing, no Specified Merger/Transfer Transaction, as described under "—Merger, consolidation or sale of all or substantially all assets," shall constitute a Change of Control.

        Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the notes as described under "—Optional redemption," the Issuer shall send electronically or mail a notice (a "Change of Control Offer") to each holder with a copy to the Trustee describing:

          (1)   that a Change of Control has occurred and that such holder has the right to require the Issuer to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

          (2)   the transaction or transactions that constitute a Change of Control;

          (3)   the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

          (4)   the instructions determined by the Issuer that a holder must follow in order to have its notes purchased.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control.

        The Issuer will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of such covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue of such compliance.

        The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

        The Credit Agreement provides, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default or require a prepayment thereunder (including events that would constitute a Change of Control under the Indenture). If we experience a change of control event that triggers a default or prepayment under the Credit Agreement or any such future Indebtedness, we could seek a waiver of such default or prepayment provision or seek to refinance the Credit Agreement or such future Indebtedness. In the event we do not obtain such a waiver or refinance the Credit Agreement or such future Indebtedness, such default could result in amounts outstanding under the Credit Agreement or such future Indebtedness being declared due and payable.

        Our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

        The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Certain covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Issuer to make an offer to repurchase the notes as described above.

Certain covenants

        Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Issuer and its Restricted Subsidiaries will not be subject to the following covenants or provisions (collectively, the "Suspended Covenants"):

          (1)   "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (2)   "—Limitation on restricted payments";

          (3)   "—Dividend and other payment restrictions affecting subsidiaries";

          (4)   "—Asset sales";

          (5)   "—Transactions with affiliates";

          (6)   clause (4) of the first paragraph of "—Merger, consolidation or sale of all or substantially all assets"; and

          (7)   "—Future guarantors."

        In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events.

        The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Cash Proceeds shall be reset at zero. The Guarantees of the Note Guarantors will be suspended during the Suspension Period. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption "—Limitation on restricted payments" had been in effect prior to, but not during, the Suspension Period, provided that no Subsidiaries may be designated as Unrestricted Subsidiaries during the Suspension Period, and (2) all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred or issued pursuant to clause (c) of the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock." In addition, for purposes of the covenant described under "—Transactions with affiliates," all agreements and arrangements entered into by the Issuer or any Restricted Subsidiary with an Affiliate of the Issuer during the Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date and for purposes of the covenant described under "—Dividend and other payment restrictions affecting subsidiaries," all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date.

        In addition, during any Suspension Period, the Issuer and its Restricted Subsidiaries will not be subject to the covenant described under "Change of control;" provided that for purposes of determining the applicability of this covenant, the Reversion Date shall be defined as the date that (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the notes below an Investment Grade Rating. On and after the Reversion Date as defined with respect to the covenant described under "Change of control," the Issuer and its Restricted Subsidiaries will thereafter again be subject to the such covenant under the Indenture including, without limitation, with respect to a proposed transaction described in clause (b) of this paragraph.

        The Issuer shall provide an Officer's Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer's and its Subsidiaries future compliance with their covenants or (iii) notify the holders of any Covenant Suspension Event or Reversion Date.

        Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock.    The Indenture provides that:

          (1)   The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

          (2)   The Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock;

        provided , however, that the Issuer and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the amount of Indebtedness (excluding Acquired Indebtedness not incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not Note Guarantors shall not exceed the greater of (x) $35.0 million and (y) 4.5% of Total Assets of the Issuer and its Restricted Subsidiaries at any one time outstanding pursuant to this paragraph.

        The foregoing limitations will not apply to (collectively, "Permitted Debt"):

          (a)   the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under any Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount not to exceed $340.0 million outstanding at any one time; provided that the Issuer and its Restricted Subsidiaries may Incur up to $85.0 million of additional Indebtedness under any Credit Agreement to satisfy obligations under drawn letters of credit;

          (b)   the Incurrence by the Issuer and the Note Guarantors of Indebtedness represented by the notes (not including any additional notes) and the Note Guarantees, as applicable (and any exchange notes and guarantees thereof);

          (c)   Indebtedness and Preferred Stock existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

          (d)   Indebtedness (including without limitation Capitalized Lease Obligations, mortgage financings or purchase money obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries to finance, all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Issuer or its Restricted Subsidiaries or in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount, including all Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (d), not to exceed the greater of (x) $35.0 million and (y) 4.5% of Total Assets of the Issuer and its Restricted Subsidiaries at the time of Incurrence, at any one time outstanding;

          (e)   Indebtedness in respect of any bankers' acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

          (f)    Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary of the Issuer providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

          (g)   Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to any current, future or former director, officer, consultant or employee of the Issuer, the direct or indirect parent of the Issuer or any Restricted Subsidiary of the Issuer (or any of their Affiliates), or their estates or the beneficiaries of such estates to finance the purchase, redemption, acquisition or retirement for value of Equity Interests to the extent described in clause (2) of the second paragraph of the covenant described under the caption "—Limitation on restricted payments;"

          (h)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

          (i)    Indebtedness or Disqualified Stock of the Issuer or a Restricted Subsidiary to another Restricted Subsidiary or to the Issuer; provided that if the Issuer or a Note Guarantor Incurs such Indebtedness or issues such Disqualified Stock to a Restricted Subsidiary that is not a Note Guarantor, such Indebtedness or Disqualified Stock, as applicable, is subordinated in right of payment to the Note Guarantee of such Note Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness or Disqualified Stock, as applicable, ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock, as applicable, (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or Disqualified Stock, as applicable;

          (j)    Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes): (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

          (k)   obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of workers' compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance obligations or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims, performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (l)    Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed $35.0 million at any one time outstanding;

          (m)  any guarantee by the Issuer or its Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the notes or the Note Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Note Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Note Guarantor's Note Guarantee with respect to the notes substantially to the same extent as such Indebtedness is subordinated to the notes or the Note Guarantee of such Restricted Subsidiary, as applicable;

          (n)   the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock that serves to refund, refinance, replace or defease any Indebtedness, Disqualified Stock or Preferred Stock Incurred as permitted under the first paragraph of this covenant and clauses (b), (c), (g), (n), (q), (t) and (u) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums, fees and expenses in connection therewith (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (1)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

            (2)   if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

            (3)   to the extent such Refinancing Indebtedness refinances (x) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness, or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

            (4)   is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus (y) the amount of premium, fees and expenses Incurred in connection with such refinancing; and

            (5)   shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of the Issuer or a Note Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

          (o)   (x) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business; and (y) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within fifteen Business Days of its Incurrence;

          (p)   Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

          (q)   Contribution Indebtedness;

          (r)   Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

          (s)   Indebtedness of Foreign Subsidiaries of the Issuer that are not Note Guarantors in an aggregate amount not to exceed the greater of (x) $35.0 million and (y) 4.5% of Total Assets at any one time outstanding;

          (t)    Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

          (u)   (x) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred to finance an acquisition or (y) Acquired Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer; provided that, in either case, after giving effect to the transactions that result in the incurrence or issuance thereof, on a pro forma basis, either (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (b) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would not be less than immediately prior to such transactions; provided, however, that on a pro forma basis, no more than $50.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred or issued by a Restricted Subsidiary of the Issuer that is not a Note Guarantor pursuant to this clause (u) shall be incurred or issued and outstanding;

          (v)   Indebtedness incurred by the Issuer or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes;

          (w)  Guarantees (a) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates or (b) otherwise constituting Investments permitted under the Indenture;

          (x)   Indebtedness incurred in connection with Sale/Leaseback Transactions not to exceed $25 million at any one time outstanding, and any refinancing, refunding, renewal or extension of any such Indebtedness, provided that, except to the extent otherwise permitted hereunder, the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and the direct and contingent obligors with respect to such Indebtedness are not changed; and

          (y)   Indebtedness representing deferred compensation to employees of the Issuer (or any direct or indirect parent of the Issuer) and its Restricted Subsidiaries incurred in the ordinary course of business.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, at the time of Incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant, provided that all Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been Incurred pursuant to clause (a) , but the Issuer shall be permitted to reclassify all or any portion of such Indebtedness. Accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Note Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness, provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

        Limitation on restricted payments.    The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger or consolidation involving the Issuer (other than dividends, payments or distributions (A) payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer and its Restricted Subsidiaries; or (B) by a Restricted Subsidiary or the Issuer so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (2)   purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any other direct or indirect parent of the Issuer;

          (3)   make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (h) and (i) of the second paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"); or

          (4)   make any Restricted Investment;

        (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; and

          (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to Refunding Capital Stock (as defined below)), (6), (8), (13)(b) and (16) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication:

          (1)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from October 1, 2010 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus

          (2)   100% of the aggregate net proceeds, including cash and the Fair Market Value of marketable securities or other assets other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer (excluding (without duplication) Refunding Capital Stock, Designated Preferred Stock, Cash Contribution Amount, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries); plus

          (3)   100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value of marketable securities or other property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock and the Cash Contribution Amount); plus

          (4)   the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified

  Stock issued to the Issuer or another Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock); plus

          (5)   100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value of marketable securities or other property other than cash received by the Issuer or any Restricted Subsidiary from:

            (A)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) of the next succeeding paragraph);

            (B)  the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary; or

            (C)  any distribution or dividend from an Unrestricted Subsidiary (to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income); plus

          (6)   in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, in each case after the Issue Date, the Fair Market Value of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) of the next succeeding paragraph or constituted a Permitted Investment), plus

          (7)   without duplication, in the event the Issuer or any Restricted Subsidiary of the Issuer makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Issuer, an amount equal to the fair market value of the existing Investment in such Person that was previously treated as a Restricted Payment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution or consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of the Indenture;

          (2)(a)  the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") of the Issuer or any direct or indirect parent of the Issuer or any Note Guarantor or Subordinated Indebtedness of the Issuer or any Note Guarantor in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to the Issuer or any Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, "Refunding Capital Stock"); and

          (b)   (i) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of

  Refunding Capital Stock (ii) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount no greater than the aggregate amount per year of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Note Guarantor that is Incurred in accordance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" so long as

          (a)   the principal amount of such new Indebtedness does not exceed the principal amount (or accredited value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium to be paid plus any fees and expenses Incurred in connection therewith);

          (b)   such Indebtedness is subordinated to the notes or the related Note Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

          (c)   such Indebtedness has a final scheduled maturity date no earlier than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

          (d)   such Indebtedness has a Weighted Average Life to Maturity that is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

          (4)   the purchase, retirement, redemption or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer or their estates or the beneficiaries of such estates pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement, including any Equity Interests rolled over by management of the Issuer in connection with the Transaction; provided, however, that the aggregate amounts paid under this clause (4) do not exceed $10.0 million in any calendar year (which shall increase to $20.0 million in any calendar year subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent of the Issuer); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

          (a)   the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any other direct or indirect parent of the Issuer that occurs after the Issue Date (to the extent such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend have not otherwise been applied to the payment of Restricted Payments under clause (c) of the immediately preceding paragraph); plus

          (b)   the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) and its Restricted

  Subsidiaries after the Issue Date (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year); in addition, cancellation of Indebtedness owing to the Issuer from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

          (5)   the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries and any Preferred Stock of any of its Restricted Subsidiaries issued or Incurred in accordance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualifieds and preferred stock";

          (6)   (a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date, (b) the declaration and payment of dividends to the Issuer or any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer issued after the Issue Date; provided, however, that the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would have been at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed $35.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding;

          (8)   the declaration and payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent of the Issuer to fund the payment by any direct or indirect parent of the Issuer of dividends on such entity's common stock) of up to 6.0% per annum of the net proceeds received by the Issuer from any public offering of common stock or contributed to the Issuer or any direct or indirect parent of the Issuer from any public offering of common stock;

          (9)   Restricted Payments that are made with Excluded Contributions;

          (10) other Restricted Payments in an aggregate amount not to exceed $25.0 million at any one time outstanding;

          (11) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to, the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

          (12) [Reserved];

          (13) the payment of dividends, other distributions or other amounts to, or the making of loans to any direct or indirect parent of the Issuer, in the amount required for such entity to, if applicable:

          (a)   pay amounts equal to the amounts required for any direct or indirect parent of the Issuer to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, reasonable and customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of the Issuer or any direct or indirect parent of the Issuer, if applicable, and reasonable and customary general corporate operating and overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries; and

          (b)   pay, if applicable, amounts equal to amounts required for any direct or indirect parent of the Issuer, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, and is considered Indebtedness of, the Issuer or any of its Restricted Subsidiaries Incurred in accordance with the covenant described under "Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; and

          (c)   federal, state and local income taxes due and owing by the Issuer, to the extent such income taxes are paid by such parent;

          (d)   pay fees and expenses Incurred by any direct or indirect parent, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent; and

          (e)   payments to the Sponsor (i) pursuant to the Management Agreement or any amendment thereto (so long as such amendment is not less advantageous to the holders of the notes in any material respect than the Management Agreement) or (ii) for any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, in each case to the extent permitted under clauses (11) and (12) of the covenant "—Transactions with affiliates";

          (14) (i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;

          (15) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

          (16) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Issuer and its Restricted Subsidiaries pursuant to provisions similar to those described under "—Change of control" and "—Asset sales"; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Issuer (or a third party to the extent permitted by the Indenture) have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the notes as a result of such Change of Control or Asset Sale, as the case may be, and has repurchased all notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

          (17) any joint venture may make Restricted Payments required or permitted to be made pursuant to the terms of the joint venture arrangements to holders of its Equity Interests;

          (18) any Restricted Payments made in connection with the consummation of the Transactions, including payments made after the Issue Date;

          (19) Restricted Payments made after the Issue Date to repurchase or redeem the 2013 Notes;

          (20) the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of the Issuer;

          (21) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries and preferred stock of any Restricted Subsidiary issued or incurred in accordance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; and

          (22) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Issuer;

        provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (7), (8), (10), (11), (16) and (21), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        For purposes of the covenant described above, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of "Permitted Investments," the Issuer may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

        Dividend and other payment restrictions affecting subsidiaries.    The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a)(i)  pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (b)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (c)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries;

        except in each case for such encumbrances or restrictions existing under or by reason of:

          (1)   contractual encumbrances or restrictions in effect or entered into or existing on the Issue Date, including pursuant to the Credit Agreement and related documentation;

          (2)   the Indenture, the notes and any exchange notes and guarantees thereof;

          (3)   applicable law or any applicable rule, regulation or order;

          (4)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (5)   contracts or agreements for the sale of assets, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

          (6)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (7)   customary provisions in joint venture, operating or other similar agreements, asset sale agreements and stock sale agreements;

          (8)   purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

          (9)   customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

          (10) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

          (11) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Issuer that is Incurred subsequent to the Issue Date pursuant to the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer's ability to make anticipated principal or interest payment on the notes (as determined by the Issuer in good faith);

          (12) any Restricted Investment not prohibited by the covenant described under "—Limitation on restricted payments" and any Permitted Investment;

          (13) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary thereof in any manner material to the Issuer or any Restricted Subsidiary thereof;

          (14) existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

          (15) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive as a whole with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

        For purposes of determining compliance with this covenant (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

        Asset Sales.    The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

          (1)   the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, or as would be shown on such balance sheet or notes if such liability was incurred subsequent to the date of such balance sheet) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies the Issuer or such Restricted Subsidiary, as the case may be, from further liability, or that are assumed or released as a matter of law;

            (b)   any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and

            (c)   any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $35.0 million and (y) 4.5% of Total Assets, at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

            (d)   shall each be deemed to be Cash Equivalents for the purposes of this provision.

        Within 390 days after the Issuer's or any Restricted Subsidiary's receipt of the Net Cash Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may apply the Net Cash Proceeds from such Asset Sale, at its option:

          (1)   to repay Indebtedness, other than any Disqualified Stock or Subordinated Indebtedness (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that (x) to the extent that the terms of such Indebtedness, other than any capital markets debt securities, require that such Indebtedness is repaid with the Net Cash Proceeds of Asset Sales prior to repayment of other Indebtedness, the Issuer shall be entitled to repay such other Indebtedness prior to repaying the Obligations under the notes and (y) subject to the foregoing clause (x), if the Issuer or any Note Guarantor shall so reduce Indebtedness, the Issuer will equally and ratably reduce Obligations under the notes by redeeming notes as provided under "—Optional redemption," through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of notes);

          (2)   to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets, or property or capital expenditures, in each case used or useful in a Similar Business;

          (3)   to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), properties or assets that replace the businesses, properties and assets that are the subject of such Asset Sale;

          (4)   to repay Indebtedness and other obligations of a Restricted Subsidiary that is not a Note Guarantor, other than Indebtedness owed to the Issuer or a Note Guarantor; or

          (5)   any combination of the foregoing.

        provided that the Issuer and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clauses (2) and (3) of this paragraph if and to the extent that, within 390 days after the Asset Sale that generated the Net Cash Proceeds, the Issuer has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Similar Business, make an Investment in replacement assets or make a capital expenditure in compliance with the provision described in clauses (2) and (3) of this paragraph, and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 390-day period.

        Pending the final application of any such Net Cash Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture. Any Net Cash Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the preceding paragraph (it being understood that any portion of such Net Cash Proceeds used to make an offer to purchase notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer shall make an offer to all holders of notes (and, at the option of the Issuer, to holders of any other Indebtedness, other than any Disqualified Stock or Subordinated Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of notes (and such other Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such other Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such other Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $25.0 million by mailing or electronically sending the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes (and such other Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes (and such other Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Issuer may satisfy the foregoing obligations with respect to any Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds prior to the expiration of the relevant 390 days or with respect to Excess Proceeds of $25.0 million or less.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        If more notes (and such other Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed, or if such notes are not so listed, on a pro rata basis or by lot or such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and the procedures of DTC); provided that no notes of $2,000 or less shall be purchased in part. Selection of such other Indebtedness will be made pursuant to the terms of such other Indebtedness.

        Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, or sent electronically, at least 30 but not more than 60 days before the purchase date to each holder of notes at such holder's registered address. If any note is to be purchased in part only, any notice of purchase that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased.

        Transactions with affiliates.    The Indenture provides that the Issuer will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $1.0 million, unless:

            (a)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer or any direct or indirect parent of the Issuer approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (a) of this paragraph.

        The foregoing provisions will not apply to the following:

          (1)(a)  transactions between or among the Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (b) any merger or consolidation of any direct parent company of the Issuer, provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger or consolidation is otherwise in compliance with the terms of the Indenture and effected for a bona fide business purpose;

          (2)(a)  Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on restricted payments" and (b) Permitted Investments;

          (3)   the payment of reasonable and customary fees and reimbursements paid to, and indemnity and similar arrangements provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

          (4)   transactions in which the Issuer or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

          (5)   payments or loans (or cancellation of loans, advances or guarantees) or advances to employees or consultants of the Issuer, Holdings or any Restricted Subsidiary or guarantees in respect thereof for bona fide business purposes of the Issuer in the ordinary course of business;

          (6)   any agreement as in effect as of the Issue Date and any amendment thereto or any transaction contemplated thereby; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any such future amendment to any such existing agreement entered into after the Issue Date shall only be permitted by this clause (6) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, are not otherwise more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date;

          (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

          (8)(a)  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Issuer and the Restricted Subsidiaries in the reasonable determination of the Issuer, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries on commercially reasonable terms entered into in the ordinary course of business;

          (9)   any transaction effected as part of a Qualified Receivables Financing;

          (10) the sale or issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

          (11) the payment of annual management, consulting, monitoring and advisory fees to the Sponsor pursuant to the Management Agreement to the Sponsor in an aggregate amount in any fiscal year not to exceed $1.0 million, plus all out-of-pocket reasonable expenses Incurred by the Sponsor or any of its Affiliates in connection with the performance of management, consulting, monitoring, advisory or other services with respect to the Issuer and its Restricted Subsidiaries (plus any unpaid management, consulting, monitoring and advisory fees and related expenses within such amount accrued in any prior year) and the termination fees pursuant to the Management Agreement not to exceed the amount set forth in the Management Agreement as in effect on the Issue Date or any amendment, supplement or modification thereto (so long as any such amendment, supplement or modification is not materially adverse to the holders as determined in good faith by the Issuer);

          (12) payments by the Issuer or any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Issuer or any direct or indirect parent of the Issuer in good faith and are in each case reasonable and customary in type and amount;

          (13) any contribution to the capital of the Issuer or any Restricted Subsidiary;

          (14) transactions permitted by, and complying with, the provisions of the covenant described under "—Merger, consolidation or sale of all or substantially all assets;"

          (15) transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent of the Issuer, as the case may be, on any matter involving such other Person;

          (16) pledges of Equity Interests of Unrestricted Subsidiaries;

          (17) any employment or severance agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (18) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

          (19) the entering into of any tax sharing agreement or arrangement and any payments permitted by clause 13(c) of the second paragraph of the covenant described under "—Limitation on restricted payments";

          (20) transactions to effect the Transactions and the payment of all fees and expenses related to the Transactions;

          (21) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Issuer or any of its Restricted Subsidiaries with current, former or future officers and employees of the Issuer or any of its Restricted Subsidiaries

  and the payment of compensation to, and indemnity provided on behalf of, officers and employees of the Issuer or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

          (22) transactions with a Person that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Equity Interests in, or control, such Person entered into in the ordinary course of business;

          (23) transactions pursuant to any contracts, instruments or other agreements or arrangements in each case as in effect on the date of the Indenture, and any transactions contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, as long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Issuer and its Restricted Subsidiaries at the time executed than the original agreement or arrangement as in effect on the date of the Indenture; and

          (24) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Issuer or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally.

        Liens.    The Indenture provides that the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary.

        Reports and other information.    The Indenture provides that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC):

          (1)   within 90 days after the end of each fiscal year (or such longer period as may be permitted by the SEC if the Issuer were then subject to such SEC reporting requirements as a non-accelerated filer), the information included in annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such longer period as may be permitted by the SEC if the Issuer were then subject to such SEC reporting requirements as a non-accelerated filer), the information included in quarterly reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and

          (3)   promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing current reports on Form 8-K by the SEC), such other reports on Form 8-K (or any successor or comparable form);

        provided, however, that the Issuer shall not be so obligated to file such reports with the SEC prior to the date that it files a registration statement with the SEC, or in the event that the SEC does not permit such filing, in which event the Issuer will put such information on its website, in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act; provided, further, that until such time as the Issuer is subject to Section 13 or 15(d) of the Exchange Act: (a) such reports shall not be required to contain any exhibit, or comply with (i) Item 10(e) of Regulation S-K promulgated by the SEC or (ii) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC; and (b) such reports shall not be required to contain the separate financial statements contemplated by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC. In addition, annual and quarterly reports provided pursuant to clauses (1) and (2) above shall include in footnote form, condensed consolidating financial information together with separate columns for: (i) the Issuer; (ii) the Note Guarantors on a combined basis; (iii) any other Subsidiaries of the Issuer on a combined basis; (iv) consolidating adjustments; and (v) the total consolidated amounts.

        In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the holders of the notes if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement relating to the notes or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, if such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant.

        The Issuer will also hold quarterly conference calls for the holders of the notes to discuss financial information for the previous quarter; provided that the Issuer will not be required to hold any such conference call if the Issuer has determined, based on the advice of its counsel, that the holding of such conference call is not in the best interest of the Issuer and presents a material risk to the Issuer with respect to its filings with the SEC or the timing of any potential securities offering.

        In the event that any direct or indirect parent of the Issuer is or becomes a Note Guarantor, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent.

        Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (5) under "—Defaults" until 120 days after the date any report hereunder is due.

        Future guarantors.    The Indenture provides that if the Issuer acquires or creates any Restricted Subsidiary after the Issue Date (unless such Subsidiary is a Foreign Subsidiary that is not a guarantor under the Credit Agreement nor any capital markets debt of the Issuer or a Note Guarantor, a Receivables Subsidiary or is already a Note Guarantor) that guarantees any Indebtedness of the Issuer or any Note Guarantor, the Issuer shall cause such Subsidiary, within 30 Business Days of the date that such Indebtedness has been guaranteed, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will become a Note Guarantor under the Indenture governing the notes.

        Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such

Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each Note Guarantee shall be released in accordance with the provisions of the Indenture described under "—Note guarantees."

Merger, consolidation or sale of all or substantially all assets

        The Indenture provides that the Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

          (1)   the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the "Successor Company") and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under such laws;

          (2)   the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Indenture and the notes pursuant to supplemental indentures or other documents or instruments;

          (3)   immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

          (4)   immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either:

            (a)   the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; or

            (b)   the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would not be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   if the Successor Company is other than the Issuer, each Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person's obligations under the Indenture and the notes; and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Indenture.

        The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture and the notes, and in such event the Issuer will automatically be released and discharged from its obligations under the Indenture and the notes. The foregoing clauses (3) and (4) will not apply to (a) any merger, consolidation or sale, assignment, lease, transfer, conveyance or other disposition of assets between or among the Issuer, any of its Restricted Subsidiaries and/or any of the Note Guarantors or (b) any merger between the Issuer and an Affiliate of the Issuer, or between a Restricted Subsidiary and an Affiliate of the Issuer, in each case in this clause (b) solely for the purpose of reincorporating or reorganizing the Issuer or such Restricted Subsidiary, as the case may be, in another state of the United States, the District of Columbia or any territory of the United States (any transaction described in this sentence, a "Specified Merger/Transfer Transaction").

        The Indenture further provides that subject to certain limitations in the Indenture governing release of a Note Guarantee upon the sale or disposition of the Issuer or its Restricted Subsidiary that is a Note Guarantor (other than to the Issuer), each Note Guarantor will not, and the Issuer will not permit any Note Guarantor to, consolidate or merge with or into or wind up into (whether or not such Note Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (herein called the "Successor Guarantor") (other than the Transactions) unless:

          (1)   immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Subsidiaries that are Restricted Subsidiaries as a result of such transactions as having been Incurred by the Successor Guarantor or such Subsidiary that is a Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

          (2)   either:

            (a)   such sale or disposition or consolidation or merger is not in violation of the covenant described under "—Certain covenants—Asset sales"; or

            (b)   the Successor Guarantor formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and assumes all the obligations of that Note Guarantor the Indenture, its Note Guarantee and the notes pursuant to supplemental indenture or other documents or instruments;

          (3)   the Successor Guarantor (if other than such Note Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer's Certificate and an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Note Guarantor under the Indenture and such Note Guarantor's Note Guarantee, and such Note Guarantor will automatically be released and discharged from its obligations under the Indenture and such Note Guarantor's Note Guarantee. Notwithstanding the foregoing, (1) a Note Guarantor may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Note Guarantor in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness of the Note Guarantor is not increased thereby, (2) a Note Guarantor may merge or consolidate with another Note Guarantor or the Issuer and (3) a Note Guarantor may convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Note Guarantor.

        Notwithstanding the foregoing, the merger of each of Onex Rescare Acquisition LLC and Onex Rescare Holdco II, LLC with and into the Issuer, with the Issuer, in each case, as the surviving corporation, is permitted without compliance with this "Merger, consolidation or sale of all or substantially all assets" covenant.

Defaults

        An Event of Default will be defined in the Indenture with respect to a series of notes as:

          (1)   a default in any payment of interest on any note of such series when the same becomes due and payable and such default continues for a period of 30 days;

          (2)   a default in the payment of principal or premium, if any, of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3)   failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the caption "—Merger, consolidation or sale of all or substantially all assets;"

          (4)   failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the caption "—Change of control" for 30 days after written notice by the trustee or holders representing 30% or more of the aggregate principal amount of notes outstanding;

          (5)   the failure by the Issuer or any of its Restricted Subsidiaries to comply for 60 days after written notice by the trustee or holders representing 30% or more of the aggregate principal amount of notes outstanding, with its other agreements contained in the notes or the Indenture;

          (6)   the failure by the Issuer or any Significant Subsidiary of the Issuer to pay any Indebtedness (other than Indebtedness owing to the Issuer or its Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $35.0 million or its foreign currency equivalent (the "cross acceleration provision");

          (7)   certain events of bankruptcy or insolvency of the Issuer or a Significant Subsidiary of the Issuer (the "bankruptcy provisions");

          (8)   failure by the Issuer or any Significant Subsidiary of the Issuer to pay final and non-appealable judgments aggregating in excess of $35.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days and, in the event, such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed (the "judgment default provision"); or

          (9)   the Note Guarantee of a Significant Subsidiary of the Issuer ceases to be in full force and effect in any material respect (except as contemplated by the terms thereof) or any such Note Guarantor denies or disaffirms its obligations under such Indenture or any Note Guarantee and such Default continues for 21 days after notice of such Default shall have been given to the Trustee.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        For the avoidance of doubt, a default under clause (4) or (5) will not constitute an Event of Default until the Trustee or the holders of 30% of the aggregate principal amount of outstanding notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (4) or (5) hereof after receipt of such notice.

        If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the holders of at least 30% of the aggregate principal amount of outstanding notes by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occur, the principal of, premium, if any, and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

        In the event of any Event of Default specified in clause (6) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer's Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the notes unless:

          (1)   such holder has previously given the Trustee written notice that an Event of Default is continuing;

          (2)   holders of at least 30% of the aggregate principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

          (3)   such holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5)   the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Amendment, supplement and waiver

        Subject to certain exceptions, the Indenture, the notes and the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and any existing or past default or compliance with any provisions of such documents may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may (with respect to any notes held by a non-consenting holder):

          (1)   reduce the percentage of the aggregate principal amount of notes whose holders must consent to an amendment;

          (2)   reduce the rate of or extend the time for payment of interest on any note;

          (3)   reduce the principal of or change the Stated Maturity of any note;

          (4)   reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed (other than notice periods) as described under "—Optional redemption;"

          (5)   make any note payable in money other than that stated in such note;

          (6)   impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

          (7)   make any change in the amendment provisions that require each holder's consent or in the waiver provisions;

          (8)   expressly subordinate the notes or any Note Guarantee or otherwise modify the ranking thereof to any other Indebtedness of the Issuer or any Note Guarantor; or

          (9)   modify the Note Guarantees in any manner materially adverse to the holders.

        Notwithstanding the foregoing, without the consent of any holder, the Issuer and Trustee may amend the Indenture, the notes and the Note Guarantees to cure any ambiguity, omission, mistake, defect or inconsistency; to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the notes in accordance with the covenant described under the caption "—Merger, consolidation or sale of all or substantially all assets"; to provide for the assumption by a Successor Note Guarantor of the obligations of a Note Guarantor under the Indenture and its Note Guarantee in accordance with the covenant described under the caption "—Merger, consolidation or sale of all or substantially all assets"; to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code); to add or release a Note Guarantee with respect to the notes in accordance with the terms of the Indenture and to comply with the provisions described under "—Note guarantees"; to make any change that does not materially adversely affect the rights of any holder or that would provide any additional rights or benefits to the holders or to add covenants for the benefit of the holders or surrender any right or power conferred upon either Issuer or any Note Guarantor; to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; to effect any provision of the Indenture; to make certain changes to the Indenture to provide for the issuance of additional notes and related guarantees; provide for the issuance of exchange notes in accordance with the terms of the indenture; comply with the rules of any applicable securities depositary; to conform the text of the Indenture, the notes or the Note Guarantees to any provision of this Description of the Exchange Notes to the extent that such provision in this Description of the Exchange Notes was intended to be a verbatim recitation of the Indenture, the notes or the Note Guarantees; to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture; to provide for the succession of any parties to the Indenture, the Notes and the Note Guarantees (and other amendments that are administrative or ministerial in nature), including in connection with any amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of the Indenture; to provide for a reduction in the minimum denominations of the notes; to make any amendment to the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the notes, provided that compliance with the Indenture as so amended may not result in notes being transferred in violation of the Securities Act or any applicable securities laws; provide for the assumption by one or more successors of the obligations of any of the Note Guarantors under the Indenture and the Note Guarantees; or comply with the rules of any applicable securities depositary.

        The consent of the holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or holder of any equity interests in the Issuer or any other direct or indirect parent or any Note Guarantor, as such, will have any liability for any obligations of the Issuer or the Note Guarantors under the notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and exchange

        A noteholder may transfer or exchange notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to the sending or the mailing of a notice of redemption of notes to be redeemed or tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect as to all outstanding notes when:

          (1)   either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Note Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2)   the Issuer and/or the Note Guarantors have paid all other sums payable under the Indenture; and

          (3)   the Issuer has delivered to the Trustee an Officer's Certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

        The Issuer at any time may terminate all its obligations and all obligations of the Note Guarantors under the notes and the Indenture ("legal defeasance") and cure all then existing Events of Default, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Issuer at any time may terminate its obligations under certain covenants that are described in the Indenture, including the covenants described under "—Certain covenants," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "—Defaults" and the undertakings and covenants contained under "—Change of control" and "—Merger, consolidation or sale of all or substantially all assets" ("covenant defeasance"). If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

        The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5) (with respect to any Default by the Issuer or any of its Restricted Subsidiaries with any of its obligations under the covenants described under "—Certain covenants"), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "—Defaults".

        In order to exercise its defeasance option, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the applicable issue of notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law). Notwithstanding the foregoing, the opinion of counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the Trustee

        Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and a Paying Agent with regard to the notes.

Governing law

        The Indenture provides that it, the notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

        "Acquired Indebtedness" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person;

        provided that any Indebtedness of such other Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such other Person becomes a Subsidiary of the specified Person will not be Acquired Indebtedness.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any note on any applicable redemption date, the greater of:

          (1)   1.0% of the then outstanding principal amount of the note; and

          (2)   the excess of

            (a)   the present value at such redemption date of (i) the redemption price of the note at January 15, 2015 (such redemption price being set forth in the applicable table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through January 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the then outstanding principal amount of the note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback

  Transaction) of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests (other than directors' qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary of the Issuer (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

            (a)   a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out, no longer used or useful equipment or property or dispositions of inventory or goods (or other assets) or surplus, in each case, in the ordinary course of business;

            (b)   the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer in a manner pursuant to the provisions described above under "—Merger, consolidation or sale of all or substantially all assets" or any disposition that constitutes a Change of Control;

            (c)   any Permitted Investment or Restricted Payment that is permitted to be made, and is made, under the covenant described above under "—Certain covenants—Limitation on restricted payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate Fair Market Value of less than $10.0 million;

            (e)   any transfer or disposition of property or assets by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

            (f)    sales of assets received by the Issuer or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

            (g)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (h)   the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable or other current assets held for sale in the ordinary course of business including, without limitation, any collateral;

            (i)    the lease, assignment, sublease, license or sub-license of any real or personal property or intellectual property in the ordinary course of business;

            (j)    a sale of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

            (k)   a transfer of accounts receivable and related assets of the type specified in the definition of "Receivables Financing" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

            (l)    any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to or for use in a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer, which in the event of an exchange of assets with a Fair Market Value in excess of $15.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Issuer or any direct or indirect parent of the Issuer;

            (m)  the grant in the ordinary course of business of any license or sub-license of patents, trademarks, know-how and any other intellectual property;

            (n)   any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by the Indenture or the note documents;

            (o)   the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business, including the unwinding of Hedging Obligations;

            (p)   foreclosures, condemnations or any similar action on assets;

            (q)   any financing transaction with respect to the acquisition or construction of property by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale/Leaseback Transactions and asset securitizations permitted by the Indenture; and

            (r)   the sale (without recourse) of receivables (and related assets) pursuant to factoring arrangements entered into in the ordinary course of business.

        "Board of Directors" means as to any Person, the board of directors or managers, sole member or managing member, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Contribution Amount" means the aggregate amount of cash contributions made to the capital of the Issuer or any Note Guarantor described in the definition of "Contribution Indebtedness."

        "Cash Equivalents" means:

          (1)   U.S. dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

          (2)   securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

          (3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, or the foreign currency equivalent thereof, and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

          (4)   repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

          (6)   readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

          (7)   Indebtedness issued by Persons (other than the Sponsor or any of its Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's in each case with maturities not exceeding two years from the date of acquisition;

          (8)   municipal securities rated at least "A1" or the equivalent thereof by Moody's or S&P (ore reasonably equivalent ratings of another internationally recognized agency);

          (9)   money market funds with next day liquidity and non-fluctuating net asset values investing in securities of the types described in clauses (1) through (8) above, rated at least "A1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

          (10) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (9) above; and

          (11) instruments equivalent to those referred to in clauses (1) through (7) above denominated in Euro or pound sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with (a) any business conducted by any Restricted Subsidiary organized in such jurisdiction or (b) any Investment in the jurisdiction where such Investment is made.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

        "Consolidated Interest Expense" means, with respect to any Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

          (1)   interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of the Issuer's outstanding Indebtedness and commissions, discounts, yield and other fees and charges (including any interest but excluding the interest component associated with any pension or other post-employment benefit expense) related to any Receivables Financing);

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; and

          (3)   the amounts of any Restricted Payments made pursuant to clause 13(b) of the second paragraph of "—Certain covenants—Limitation on restricted payments."

        less interest income for such period;

        provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to any interest expense associated with the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to the Issuer and its Restricted Subsidiaries for any period, the aggregate of the Net Income of the Issuer and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

          (1)   any net after-tax extraordinary, nonrecurring, non-operating or unusual gains or losses or income or expenses (including the effect of all fees and expenses relating thereto), including, without limitation, any expenses related to any reconstruction, any severance or relocation expenses and fees, any restructuring costs, any retention payments, any expenses or charges related to any Equity Offering, Permitted Investment, acquisition (including earn-out provisions) or Indebtedness permitted to be Incurred by the Indenture (in each case, whether or not successful) and any fees, expenses, charges or payments made under or contemplated by the Transactions or otherwise related to the Transactions, shall be excluded;

          (2)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

          (3)   any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on the disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

          (4)   any net after-tax gains or losses (including the effect of all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

          (5)   any net after-tax gains or losses (including the effect of all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

          (6)   the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Note Guarantor), shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period;

          (7)   solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of "—Certain covenants—Limitation on restricted payments," the Net Income for such period of any Restricted Subsidiary (other than any Note Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that (x) the net loss of any such Restricted Subsidiary shall be included therein and (y) the Consolidated Net Income of the Issuer shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to the Issuer, to the extent not already included therein;

          (8)   any expenses or charges (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the Incurrence or repayment of Indebtedness permitted to be Incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering and/or issuance of the notes, (ii) any amendment or other modification of the notes or other Indebtedness, (iii) any additional interest in respect of the notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing, shall be excluded;

          (9)   any non-cash impairment charges, goodwill write-off or asset write-off resulting from the application of GAAP, and the amortization of intangibles arising under GAAP, shall be excluded;

          (10) any non-cash compensation expense realized from employee benefit plans or other post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

          (11) (a)(i) the non-cash portion of "straight-line" rent expense shall be excluded and (ii) the cash portion of "straight-line" rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by GAAP shall be excluded;

          (12) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness resulting from the application of GAAP shall be excluded;

          (13) any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after the Issue Date related to employment of terminated employees, or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of the Issuer or any of its Restricted Subsidiaries, shall be excluded;

          (14) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, post-employment benefits, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries), resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof shall be excluded;

          (15) accruals and reserves, contingent liabilities, and any gains and losses on the settlement of any pre-existing contractual or non-contractual relationships as a result of the Transactions that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded; and

          (16) solely for purposes of calculating EBITDA, the Net Income of the Issuer and its Restricted Subsidiaries that are Note Guarantors shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except that dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties shall be included.

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain covenants—Limitation on restricted payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (c)(5) and (6) of the first paragraph thereof.

        "Consolidated Non-cash Charges" means, with respect to the Issuer and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation, rent and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any non-cash charges referred to in this definition represent an accrual or reserve for any potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to such extent paid.

        "Consolidated Senior Secured Debt Ratio" as of any date of determination means the ratio of (1) (x) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by a Lien minus (y) the aggregate amount of cash and Cash Equivalents (which shall be free and clear of any Liens) of the Issuer and its Restricted Subsidiaries determined on a consolidated basis as reflected on the balance sheet in accordance with GAAP, in each case of clause (x) and (y) as of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Fixed Charge Coverage Ratio" (except that, for purposes of determining the amount of Consolidated Total Indebtedness pursuant to clause (1) of this definition, the amount of revolving Indebtedness under the Credit Agreement and any other revolving credit facility shall be computed based upon the period-ending value of such Indebtedness during the applicable period).

        "Consolidated Taxes" means, with respect to the Issuer and its Restricted Subsidiaries any Person and its Restricted Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes, and including an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any direct or indirect parent of such Person in respect of such period in accordance with clause (13)(c) of the second paragraph under "—Certain covenants—Limitation on restricted payments," which shall be included as though such amounts had been paid as income taxes directly by such Person.

        "Consolidated Total Indebtedness" means, as of any date of determination, the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor;

          (2)   to advance or supply funds:

            (a)   for the purchase or payment of any such primary obligation; or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Contribution Indebtedness" means Indebtedness, disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer after the Issue Date, provided that such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer's Certificate on the Incurrence date thereof.

        "Credit Agreement" means (i) the amended and restated credit agreement entered into on the Issue Date, among the Issuer, certain Subsidiaries of the Issuer, the parent companies of the Issuer party thereto, J.P. Morgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and the other lenders and agents party thereto, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of "Credit Agreement," one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers' acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased, replaced or refunded in whole or in part from time to time.

        "Credit Agreement Indebtedness" means any Indebtedness under a Credit Agreement that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6) of the definition of Permitted Liens with respect to Indebtedness incurred pursuant to clause (a) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock."

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Issuer or its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of the Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of the Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the covenant described under "—Certain covenants—Limitation on restricted payments."

        "Disqualified Stock" means any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, in each case at the option of the holder thereof), or upon the happening of any event:

          (1)   matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the notes (including the purchase of any notes tendered pursuant thereto));

          (2)   is convertible or exchangeable for Indebtedness or Disqualified Stock; or

          (3)   is redeemable at the option of the holder thereof, in whole or in part (other than as a result of a change of control or asset sale);

        in each case prior to 91 days after the maturity date of the notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or the Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

        "EBITDA" means, with respect to the Issuer and its Restricted Subsidiaries for any period, the Consolidated Net Income of the Issuer and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

          (1)   Consolidated Taxes; plus

          (2)   Consolidated Interest Expense; plus

          (3)   Consolidated Non-cash Charges; plus

          (4)   the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under "—Certain covenants—Transactions with affiliates"; plus

          (5)   the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

          (6)   any other non-cash charges; provided that for purposes of this clause (6), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made; plus

          (7)   commencing on the first anniversary of the Issue Date, the amount of net cost savings, operational improvements and synergies projected by the Issuer in good faith to be realized as a result of specific actions taken or to be taken (in the good faith determination of the Issuer) and which are expected to be realized within 12 months of the date thereof in connection with the Transactions, future acquisitions and cost saving, restructuring and other similar initiatives (which cost savings shall be added back to EBITDA until fully realized and calculated on a pro forma basis as though such costs savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings are reasonably identifiable and factually supportable; plus

          (8)   any costs or expense Incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Note Guarantor or the net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments under clause (c)(1) of the first paragraph of "—Certain covenants—Limitation on restricted payments"; plus

          (9)   any ordinary course dividend, distributions or other payment paid in cash and received from any Person in excess of amounts included in clause (7) pursuant to the definition of "Consolidated Net Income"; plus/minus

          (10) gains or losses due solely to fluctuations in currency values and the related tax effects; plus/minus

          (11) gains or losses due to the net after-tax effect of clause (1), (3) and (4) in the definition "Consolidated Net Income" in calculating Consolidated Net Income;

        less , without duplication, non-cash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale after the Issue Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

          (1)   public offerings with respect to such Person's common stock registered on Form S-8;

          (2)   issuance to any Subsidiary of the Issuer; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Contributions" means the net cash proceeds and Cash Equivalents received by or contributed to the Issuer or the Note Guarantors after the Issue Date from:

          (1)   contributions to its common or preferred equity capital; and

          (2)   the sale (other than to the Issuer or a Restricted Subsidiary or management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer or any direct or indirect parent;

        in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by an Officer of the Issuer, the proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of "—Certain covenants—Limitation on restricted payments."

        "Existing Notes" or "2013 Notes" means the Issuer's 7 3/4% Senior Notes due 2013 to the extent outstanding on the Issue Date.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Issuer).

        "Fixed Charge Coverage Ratio" means, with respect to the Issuer and its Restricted Subsidiaries for any period, the ratio of EBITDA of the Issuer and its Restricted Subsidiaries for such period to the Fixed Charges of the Issuer and its Restricted Subsidiaries for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers (including the Transactions), consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and operational changes, that the Issuer or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a "pro forma event") shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers (including the Transactions), consolidations, discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became the Issuer or Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made or effected any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation, or operational change had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer to the extent consistent with Regulation S-X or are otherwise reasonably identifiable and factually supportable, including the amount of cost savings and operating expense reductions for which specified actions are taken or committed to be taken within 12 months after the closing date of such pro forma event and have been realized or are expected to be realized within 12 months after the closing date of such pro forma event (calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of such period as if such cost savings and operating expense reductions were realized during the entirety of such period) relating to such pro forma event, net of the amount of actual benefits realized during such period from such actions; provided that (A) a duly completed certificate signed by the chief financial officer of the Issuer shall be delivered to the Trustee certifying that and setting forth in detail (x) such cost savings and operating expense reductions are reasonably expected and factually supportable in the good faith judgment of the Issuer, (y) such actions are to be taken within 12 months after the consummation of the acquisition, disposition, restructuring or the implementation of an initiative, which is expected to result in such cost savings and expense reductions, (B) no cost savings or operating expense reductions shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) the aggregate amount of cost savings and operating expense reductions added pursuant to this definition in any period of four consecutive fiscal quarters shall not exceed (1) with respect to any individual acquisition or disposition, 10% of the EBITDA attributable to such acquired or disposed entity or assets for such period of four consecutive fiscal quarters and (2) for all other initiatives that do not result from acquisitions or dispositions, 10% of EBITDA (prior to giving effect to this definition) in the aggregate for any period of four consecutive fiscal quarters and (D) projected amounts (and not yet realized) may no longer be added in calculating EBITDA pursuant to this definition to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings and operating expense reductions.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1)   Consolidated Interest Expense of such Person for such period; and

          (2)   all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

        "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or any direct or indirect Subsidiary of such Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. At any time after the date of the indenture, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that any such election, once made, shall be irrevocable; provided further, that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer's election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the holders of notes.

        "guarantee" means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness of another Person.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1)   currency exchange, interest rate or commodity Swap Agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

          (2)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

        "holder" or "noteholder" means the Person in whose name a note is registered on the Registrar's books.

        "Holdings" means Onex Rescare Holdings Corp. and its successors.

        "Incur" means, with respect to any Indebtedness, issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

        "Indebtedness" means, with respect to any Person:

          (1)   the principal and premium (if any) of any Indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except (i) any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (d) in respect of Capitalized Lease Obligations, or (e) representing any net obligations under Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

          (3)   to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

        provided that (a) Contingent Obligations Incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Financings, (c) Obligations associated with other post-employment benefits and pension plans and (d) any operating leases as such instruments would be determined in accordance with GAAP on the Issue Date, other than any operating lease in connection with a Sale/Leaseback Transaction, shall be deemed not to constitute Indebtedness.

        "Indenture" means the Indenture dated as of the Issue Date among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of the Indenture.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Issuer, its direct or indirect parent or the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Securities, Inc. and U.S. Bancorp Investments, Inc.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

          (2)   securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency;

          (3)   investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain covenants—Limitation on restricted payments":

          (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

            (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

        "Issue Date" means December 22, 2010.

        "Issuer" means Res-Care, Inc. and its successors.

        "Management Agreement" means one or more Management Services Agreements, dated on or about the Issue Date between the Issuer or any of its Affiliates and the Sponsor, or any successor agreement between the Issuer, or the Issuer or any of its Affiliates and the Sponsor, as may be amended, supplemented or otherwise modified from time to time; provided that such amendments, supplements or modifications are not materially adverse to the note holders as determined in good faith by the Issuer.

        "Management Investor" means any Person who is a director, officer or otherwise a member of management of the Issuer, any of the Restricted Subsidiaries or any of its direct or indirect parent companies on the Issue Date immediately after giving effect to the Transactions.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Cash Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under "—Certain covenants—Asset sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Net Income" means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Note Guarantee" means a guarantee of the notes pursuant to the Indenture.

        "Note Guarantor" means any Person that Incurs a Note Guarantee; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with the Indenture, such Person ceases to be a Note Guarantor.

        "Notes" means the Issuer's 10.75% Senior Notes due 2019 issued on the Issue Date.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the notes shall not include fees or indemnification in favor of the Trustee and other third parties other than the holders of the notes.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, Chief Operating Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, the General Counsel, the Controller, the Treasurer, the Assistant Treasurer, the Secretary or Assistant Secretary of such Person.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by any one Officer, who must be the principal executive officer, the principal financial officer, the treasurer, general counsel, secretary, assistant secretary, vice president or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.

        "Paying Agent" means an office or agency maintained by the Issuer pursuant to the terms of the Indenture, where notes may be presented for payment.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under "—Certain covenants—Asset sales."

        "Permitted Holders" means (i) the Sponsor, (ii) the Management Investors, (iii) any Person that has no material assets other than the Capital Stock of the Issuer and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Issuer, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any Permitted Holder specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof, and (iv) any group (within the meaning of Section(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any Permitted Holder specified in clauses (i) or (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of the Issuer (a "Permitted Holder Group"), so long as no Person or other "group" (other than a Permitted Holder specified in clause (i) and (iii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group, together with its Affiliates, whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter constitute an additional Permitted Holder.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer (including the notes) or any Restricted Subsidiary of the Issuer;

          (2)   any Investment in Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

          (4)   any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "—Certain covenants—Asset sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment (x) existing on the Issue Date, (y) made pursuant to binding commitments in effect on the Issue Date and (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended;

          (6)   loans and advances to employees not in excess of $5.0 million outstanding at any one time in the aggregate; provided that, to the extent the Issuer and its Subsidiaries are subject to the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the Issuer and its Subsidiaries shall comply in all material respects with such provisions, rules and regulations as they pertain to such loans and advances;

          (7)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or in settlement of delinquent obligations of or other disputes with, the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (8)   Hedging Obligations permitted under clause (j) of "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (9)   additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed $35.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding;

          (10) loans and advances to officers, directors and employees for business related travel expenses, moving and relocation expenses and other similar expenses, in each case Incurred in the ordinary course of business;

          (11) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of the covenant described under "—Certain covenants—Limitation on restricted payments";

          (12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain covenants—Transactions with affiliates" (except transactions described in clauses (2), (4), (5), (8), (15), (22), (23) and (24) of such paragraph);

          (13) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (14) guarantees issued in accordance with the covenants described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Certain covenants—Future guarantors";

          (15) any Investment by the Issuer or Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

          (16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

          (17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

          (18) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with the covenant described under "—Certain covenants—Asset sales";

          (19) Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date and additional Investments in joint ventures in an aggregate amount not to exceed $35.0 million at any one time outstanding;

          (20) Investments in connection with Sale/Leaseback Transactions not to exceed $25.0 million at any one time outstanding;

          (21) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under "—Merger, consolidation or sale of all or substantially all assets" after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

          (22) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; and

          (23) the forgiveness or conversion to equity of any Indebtedness permitted under "—Certain Covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," other than Indebtedness owing by any Affiliate of the Issuer or any of its Subsidiaries.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

          (3)   Liens for taxes, assessments or other governmental charges (i) which are not yet due or payable or (ii) which are being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and for which adequate reserves are being maintained to the extent required by GAAP;

          (4)   Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use, control or regulation of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clauses (a), (d), (l) or (s) of the second paragraph of the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; provided that, (x) in the case of clause (d), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any income or profits thereof, and (y) in the case of clause (s), such Lien does not extend to the property or assets (or income or profits therefrom) of any Restricted Subsidiary other than a Foreign Subsidiary that is not a Note Guarantor;

          (7)   Liens existing on the Issue Date;

          (8)   Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

          (9)   Liens on assets or on property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other assets or property owned by the Issuer or any Restricted Subsidiary of the Issuer;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases, subleases, licenses or sublicenses of real, personal or intellectual property (including any interest or title of a lessor, sublessor, licensor or sublicensor arising therefrom) which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Issuer or any Note Guarantor;

          (16) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" Incurred in connection with a Qualified Receivables Financing;

          (17) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (18) Liens on the Equity Interests of Unrestricted Subsidiaries;

          (19) grants of software and other technology licenses in the ordinary course of business;

          (20) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

          (21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

          (22) Liens Incurred to secure Hedging Obligations or cash management services (and other "bank products"), owed to a lender, or an affiliate thereof, under the Credit Agreement;

          (23) Liens on equipment of the Issuer or any Restricted Subsidiary of the Issuer granted in the ordinary course of business to the Issuer's or such Restricted Subsidiary's client at which such equipment is located;

          (24) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (25) other Liens securing obligations Incurred in the ordinary course of business which obligations do not exceed the greater of (x) $50.0 million and (y) 5.0% of Total Assets of the Issuer and its Restricted Subsidiaries at any one time outstanding;

          (26) Liens solely on cash advances or any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder and Liens consisting of an agreement to sell or otherwise dispose of any property permitted hereunder;

          (27) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

          (28) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (29) Liens securing the Notes and the Note Guarantees;

          (30) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (31) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

          (32) Liens securing Indebtedness permitted to be incurred pursuant to the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" in an amount not to exceed the maximum amount of Indebtedness such that the Consolidated Senior Secured Debt Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) would not be greater than 2.75 to 1.00;

          (33) Liens on (i) receivable and related assets including proceeds thereof being sold in factoring arrangements entered into in the ordinary course of business and (ii) healthcare receivables in connection with Medicare or Medicaid anti-assignment provisions;

          (34) Liens in connection with Sale/Leaseback Transactions not to exceed $25.0 million at any one time outstanding; and

          (35) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business.

        "Person" means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, bank trust company, land trust, business trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity whether legal or not.

        "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or redemptions upon liquidation, dissolution, or winding up.

        "Purchase Money Note" means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

        "Qualified Receivables Financing" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

          (1)   the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

          (2)   all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

          (3)   the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

        The grant of a security interest in any accounts receivable of the Issuer or any Restricted Subsidiary of the Issuer (other than a Receivables Subsidiary) to secure any Indebtedness shall not be deemed a Qualified Receivables Financing.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the notes for reasons outside of the Issuer's control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any parent of the Issuer as a replacement agency for Moody's or S&P, as the case may be.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

        "Receivables Financing" means any transaction or series of transactions that may be entered into by the Issuer or any Subsidiary of the Issuer pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

          (a)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b)   with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believe to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

          (c)   to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date, among the Issuer, the Note Guarantors and the Initial Purchasers.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary's ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary".

        "Sale/Leaseback Transaction" means an arrangement relating to assets or property now owned or hereafter acquired by the Person whereby the Issuer or a Restricted Subsidiary transfers such assets or property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor to the rating agency business thereof.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" within the meaning of Rule 1-02 under the Securities Act.

        "Similar Business" means any business engaged in by the Issuer or any Restricted Subsidiaries on the Issue Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and the Restricted Subsidiaries are engaged on the Issue Date.

        "Sponsor" means Onex Corporation and/or one or more investment funds advised, managed or controlled by Onex Corporation and, in each case (whether individually or as a group) their Affiliates, any investment funds that have granted to the foregoing control in respect of their investment in the Issuer, Holdings or any of their Subsidiaries, and the Management Investors.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Indebtedness" means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes and (b) with respect to any Note Guarantor, any Indebtedness of such Note Guarantor which is by its terms subordinated in right of payment to its Note Guarantee.

        "Subsidiary" means, with respect to any Person (1) any corporation, unlimited liability company, association, or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof at the time of determination owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities (including, for the avoidance of doubt, resin), equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of the Subsidiaries shall be a Swap Agreement.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended.

        "Total Assets" means the total consolidated assets of the Issuer and the Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries prepared in conformity with GAAP.

        "Transactions" means, collectively, the transactions contemplated by the Agreement and Plan of Share Exchange, dated as of September 6, 2010, between Onex Rescare Acquisition LLC and Res-Care, Inc., and the other transactions in connection therewith or incidental thereto.

        "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to January 15, 2015; provided, however, that if the period from such redemption date to January 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer but excluding the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

          (a)   the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

          (b)   if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "—Certain covenants—Limitation on restricted payments."

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

          (x)   (1)    the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock;" or

            (2)   the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be no less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

          (y)   no Event of Default shall have occurred and be continuing.

        Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

        which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Certain Material United States Federal Income Tax Considerations

        This summary of U.S. federal income tax considerations set forth in this prospectus is not intended or written to be legal or tax advice to any person, and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any tax-related penalties that may be imposed on such person. Each person considering an investment in the exchange notes should seek advice based on such person's particular circumstances from an independent tax advisor.

        The following is a summary of certain material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes and where applicable, specifically the exchange notes. This summary is based upon provisions of the Internal Revenue Code of 1986, or the Code, applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with a note held as a capital asset by a beneficial owner who purchased the note on original issuance at the first price at which a substantial portion of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the "issue price", or an exchange note received in an exchange for such note. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as tax consequences to:

  •
  dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

  •
  persons holding the notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  U.S. holders, as defined below, whose functional currency is not the U.S. dollar;

  •
  certain former citizens or residents of the United States;

  •
  certain former citizens or residents of the United States;

  •
  taxpayers subject to the alternative minimum tax; or

  •
  tax exempt organizations.

        Moreover, this discussion does not address any non-U.S. federal income tax consequences, including any state, local or foreign tax, or any estate or gift tax. If you are considering exchanging your outstanding notes for the exchange notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

        In this discussion, we use the term "U.S. holder" to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding notes, you should consult your tax advisors.

        We use the term "non-U.S. holder" to describe a beneficial owner of the notes (other than a partnership) that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

        Inclusion of interest.    Stated interest with respect to the exchange notes will generally be taxable to a U.S. holder as ordinary income when accrued or received in accordance with the U.S. holder's usual method of accounting for tax purposes.

        Additional interest.    If we fail to comply with specified obligations under the registration rights agreement, that non-compliance may result in the payment of additional interest in the manner described under "The Exchange Offer" section. We intend to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting. This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments will be made is a remote or incidental contingency, within the meaning of applicable Treasury Regulations. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of the issuance of the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale or exchange of a note. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

        Sale, redemption or other taxable disposition of notes.    A U.S. holder will generally recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid interest, which will be taxed as interest income to the extent not previously so taxed) upon such sale, redemption or other taxable disposition and such U.S. holder's adjusted tax basis in the note. A U.S. holder's tax basis in an exchange note will generally be equal to the amount that such U.S. holder paid for the outstanding note exchanged therefor. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. The capital gain or loss will be long-term capital gain or loss if, at the time of the sale, redemption or other taxable disposition of the note, the U.S. holder's holding period in the note is more than one year (which, in the case of an exchange note, includes the holding period for any outstanding note exchanged therefor). Otherwise, such capital gain or loss will be a short-term capital gain or loss. A U.S. holder's ability to deduct capital losses may be limited.

        Exchange Offer.    The exchange of the outstanding notes for registered exchange notes pursuant to the exchange offer should not constitute a significant modification of the terms of the notes and therefore should not constitute a taxable event for U.S. federal income tax purposes. Accordingly, the exchange should have no U.S. federal income tax consequences to a U.S. holder, the U.S. holder's holding period and adjusted tax basis for a note should not be affected, and the U.S. holder should continue to take into account income in respect of a note in the same manner as before the exchange.

        Information reporting and backup withholding.    Information reporting requirements generally will apply to interest on the notes and the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). A backup withholding tax will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Consequences to Non-U.S. Holders

        Payments of interest.    Generally, interest income of a non-U.S. holder with respect to the notes that is not effectively connected with a trade or business in the United States (or, in the case of a non-U.S. holder eligible for benefits under an income tax treaty, attributable to a permanent establishment in the United States) will not be subject to U.S. income or withholding tax, provided that:

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

  •
  the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and either (1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable Treasury regulations.

        If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to U.S. federal withholding tax at a rate of 30%, unless the non-U.S. holder provides us with a properly executed IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty.

        If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (or, if an income tax treaty applies, is attributable to a permanent establishment in the United States), then the non-U.S. holder will be exempt from the 30% withholding tax, provided the non-U.S. holder provides us with a properly executed IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. However, such non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

        Sale, redemption or other taxable disposition of the notes.    Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a non-U.S. holder's conduct of a trade or business in the United States (or, if an income tax treaty applies, is attributable to a permanent establishment in the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

        Gain described in the first bullet point above that is recognized by a non-U.S. holder that is an individual will be subject to tax under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder. In addition, gains described in the first bullet point above that is recognized by a non-U.S. holder that is a foreign corporation may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty). If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

        Exchange Offer.    The exchange of the outstanding notes for registered exchange notes pursuant to the exchange offer should not constitute a significant modification of the terms of the notes and therefore should not constitute a taxable event for U.S. federal income tax purposes. Accordingly, the exchange should have no U.S. federal income tax consequences to a non-U.S. holder, the non-U.S. holder's holding period and adjusted tax basis for a note should not be affected, and the non-U.S. holder should continue to take into account income in respect of a note in the same manner as before the exchange.

        Information Reporting and Backup Withholding.    Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest to non-U.S. holders and the amount of tax, if any, withheld with respect to those amounts. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

        In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement on IRS Form W-8BEN or W-8ECI (or other applicable form) has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is furnished timely to the IRS.

 Certain ERISA Considerations

        The following is a summary of certain considerations associated with the purchase of the exchange notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" (within the meaning of ERISA) of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration or management of such an ERISA Plan or exercises any authority or control over the disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving "plan assets" with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which ResCare, a guarantor or any of the initial purchasers of the outstanding notes are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs"), that may apply to the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the

ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the exchange notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the outstanding notes or the exchange notes constitutes assets of any Plan or (ii) the purchase and holding of the outstanding notes or the exchange notes (and the exchange of outstanding notes for exchange notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the outstanding notes or the exchange notes (and holding or disposing the outstanding notes or the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding and disposition of the outstanding notes or the exchange notes (and the exchange of outstanding notes for exchange notes).

Plan of Distribution

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any exchange of outstanding notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and, except in certain circumstances, the expenses of counsel and other advisors of the holders and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

 Legal Matters

        The validity of the exchange notes and the related guarantees offered hereby will be passed upon for us by Frost Brown Todd LLC, Louisville, Kentucky.

Experts

        The consolidated financial statements and related financial statement schedule of Res-Care, Inc. and its subsidiaries as of December 31, 2010 (successor) and December 31, 2009 (predecessor) and for the period from November 16, 2010 through December 31, 2010 (successor), for the period from January 1, 2010 through November 15, 2010 (predecessor), and for the years ended December 31, 2009 and 2008 (predecessor), have been included herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.

Available Information

        We have filed with the SEC a registration statement on Form S-4 with respect to the securities being offered hereby. This prospectus does not contain all of the information contained in the registration statement, including the exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about use and the securities being offered hereby. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. As described below, the registration statement, including exhibits and schedules is on file at the offices of the SEC and may be inspected without charge.

        Prior to this offering, we were not subject to the information requirements of the Exchange Act. As a result of this offering, we have become subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the SEC. You can inspect and copy these reports and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-202-551-8090 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's web site. The address of this site is http://www.sec.gov.

        This prospectus summarizes documents that are not delivered herewith. Copies of such documents are available upon your request, without charge, by writing or telephoning us at:

Res-Care, Inc.
9901 Linn Station Road
Louisville, Kentucky 40223
Telephone: (502) 394-2100
Attention: Investor Relations

        The indenture provides that, whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will furnish to the trustee and holders of the notes and file with the SEC the annual reports and such information, documents and other reports as are specified in Sections 13 or 15(d) and applicable to a U.S. corporation subject to such Sections. Provision of this information is subject to certain qualifications. See "Description of the Exchange Notes—Reports and other information."

Item 8.    Financial Statements and Supplementary Data

INDEX TO FINANCIAL STATEMENTS AND SCHEDULE

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Financial Statements:
Consolidated Balance Sheets—As of December 31, 2010 and 2009	F-3
Consolidated Statements of Income—For the Periods Ended December 31, 2010 and November 15, 2010 and Years Ended December 31, 2009 and 2008	F-4
Consolidated Statements of Shareholders' Equity and Comprehensive Income (Loss)—For the Periods Ended December 31, 2010 and November 15, 2010 and Years Ended December 31, 2009 and 2008	F-5
Consolidated Statements of Cash Flows—For the Periods Ended December 31, 2010 and November 15, 2010 and Years Ended December 31, 2009 and 2008	F-6
Notes to Consolidated Financial Statements	F-7
Financial Statement Schedule:
Schedule II—Valuation and Qualifying Accounts	F-49

All other financial statement schedules have been omitted, as the required information is inapplicable or the information is presented in the financial statements or related notes.

Report of Independent Registered Public Accounting Firm

The Board of Directors
Res-Care, Inc.:

        We have audited the accompanying consolidated balance sheets of Res-Care, Inc. and subsidiaries ("the Company") as of December 31, 2010 (Successor) and December 31, 2009 (Predecessor), and the related consolidated statements of income, shareholders' equity and comprehensive income (loss), and cash flows for the period from November 16, 2010 through December 31, 2010 (Successor), for the period from January 1, 2010 through November 15, 2010 (Predecessor) and for the years ended December 31, 2009 and 2008 (Predecessor). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Res-Care, Inc. and subsidiaries as of December 31, 2010 (Successor) and December 31, 2009 (Predecessor), and the results of their operations and their cash flows for the period from November 16, 2010 through December 31, 2010 (Successor), for the period from January 1, 2010 through November 15, 2010 (Predecessor) and for the years ended December 31, 2009 and 2008 (Predecessor), in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 1 to the consolidated financial statements, effective November 16, 2010, an affiliate of Onex Partners III LP acquired the majority of the outstanding common stock of Res-Care, Inc. in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than for the periods before the acquisition and, therefore, is not comparable.

/s/ KPMG LLP

Louisville, Kentucky
April 15, 2011

RES-CARE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and 2009

(In thousands)

	SUCCESSOR 2010	PREDECESSOR 2009
ASSETS
Current assets:
Cash and cash equivalents	$27,552	$20,672
Accounts receivable, net of allowance for doubtful accounts of $844 in 2010 and $22,627 in 2009	215,941	211,350
Refundable income taxes	1,199	3,952
Deferred income taxes	14,306	22,879
Non-trade receivables	7,347	3,960
Prepaid expenses and other current assets	18,605	17,761

Total current assets	284,950	280,574

Property and equipment, net	96,997	81,347
Goodwill	234,867	422,626
Other intangible assets, net	322,586	45,842
Other assets	30,108	14,551

Total assets	$969,508	$844,940

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$56,252	$44,502
Accrued expenses	127,049	109,400
Current portion of long-term debt	39,195	2,880
Current portion of obligations under capital leases	92	164
Accrued income taxes	1,404	—

Total current liabilities	223,992	156,946

Long-term liabilities	33,712	35,092
Long-term debt	366,884	195,040
Obligations under capital leases	431	1,153
Deferred gains	—	3,172
Deferred income taxes	102,076	20,812

Total liabilities	727,095	412,215

Shareholders' equity:
Preferred shares, authorized 1,000,000 shares, no par value, except 48,095 shares designated as Series A with stated value of $1,050 per share, no shares issued and outstanding in 2010 (successor) and 48,095 shares in 2009 (predecessor)	—	46,609
Common stock, no par value, authorized 40,000,000 shares, issued and outstanding 21,344,741 in 2010 (successor) and 29,453,282 in 2009 (predecessor)	—	50,577
Additional paid-in capital	236,726	94,892
Retained earnings	5,448	248,697
Accumulated other comprehensive income (loss)	257	(7,195)

Total shareholders' equity—Res-Care, Inc.	242,431	433,580
Noncontrolling interests	(18)	(855)

Total shareholders' equity	242,413	432,725

Total liabilities and shareholders' equity	$969,508	$844,940

See accompanying notes to consolidated financial statements.

RES-CARE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

For the Periods Ended December 31, 2010 and November 15, 2010 and
Years Ended December 31, 2009 and 2008

(In thousands)

	SUCCESSOR	PREDECESSOR
	Nov-16, 2010 - Dec-31, 2010	Jan-1, 2010 - Nov-15, 2010	2009	2008
Revenues	$196,886	$1,385,575	$1,579,155	$1,543,583
Facility and program expenses	176,830	1,267,961	1,445,900	1,407,516

Facility and program contribution	20,056	117,614	133,255	136,067
Operating expenses (income):
Corporate general and administrative	6,642	64,622	59,281	58,893
Asset impairment charges	—	263,155	71,991	313
Other operating (income) expense, net	(77)	410	(1,159)	41

Total operating expenses	6,565	328,187	130,113	59,247

Operating income (loss)	13,491	(210,573)	3,142	76,820
Other expenses:
Interest expense	2,882	16,912	16,576	19,908
Interest income	(17)	(229)	(121)	(809)

Total other expenses, net	2,865	16,683	16,455	19,099

Income (loss) from continuing operations before income taxes	10,626	(227,256)	(13,313)	57,721
Income tax expense (benefit)	4,443	(50,907)	(3,021)	20,822

Income (loss) from continuing operations	6,183	(176,349)	(10,292)	36,899
Loss from discontinued operations, net of tax	—	—	—	(339)

Net income (loss)—including noncontrolling interests	6,183	(176,349)	(10,292)	36,560
Net loss—noncontrolling interests	(18)	(172)	(855)	—

Net income (loss)—Res-Care, Inc.	$6,201	$(176,177)	$(9,437)	$36,560

See accompanying notes to consolidated financial statements.

RES-CARE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND
COMPREHENSIVE INCOME (LOSS)

For the Periods Ended December 31, 2010 and November 15, 2010 and
Years Ended December 31, 2009 and 2008

(In thousands)

	Preferred Stock		Common Stock				Accumulated Other Comprehensive Income/(Loss)
					Additional Paid-In Capital	Retained Earnings		Noncontrolling Interests
	Shares	Amount	Shares	Amount					Total
PREDECESSOR
Balance at January 1, 2008—Predecessor	48	$46,609	29,161	$50,412	$86,079	$221,574	$2,195	$—	$406,869
Net income	—	—	—	—	—	36,560	—		36,560
Foreign currency translation adjustment arising during period	—	—	—	—	—	—	(12,397)	—	(12,397)

Comprehensive income									24,163
Share-based compensation	—	—	—	—	4,846	—	—	—	4,846
Shares issued under stock option plans, including related tax benefit	—	—	310	138	861	—	—	—	999

Balance at December 31, 2008—Predecessor	48	$46,609	29,471	$50,550	$91,786	$258,134	$(10,202)	$—	$436,877
Net loss	—	—	—	—	—	(9,437)	—	(855)	(10,292)
Foreign currency translation adjustment arising during period	—	—	—	—	—	—	3,007	—	3,007

Comprehensive loss									(7,285)
Share-based compensation	—	—	—	—	4,259	—	—	—	4,259
Shares issued under stock option plans, including related tax benefit	—	—	(18)	27	(1,153)	—	—	—	(1,126)

Balance at December 31, 2009—Predecessor	48	$46,609	29,453	$50,577	$94,892	$248,697	$(7,195)	$(855)	$432,725
Net loss	—	—	—	—	—	(176,177)	—	(172)	(176,349)
Foreign currency translation adjustment arising during period	—	—	—	—	—	—	(627)	—	(627)

Comprehensive loss									(176,976)
Share-based compensation	—	—	—	—	6,201	—	—	—	6,201
Purchase minority interest	—	—	—	—	(745)	—	—	745	—
Reclass deferred director's fees to accrued expenses	—	—	—	—	(724)	—	—	—	(724)
Shares issued under stock option plans, including related tax benefit	—	—	(116)	—	(3,605)	—	—	—	(3,605)

Balance at November 15, 2010—Predecessor	48	$46,609	29,337	$50,577	$96,019	$72,520	$(7,822)	$(282)	$257,621

SUCCESSOR
Balance at November 16, 2010—Successor	—	$—	21,345	$—	$452,444	$—	$—	$—	$452,444
Net income (loss)	—	—	—	—	—	6,201	—	(18)	6,183
Foreign currency translation adjustment arising during period	—	—	—	—	—	—	257	—	257

Comprehensive income									6,440
Return on preferred shares	—	—	—	—	—	(753)	—	—	(753)
Payments for common share exchange	—	—	—	—	(56,875)	—	—	—	(56,875)
Redemption of preferred shares	—	—	—	—	(158,843)	—	—	—	(158,843)

Balance at December 31, 2010—Successor	—	$—	21,345	—	$236,726	$5,448	$257	$(18)	$242,413

See accompanying notes to consolidated financial statements.

RES-CARE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Periods Ended December 31, 2010 and November 15, 2010 and
Years Ended December 31, 2009 and 2008

(In thousands)

	SUCCESSOR	PREDECESSOR
	Nov-16, 2010 - Dec-31, 2010	Jan-1, 2010 - Nov-15, 2010	2009	2008
Operating activities:
Net income (loss)—including noncontrolling interests	$6,183	$(176,349)	$(10,292)	$36,560
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	2,315	22,448	26,161	22,943
Impairment charges	—	263,155	71,991	313
Amortization of discount and deferred debt issuance costs	70	1,577	1,221	1,192
Share-based compensation	—	6,201	4,259	4,846
Deferred income taxes, net	2,443	(55,598)	(9,762)	6,311
Provision for losses on accounts receivable	844	9,573	9,009	7,104
Excess tax expense (benefit) from share-based compensation	—	1,176	369	(935)
Gain on purchase of businesses	—	—	(1,474)	—
(Gain) loss on sale of assets	(27)	198	269	(5)
Changes in operating assets and liabilities:
Accounts receivable	49,723	(64,732)	11,176	(32,581)
Prepaid expenses and other current assets	(2,246)	(1,692)	792	(690)
Other assets	(2,163)	1,439	(1,627)	4,899
Accounts payable	9,282	3,150	(4,893)	(5,325)
Accrued expenses	(9,082)	4,469	3,840	13,011
Deferred gains	—	(3,172)	(794)	(513)
Accrued income taxes	1,559	5,873	(1,838)	2,954
Long-term liabilities and other	573	8,110	6,230	(13,532)

Cash provided by operating activities	59,474	25,826	104,637	46,552

Investing activities:
Purchases of property and equipment	(2,127)	(8,593)	(15,928)	(19,391)
Acquisitions of businesses, net of cash acquired	(7,192)	(21,234)	(20,397)	(56,659)
Proceeds from sale of assets	59	120	188	633

Cash used in investing activities	(9,260)	(29,707)	(36,137)	(75,417)

Financing activities:
Long-term debt repayments	(122,388)	(1,395)	(811)	(2,531)
Long-term debt borrowings	366,600	2,594	—	—
Short-term (repayments) borrowings—three months or less, net	(50,000)	6,000	(59,800)	34,500
Payments on obligations under capital leases	(11)	(85)	(121)	(75)
Debt issuance costs	(15,863)	(4,543)	(72)	(118)
Payments on common share exchange	(56,875)	—	—	—
Redemption of preferred shares	(158,843)	—	—	—
Return on preferred shares	(753)	—	—	—
Proceeds received from exercise of stock options	—	—	415	1,562
Excess tax (expense) benefit from share-based compensation	—	(1,176)	(369)	935
Employee withholding payments on share-based compensation	—	(2,683)	(1,379)	(1,593)

Cash (used in) provided by financing activities	(38,133)	(1,288)	(62,137)	32,680

Effect of exchange rate changes on cash and cash equivalents	12	(44)	715	(1,030)
Increase (decrease) in cash and cash equivalents	12,093	(5,213)	7,078	2,785
Cash and cash equivalents at beginning of period	15,459	20,672	13,594	10,809

Cash and cash equivalents at end of period	$27,552	$15,459	$20,672	$13,594

Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$2,743	$16,001	$15,093	$18,072
Income taxes (net of refunds of $0.1 million, $1.2 million, $0.3 million, $0.2 million, respectively)	1,210	1,160	9,889	17,073
Supplemental schedule of non-cash investing and financing activities:
Notes issued in connection with acquisitions	—	4,137	1,764	1,767
New capital lease obligations	—	(725)	733	—

See accompanying notes to consolidated financial statements.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

1. Summary of Significant Accounting Policies

Basis of Presentation and Description of Business

        The consolidated financial statements include the accounts of Res-Care, Inc. and its subsidiaries. All references in these financial statements to "ResCare", "Company", "our company", "we", "us", or "our" mean Res-Care, Inc. and, unless the context otherwise requires, its consolidated subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

        On November 16, 2010, an affiliate of Onex Partners III LP (Purchaser) completed a tender offer to acquire all outstanding shares of ResCare common stock, as further described in Note 2. The acquisition resulted in a new basis of accounting under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations (previously Statement of Financial Accounting Standards No. 141R). This change creates many differences between reporting for ResCare post-acquisition, as successor, and ResCare pre-acquisition, as predecessor. The accompanying consolidated financial statements and the notes to consolidated financial statements reflect separate reporting periods. The separate reporting periods are January 1, 2010 through November 15, 2010 (predecessor) and November 16, 2010 through December 31, 2010 (successor). Periods prior to and including 2009 are related to the predecessor.

        We receive revenues primarily from the delivery of residential, therapeutic, job training and educational support services to various populations with special needs.

Fiscal Year

        Operating results of acquired businesses are included in the Consolidated Statements of Income from the date of acquisition. During 2009, we eliminated the one-month lag between the reporting periods of our international operations and the rest of the company. Therefore, our international results include one additional month for the year ended December 31, 2009. This adjustment, a $0.5 million loss, did not have a material effect on our 2009 results of operations.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires us to make estimates and assumptions that affect the reported amounts and related disclosures of commitments and contingencies. We rely on historical experience and on various other assumptions that we believe to be reasonable under the circumstances to make judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Segments

        During each period presented, we had three reportable operating segments: (i) Community Services, (ii) Job Corps Training Services and (iii) Employment Training Services. Effective January 1, 2011, we changed our reportable operating segments to: (i) Residential Services, (ii) ResCare HomeCare, (iii) Youth Services and (iv) Workforce Services. Residential Services primarily includes services for individuals with intellectual, cognitive or other developmental disabilities in our group home settings. ResCare HomeCare primarily includes periodic in-home care services to the elderly, as well as persons with disabilities. Youth Services consists of our Job Corps centers, a variety of youth

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Summary of Significant Accounting Policies (Continued)

programs including foster care, alternative education programs and charter schools. Workforce Services is comprised of our domestic and international job training and placement programs that assist welfare recipients and disadvantaged job seekers in finding employment and improving their career prospects. Further information regarding our segments is included in Note 9.

Revenue Recognition

        Overview:    We recognize revenues as they are realizable and earned in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements (SAB 104). SAB 104 requires that revenue can only be recognized when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured.

        Community Services:    Revenues are derived primarily from 35 different state Medicaid programs and from management contracts with private operators, generally not-for-profit providers, who contract with state government agencies and are also reimbursed under the Medicaid programs. Revenues from the state Medicaid programs are recorded at rates established at or before the time services are rendered. Depending upon the state's reimbursement policies and practices, revenue is computed on the basis of a fixed fee per individual, which may include some form of incentive payment, a percentage of operating expenses (cost-plus contracts), a percentage of revenue or an overall fixed fee paid regardless of occupancy. Revenue is recognized in the period services are rendered.

        Job Corps Training Services:    Revenues include amounts reimbursable under cost reimbursement contracts with the Department of Labor (DOL) for operating Job Corps centers for education and training programs. The contracts provide reimbursement for direct facility and program costs related to operations, allowable indirect costs for general and administrative costs, plus a predetermined management fee, normally a combination of fixed and performance-based. Final determination of amounts due under the contracts is subject to audit and review by the applicable government agencies. Revenue is recognized in the period associated costs are incurred and services are rendered.

        Employment Training Services:    Revenues are derived primarily through contracts with local and state governments funded by federal agencies. Revenue is generated from contracts which contain various pricing arrangements, including: (1) cost reimbursable, (2) performance-based, (3) hybrid, and (4) fixed price.

        With cost reimbursable contracts, revenue is recognized for the direct costs associated with functions that are specific to the contract, plus an indirect cost percentage that is applied to the direct costs, plus a profit. Revenue is recognized in the period the associated costs are incurred and services are rendered.

        Under a performance-based contract, revenue is generally recognized as earned based upon the attainment of a unit performance measure times the fixed unit price for that specific performance measure. Typically, there are many different performance measures that are stipulated in the contract that must be tracked to support the billing and revenue recognition. Revenues may be recognized prior to achieving a benchmark as long as reliable measurements of progress-to-date activity can be obtained,

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Summary of Significant Accounting Policies (Continued)

indicating that it is probable that the benchmark will be achieved. This requires judgment in determining what is considered to be a reliable measurement.

        Revenues for hybrid contracts are recognized based on the specific contract language. The most common type of hybrid contract is "cost-plus," which provide for the reimbursement of direct and indirect costs with profit tied to meeting certain performance measures. Revenues for cost-plus contracts are generally recognized in the period the associated costs are incurred with an estimate made for the performance-based portion, as long as reliable measurements of progress-to-date activity can be obtained, indicating that it is probable that the benchmark will be achieved. This requires judgment in determining what is considered to be a reliable measurement.

        Revenues for fixed price contracts are generally recognized in the period services are rendered. Certain of our long-term fixed price contracts may contain performance-based measures that can increase or decrease our revenue. Revenue is deferred in cases where the fixed price is not determinable as a result of these provisions.

        Laws and regulations governing the government programs and contracts are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. For each operating segment, expenses are subject to examination by agencies administering the contracts and services. We believe that adequate provisions have been made for potential adjustments arising from such examinations.

        We are substantially dependent on revenues received under contracts with federal, state and local government agencies. Operating funding sources for 2010 in both the successor and predecessor were approximately 64% through Medicaid reimbursement, 8% from the DOL and 28% from other payors. There was no single customer whose revenue was 10% or more of our consolidated revenue for any reporting period presented, except 2008. In 2008 we derived 11% of our revenues under contracts from the DOL under the Federal Job Corps program. Generally, these contracts are subject to termination at the election of governmental agencies and in certain other circumstances such as failure to comply with applicable regulations or quality of service issues.

Facility and Program Expenses

        We classify expenses directly related to providing services, along with depreciation and amortization attributable to our operating segments, as facility and program expenses. Direct costs and expenses principally include salaries and benefits for direct care professionals and operating management, contracted labor costs, insurance costs, transportation costs for clients requiring services, certain client expenses such as food, supplies and medicine, residential occupancy expenses, which primarily comprise rent and utilities, and other miscellaneous direct service-related expenses.

Cash Equivalents

        We consider all highly liquid instruments purchased with a maturity at the time of acquisition of three months or less to be cash equivalents and are treated as such for reporting cash flows. Cash equivalents are stated at cost, which approximates market value.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Summary of Significant Accounting Policies (Continued)

Valuation of Accounts Receivable

        Accounts receivable consist primarily of amounts due from Medicaid programs, other government agencies and commercial insurance companies. An estimated allowance for doubtful accounts receivable is recorded to the extent it is probable that a portion or all of a particular account will not be collected. In evaluating the collectibility of accounts receivable, we consider a number of factors, including historical loss rates, age of the accounts, changes in collection patterns, the status of ongoing disputes with third-party payors, general economic conditions and the status of state budgets. Complex rules and regulations regarding billing and timely filing requirements in various states are also a factor in our assessment of the collectibility of accounts receivable. Actual collections of accounts receivable in subsequent periods may require changes in the estimated allowance for doubtful accounts. Changes in these estimates are charged or credited to the results of operations in the period of the change of estimate.

Valuation of Long-Lived Assets

        We regularly review the carrying value of long-lived assets with respect to any events or circumstances that indicate a possible inability to recover their carrying amount. Indicators of impairment include, but are not limited to, loss of contracts, significant census declines, reductions in reimbursement levels, significant litigation and impact of economic conditions on service demands and levels. Our evaluation is based on undiscounted cash flows, profitability and projections that incorporate current or projected operating results, as well as significant events or changes in the reimbursement or regulatory environment. If circumstances suggest the recorded amounts cannot be recovered, the carrying values of such assets are reduced to fair value based upon various techniques to estimate fair value.

Goodwill and Other Indefinite-lived Intangible Assets

        Goodwill is calculated as the excess of the cost of purchased businesses over the fair value of their underlying net assets. Goodwill was recorded for the Onex transaction (see Note 2) to reflect the amount of purchase price in excess of the fair value of the Company's net assets. Other indefinite-lived intangible assets include licenses that are essential for ResCare to operate its businesses in various states and other jurisdictions. Goodwill and other indefinite-lived intangible assets are not amortized. We test goodwill and other indefinite-lived intangible assets for impairment annually, unless changes in circumstances indicate impairment may have occurred sooner. We test goodwill on a reporting unit basis, in which a reporting unit is generally defined as the operating segment, but can be a component of an operating segment. We use a fair value approach to test goodwill for impairment and recognize an impairment charge for the amount, if any, by which the carrying amount of goodwill exceeds its implied fair value. Fair values for goodwill are established using a weighted-average of discounted cash flows and comparative market multiples in the current market conditions. The goodwill impairment test is a two-part test. Step One of the impairment test compares the fair values of each of our reporting units to their carrying value. If the fair value is less than the carrying value for any of our reporting units, Step Two must be completed. Fair values for indefinite-lived intangible assets are measured using the income approach. As all indefinite-lived intangible assets and goodwill were recorded at fair value

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Summary of Significant Accounting Policies (Continued)

as of November 16, 2010, no impairments were recorded during the successor period ended December 31, 2010.

        During the predecessor period ended November 15, 2010, we recorded a goodwill impairment charge of $263.2 million. In 2009 we recorded a goodwill impairment charge of $70.1 million. No impairment charges were recorded for 2008. See Note 4 for the details of the impairment charges.

Intangible Assets—Defined Lives

        Our intangible assets consist primarily of trade names, customer contracts and relationships and non-competition agreements, which are amortized over two to twenty years, based on their estimated useful lives.

Debt Issuance Costs

        Debt issuance costs are capitalized and amortized as interest expense over the terms of the related debt using an effective interest method.

Income Taxes

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred assets if it is more likely than not that some portion or all of the net deferred tax assets will not be realized.

        In June, 2006, the FASB issued ASC 740-10-25, Income Tax Position, (ASC 740-10-25) which clarifies the criteria that a tax position must satisfy for some or all of the benefits of that position to be recognized in an enterprise's financial statements in accordance with ASC 740-10, Accounting for Income Taxes, (ASC 740-10). This Interpretation prescribes a recognition threshold of more-likely-than-not and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. Recognized income tax positions are measured at the largest amount that is more likely than not of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

        Our policy is to recognize interest related to unrecognized tax benefits as interest expense and penalties as corporate general and administrative expense.

Deferred Gains on Sale and Leaseback of Assets

        Gains from the sale and leaseback of assets are deferred and amortized over the term of the operating lease as a reduction of rental expense.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Summary of Significant Accounting Policies (Continued)

Legal Contingencies

        We are a party to numerous claims and lawsuits with respect to various matters. We provide for costs, including legal costs, related to contingencies when a loss is probable and the amount is reasonably determinable. We confer with outside counsel in estimating our potential liability for certain legal contingencies. While we believe our provision for legal contingencies is adequate, the outcome of legal proceedings is difficult to predict and we may settle legal claims or be subject to judgments for amounts that exceed our estimates.

Insurance Losses

        We self-insure a substantial portion of our professional, general and automobile liability, workers' compensation and health benefit risks. These liabilities are necessarily based on estimates and, while we believe that the provision for loss is adequate, the ultimate liability may be more or less than the amounts recorded. Provisions for losses for workers' compensation risks are based upon actuarially determined estimates and include an amount determined from reported claims and an amount based on past experiences for losses incurred but not reported. Estimates of workers' compensation claims reserves have been discounted using a discount rate of 3% at December 31, 2010 and 2009. The liabilities are evaluated quarterly and any adjustments are reflected in earnings in the period known. We have excess general and professional liability insurance coverages.

Operating Leases

        We lease certain operating facilities, office space, vehicles and equipment under operating leases. Our operating lease terms generally range from one to fifteen years with renewal options. Facility lease agreements may include rent holidays and rent escalation clauses. We recognize rent holiday periods and scheduled rent increases on a straight-line basis over the lease term beginning with the date we take possession of the leased space.

Property and Equipment

        At November 16, 2010, all property and equipment was stated at fair value as discussed in Note 2. All additions of property and equipment from November 16, 2010 through December 31, 2010 are stated at cost. At December 31, 2010 all property and equipment was stated at fair value or cost, less accumulated depreciation and amortization. Depreciation and amortization are provided by the straight-line method over the estimated useful lives of the assets. Estimated useful lives for buildings are 20 years. Assets under capital lease and leasehold improvements are amortized over the term of the respective lease or the useful life of the asset, if shorter, which varies from one to fifteen years. The useful lives of furniture and equipment vary from three to seven years. Depreciation expense includes amortization of assets under capital lease.

        We act as custodian of assets where we have contracts to operate facilities or programs owned or leased by the DOL, various states and private providers.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

1. Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation

        A foreign subsidiary designates its local currency as its functional currency. Operating results are translated into U.S. dollars using monthly average exchange rates, while balance sheet accounts are translated using year-end exchange rates. The resulting translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders' equity.

Share-Based Compensation

        Effective January 1, 2006, we adopted the provisions of ASC 718, Stock Compensation, (ASC 718) using the modified prospective transition method. Under this transition method, compensation expense recognized during the period ended November 15, 2010 and years ended December 31, 2009 and 2008 included: (a) compensation expense for all share-based awards granted prior to, but not yet vested as of, December 31, 2005, based on the grant date fair value estimated in accordance with the original provisions of ASC 718, and (b) compensation expense for all share-based awards granted subsequent to December 31, 2005, based on the grant date fair value estimated in accordance with the provisions of ASC 718. Pursuant to ASC 718, the income tax benefits exceeding the recorded deferred income tax benefit from share-based compensation awards (the excess tax benefits) are required to be reported in cash provided by financing activities. Our share-based compensation plans and share-based payments are described more fully in Note 11, "Share-Based Compensation".

Financial Instruments

        We used various methods and assumptions in estimating the fair value disclosures for significant financial instruments. Fair values of cash and cash equivalents, accounts receivable and accounts payable approximate their carrying amount because of the short maturity of those investments. The fair value of long-term debt is determined using market quotes and calculations based on current market rates available to us.

Impact of Recently Issued Accounting Pronouncements

        In October 2009, the FASB issued Accounting Standard Update 2009-13, Multiple-Deliverable Revenue Arrangements (ASU 2009-13). ASU 2009-13 amends ASC 650-25 to eliminate the requirement that all undelivered elements have vendor-specific objective evidence (VSOE) or third-party evidence (TPE) before an entity can recognize the portion of an overall arrangement fee that is attributable to items that already have been delivered. The new guidance eliminates the residual method of revenue recognition and allows the use of management's best estimate of selling price for individual elements of an arrangement when VSOE or TPE is unavailable. This amendment will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted as of the beginning of a fiscal year. We do not expect the adoption of this statement to have a material impact on our consolidated financial position, results of operations or cash flows.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

2. Onex Transaction

        On September 6, 2010, Purchaser entered into an agreement and plan of share exchange with ResCare, pursuant to which it agreed to acquire all shares of ResCare common stock not already owned by Onex Corporation and its affiliates, including Onex Partners LP (collectively, the Onex Investors), for a purchase price of $13.25 per share on the terms and conditions set forth therein.

        In accordance with the share exchange agreement, Purchaser commenced a tender offer to acquire all outstanding shares of ResCare common stock not already held by Purchaser and its affiliates (the Public Shares) on October 7, 2010. On November 16, 2010, the Onex Investors (including Onex Partners III LP) contributed $120.0 million to Purchaser in exchange for Purchaser's common membership interests and $158.8 million for Purchaser's preferred membership interests that accrue a preferred return at the rate of 4.8%. The tender offer was consummated on November 16, 2010 (the Stock Tender Offer). Purchaser purchased 21,044,765 Public Shares in the Stock Tender Offer, and, at that time, the Onex Investors beneficially owned 87.4% of the issued and outstanding shares of ResCare's common stock on an as-converted basis. The change of control occurred on November 16, 2010, which is the acquisition date for accounting purposes.

        On December 20, 2010, the ResCare shareholders approved the second-step share exchange transaction (the Share Exchange) in which all Public Shares not acquired in the Stock Tender Offer, excluding shares held by members of our management who agreed to roll-over their existing equity ownership into equity of Onex Rescare Holdings Corp. (Rollover Holders), were to be exchanged for $13.25 per share, without interest.

        The following transactions occurred concurrently on December 22, 2010:

  •
  ResCare entered into new senior secured credit facilities, comprised of a new $170 million term loan facility and an amended and restated $275 million revolving credit facility;

  •
  ResCare issued $200 million of 10.75% Senior Notes (unsecured) due 2019 in a private placement under the Securities Act of 1933;

  •
  ResCare repurchased $120 million (approximately 80%) aggregate principal amount of its previously tendered 7.75% Senior Notes due 2013;

  •
  The Purchaser completed the previously announced acquisition of all of the publicly held common shares of ResCare through the second-step share exchange transaction, whereby each outstanding share of ResCare common stock not currently held by Onex Investors was exchanged for the right to receive $13.25 in cash ($56.9 million); and

  •
  The Purchaser redeemed preferred membership interests held by certain of the Onex Investors for an amount equal to the contributions ($158.8 million) made by them in respect of the purchase of such interests plus the accrued preferred return ($0.8 million) on such interests through the redemption date.

        Following the Share Exchange, the issuance of the notes and receipt of any required regulatory approvals, Onex Partners LP and the other Onex Investors holding shares of ResCare's common and preferred stock prior to the commencement of the Stock Tender Offer contributed their shares of ResCare to Onex Rescare Holdings Corp. (New Holdco) in exchange for shares of New Holdco's nonvoting common stock. On December 22, 2010, an independent group of co-investors contributed

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

2. Onex Transaction (Continued)

$1.4 million to New Holdco in exchange for New Holdco's voting common stock. In addition, the Onex affiliates holding membership interests ($120.0 million) in Purchaser contributed their interests in such entity to New Holdco in exchange for shares of New Holdco's voting common stock. The Rollover Holders contributed their shares of ResCare to New Holdco in exchange for shares of New Holdco's voting common stock. Following these contributions, Purchaser was merged into ResCare, with ResCare as the surviving entity, and ResCare is now a wholly owned subsidiary of New Holdco, which in turn, is now owned by the Onex Investors, certain co-investors and members of our management team.

        The total purchase price was $452.4 million based on 34.1 million outstanding ResCare shares (fully converted) at $13.25 per share.

        The Company is currently in the process of finalizing the purchase price allocation with respect to the Onex transaction and must complete: (1) finalization of the third-party valuation report and (2) the allocation of the purchase price to the proper tax jurisdictions, which will allow the Company to complete the final calculation of the deferred income taxes. Therefore, accounts that are considered preliminary as of December 31, 2010, include deferred income taxes, goodwill, other intangible assets, other liabilities, noncontrolling interest and property, plant and equipment.

        The preliminary purchase price allocation is as follows:

Fair Value at Nov. 16, 2010
Cash and cash equivalents	$15,459
Accounts and notes receivable	266,508
Deferred income taxes	14,896
Prepaid expenses and other current assets	25,985
Property, plant and equipment	96,388
Goodwill	229,931
Other intangible assets	321,249
Other assets	12,079

Total assets acquired	982,495
Current liabilities	191,007
Long-term debt	205,437
Deferred income taxes	100,223
Other long-term liabilities	33,384

Total liabilities assumed	530,051

Net assets acquired	$452,444

        The fair values were estimated by the Company's management based on independent appraisals, fair values of equivalent properties or analysis of expected future cash flows. The gross contractual amount of accounts and notes receivable at November 16, 2010 was $293.8 million. The Company estimates that $27.3 million of the receivable-related contractual cash flows as of November 16, 2010 are not expected to be collected.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

2. Onex Transaction (Continued)

        The following table details the goodwill and identifiable intangible assets acquired in the Onex transaction and their estimated values and expected amortizable lives:

	Fair Value	Useful Life (Years)
Goodwill	$229,931	Indefinite
Other Intangible assets:
Licenses	227,440	Indefinite
Trade names	63,590	20
Customer relationships	28,160	20
Covenants not to compete	1,480	2
Other	579	5

Total other intangible assets	321,249

Total intangible assets	$551,180

        There were no purchased research and development assets acquired and written-off in connection with the Onex transaction. Approximately $169 million of the goodwill is expected to be deductible for tax purposes.

3. Acquisitions

2010—Successor

        During the successor period, we completed an acquisition on December 1, 2010 within our Community Services segment. Total consideration for this acquisition was approximately $7.2 million. This acquisition is expected to generate annual revenues of approximately $12.2 million. The operating results of this acquisition are included in the consolidated statement of income from the date of acquisition.

        The purchase price allocation for this acquisition was as follows:

Property and equipment	$8
Other intangible assets	2,270
Goodwill	4,892
Other assets	22

Aggregate purchase price	$7,192

        Approximately $2.3 million of other intangible assets will be amortized over five to twenty years and consist of $0.1 million of company trade name, $0.1 million of covenants not-to-compete and $2.1 million of customer relationships. The entire balance of goodwill was allocated to the Community Services segment. We expect all of the $4.9 million of goodwill will be deductible for tax purposes.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

3. Acquisitions (Continued)

2010—Predecessor

        During the predecessor period, we completed eleven acquisitions within our Community Services segment. Total consideration for these acquisitions was approximately $25.4 million, including $4.1 million of notes issued. These acquisitions are expected to generate annual revenues of approximately $55.3 million. The operating results of these acquisitions are included in the consolidated statement of income from the date of acquisition.

        The purchase price allocation for these acquisitions was as follows:

Property and equipment	$244
Other intangible assets	10,523
Goodwill	14,738
Other assets	111
Liabilities assumed	(245)

Aggregate purchase price	$25,371

        Approximately $8.6 million of other intangible assets are amortized over five to twenty years and consist of $1.0 million of company trade name, $2.0 million of covenants not-to-compete and $5.6 million of customer relationships, with $1.9 million of other intangibles not subject to amortization. Amortization expense for the above intangible assets totaled $5.8 million for the period ended November 15, 2010. The entire balance of goodwill was allocated to the Community Services segment. We expect all of the $14.7 million of goodwill will be deductible for tax purposes.

2009—Predecessor

        We completed sixteen acquisitions during 2009, all within our Community Services segment. Aggregate consideration for these acquisitions was approximately $22.8 million, including $1.8 million of notes issued. These acquisitions are expected to generate annual revenues of approximately $50.0 million. The operating results of these acquisitions are included in the consolidated statements of income from the date of acquisition.

        The aggregate purchase price for these acquisitions was allocated as follows:

Property and equipment	$1,056
Other intangible assets	6,255
Goodwill	15,844
Cash acquired	651
Other assets	592
Liabilities assumed	(112)
Gain	(1,474)

Aggregate purchase price	$22,812

        Two of the acquisitions were considered bargain purchases since the purchase price of the acquisitions was less than the value assigned to the assets and liabilities acquired. We recorded a

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

3. Acquisitions (Continued)

$1.5 million gain on these acquisitions. This gain is included in the other operating (income) expense line item on our consolidated statement of income.

        Approximately $5.3 million of other intangible assets are amortized over five to twenty years and consist of $1.0 million of company trade name, $1.5 million of covenants not-to-compete and $2.8 million customer relationships, with $1.0 million of other intangibles not subject to amortization. Amortization expense for the above intangible assets totaled $0.3 million for the year ended December 31, 2009. The entire balance of goodwill was allocated to the Community Services segment. We expect all of the $15.8 million of goodwill will be deductible for tax purposes.

4. Goodwill and Intangible Assets

        A summary of changes to goodwill for the successor period November 16, 2010 through December 31, 2010 is as follows:

	Community Services	Job Corps Training Services	Employment Training Services	Other(1)	Total
Balance at November 16, 2010
Goodwill	$185,094	$13,796	$31,041	$—	$229,931
Goodwill added through acquisition	4,892	—	—	—	4,892
Adjustments to previously recorded goodwill(2)	44	—	—	—	44

Balance at December 31, 2010	$190,030	$13,796	$31,041	$—	$234,867

(1)
Other is comprised of international and school operations.

(2)
Adjustments to previously recorded goodwill primarily relate to foreign currency translation.

        Intangible assets are as follows:

	November 16, 2010		December 31, 2010
	Fair Value	Accumulated Amortization	Gross	Accumulated Amortization	Life (Years)
Licenses	$227,440	$—	$227,440	$—	Indefinite
Trade names	63,590	—	63,628	397	5 - 20
Customer relationships	28,160	—	30,200	337	20
Covenants not to compete	1,480	—	1,580	92	2 - 5
Other intangible assets	579	—	579	15	5

	$321,249	$—	$323,427	$841

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

4. Goodwill and Intangible Assets (Continued)

        Estimated amortization expense for the next five years is as follows:

Year Ending December 31:
2011	$6,254
2012	5,937
2013	5,196
2014	5,143
2015	5,073

        A summary of changes to predecessor goodwill is as follows:

	Community Services	Job Corps Training Services	Employment Training Services	Other(1)	Total
Balance at January 1, 2009
Goodwill, gross	$368,182	$7,589	$62,053	$38,703	$476,527
Accumulated impairment losses	—	—	—	(331)	(331)

Goodwill, net	368,182	7,589	62,053	38,372	476,196
Goodwill added through acquisitions	15,844	—	—	—	15,844
Impairment charge	—	—	(53,082)	(16,989)	(70,071)
Purchase price allocation adjustment, net	—	—	—	(1,430)	(1,430)
Adjustments to previously recorded goodwill(2)	918	—	5	1,164	2,087

Balance at December 31, 2009
Goodwill, gross	384,944	7,589	62,058	38,437	493,028
Accumulated impairment losses	—	—	(53,082)	(17,320)	(70,402)

Goodwill, net	384,944	7,589	8,976	21,117	422,626
Goodwill added through acquisitions	14,738	—	—	—	14,738
Impairment charge	(245,915)	—	—	(17,240)	(263,155)
Adjustments to previously recorded goodwill(2)	302		113	(1,105)	(690)

Balance at November 15, 2010
Goodwill, gross	399,984	7,589	62,171	37,332	507,076
Accumulated impairment loss	(245,915)	—	(53,082)	(34,560)	(333,557)

Goodwill, net	$154,069	$7,589	$9,089	$2,772	$173,519

(1)
Other is comprised of international and school operations.

(2)
Adjustments to previously recorded goodwill primarily relate to foreign currency translation and earn-out payments on acquisitions. Earn-out payments are generally determined at specific future dates based on the terms of the purchase agreement.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

4. Goodwill and Intangible Assets (Continued)

        During the third quarter of 2010, we updated our current and future year forecasts. The updated revenues and profits in the forecasts were negatively impacted by various contract losses, rate and service cuts by numerous states and other factors attributed to the general economic environment. We concluded that these factors were indicators of possible impairment of goodwill, requiring an interim impairment test during the quarter. We performed the interim test on all five reporting units. As such, the Company recorded an estimated impairment charge during the third quarter of 2010 of $65.6 million. Accordingly, the net carrying values of goodwill in the Community Services, International and Schools reporting units were reduced $46.9 million, $13.8 million and $4.9 million, respectively. Step Two of the goodwill impairment test was completed for these three reporting units in the fourth quarter of 2010. Step Two required that we determine the implied fair value of the reporting units' goodwill by allocating the reporting units' fair value determined in Step One to the fair value of the reporting units' net assets, including unrecognized intangible assets. The goodwill calculated in Step Two is then compared to the recorded goodwill, with an impairment charge recorded in the amount that the book value of goodwill exceeds the implied fair value of goodwill calculated in this step. As such, we recorded an additional impairment charge of $197.6 million related to goodwill in the period October 1, 2010 to November 15, 2010, including $199.0 million recorded in the Community Services reporting unit, $0.6 million reduction to the third quarter charge recorded in the Schools reporting unit and $0.9 million reduction to the third quarter charge recorded in the International reporting unit.

        We utilized information obtained from our preliminary purchase price allocation for the Onex transaction in completing our Step Two analysis. This resulted in a significantly higher final impairment charge than initially estimated in our third quarter results, primarily due to some significant other intangibles that were identified for the purchase price allocation which had not been previously identified or recorded in the financial statements.

        Predecessor intangible assets are as follows:

	December 31, 2009
	Gross	Accumulated Amortization	Life (Years)
Customer relationships	$37,186	$9,707	10 - 20
Covenants not to compete	30,421	19,845	2 - 15
Other intangibles	10,983	3,196	1 - 10

	$78,590	$32,748

        Amortization expense for the period ended November 15, 2010, and for the years ended 2009 and 2008 was approximately $5.8 million, $7.1 million and $4.8 million, respectively.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

5. Debt

        Long-term debt and obligations under capital leases consist of the following:

	December 31
	2010	2009
10.75% senior notes due 2019	$200,000	$—
Senior secured term loan due 2016, net of discount of $3.4 million	166,615	—
7.75% senior notes due 2013, net of discount of $0.5 million in 2009	30,535	149,480
Senior secured credit facility	—	44,000
Obligations under capital leases	523	1,317
Notes payable and other	8,929	4,440

	406,602	199,237
Less current portion	39,287	3,044

	$367,315	$196,193

        On December 22, 2010, we issued $200 million of 10.75% Senior Notes due January 15, 2019 in a private placement to qualified institutional buyers under the Securities Act of 1933. The 10.75% Senior Notes, which had an issue price of 100% of the principal amount, are unsecured obligations ranking equal to existing and future debt and are subordinate to existing and future secured debt. The effective interest rate for these notes is approximately 10.75%. Proceeds were used to fund $120 million of our tendered 7.75% Senior Notes due October 2013. The 7.75% Senior Notes were originally issued on October 3, 2005 for $150 million under a private placement arrangement at an issue price of 99.261%. These securities were unsecured obligations. In addition, proceeds from the $200 million issuance of 10.75% Senior Notes were used to purchase outstanding shares of common stock tendered by our shareholders and for general corporate purposes. The 10.75% Senior Notes are jointly, severally, fully and unconditionally guaranteed by our domestic subsidiaries.

        On December 22, 2010, we amended our existing senior secured revolving credit facility which originally had been scheduled to mature on July 28, 2013. The aggregate amount available under the revolving credit facility is $275 million until July 28, 2013, after which the revolving credit facility will be extended until December 22, 2015 for the extending revolving credit lenders. The aggregate amount available under the extended revolving credit facility will be $240 million. In addition, $175 million of additional borrowing capacity will be available for use to increase the revolving credit facility, or to increase other certain senior secured indebtedness, subject to certain limitations and conditions in our other debt agreements. The facility will be used primarily for working capital purposes, letters of credit required under our insurance programs and for acquisitions. The amended and restated senior credit facility contains various financial covenants relating to capital expenditures and rentals, and requires us to maintain specified ratios with respect to interest coverage and leverage. The amendment continues to provide for the exclusion of charges incurred in connection with the resolution of the matter described in Note 15, as well as any non-cash impairment charges, in the calculation of certain financial covenants. The amended and restated senior credit facility is secured by a lien on all of our assets and, through secured guarantees, on all of our domestic subsidiaries' assets.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

5. Debt (Continued)

        On December 22, 2010, we issued a $170 million senior secured term loan (the Term Loan) due December 22, 2016. Additional capacity of $175 million will be available for use to increase the Term Loan, or to increase the revolving credit facility, subject to certain limitations and conditions in our other debt agreements. The Term Loan was used primarily to redeem the $159.6 million of Purchaser's preferred equity held by Onex Partners III LP and other Onex Investors plus accrued dividends, related to its acquisition and funding of tendered Company shares on November 16, 2010. The Term Loan contains various financial covenants similar with respect to the amended and restated revolving credit facility. The Term Loan is an amortizing obligation, with principal payments of 1% of the outstanding Term Loan balance due annually. Pricing for the Term Loan is variable, at the London Interbank Offered Rate (LIBOR) plus 550 basis points or the Base Rate plus 450 basis points, at the Company's election. LIBOR is defined as having a minimum rate of 1.75%, and the Base Rate is defined as having a minimum rate of the Fed Funds rate plus 50 basis points. The Term Loan is secured by a lien on substantially all of our assets and, through secured guarantees, on substantially all of our domestic subsidiaries' assets.

        As of December 31, 2010, we had irrevocable standby letters of credit in the principal amount of $67.6 million issued primarily in connection with our insurance programs. As of December 31, 2010, we had $207.4 million available under the amended and restated revolving credit facility, with no outstanding balance. Outstanding balances bear interest at 4.50% over the LIBOR or other bank developed rates at our option. As of December 31, 2010, the weighted average interest rate was not applicable as there were no outstanding borrowings. Letters of credit had a borrowing rate of 4.625% as of December 31, 2010. The commitment fee on the unused balance was 0.50%. The margin over LIBOR and the commitment fee is determined quarterly based on our leverage ratio, as defined by the revolving credit facility. We are in compliance with our debt covenants at December 31, 2010.

        Maturities of long-term debt and obligations under capital leases are as follows:

Year Ending December 31
2011	$39,287
2012	3,420
2013	1,840
2014	1,850
2015	1,861
Thereafter	358,344

$406,602

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

6. Income Taxes

        Income tax expense (benefit) attributable to income (loss) from continuing operations is summarized as follows:

	SUCCESSOR	PREDECESSOR
	Nov-16, 2010 - Dec-31, 2010	Jan-1, 2010 - Nov-15, 2010	2009	2008
Current:
Federal	$1,475	$3,317	$4,971	$12,381
State	343	1,124	1,353	2,616
Foreign	182	250	386	1,274

Total current	2,000	4,691	6,710	16,271

Deferred:
Federal	2,372	(47,022)	(7,578)	3,979
State	433	(8,576)	(1,226)	744
Foreign	(362)	—	(927)	(172)

Total deferred	2,443	(55,598)	(9,731)	4,551

Total income tax expense (benefit)	$4,443	$(50,907)	$(3,021)	$20,822

        A reconciliation of the U.S. Federal income tax rate of 35% to income tax expense (benefit) expressed as a percent of pretax income (loss) from continuing operations follows:

	SUCCESSOR	PREDECESSOR
	Nov-16, 2010 - Dec-31, 2010	Jan-1, 2010 - Nov-15, 2010	2009	2008
Federal income tax at the statutory rate	35.0%	35.0%	35.0%	35.0%
Increase (decrease) in income taxes:
State and foreign income taxes, net of federal benefits	10.2	3.3	(3.3)	4.0
Jobs tax credits, net	(3.8)	1.2	27.7	(5.4)
Nondeductible expenses and other	0.4	(1.4)	(7.8)	0.7
Reserves for income tax contingencies	—	—	0.7	0.6
Deferred tax valuation allowance	—	—	(7.6)	1.2
Nondeductible impairments	—	(15.7)	(22.0)	—

	41.8%	22.4%	22.7%	36.1%

        As of December 31, 2010, we have state net operating loss carryforwards of approximately $55 million which are available to offset future taxable income, if any, of certain entities in certain states. These carryforwards will expire between 2011 and 2029. Application of some of these carryforwards may be limited under the change of ownership provisions. These carryforwards have been partially or fully offset by valuation allowances, as our ability to apply these carryforwards may be limited.

        As of December 31, 2010, we have federal foreign tax credit carryforwards of approximately $1.4 million. If not used, these carryforwards will expire between 2011 and 2020. These credit

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

6. Income Taxes (Continued)

carryforwards have been fully offset by a valuation allowance as our ability to apply these carryforwards is subject to limitation.

        We have not recognized a deferred tax liability of approximately $2.3 million for the undistributed earnings of our foreign subsidiaries that arose in 2010 and prior years as we consider these earnings to be indefinitely reinvested. As of December 31, 2010, the undistributed earnings of these subsidiaries were approximately $5.9 million.

        During the periods ended November 15, 2010 and December 31, 2009, $0.4 million was debited to additional paid-in capital for tax shortfalls associated with share-based compensation. During the year ended December 31, 2008, $0.9 million was credited to additional paid-in capital for the tax benefits associated with share-based compensation.

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

	SUCCESSOR 2010	PREDECESSOR 2009
Deferred tax assets:
Accounts receivable	$10,707	$8,582
Property and equipment	613	—
Covenants not to compete and other intangible assets	—	1,165
Workers' compensation costs	12,640	12,567
Compensated absences	4,315	3,306
Other insurance reserves	10,769	4,539
Share-based compensation	—	2,042
Other liabilities and reserves	2,374	3,772
Deferred gains and revenues	357	1,772
Deferred state income tax net operating loss carryforwards	7,924	5,664
Deferred tax credits, foreign tax credit carryforwards and other	2,247	2,212

Total gross deferred tax assets	51,946	45,621
Less valuation allowance	7,861	5,388

Net deferred tax assets	44,085	40,233
Deferred tax liabilities:
Revenue adjustments	8,105	—
Property and equipment	13,527	6,947
Goodwill and other intangible assets	110,083	31,007
Other	140	212

Total deferred tax liabilities	131,855	38,166

Net deferred tax (liability) asset	$(87,770)	$2,067

Classified as follows:
Current deferred income tax assets	$14,306	$22,879
Noncurrent deferred income tax liability	(102,076)	(20,812)

Net deferred tax (liability) asset	$(87,770)	$2,067

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

6. Income Taxes (Continued)

        A valuation allowance for deferred tax assets was provided as of December 31, 2010 related to state and foreign income tax net operating loss carryforwards and federal foreign tax credit carryovers. The realization of deferred tax assets is dependent upon generating future taxable income when temporary differences become deductible. Based upon the historical and projected levels of taxable income, we believe it is more likely than not that we will realize the benefits of the deductible differences after consideration of the valuation allowance.

        We adopted the provisions related to unrecognized tax benefits on January 1, 2007. This adoption did not impact the consolidated financial position, results of operations or cash flows. A reconciliation of the beginning and ending amount of total unrecognized tax benefits is as follows:

	SUCCESSOR	PREDECESSOR
	Nov. 16, 2010 - Dec. 31, 2010	Jan. 1, 2010 - Nov. 15, 2010	2009
Balance at beginning of year	$438	$540	$725
Increase related to prior year tax positions	—	—	311
Decrease related to prior year tax positions	—	(52)	(8)
Increase related to current year tax positions	—	109	77
Settlements	—	(34)	(445)
Lapse of statute of limitations	—	(125)	(120)

Balance at end of year	$438	$438	$540

        Included in the balance of total unrecognized tax benefits at December 31, 2010 are potential benefits of $0.1 million, which if recognized, would affect the effective tax rate on income from continuing operations.

        We file numerous consolidated and separate income tax returns in the U.S. federal and various state and foreign jurisdictions. With few exceptions, we are no longer subject to income tax examinations by the taxing authorities for years prior to 2006. We believe that we have appropriate support for the income tax positions taken and to be taken on our income tax returns and that our accruals for income tax liabilities are adequate for all open years based on an assessment of many factors including past experience and interpretations of the tax laws as applied to the facts of each matter. We do not expect that the amounts of unrecognized tax benefits will change significantly within the next twelve months.

        Total accrued interest and penalties as of December 31, 2010 are approximately $0.1 million and are included in accrued expenses.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

7. Detail of Certain Balance Sheet Accounts

        Property and equipment is summarized as follows:

	SUCCESSOR 2010	PREDECESSOR 2009
Land and land improvements	$7,524	$7,337
Furniture and equipment	36,121	107,864
Buildings	36,701	42,288
Leasehold improvements	12,099	34,683
Buildings under capital lease	214	1,384
Equipment under capital lease	1,510	4,659
Construction in progress	4,064	2,921

	98,233	201,136
Less accumulated depreciation and amortization	1,236	119,789

Net property and equipment	$96,997	$81,347

        Other assets are as follows:

	SUCCESSOR 2010	PREDECESSOR 2009
Long-term receivables and advances to managed facilities	$3,019	$2,235
Deposits	4,046	3,788
Deferred debt issuance costs	15,809	1,753
Insurance recoveries	5,728	5,613
Other assets	1,506	1,162

	$30,108	$14,551

        Accrued expenses are as follows:

	SUCCESSOR 2010	PREDECESSOR 2009
Wages and payroll taxes	$37,241	$36,046
Compensated absences	16,444	12,855
Health insurance	8,767	8,206
Workers' compensation insurance	14,524	16,628
Automobile insurance	4,474	2,401
Professional services	3,104	2,391
General and professional liability insurance	16,117	6,570
Taxes other than income taxes	11,150	10,109
Interest	2,753	3,353
Deferred revenue	2,309	5,595
Other	10,166	5,246

	$127,049	$109,400

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

7. Detail of Certain Balance Sheet Accounts (Continued)

        Long-term liabilities are as follows:

	SUCCESSOR 2010	PREDECESSOR 2009
Workers' compensation insurance	$25,185	$22,961
Automobile insurance	2,311	3,249
General and professional liability insurance	5,922	5,598
Other	294	3,284

	$33,712	$35,092

8. Preferred Stock Issuance

        On June 23, 2004, ResCare issued 48,095 shares of Series A convertible preferred stock to four investment funds controlled by Onex Corporation (the Onex Funds), at a purchase price of $1,050 per share or a total price of $50.5 million. Each preferred share was convertible at the option of the holder into 100 shares of ResCare's common stock, based on a value of $10.50 per common share which was contractually agreed to on March 10, 2004. Net proceeds from the transaction were $46.6 million. Issuance costs of approximately $3.9 million, including a $0.5 million transaction fee to Onex Corporation, were recorded as a reduction in shareholders' equity.

        The preferred shares were entitled to receive such dividends as may be paid on the common stock on an as-converted basis and to a liquidation preference of $1,050 per share plus unpaid, accrued dividends, if any. There were no dividends declared in 2008, 2009 and 2010. Preferred shares voted on an as-converted basis as of the date of issuance. The preferred shareholders also were entitled to certain corporate governance and special voting rights, as defined in the agreement, and had no preferential dividends. The preferred shareholders had the right to put the shares to ResCare at $1,050 per share plus accrued dividends, if any, if we close a sale of substantially all of our assets or equity by merger, consolidation or otherwise. ResCare could not sell substantially all of its assets or equity by merger or otherwise without first giving the preferred shareholders the right to acquire our assets or equity on the same terms and conditions.

        As mentioned in Note 2, effective with the share exchange in the 2010 Onex transaction, the preferred shares described above were contributed to Onex Rescare Holdings Corp. and ultimately cancelled upon completion of the transaction.

9. Segment Information

        As of December 31, 2010, and for all reporting periods presented, we had three reportable operating segments: (i) Community Services, (ii) Job Corps Training Services and (iii) Employment Training Services. We evaluate performance based on profit or loss from operations before corporate expenses and other income, interest and income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. Intersegment revenues and transfers are not significant.

        Effective January 1, 2011, we changed our reportable operating segments to: (i) Residential Services, (ii) ResCare HomeCare, (iii) Youth Services and (iv) Workforce Services. Residential Services

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

9. Segment Information (Continued)

primarily includes services for individuals with intellectual, cognitive or other developmental disabilities in our group home settings. ResCare HomeCare primarily includes periodic in-home care services to the elderly, as well as persons with disabilities. Youth Services consists of our Job Corps centers, a variety of youth programs including foster care, alternative education programs and charter schools. Workforce Services is comprised of our domestic and international job training and placement programs that assist welfare recipients and disadvantaged job seekers in finding employment and improving their career prospects.

        The following table sets forth information about reportable segment operating results and assets:

	Community Services	Job Corps Training Services	Employment Training Services	All Other(1)	Consolidated Totals
November 16, 2010-December 31, 2010—Successor:
Revenues	$149,042	$15,293	$28,403	$4,148	$196,886
Operating income (loss)	18,262	1,390	2,892	(9,053)	13,491
Total assets	741,272	38,515	108,035	81,686	969,508
Capital expenditures	864	—	5	1,258	2,127
Depreciation and amortization	1,609	29	168	509	2,315
January 1, 2010-November 15, 2010—Predecessor:
Revenues	$1,029,549	$105,106	$216,728	$34,192	$1,385,575
Operating (loss) income(2)	(146,550)	7,593	13,575	(85,191)	(210,573)
Capital expenditures	4,584	—	600	3,409	8,593
Depreciation and amortization	10,907	—	2,294	9,247	22,448
2009—Predecessor:
Revenues	$1,152,765	$145,821	$232,732	$47,837	$1,579,155
Operating income (loss)(3)(4)	112,101	10,143	(37,252)	(81,850)	3,142
Total assets	621,227	24,473	88,772	110,468	844,940
Capital expenditures	8,542	—	1,596	5,790	15,928
Depreciation and amortization	11,245	—	2,520	12,396	26,161
2008—Predecessor:
Revenues	$1,109,275	$163,944	$222,394	$47,970	$1,543,583
Operating income(5)	99,633	11,782	22,692	(57,287)	76,820
Total assets	606,681	39,074	133,814	134,574	914,143
Capital expenditures	8,097	—	1,043	10,251	19,391
Depreciation and amortization	10,037	—	2,321	10,585	22,943

(1)
All Other is comprised of our international operations, charter schools and corporate general and administrative expenses.

(2)
Operating income includes a goodwill impairment charge of $263.2 million, of which $245.9 million related to Community Services and $17.3 million related to Other.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

9. Segment Information (Continued)

(3)
Operating income includes a $70.1 million goodwill impairment charge, with $53.1 million related to our Employment Training Services segment, and $17.0 million related to our All Other segment.

(4)
Operating income includes a $5.0 million charge related to the increase in legal reserves within our Community Services segment.

(5)
Operating income includes a $20.3 million charge related to the resolution of four legal matters within our Community Services segment.

10. Benefit Plans

        We sponsor retirement savings plans which were established to assist eligible employees in providing for their future retirement needs. We did not contribute to the Plans at any time during 2010. Our contributions to the plans were $4.5 million and $5.2 million in 2009 and 2008, respectively.

11. Share-Based Compensation

        Prior to November 15, 2010, we had outstanding awards under three share-based incentive plans. Under the plans, stock options were awarded at a price equal to the market price of our common stock on the date of grant, and an option's maximum vesting term is normally five years. Generally, all options have varied vesting schedules, varying between 20% and 50% at date of grant with the remaining options vesting over one to four years. Restricted stock awards generally were comprised of service-based restricted shares and performance-based restricted shares. The service-based restricted shares generally vest over three to four years from the date of grant. The performance-based restricted shares vest in increments if and when certain performance criteria are met.

        The fair value of each stock option is estimated on the date of grant using the Black-Scholes valuation model. The expected volatility of our stock price is based on historical volatility over the expected term. The expected term of the option is based on historical employee stock option exercise behavior, the vesting term of the respective award and the contractual term. Our stock price volatility and expected option lives were based on management's best estimates at the time of grant, both of which impact the fair value of the option calculated under the Black-Scholes methodology and, ultimately, the expense that will be recognized over the vesting term of the option. There have been no stock options granted since 2005.

        As described in Note 2, a change of control occurred with the Onex transaction on November 16, 2010. The outstanding stock options were forfeited and all outstanding restricted shares vested immediately and were acquired as part of the share exchange. All share-based compensation expense related to the share-based incentive plans was recorded in the predecessor period which ended November 15, 2010. There were no new share-based compensation plans initiated after the change of control.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

11. Share-Based Compensation (Continued)

        Total share-based compensation expense by type of award for the periods ended December 31, 2010 and November 15, 2010, and for the years ended December 31, 2009 and 2008 was as follows:

	SUCCESSOR	PREDECESSOR
			December 31
	Nov. 16, 2010 - Dec. 31, 2010	Jan. 1, 2010 - Nov. 15, 2010
			2009	2008
Stock options	$—	$—	$—	$—
Restricted stock, service-based	—	5,095	3,299	3,164
Restricted stock, performance-based	—	1,106	960	1,682

Total share-based compensation expense	—	6,201	4,259	4,846
Tax effect	—	2,412	1,657	1,885

Share-based compensation expense, net of tax	$—	$3,789	$2,602	$2,961

        We use authorized but unissued shares when a stock option is exercised or when restricted stock is granted.

Stock Options

        As of November 15, 2010, a total of 225 thousand options were outstanding under the plans. The intrinsic value of the stock options exercised during 2009 and 2008 was $0.1 million and $2.4 million, respectively. No stock options were exercised in 2010. The fair value of the stock options which vested during 2008 was approximately $0.7 million. There were no stock options that vested in 2010 and 2009. With the change of control that occurred on November 16, 2010, the previously outstanding 225 thousand options were forfeited. As of December 31, 2010, no options were outstanding.

        There was no unrecognized share-based compensation related to stock options as of November 15, 2010 and December 31, 2010.

        A summary of our stock option activity and related information for 2010 is as follows:

	Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding at December 31, 2009—Predecessor	243	$17.09	2.1
Exercised	—	—
Forfeited/canceled	(18)	10.51

Outstanding at November 15, 2010—Predecessor	225	$17.37
Forfeited/canceled with change of control	(225)	17.37

Outstanding at December 31, 2010—Successor	—	—

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

11. Share-Based Compensation (Continued)

Restricted Stock, service-based

        As of November 15, 2010, a total of 269 thousand shares of service-based restricted stock were outstanding which were scheduled to vest based on years of service. During the period ended November 15, 2010, we awarded 134 thousand service-based restricted shares to key employees and directors. The fair value of the restricted stock awards was based on the closing market price of common stock on the date of award and was being amortized under the straight-line method over the service period. Share-based compensation expense recognized was based on service-based restricted stock ultimately expected to vest, and therefore it was reduced for estimated forfeitures. The fair value of service-based restricted shares which vested during 2010, 2009 and 2008 was approximately $5.4 million, $2.8 million and $2.9 million, respectively. Approximately $3.6 million of the 2010 fair value was related to accelerated vesting of the 269 thousand outstanding shares due to the change of control. As of December 31, 2010, no service-based restricted stock was outstanding.

        A summary of our service-based restricted stock activity and related information for 2010 is as follows:

	Service-Based Restricted Stock	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2009—Predecessor	323	$17.17
Granted	134	11.77
Issued	(166)	17.30
Forfeited/canceled	(22)	16.78

Outstanding at November 15, 2010—Predecessor	269	14.40
Issued due to accelerated vesting from change of control	(269)	$14.40

Outstanding at December 31, 2010—Successor	—	—

Restricted Stock, performance-based

        As of November 15, 2010, a total of 178 thousand shares of performance-based restricted stock were outstanding. The restricted stock were scheduled to vest if ResCare met certain operating targets set by our Board of Directors. The fair value of the restricted stock awards were based on the closing market price of common stock on the date of award and was being amortized over the estimated service period to achieve the operating targets. Share-based compensation expense recognized was based on performance-based restricted stock ultimately expected to vest, and therefore it has been reduced for estimated forfeitures. The fair value of performance-based restricted shares which vested during 2010, 2009 and 2008 was approximately $3.0 million, $0.9 million and $1.5 million, respectively. Approximately $2.3 million of the 2010 fair value was related to accelerated vesting of the 178 thousand outstanding shares due to the change of control. As of December 31, 2010, no performance-based restricted stock was outstanding.

        There was no unrecognized share-based compensation related to nonvested performance-based restricted stock as of November 15, 2010 and December 31, 2010.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

11. Share-Based Compensation (Continued)

        A summary of performance-based restricted stock activity and related information for 2010 is as follows:

	Performance- Based Restricted Stock	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2009—Predecessor	252	$19.19
Granted	—	—
Issued	(60)	18.60
Forfeited/canceled	(14)	16.75

Outstanding at November 15, 2010—Predecessor	178	19.58
Issued due to accelerated vesting from change of control	(178)	$19.58

Outstanding at December 31, 2010—Successor	—	—

12. Lease Arrangements

        We lease certain residential and operating facilities, office space, vehicles and equipment under operating leases which expire at various dates. Rent expense for the successor period ended December 31, 2010, was approximately $9.8 million. Rent expense for the predecessor periods ended November 15, 2010, December 31, 2009 and 2008 was $66.8 million, $72.8 million and $70.4 million, respectively. Facility rent, defined as land and building lease expense less amortization of any deferred gain on applicable lease transactions, was approximately $8.4 million for the successor period. Facility rent for the predecessor periods ended November 15, 2010, December 31, 2009 and 2008 was $57.4 million, $61.9 million and $59.0 million, respectively. We also lease certain land and buildings used in operations under capital leases. These leases expire at various dates through 2022 (including renewal options) and generally require us to pay property taxes, insurance and maintenance costs.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

12. Lease Arrangements (Continued)

        Future minimum lease payments under capital leases, together with the minimum lease payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31, 2010, are as follows:

Year Ending December 31	Capital Leases	Operating Leases
2011	$133	$59,262
2012	123	46,874
2013	99	39,240
2014	97	31,779
2015	96	25,447
Thereafter	118	30,719

Total minimum lease payments	666	$233,321

Less amounts representing interest	143

Present value of minimum lease payments	523
Less current maturities	92

Total long-term obligations under capital leases	$431

        Assets capitalized under capital leases as reflected in the accompanying consolidated balance sheets were $0.2 million and $1.4 million of buildings and $1.5 million and $4.7 million of equipment as of December 31, 2010 and 2009, respectively. The accumulated depreciation related to assets under capital leases was $0.1 million and $4.4 million as of December 31, 2010 and 2009, respectively. The differences between the two periods are due to the purchase accounting adjustments from the Onex transaction.

13. Fair Value

        The three levels of hierarchy are:

(a)	Level 1	Quoted prices in active markets for identified assets or liabilities.
(b)	Level 2	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability.
(c)	Level 3	Unobservable inputs used in valuations in which there is little market activity for the asset or liability at the measurement date.

        Fair value measurements of assets or liabilities are assigned a level within the fair value hierarchy based on the lowest level of any input that is significant to the fair value measurement in its entirety. We primarily utilize the income approach to measure fair value for our goodwill, long-lived assets and other intangible assets. The income approach uses valuation techniques to convert future amounts to a single present amount.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

13. Fair Value (Continued)

2010—Successor

        As discussed in Note 2, a change in control occurred on November 16, 2010. The Company is currently in the process of finalizing the purchase price allocation. The fair values were estimated by the Company's management as of November 16, 2010, as detailed in Note 2. There were no items requiring adjustment from November 16, 2010 to December 31, 2010.

2010—Predecessor

        The following table presents the fair value for those assets or liabilities measured at fair value on a nonrecurring basis:

	Fair Value At 11/15/2010	Quoted Prices in Active Markets Level 1 (a)	Other Observable Inputs Level 2 (b)	Unobservable Inputs Level 3 (c)	Total Gains / (Losses)
Goodwill	$156,841	$—	$—	$156,841	$(263,155)

        In accordance with the provisions of FASB ASC 250, Intangibles-Goodwill and Other, goodwill with a carrying amount of $420.0 million was written down to its implied fair value of $156.8 million, resulting in an impairment charge of $263.2 million, which was included in earnings for the predecessor period ended November 15, 2010.

14. Financial Instruments

        At December 31, 2010 and 2009, the fair values of cash and cash equivalents, accounts receivable and accounts payable approximated carrying value because of the short-term nature of these instruments. The fair value of our other financial instruments subject to fair value disclosures are as follows:

	2010		2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Long-term debt:
10.75% senior notes	$200,000	$206,000	$—	$—
Senior secured term loan	166,615	171,615	149,480	148,688
7.75% senior notes	30,535	31,451	44,000	44,000
Notes payable and other	8,929	8,639	4,440	4,380

        We estimate the fair value of the debt instruments using market quotes and calculations based on current market rates available to us.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

15. Commitments and Contingencies

Litigation

        From time to time, we, or a provider with whom we have a management agreement, become a party to legal and/or administrative proceedings that, in the event of unfavorable outcomes, may adversely affect revenues and period to period comparisons.

        In March 2007, a lawsuit was filed in Bernalillo County, New Mexico State Court styled Larry Selk, by and through his legal guardian, Rani Rubio v. Res-Care New Mexico, Inc., Res-Care, Inc., et al. The lawsuit sought compensatory and punitive damages for negligence, negligence per se, violations of the Unfair Practices Act and violations of the Resident Abuse and Neglect Act. Settlement discussions were unsuccessful and a jury trial commenced on November 9, 2009 on the remaining issue of negligence. The jury returned a verdict of approximately $53.9 million in damages against the Company, consisting of approximately $4.7 million in compensatory damages and $49.2 million in punitive damages, which was entered as a judgment in December 2009. Ruling on various post trial motions, on February 19, 2010, the New Mexico trial court judge reduced the jury award to $15.5 million, consisting of approximately $10.8 million in punitive damages and $4.7 million in compensatory damages. We believe the parent company is not liable for the actions of its subsidiary or its employees and that both the compensatory and punitive amounts awarded are excessive and contradict various United States Supreme Court and New Mexico Supreme Court decisions which would warrant a new trial or, in the alternative, would limit the amount of damages awarded to a significantly lower amount. We, as well as the plaintiffs, have appealed and we will continue to defend this matter vigorously. Ruling on a motion by Plaintiff, on December 15, 2010, the trial court increased the amount of the supersedeas bond from $27.2 million to $72.2 million, an amount which represented the original judgment plus interest. We filed an appeal of the bond increase, and on March 31, 2011, the Court of Appeals ruled in our favor and set the amount of the supersedeas bond at $27.2 million. Although we have made provisions in our consolidated financial statements for this self-insured matter, the amount of our legal reserve is less than the amount of the damages awarded by the trial court, including accrued interest. If our appeal to obtain a new trial or reduce the amount of the damages does not succeed, it could have a material adverse effect on our financial condition, results of operations and cash flows.

        ResCare, or its affiliates, are parties to various legal and/or administrative proceedings arising out of the operation of our facilities and programs and arising in the ordinary course of business. We do not believe the ultimate liability, if any, for these proceedings or claims, individually or in the aggregate, in excess of amounts already provided, will have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

16. Related Party Transactions

        In connection with the Onex transaction (Note 2), we entered into an Amended and Restated management services agreement with Onex Partners Manager LP whereby Onex Partners Manager LP will advise and assist the Company from time to time on business and financial matters. We have agreed to pay Onex Partners Manager LP an annual advisory fee of $0.7 million for its services under this agreement effective December 22, 2010 for an initial term of ten years. Prior to December 22, 2010, we paid Onex Partners Manager LP an annual advisory fee of $0.4 million.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

16. Related Party Transactions (Continued)

        As part of the second-step share exchange completed on December 22, 2010, the depositary issued payments totaling $2.0 million in error to certain Rollover Holders. As of December 31, 2010, the $2.0 million was included in our non-trade receivables in the consolidated balance sheet. These funds were returned to the Company in January 2011.

        U.S. Bank National Association, a subsidiary of U.S. Bancorp, is a member of our lender group and holds approximately 8.6% of outstanding indebtedness under our senior secured credit facility, which was amended on December 22, 2010 and will expire on December 22, 2015. Mrs. Olivia Kirtley, a member of our board of directors, is also a member of U.S. Bancorp's board of directors. The credit facility with our lending group was negotiated on an arms length basis with no involvement from Mrs. Kirtley.

        We lease certain of our facilities under an operating lease with Ventas, Inc., a publicly traded healthcare real estate investment trust. Ronald G. Geary, our Chairman of the Board and former President and Chief Executive Officer through 2010, is a member of Ventas' board of directors. The lease commenced in October 1998 and extends through October 31, 2015. Lease payments to the trust approximated $1.0 million for the years ended December 31, 2010, 2009 and 2008. Aggregate future rentals are estimated to be approximately $4.9 million, subject to annual increases based on the consumer price index.

17. Quarterly Data (unaudited)

				Fourth Quarter
	First Quarter PREDECESSOR	Second Quarter PREDECESSOR	Third Quarter PREDECESSOR	Oct. 1 - Nov. 15 PREDECESSOR	Nov. 16 - Dec. 31 SUCCESSOR
2010(1)
Revenues	$389,861	$396,142	$403,675	$195,897	$196,886
Facility and program contribution	34,908	34,727	35,917	12,062	20,056
Net income (loss):
Net income (loss)—including noncontrolling interests	$9,336	$9,434	$(41,967)	$(153,152)	$6,183
Net loss—noncontrolling interests	(82)	(41)	(33)	(16)	(18)

Net income (loss)—Res-Care, Inc.	$9,418	$9,475	$(41,934)	$(153,136)	$6,201

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

17. Quarterly Data (unaudited) (Continued)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2009—Predecessor(2)
Revenues	$390,827	$405,263	$395,837	$387,228
Facility and program contribution	38,898	32,258	37,008	25,091
Net income (loss):
Net income (loss)—including noncontrolling interests	$12,071	$8,208	$11,496	$(42,067)
Net loss—noncontrolling interests	(284)	(135)	(159)	(277)

Net income (loss)—Res-Care, Inc.	$12,355	$8,343	$11,655	$(41,790)

(1)
Third quarter of 2010 includes a $65.6 million ($50.1 million, net of tax) charge for estimated goodwill impairment. The October 1, 2010 to November 15, 2010 period includes a $197.6 million ($146.2 million, net of tax) charge for finalization of the goodwill impairment.

(2)
Fourth quarter of 2009 includes a $5.0 million ($3.1 million, net of tax) charge related to an increase in the Company's legal reserve, in addition to a $72.0 million ($47.1 million, net of tax) charge for asset impairments.

18. Noncontrolling Interest

        As of December 31, 2010, ResCare held a 66.7% interest in Rest Assured LLC, a limited liability company comprised of public and private organizations providing remote monitoring services for persons with disabilities and the elderly. The value in the table below is preliminary for the successor period, as the Company is in the process of finalizing the purchase price allocation as described in Note 2. In February 2010 (predecessor period), we acquired the remaining 19% interest in ResCare Maatwerk B.U., which had previously been included in noncontrolling interests. ASC 810, Noncontrolling Interests in Consolidated Financial Statements, (ASC 810) clarifies that noncontrolling interest be reported as a component separate from the parent's equity and that changes in the parent's ownership interest in a subsidiary be recorded as equity transactions if the parent retains its controlling interest in the subsidiary. The statement also requires consolidated net income to include amounts attributable to both the parent and the noncontrolling interest on the face of the income statement. In addition, ASC 810 requires a parent to recognize a gain or loss in net income on the date the parent

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

18. Noncontrolling Interest (Continued)

deconsolidates a subsidiary, or ceases to have a controlling financial interest in a subsidiary. Balances are as follows:

Noncontrolling interests as of December 31, 2008	$—
Net loss—noncontrolling interests	(855)

Noncontrolling interests as of December 31, 2009	(855)
Consolidation of noncontrolling interest acquired	745
Net loss—noncontrolling interest	(172)

Noncontrolling interest as of November 15, 2010—Predecessor	(282)
Write-off predecessor's balance associated with the Onex transaction	282
Net loss—noncontrolling interest	(18)

Noncontrolling interest as of December 31, 2010—Successor	$(18)

19. Subsidiary Guarantors

        The Senior Notes are jointly, severally, fully and unconditionally guaranteed by our 100% owned U.S. subsidiaries. There are no restrictions on our ability to obtain funds from our U.S. subsidiaries by dividends or other means. The following are condensed consolidating financial statements of our company, including the guarantors. This information is provided pursuant to Rule 3-10 of Regulation S-X in lieu of separate financial statements of each subsidiary guaranteeing the Senior Notes. The following condensed consolidating financial statements present the balance sheet, statement of income and cash flows of (i) Res-Care, Inc. (in each case, reflecting investments in its consolidated subsidiaries under the equity method of accounting), (ii) the guarantor subsidiaries, (iii) the nonguarantor subsidiaries, and (iv) the eliminations necessary to arrive at the information for our company on a consolidated basis. The condensed consolidating financial statements should be read in conjunction with the accompanying Consolidated Financial Statements.

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

19. Subsidiary Guarantors (Continued)

RES-CARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2010
(In thousands)

	SUCCESSOR
	ResCare, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
ASSETS
Current assets:
Cash and cash equivalents	$11,084	$9,825	$6,643	$—	$27,552
Accounts receivable, net	37,902	175,721	2,318	—	215,941
Refundable income taxes	1,297	—	(98)	—	1,199
Deferred income taxes	14,234	—	72	—	14,306
Non-trade receivables	5,300	1,541	506	—	7,347
Prepaid expenses and other current assets	8,385	9,495	725	—	18,605

Total current assets	78,202	196,582	10,166	—	284,950
Property and equipment, net	31,345	64,895	757	—	96,997
Goodwill	226,628	8,239	—	—	234,867
Other intangible assets, net	320,316	2,270	—	—	322,586
Investment in subsidiaries	885,443	41,794	80,267	(1,007,504)	—
Other assets	25,834	4,127	147	—	30,108

	$1,567,768	$317,907	$91,337	$(1,007,504)	$969,508

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
Trade accounts payable	$29,343	$24,832	$2,077	$—	$56,252
Accrued expenses	68,291	57,649	1,109	—	127,049
Current portion of long-term debt	32,232	3,015	3,948	—	39,195
Current portion of obligations under capital leases	6	86	—	—	92
Accrued income taxes	1,480	—	(76)	—	1,404

Total current liabilities	131,352	85,582	7,058	—	223,992
Intercompany	695,613	(688,106)	(7,507)	—	—
Long-term liabilities	31,511	2,013	188	—	33,712
Long-term debt	364,798	2,086	—	—	366,884
Obligations under capital leases	—	431	—	—	431
Deferred income taxes	102,081	—	(5)	—	102,076

Total liabilities	1,325,355	(597,994)	(266)	—	727,095
Total shareholder's equity	242,413	915,901	91,603	(1,007,504)	242,413

	$1,567,768	$317,907	$91,337	$(1,007,504)	$969,508

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

19. Subsidiary Guarantors (Continued)

RES-CARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING BALANCE SHEET
December 31, 2009
(In thousands)

	PREDECESSOR
	ResCare, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
ASSETS
Current assets:
Cash and cash equivalents	$6,763	$4,655	$9,254	$—	$20,672
Accounts receivable, net	38,042	171,280	2,028	—	211,350
Refundable income taxes	3,963	—	(11)	—	3,952
Deferred income taxes	22,853	—	26	—	22,879
Non-trade receivables	509	3,295	156	—	3,960
Prepaid expenses and other current assets	9,266	8,064	431	—	17,761

Total current assets	81,396	187,294	11,884	—	280,574
Property and equipment, net	34,561	45,994	792	—	81,347
Goodwill	31,619	369,480	21,527	—	422,626
Other intangible assets, net	7,111	34,811	3,920	—	45,842
Investment in subsidiaries	599,992	41,794	80,255	(722,041)	—
Other assets	9,315	5,034	202	—	14,551

	$763,994	$684,407	$118,580	$(722,041)	$844,940

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$23,559	$19,527	$1,416	$—	$44,502
Accrued expenses	53,711	54,669	1,020	—	109,400
Current portion of long-term debt	—	1,688	1,192	—	2,880
Current portion of obligations under capital leases	14	150	—	—	164
Accrued income taxes	—	—	—	—	—

Total current liabilities	77,284	76,034	3,628	—	156,946
Intercompany	5,367	(10,247)	4,880	—	—
Long-term liabilities	32,937	1,949	206	—	35,092
Long-term debt	193,481	1,559	—	—	195,040
Obligations under capital leases	6	1,147	—	—	1,153
Deferred gains	1,377	1,795	—	—	3,172
Deferred income taxes	20,817	—	(5)	—	20,812

Total liabilities	331,269	72,237	8,709	—	412,215
Total shareholders' equity	432,725	612,170	109,871	(722,041)	432,725

	$763,994	$684,407	$118,580	$(722,041)	$844,940

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

19. Subsidiary Guarantors (Continued)

RES-CARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF INCOME
For the period November 16, 2010 through December 31, 2010
(In thousands)

	SUCCESSOR
	ResCare, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Revenues	$31,456	$163,621	$1,809	$—	$196,886
Operating expenses	31,487	147,400	4,508	—	183,395

Operating (loss) income	(31)	16,221	(2,699)	—	13,491
Other (income) expenses:
Interest, net	2,829	(8)	44	—	2,865
Equity in earnings of subsidiaries	(7,574)	—	—	7,574	—

Total other (income) expenses	(4,745)	(8)	44	7,574	2,865
Income (loss) before income taxes	4,714	16,229	(2,743)	(7,574)	10,626
Income tax (benefit) expense	(1,469)	6,092	(180)	—	4,443

Income (loss) from continuing operations	6,183	10,137	(2,563)	(7,574)	6,183
Net income (loss)—including noncontrolling interest	6,183	10,137	(2,563)	(7,574)	6,183
Net loss—noncontrolling interest	—	(18)	—	—	(18)

Net income (loss)—Res-Care, Inc.	$6,183	$10,155	$(2,563)	$(7,574)	$6,201

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

19. Subsidiary Guarantors (Continued)

RES-CARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For the Period January 1, 2010—November 15, 2010
(In thousands)

	PREDECESSOR
	ResCare, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Revenues	$277,287	$1,089,451	$18,837	$—	$1,385,575
Operating expenses	543,735	1,013,681	38,732	—	1,596,148

Operating (loss) income	(266,448)	75,770	(19,895)	—	(210,573)
Other (income) expenses:
Interest, net	16,521	(51)	213	—	16,683
Equity in earnings of subsidiaries	(41,952)	—	—	41,952	—

Total other (income) expenses	(25,431)	(51)	213	41,952	16,683
(Loss) income from continuing operations before income taxes	(241,017)	75,821	(20,108)	(41,952)	(227,256)
Income tax (benefit) expense	(64,668)	17,515	(3,754)	—	(50,907)

(Loss) income from continuing operations	(176,349)	58,306	(16,354)	(41,952)	(176,349)
Net (loss) income—including noncontrolling interests	(176,349)	58,306	(16,354)	(41,952)	(176,349)
Net loss—noncontrolling interests	—	(130)	(42)	—	(172)

Net (loss) income—Res-Care, Inc.	$(176,349)	$58,436	$(16,312)	$(41,952)	$(176,177)

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

19. Subsidiary Guarantors (Continued)

RES-CARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
Year Ended December 31, 2009
(In thousands)

	PREDECESSOR
	ResCare, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Revenues	$288,830	$1,267,909	$22,416	$—	$1,579,155
Operating expenses	375,087	1,165,402	35,524	—	1,576,013

Operating (loss) income	(86,257)	102,507	(13,108)	—	3,142
Other (income) expenses:
Interest, net	16,368	(53)	140	—	16,455
Equity in earnings of subsidiaries	(53,674)	—	—	53,674	—

Total other (income) expenses	(37,306)	(53)	140	53,674	16,455
(Loss) income from continuing operations before income taxes	(48,951)	102,560	(13,248)	(53,674)	(13,313)
Income tax (benefit) expense	(38,659)	36,225	(587)	—	(3,021)

(Loss) income from continuing operations	(10,292)	66,335	(12,661)	(53,674)	(10,292)
Net (loss) income—including noncontrolling interests	(10,292)	66,335	(12,661)	(53,674)	(10,292)
Net loss—noncontrolling interests	—	(152)	(703)	—	(855)

Net (loss) income—Res-Care, Inc.	$(10,292)	$66,487	$(11,958)	$(53,674)	$(9,437)

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

19. Subsidiary Guarantors (Continued)

RES-CARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF INCOME
Year Ended December 31, 2008
(In thousands)

	PREDECESSOR
	ResCare, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Revenues	$300,052	$1,216,375	$27,156	$—	$1,543,583
Operating expenses	323,845	1,116,592	26,326	—	1,466,763

Operating (loss) income	(23,793)	99,783	830	—	76,820
Other (income) expenses:
Interest, net	19,159	(75)	15	—	19,099
Equity in earnings of subsidiaries	(64,018)	—	—	64,018	—

Total other (income) expenses	(44,859)	(75)	15	64,018	19,099
Income (loss) from continuing operations before income taxes	21,066	99,858	815	(64,018)	57,721
Income tax (benefit) expense	(15,494)	36,022	294	—	20,822

Income (loss) from continuing operations	36,560	63,836	521	(64,018)	36,899
Loss from discontinued operations, net of tax	—	(339)	—	—	(339)

Net income (loss)	$36,560	$63,497	$521	$(64,018)	$36,560

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

19. Subsidiary Guarantors (Continued)

RES-CARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the period November 16, 2010 through December 31, 2010
(In thousands)

	SUCCESSOR
	ResCare, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Operating activities:
Net income—including noncontrolling interest	$6,183	$10,137	$(2,563)	$(7,574)	$6,183
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	464	1,820	31	—	2,315
Amortization of discount and debt issuance costs	70	—	—	—	70
Deferred income taxes, net	2,440	—	3	—	2,443
Provision for losses on accounts receivable	—	844	—	—	844
Gain on sale of assets	—	(27)	—	—	(27)
Equity in earnings of subsidiaries	(7,574)	—	—	7,574	—
Changes in operating assets and liabilities	9,331	37,910	405	—	47,646

Cash provided by (used in) operating activities	10,914	50,684	(2,124)	—	59,474

Investing activities:
Purchases of property and equipment	(1,258)	(869)	—	—	(2,127)
Acquisitions of businesses, net of cash acquired	—	(7,192)	—	—	(7,192)
Proceeds from sale of assets	—	59	—	—	59

Cash used in investing activities	(1,258)	(8,002)	—	—	(9,260)

Financing activities:
Long-term debt repayments	(122,450)	(25)	87	—	(122,388)
Long-term debt borrowings	366,600	—	—	—	366,600
Short-term borrowings-three months or less, net	(50,000)	—	—	—	(50,000)
Payments on obligations under capital leases	—	(11)	—	—	(11)
Net payments relating to intercompany financing	32,946	(38,064)	5,118	—	—
Debt issuance costs	(15,863)	—	—	—	(15,863)
Payments on common share exchange	(56,875)	—	—	—	(56,875)
Redemption of preferred shares	(158,843)	—	—	—	(158,843)
Return on preferred shares	(753)	—	—	—	(753)

Cash (used in) provided by financing activities	(5,238)	(38,100)	5,205	—	(38,133)

Effect of exchange rate on cash and cash equivalents	—	(3)	15	—	12
Increase in cash and cash equivalents	4,418	4,579	3,096	—	12,093
Cash and cash equivalents at beginning of period	6,666	5,246	3,547	—	15,459

Cash and cash equivalents at end of period	$11,084	$9,825	$6,643	$—	$27,552

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

19. Subsidiary Guarantors (Continued)

RES-CARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For the Period January 1, 2010—November 15, 2010
(In thousands)

	PREDECESSOR
	ResCare, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Operating activities:
Net (loss) income—including noncontrolling interests	$(176,349)	$58,306	$(16,354)	$(41,952)	$(176,349)
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	10,083	11,541	824	—	22,448
Impairment charge	250,181	—	12,974	—	263,155
Amortization of discount and deferred debt issuance costs on notes	1,577	—	—	—	1,577
Share-based compensation	6,201	—	—	—	6,201
Deferred income taxes, net	(55,547)	—	(51)	—	(55,598)
Provision for losses on accounts receivable	—	9,573	—	—	9,573
Excess tax benefit from exercise of stock options	1,176	—	—	—	1,176
Loss on sale of assets	—	198	—	—	198
Equity in earnings of subsidiaries	(41,952)	—	—	41,952	—
Changes in operating assets and liabilities	(27,179)	(25,872)	6,496	—	(46,555)

Cash (used in) provided by operating activities	(31,809)	53,746	3,889	—	25,826

Investing activities:
Purchases of property and equipment	(4,275)	(4,265)	(53)	—	(8,593)
Acquisitions of businesses, net of cash acquired	—	(21,234)	—	—	(21,234)
Proceeds from sale of assets	—	120	—	—	120

Cash used in investing activities	(4,275)	(25,379)	(53)	—	(29,707)

Financing activities:
Long-term debt repayments	—	(1,395)	—	—	(1,395)
Long-term debt borrowings	2,594	—	—	—	2,594
Short-term borrowings-three months or less, net	3,237	151	2,612	—	6,000
Payments on obligations under capital leases	—	(85)	—	—	(85)
Net payments relating to intercompany financing	38,558	(26,491)	(12,067)	—	—
Debt issuance costs	(4,543)	—	—	—	(4,543)
Excess tax benefits from share-based compensation	(1,176)	—	—	—	(1,176)
Employee withholding payments on share-based compensation	(2,683)	—	—	—	(2,683)

Cash provided by (used in) financing activities	35,987	(27,820)	(9,455)	—	(1,288)

Effect of exchange rate on cash and cash equivalents	—	44	(88)	—	(44)
Increase (decrease) in cash and cash equivalents	(97)	591	(5,707)	—	(5,213)
Cash and cash equivalents at beginning of period	6,763	4,655	9,254	—	20,672

Cash and cash equivalents at end of period	$6,666	$5,246	$3,547	$—	$15,459

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

19. Subsidiary Guarantors (Continued)

RES-CARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2009
(In thousands)

	PREDECESSOR
	ResCare, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Operating activities:
Net (loss) income—including noncontrolling interests	$(10,292)	$66,335	$(12,661)	$(53,674)	$(10,292)
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	11,537	12,533	2,091	—	26,161
Impairment charge	62,082	1,000	8,909	—	71,991
Amortization of discount and deferred debt issuance costs on notes	1,221	—	—	—	1,221
Share-based compensation	4,259	—	—	—	4,259
Deferred income taxes, net	(9,743)	—	(19)	—	(9,762)
Provision for losses on accounts receivable	—	9,009	—	—	9,009
Excess tax benefit from exercise of stock options	369	—	—	—	369
Gain on purchase of business	—	(1,474)	—	—	(1,474)
Loss on sale of assets	—	269	—	—	269
Equity in earnings of subsidiaries	(53,674)	—	—	53,674	—
Changes in operating assets and liabilities	42,732	(25,562)	(4,284)	—	12,886

Cash provided by (used in) operating activities	48,491	62,110	(5,964)	—	104,637

Investing activities:
Purchases of property and equipment	(6,185)	(9,279)	(464)	—	(15,928)
Acquisitions of businesses, net of cash acquired	—	(20,397)	—	—	(20,397)
Proceeds from sale of assets	—	188	—	—	188

Cash used in investing activities	(6,185)	(29,488)	(464)	—	(36,137)

Financing activities:
Long-term debt repayments	(2,575)	1,764	—	—	(811)
Long-term debt borrowings	—	—	—	—	—
Short-term borrowings-three months or less, net	(57,831)	(3,161)	1,192	—	(59,800)
Payments on obligations under capital leases	—	(121)	—	—	(121)
Proceeds from sale and leaseback transaction	—	—	—	—	—
Net payments relating to intercompany financing	26,122	(30,795)	4,673	—	—
Debt issuance costs	(72)	—	—	—	(72)
Proceeds received from exercise of stock options	415	—	—	—	415
Excess tax benefits from share-based compensation	(369)	—	—	—	(369)
Employee withholding payments on share-based compensation	(1,379)	—	—	—	(1,379)

Cash (used in) provided by financing activities	(35,689)	(32,313)	5,865	—	(62,137)

Effect of exchange rate on cash and cash equivalents	—	298	417	—	715
Increase (decrease) in cash and cash equivalents	6,617	607	(146)	—	7,078
Cash and cash equivalents at beginning of period	146	4,048	9,400	—	13,594

Cash and cash equivalents at end of period	$6,763	$4,655	$9,254	$—	$20,672

RES-CARE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands)

19. Subsidiary Guarantors (Continued)

RES-CARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2008
(In thousands)

	PREDECESSOR
	ResCare, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated Total
Operating activities:
Net income	$36,560	$63,497	$521	$(64,018)	$36,560
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	10,883	11,161	899	—	22,943
Impairment charge	—	313	—	—	313
Amortization of discount and deferred debt issuance costs on notes	1,192	—	—	—	1,192
Share-based compensation	4,846	—	—	—	4,846
Deferred income taxes, net	6,449	(131)	(7)	—	6,311
Provision for losses on accounts receivable	—	7,104	—	—	7,104
Excess tax benefit from exercise of stock options	(935)	—	—	—	(935)
Loss on sale of assets	—	(5)	—	—	(5)
Equity in earnings of subsidiaries	(64,018)	—	—	64,018	—
Changes in operating assets and liabilities	(3,790)	(2,139)	(25,848)	—	(31,777)

Cash (used in) provided by operating activities	(8,813)	79,800	(24,435)	—	46,552

Investing activities:
Purchases of property and equipment	(11,625)	(7,576)	(190)	—	(19,391)
Acquisitions of businesses, net of cash acquired	—	(56,659)	—	—	(56,659)
Proceeds from sale of assets	—	633	—	—	633

Cash used in investing activities	(11,625)	(63,602)	(190)	—	(75,417)

Financing activities:
Long-term debt repayments	(2,531)	—	—	—	(2,531)
Long-term debt borrowings	—	—	—	—	—
Short-term borrowings-three months or less, net	36,885	(2,385)	—	—	34,500
Payments on obligations under capital leases	—	(75)	—	—	(75)
Proceeds from sale and leaseback transaction	—	—	—	—	—
Net payments relating to intercompany financing	(15,935)	(13,414)	29,349	—	—
Debt issuance costs	(118)	—	—	—	(118)
Proceeds received from exercise of stock options	1,562	—	—	—	1,562
Excess tax benefits from share-based compensation	935	—	—	—	935
Employee withholding payments on share-based compensation	(1,593)	—	—	—	(1,593)

Cash provided by (used in) financing activities	19,205	(15,874)	29,349	—	32,680

Effect of exchange rate on cash and cash equivalents	—	—	(1,030)	—	(1,030)
(Decrease) Increase in cash and cash equivalents	(1,233)	324	3,694	—	2,785
Cash and cash equivalents at beginning of period	1,379	3,724	5,706	—	10,809

Cash and cash equivalents at end of period	$146	$4,048	$9,400	$—	$13,594

ResCare, Inc.

Schedule II—Valuation and Qualifying Accounts

For the Years Ended December 31, 2010, 2009 and 2008

(In thousands)

		Additions Charged to Costs and Expenses	Deductions
	Balance at Beginning of Period				Balance at End of Period
			Write-offs	Reclassifications
Allowance for doubtful accounts receivable:
Successor:
November 16, 2010 - December 31, 2010	$—	$844	$—	$—	$844
Predecessor:
January 1, 2010 - November 15, 2010	$22,627	$9,573	$(4,950)	$—	$27,250
Year ended December 31, 2009	20,306	9,009	(6,688)	—	22,627
Year ended December 31, 2008	15,831	7,104	(2,629)	—	20,306

$200,000,000

Res-Care, Inc.

Exchange Offer for
10.75% Senior Notes due 2019

P R O S P E C T U S

                        , 2011

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 271B.8-510 of the Kentucky Business Corporation Act (the "KBCA") permits the indemnification by a corporation of any director who is made party to a threatened, pending or completed action, suit or proceeding because he is or was a director of such corporation. To be eligible for indemnification, such person must have conducted himself in good faith and reasonably believed that his conduct, if undertaken in his official capacity with the corporation, was in the corporation's best interests, and, if not in his official capacity, was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director must also not have reasonable cause to believe his conduct was unlawful. A director may not be indemnified in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit by him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 271B.8-510 of the KBCA in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. Section 271B.8-560 of the KBCA provides that a Kentucky corporation may indemnify its officers, employees and agents to the same extent as directors. Indemnification against reasonable expenses incurred in connection with a proceeding is, unless otherwise limited by the corporation's articles of incorporation, mandatory when a director or officer has been wholly successful on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. A court of competent jurisdiction may also order indemnification if the director is fairly and reasonably entitled thereto in view of all relevant circumstances, whether or not he met the applicable standard of conduct or was adjudged liable to the corporation.

        The KBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Additionally, the KBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against liability asserted against or incurred by such parties in their respective capacity with the corporation.

        Article X of the Registrant's Amended and Restated Articles of Incorporation, as amended, and Article X of the Registrant's Amended and Restated Bylaws provide indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

Item 21.    Exhibits.

        See the index to exhibits that appears immediately following the signature pages of this Registration Statement.

Item 22.    Undertakings.

A.
The undersigned Registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which,

      individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    iii.
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the KBCA, the Amended and Restated Articles of Incorporation, as amended, and the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

D.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

RES-CARE, INC.
By:	/s/ RALPH GRONEFELD, JR. Ralph Gronefeld, Jr. President & CEO

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RALPH GRONEFELD, JR. Ralph Gronefeld, Jr.	President Chief Executive Officer Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Executive Vice President, Controller and Chief Financial Officer (Principal Accounting Officer)	April 14, 2011
/s/ JAMES H. BLOEM James H. Bloem	Chairman of the Board Director	April 14, 2011
/s/ DAVID BRADDOCK David Braddock	Director	April 14, 2011

Signature	Title	Date

/s/ ROBERT E. HALLAGAN Robert E. Hallagan	Director	April 14, 2011
/s/ OLIVIA F. KIRTLEY Olivia F. Kirtley	Director	April 14, 2011
/s/ ROBERT M. LEBLANC Robert M. LeBlanc	Director	April 14, 2011
/s/ STEVEN S. REED Steven S. Reed	Director	April 14, 2011
/s/ WILLIAM E. BROCK William E. Brock	Director	April 14, 2011
/s/ STEVEN B. EPSTEIN Steven B. Epstein	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

ALTERNATIVE YOUTH SERVICES, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ KELLEY ABELL Kelley Abell	Director	April 14, 2011
/s/ STEPHEN P. BRUNET Stephen P. Brunet	Director	April 14, 2011

Signature	Title	Date

/s/ BRAD HARRIS Brad Harris	Director	April 14, 2011
/s/ DENNIS ROBERTS Dennis Roberts	Director	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

COMMUNITY ALTERNATIVES KENTUCKY, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ KELLEY ABELL Kelley Abell	Director	April 14, 2011
/s/ STEPHEN P. BRUNET Stephen P. Brunet	Director	April 14, 2011

Signature	Title	Date

/s/ STEPHEN R. HENDRICKS Stephen R. Hendricks	Director	April 14, 2011
/s/ MICHAEL J. REIBEL Michael J. Reibel	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

COMMUNITY ALTERNATIVES OF WASHINGTON, D.C., INC.
RES-CARE WISCONSIN, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ TAMIE BARTA Tamie Barta	Director	April 14, 2011
/s/ DAVID RHODES David Rhodes	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

EMPLOY-ABILITY UNLIMITED, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Trustee	April 14, 2011
/s/ BOB BOND Bob Bond	Trustee	April 14, 2011
/s/ DENNIS ROBERTS Dennis Roberts	Trustee	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer)	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

ACCENT HEALTH CARE, INC.
COMMUNITY ALTERNATIVES ILLINOIS, INC.
COMMUNITY ALTERNATIVES INDIANA, INC.
NORMAL LIFE OF CENTRAL INDIANA, INC.
NORMAL LIFE OF SOUTHERN INDIANA, INC.
RAISE GEAUGA, INC.
RES-CARE ILLINOIS, INC.
RES-CARE MICHIGAN, INC.
RES-CARE NEW JERSEY, INC.
RES-CARE OHIO, INC.
RESCARE PENNSYLVANIA HEALTH MANAGEMENT SERVICES, INC.
RESCARE PENNSYLVANIA HOME HEALTH ASSOCIATES, INC.
VOCA CORP.
VOCA CORPORATION OF INDIANA
VOCA CORPORATION OF MARYLAND
VOCA CORPORATION OF NEW JERSEY
VOCA CORPORATION OF OHIO
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ BOB BOND Bob Bond	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

VOCA CORPORATION OF NORTH CAROLINA
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ STEPHEN P. BRUNET Stephen P. Brunet	Director	April 14, 2011
/s/ STEPHEN R. HENDRICKS Stephen R. Hendricks	Director	April 14, 2011
/s/ DIANNA HINTON Dianna Hinton	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

BAKER MANAGEMENT, INC.
BALD EAGLE ENTERPRISES, INC.
BOLIVAR DEVELOPMENTAL TRAINING CENTER, INC.
BRALEY & THOMPSON, INC.
COMMUNITY ALTERNATIVES NEBRASKA, INC.
COMMUNITY ALTERNATIVES VIRGINIA, INC.
EDUCARE COMMUNITY LIVING CORPORATION—MISSOURI
HYDESBURG ESTATES, INC.
INDIVIDUALIZED SUPPORTED LIVING, INC.
RES-CARE IOWA, INC.
RES-CARE KANSAS, INC.
RSCR WEST VIRGINIA, INC.
SKYVIEW ESTATES, INC.
UPWARD BOUND, INC.
VOCA CORPORATION OF WEST VIRGINIA, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ STEPHEN P. BRUNET Stephen P. Brunet	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

NORMAL LIFE OF CALIFORNIA, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ MICHAEL CUTCHSHAW Michael Cutchshaw	Director	April 14, 2011
/s/ DAVID RHODES David Rhodes	Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer)	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

SOUTHERN HOME CARE SERVICES, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ RON CORNELISON Ron Cornelison	Director	April 14, 2011
/s/ DAVID RHODES David Rhodes	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

REST ASSURED, LLC
By:	/s/ DUSTIN WRIGHT Dustin Wright General Manager

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DUSTIN WRIGHT Dustin Wright	General Manager (Principal Executive Officer)	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr.	Director	April 14, 2011
/s/ MICHAEL J. REIBEL Michael J. Reibel	Director	April 14, 2011

Signature	Title	Date

/s/ JERRY WITHERED Jerry Withered	Director	April 14, 2011
/s/ TIM ZASPAL Tim Zaspal	Director	April 14, 2011
Jeff Darling	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

ARBOR E&T, LLC
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Manager	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Manager	April 14, 2011
/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr.	Manager	April 14, 2011
/s/ RICHARD L. TINSLEY Richard L. Tinsley	Manager	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

FRANKLIN CAREER COLLEGE INCORPORATED
THE ACADEMY FOR INDIVIDUAL EXCELLENCE, INC.
By:	/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr. President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr.	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer)	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

RESCARE DTS INTERNATIONAL, LLC
By:	/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr. President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr.	President (Principal Executive Officer) Manager	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Manager	April 14, 2011
/s/ JESICA LINDGREN Jesica Lindgren	Manager	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

RES-CARE EUROPE, INC. RESCARE INTERNATIONAL, INC.
By:	/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr. President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr.	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ JESICA LINDGREN Jesica Lindgren	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

RESCARE FINANCE, INC.
By:	/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr. President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr.	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

CNC/ACCESS, INC. EDUCARE COMMUNITY LIVING CORPORATION—NORTH CAROLINA
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

CAPITAL TX INVESTMENTS, INC. CATX PROPERTIES, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ MICHAEL J. REIBEL Michael J. Reibel	Director	April 14, 2011
/s/ JANE BREEN STEUR Jane Breen Steur	Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer)	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

COMMUNITY ALTERNATIVES PHARMACY, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ MICHAEL J. REIBEL Michael J. Reibel	Director	April 14, 2011
/s/ DENNIS ROBERTS Dennis Roberts	Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer)	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

ALL WAYS CARING SERVICES, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

GENERAL HEALTH CORPORATION YOUTHTRACK, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ RICK MYERS Rick Myers	Director	April 14, 2011
/s/ DAVID RHODES David Rhodes	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

COMMUNITY ALTERNATIVES TEXAS PARTNER, INC.
EDUCARE COMMUNITY LIVING—NORMAL LIFE, INC.
NORMAL LIFE FAMILY SERVICES, INC.
NORMAL LIFE OF LAFAYETTE, INC.
NORMAL LIFE OF LAKE CHARLES, INC.
TANGRAM REHABILITATION NETWORK, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011

Signature	Title	Date

/s/ MICHAEL J. REIBEL Michael J. Reibel	Director	April 14, 2011
/s/ JANE BREEN STEUR Jane Breen Steur	Director	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

ALTERNATIVE CHOICES, INC.
COMMUNITY ADVANTAGE, INC.
EDUCARE COMMUNITY LIVING CORPORATION—NEVADA
J. & J. CARE CENTERS, INC.
RES-CARE CALIFORNIA, INC.
RES-CARE IDAHO, INC.
RES-CARE WASHINGTON, INC.
ROCKCREEK, INC.
RSCR CALIFORNIA, INC.
RSCR INLAND, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ DAVID RHODES David Rhodes	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

B.W.J. OPPORTUNITY CENTERS, INC.
CAREERS IN PROGRESS, INC.
COMMUNITY ALTERNATIVES NEW MEXICO, INC.
EDUCARE COMMUNITY LIVING—TEXAS LIVING CENTERS, INC.
EDUCARE COMMUNITY LIVING CORPORATION—GULF COAST
EDUCARE COMMUNITY LIVING CORPORATION—NEW MEXICO
EDUCARE COMMUNITY LIVING CORPORATION—TEXAS
RES-CARE ARKANSAS, INC.
RES-CARE OKLAHOMA, INC.
TEXAS HOME MANAGEMENT, INC.
THM HOMES, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ JANE BREEN STEUR Jane Breen Steur	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

EDUCARE COMMUNITY LIVING CORPORATION—AMERICA
NORMAL LIFE, INC.
P.S.I. HOLDINGS, INC.
PEOPLESERVE, INC.
VOCA CORPORATION OF AMERICA
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

RES-CARE PREMIER, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ BOB BOND Bob Bond	Director	April 14, 2011

Signature	Title	Date

/s/ JANE BREEN STEUR Jane Breen Steur	Director	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

HABILITATION OPPORTUNITIES OF OHIO, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ BOB BOND Bob Bond	Director	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

VOCA OF INDIANA, LLC
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Manager	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Manager	April 14, 2011
/s/ BOB BOND Bob Bond	Manager	April 14, 2011

Signature	Title	Date

/s/ MICHAEL J. REIBEL Michael J. Reibel	Manager	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Manager	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

COMMUNITY ALTERNATIVES HOME CARE, INC.
COMMUNITY ALTERNATIVES MOBILE NURSING, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011

Signature	Title	Date

/s/ STEPHEN P. BRUNET Stephen P. Brunet	Director	April 14, 2011
/s/ DAVID RHODES David Rhodes	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

COMMUNITY ALTERNATIVES MISSOURI, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ STEPHEN P. BRUNET Stephen P. Brunet	Director	April 14, 2011

Signature	Title	Date

/s/ MICHAEL J. REIBEL Michael J. Reibel	Director	April 14, 2011
/s/ JANE BREEN STEUR Jane Breen Steur	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

NORMAL LIFE OF GEORGIA, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ STEPHEN P. BRUNET Stephen P. Brunet	Director	April 14, 2011
/s/ MICHAEL J. REIBEL Michael J. Reibel	Director	April 14, 2011
/s/ MARIETTA WHITE Marietta White	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

RES-CARE ALABAMA, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ STEPHEN BRUNET Stephen Brunet	Director	April 14, 2011
/s/ MICHAEL J. REIBEL Michael J. Reibel	Director	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

ARBOR PEO, INC. VOCA RESIDENTIAL SERVICES, INC.
By:	/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr. President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RALPH G. GRONEFELD, JR. Ralph G. Gronefeld, Jr.	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ PATRICK G. KELLEY Patrick G. Kelley	Director	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

RES-CARE FLORIDA, INC. VOCA CORPORATION OF FLORIDA
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ MICHAEL J. REIBEL Michael J. Reibel	Director	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

PHARMACY ALTERNATIVES, LLC
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Manager	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Manager	April 14, 2011
/s/ MICHAEL J. REIBEL Michael J. Reibel	Manager	April 14, 2011
/s/ DOUG RUSSELL Doug Russell	Manager	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

RES-CARE TRAINING TECHNOLOGIES, INC.
THE CITADEL GROUP, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ MICHAEL J. REIBEL Michael J. Reibel	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

CREATIVE NETWORKS, L.L.C.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Manager	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Manager	April 14, 2011
/s/ DAVID RHODES David Rhodes	Manager	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

JOB READY, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ DAVID RHODES David Rhodes	Director	April 14, 2011
/s/ JANE BREEN STEUR Jane Breen Steur	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

NORMAL LIFE OF LOUISIANA, INC.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director	April 14, 2011
/s/ JANE BREEN STEUR Jane Breen Steur	Director	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

NORMAL LIFE OF INDIANA
By:	Normal Life of Central Indiana, Inc.
Its General Partner
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President
By:	Normal Life of Southern Indiana, Inc.
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director of Normal Life of Central Indiana, Inc. and Normal Life of Southern Indiana, Inc.	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director of Normal Life of Central Indiana, Inc. and Normal Life of Southern Indiana, Inc.	April 14, 2011
/s/ BOB BOND Bob Bond	Director of Normal Life of Central Indiana, Inc. and Normal Life of Southern Indiana, Inc.	April 14, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on April 14, 2011.

EDUCARE COMMUNITY LIVING LIMITED PARTNERSHIP
By:	Community Alternatives Texas Partner, Inc.
Its General Partner
By:	/s/ PATRICK G. KELLEY Patrick G. Kelley President

POWER OF ATTORNEY

        Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Ralph G. Gronefeld, Jr. and David W. Miles, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK G. KELLEY Patrick G. Kelley	President (Principal Executive Officer) Director of Community Alternatives Texas Partner, Inc.	April 14, 2011
/s/ DAVID W. MILES David W. Miles	Treasurer (Principal Financial and Accounting Officer) Director of Community Alternatives Texas Partner, Inc.	April 14, 2011

Signature	Title	Date

/s/ MICHAEL J. REIBEL Michael J. Reibel	Director of Community Alternatives Texas Partner, Inc.	April 14, 2011
/s/ JANE BREEN STEUR Jane Breen Steur	Director of Community Alternatives Texas Partner, Inc.	April 14, 2011
/s/ DAVID S. WASKEY David S. Waskey	Director of Community Alternatives Texas Partner, Inc.	April 14, 2011

EXHIBIT INDEX

Exhibit	Description of Exhibit
2.1	Agreement and Plan of Share Exchange between Onex ResCare Acquisition LLC and Res-Care, Inc. dated as of September 6, 2010, incorporated by reference to Exhibit 2.1 to Res-Care, Inc.'s Current Report on Form 8-K filed on September 10, 2010.
3.1
Amended and Restated Articles of Incorporation of Res-Care, Inc. dated December 18, 1992, incorporated by reference to Exhibit 3.2 to Res-Care, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006.
3.2
Articles of Amendment to Amended and Restated Articles of Incorporation of Res-Care, Inc. dated May 29, 1997, incorporated by reference to Exhibit 3.1 to Res-Care, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2006.
3.3
Articles of Amendment to Res-Care, Inc.'s Articles of Incorporation dated June 23, 2004, incorporated by reference to Exhibits 3(i) and 4 to Res-Care, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.
3.4	Amended and Restated Bylaws of Res-Care, Inc., incorporated by reference to Exhibit 4.5 to Res-Care, Inc.'s Registration Statement on Form S-8 filed November 27, 2000 (Reg. No. 333-50726).
3.5	Articles of Incorporation of Accent Health Care, Inc.*
3.6	Bylaws of Accent Health Care, Inc.*
3.7	Articles of Incorporation of All Ways Caring Services, Inc.*
3.8	Bylaws of All Ways Caring Services, Inc.*
3.9	Articles of Incorporation of Alternative Choices, Inc., incorporated by reference to Exhibit 3.4 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.10	Bylaws of Alternative Choices, Inc., incorporated by reference to Exhibit 3.5 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.11	Certificate of Incorporation of Alternative Youth Services, Inc., incorporated by reference to Exhibit 3.6 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.12	Bylaws of Alternative Youth Services, Inc., incorporated by reference to Exhibit 3.7 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.13	Articles of Organization of Arbor E&T, LLC, incorporated by reference to Exhibit 3.8 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.14	Operating Agreement of Arbor E&T, LLC, incorporated by reference to Exhibit 3.9 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.15	Certificate of Incorporation of Arbor PEO, Inc.*
3.16	Bylaws of Arbor PEO, Inc.*
3.17	Articles of Incorporation of B.W.J Opportunity Centers, Inc., incorporated by reference to Exhibit 3.10 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.18	Bylaws of B.W.J Opportunity Centers, Inc., incorporated by reference to Exhibit 3.11 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.19	Articles of Incorporation of Baker Management, Inc., incorporated by reference to Exhibit 3.12 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.20	Bylaws of Baker Management, Inc., incorporated by reference to Exhibit 3.13 to the Registrant's Form S-4 (Reg. No. 333-131590).

Exhibit	Description of Exhibit
3.21	Articles of Incorporation of Bald Eagle Enterprises, Inc., incorporated by reference to Exhibit 3.14 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.22	Bylaws of Bald Eagle Enterprises, Inc., incorporated by reference to Exhibit 3.15 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.23	Articles of Incorporation of Bolivar Developmental Training Center, Inc., incorporated by reference to Exhibit 3.16 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.24	Bylaws of Bolivar Developmental Training Center, Inc., incorporated by reference to Exhibit 3.17 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.25	Articles of Incorporation of Braley & Thompson, Inc.*
3.26	Bylaws of Braley & Thompson, Inc.*
3.27	Certificate of Incorporation of Capital TX Investments, Inc., incorporated by reference to Exhibit 3.18 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.28	Bylaws of Capital TX Investments, Inc., incorporated by reference to Exhibit 3.19 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.29	Articles of Incorporation of Careers in Progress, Inc., incorporated by reference to Exhibit 3.20 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.30	Bylaws of Careers in Progress, Inc., incorporated by reference to Exhibit 3.21 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.31	Certificate of Incorporation of CATX Properties, Inc., incorporated by reference to Exhibit 3.22 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.32	Bylaws of CATX Properties, Inc., incorporated by reference to Exhibit 3.23 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.33	Articles of Incorporation of CNC/Access, Inc., incorporated by reference to Exhibit 3.24 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.34	Bylaws of CNC/Access, Inc., incorporated by reference to Exhibit 3.25 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.35	Certificate of Incorporation of Community Advantage, Inc., incorporated by reference to Exhibit 3.26 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.36	Bylaws of Community Advantage, Inc., incorporated by reference to Exhibit 3.27 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.37	Articles of Incorporation of Community Alternatives Home Care, Inc.*
3.38	Bylaws of Community Alternatives Home Care, Inc.*
3.39	Certificate of Incorporation of Community Alternatives Illinois, Inc., incorporated by reference to Exhibit 3.28 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.40	Bylaws of Community Alternatives Illinois, Inc., incorporated by reference to Exhibit 3.29 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.41	Certificate of Incorporation of Community Alternatives Indiana, Inc., incorporated by reference to Exhibit 3.30 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.42	Bylaws of Community Alternatives Indiana, Inc., incorporated by reference to Exhibit 3.31 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.43	Certificate of Incorporation of Community Alternatives Kentucky, Inc., incorporated by reference to Exhibit 3.32 to the Registrant's Form S-4 (Reg. No. 333-131590).

Exhibit	Description of Exhibit
3.44	Bylaws of Community Alternatives Kentucky, Inc., incorporated by reference to Exhibit 3.33 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.45	Articles of Incorporation of Community Alternatives Missouri, Inc., incorporated by reference to Exhibit 3.34 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.46	Bylaws of Community Alternatives Missouri, Inc., incorporated by reference to Exhibit 3.35 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.47	Articles of Incorporation of Community Alternatives Mobile Nursing, Inc.*
3.48	Bylaws of Community Alternatives Mobile Nursing, Inc.*
3.49	Certificate of Incorporation of Community Alternatives Nebraska, Inc., incorporated by reference to Exhibit 3.36 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.50	Bylaws of Community Alternatives Nebraska, Inc., incorporated by reference to Exhibit 3.37 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.51	Certificate of Incorporation of Community Alternatives New Mexico, Inc.*
3.52	Bylaws of Community Alternatives New Mexico, Inc.*
3.53	Certificate of Incorporation of Community Alternatives Pharmacy, Inc., incorporated by reference to Exhibit 3.38 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.54	Bylaws of Community Alternatives Pharmacy, Inc., incorporated by reference to Exhibit 3.39 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.55	Certificate of Incorporation of Community Alternatives Texas Partner, Inc., incorporated by reference to Exhibit 3.40 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.56	Bylaws of Community Alternatives Texas Partner, Inc., incorporated by reference to Exhibit 3.41 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.57	Certificate of Incorporation of Community Alternatives Virginia, Inc., incorporated by reference to Exhibit 3.42 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.58	Bylaws of Community Alternatives Virginia, Inc., incorporated by reference to Exhibit 3.43 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.59	Articles of Incorporation of Community Alternatives of Washington, D.C., Inc., incorporated by reference to Exhibit 3.44 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.60	Bylaws of Community Alternatives of Washington, D.C., Inc., incorporated by reference to Exhibit 3.45 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.61	Articles of Organization of Creative Networks, L.L.C., incorporated by reference to Exhibit 3.46 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.62	Operating Agreement of Creative Networks, L.L.C., incorporated by reference to Exhibit 3.47 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.63	Articles of Incorporation of EduCare Community Living—Normal Life, Inc., incorporated by reference to Exhibit 3.48 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.64	Bylaws of EduCare Community Living—Normal Life, Inc., incorporated by reference to Exhibit 3.49 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.65	Articles of Incorporation of EduCare Community Living-Texas Living Centers, Inc., incorporated by reference to Exhibit 3.50 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.66	Bylaws of EduCare Community Living-Texas Living Centers, Inc., incorporated by reference to Exhibit 3.51 to the Registrant's Form S-4 (Reg. No. 333-131590).

Exhibit	Description of Exhibit
3.67	Certificate of Incorporation of EduCare Community Living Corporation-America, incorporated by reference to Exhibit 3.52 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.68	Bylaws of EduCare Community Living Corporation-America, incorporated by reference to Exhibit 3.53 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.69	Articles of Incorporation of EduCare Community Living Corporation-Gulf Coast, incorporated by reference to Exhibit 3.54 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.70	Bylaws of EduCare Community Living Corporation-Gulf Coast, incorporated by reference to Exhibit 3.55 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.71	Articles of Incorporation of EduCare Community Living Corporation-Missouri, incorporated by reference to Exhibit 3.56 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.72	Bylaws of EduCare Community Living Corporation-Missouri, incorporated by reference to Exhibit 3.57 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.73	Articles of Incorporation of EduCare Community Living Corporation-Nevada, incorporated by reference to Exhibit 3.58 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.74	Bylaws of EduCare Community Living Corporation-Nevada, incorporated by reference to Exhibit 3.59 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.75	Articles of Incorporation of EduCare Community Living Corporation-New Mexico, incorporated by reference to Exhibit 3.60 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.76	Bylaws of EduCare Community Living Corporation-New Mexico, incorporated by reference to Exhibit 3.61 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.77	Articles of Incorporation of EduCare Community Living Corporation-North Carolina, incorporated by reference to Exhibit 3.62 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.78	Bylaws of EduCare Community Living Corporation-North Carolina, incorporated by reference to Exhibit 3.63 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.79	Articles of Incorporation of EduCare Community Living Corporation-Texas, incorporated by reference to Exhibit 3.64 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.80	Bylaws of EduCare Community Living Corporation-Texas, incorporated by reference to Exhibit 3.65 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.81	Partnership Agreement of EduCare Community Living Limited Partnership, incorporated by reference to Exhibit 3.66 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.82	Articles of Incorporation of Employ-Ability Unlimited, Inc., incorporated by reference to Exhibit 3.67 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.83	Regulations of Employ-Ability Unlimited, Inc., incorporated by reference to Exhibit 3.68 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.84	Articles of Incorporation of Franklin Career College Incorporated*
3.85	Bylaws of Franklin Career College Incorporated*
3.86	Articles of Incorporation of General Health Corporation, incorporated by reference to Exhibit 3.69 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.87	Bylaws of General Health Corporation, incorporated by reference to Exhibit 3.70 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.88	Articles of Incorporation of Habilitation Opportunities of Ohio, Inc., incorporated by reference to Exhibit 3.71 to the Registrant's Form S-4 (Reg. No. 333-131590).

Exhibit	Description of Exhibit
3.89	Regulations of Habilitation Opportunities of Ohio, Inc., incorporated by reference to Exhibit 3.72 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.90	Articles of Incorporation of Health Services Personnel, Inc., incorporated by reference to Exhibit 3.73 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.91	Bylaws of Health Services Personnel, Inc., incorporated by reference to Exhibit 3.74 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.92	Articles of Incorporation of Hydesburg Estates, Inc., incorporated by reference to Exhibit 3.75 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.93	Bylaws of Hydesburg Estates, Inc., incorporated by reference to Exhibit 3.76 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.94	Articles of Incorporation of Individualized Supported Living, Inc., incorporated by reference to Exhibit 3.77 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.95	Bylaws of Individualized Supported Living, Inc., incorporated by reference to Exhibit 3.78 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.96	Articles of Incorporation of J. & J. Care Centers, Inc., incorporated by reference to Exhibit 3.79 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.97	Bylaws of J. & J. Care Centers, Inc., incorporated by reference to Exhibit 3.80 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.98	Articles of Incorporation of Job Ready, Inc.*
3.99	Bylaws of Job Ready, Inc.*
3.100	Articles of Incorporation of Normal Life Family Services, Inc., incorporated by reference to Exhibit 3.81 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.101	Bylaws of Normal Life Family Services, Inc., incorporated by reference to Exhibit 3.82 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.102	Articles of Incorporation of Normal Life of California, Inc., incorporated by reference to Exhibit 3.83 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.103	Bylaws of Normal Life of California, Inc., incorporated by reference to Exhibit 3.84 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.104	Articles of Incorporation of Normal Life of Central Indiana, Inc., incorporated by reference to Exhibit 3.85 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.105	Bylaws of Normal Life of Central Indiana, Inc., incorporated by reference to Exhibit 3.86 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.106	Articles of Incorporation of Normal Life of Georgia, Inc., incorporated by reference to Exhibit 3.87 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.107	Bylaws of Normal Life of Georgia, Inc., incorporated by reference to Exhibit 3.88 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.108	Partnership Agreement of Normal Life of Indiana (general partnership), incorporated by reference to Exhibit 3.89 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.109	Articles of Incorporation of Normal Life of Lafayette, Inc., incorporated by reference to Exhibit 3.90 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.110	Bylaws of Normal Life of Lafayette, Inc., incorporated by reference to Exhibit 3.91 to the Registrant's Form S-4 (Reg. No. 333-131590).

Exhibit	Description of Exhibit
3.111	Articles of Incorporation of Normal Life of Lake Charles, Inc., incorporated by reference to Exhibit 3.92 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.112	Bylaws of Normal Life of Lake Charles, Inc., incorporated by reference to Exhibit 3.93 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.113	Articles of Incorporation of Normal Life of Louisiana, Inc., incorporated by reference to Exhibit 3.94 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.114	Bylaws of Normal Life of Louisiana, Inc., incorporated by reference to Exhibit 3.95 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.115	Articles of Incorporation of Normal Life of Southern Indiana, Inc., incorporated by reference to Exhibit 3.96 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.116	Bylaws of Normal Life of Southern Indiana, Inc., incorporated by reference to Exhibit 3.97 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.117	Articles of Incorporation of Normal Life, Inc., incorporated by reference to Exhibit 3.98 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.118	Bylaws of Normal Life, Inc., incorporated by reference to Exhibit 3.99 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.119	Articles of Incorporation of P.S.I. Holdings, Inc., incorporated by reference to Exhibit 3.100 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.120	Regulations of P.S.I. Holdings, Inc., incorporated by reference to Exhibit 3.101 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.121	Certificate of Incorporation of PeopleServe, Inc., incorporated by reference to Exhibit 3.102 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.122	Bylaws of PeopleServe, Inc., incorporated by reference to Exhibit 3.103 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.123	Articles of Organization of Pharmacy Alternatives, LLC, incorporated by reference to Exhibit 3.104 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.124	Operating Agreement of Pharmacy Alternative, LLC, incorporated by reference to Exhibit 3.105 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.125	Certificate of Incorporation of RAISE Geauga, Inc., incorporated by reference to Exhibit 3.106 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.126	Regulations of RAISE Geauga, Inc., incorporated by reference to Exhibit 3.107 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.127	Certificate of Incorporation of Res-Care Alabama, Inc., incorporated by reference to Exhibit 3.108 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.128	Bylaws of Res-Care Alabama, Inc., incorporated by reference to Exhibit 3.109 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.129	Certificate of Incorporation of Res-Care Arkansas, Inc.*
3.130	Bylaws of Res-Care Arkansas, Inc.*
3.131	Certificate of Incorporation of Res-Care California, Inc., incorporated by reference to Exhibit 3.110 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.132	Bylaws of Res-Care California, Inc., incorporated by reference to Exhibit 3.111 to the Registrant's Form S-4 (Reg. No. 333-131590).

Exhibit	Description of Exhibit
3.133	Certificate of Formation of Res-Care DTS International, LLC, incorporated by reference to Exhibit 3.112 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.134	Limited Liability Company Agreement of Res-Care DTS International, LLC, incorporated by reference to Exhibit 3.113 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.135	Certificate of Incorporation of Res-Care Europe, Inc.*
3.136	Bylaws of Res-Care Europe, Inc.*
3.137	Certificate of Incorporation of ResCare Finance, Inc., incorporated by reference to Exhibit 3.136 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.138	Bylaws of ResCare Finance, Inc., incorporated by reference to Exhibit 3.137 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.139	Certificate of Incorporation of Res-Care Florida, Inc., incorporated by reference to Exhibit 3.114 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.140	Bylaws of Res-Care Florida, Inc., incorporated by reference to Exhibit 3.115 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.141	Certificate of Incorporation of Res-Care Idaho, Inc.*
3.142	Bylaws of Res-Care Idaho, Inc.*
3.143	Certificate of Incorporation of Res-Care Illinois, Inc., incorporated by reference to Exhibit 3.116 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.144	Bylaws of Res-Care Illinois, Inc., incorporated by reference to Exhibit 3.117 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.145	Certificate of Incorporation of Res-Care International, Inc., incorporated by reference to Exhibit 3.118 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.146	Bylaws of Res-Care International, Inc., incorporated by reference to Exhibit 3.119 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.147	Certificate of Incorporation of Res-Care Iowa, Inc.*
3.148	Bylaws of Res-Care Iowa, Inc.*
3.149	Certificate of Incorporation of Res-Care Kansas, Inc., incorporated by reference to Exhibit 3.120 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.150	Bylaws of Res-Care Kansas, Inc., incorporated by reference to Exhibit 3.121 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.151	Certificate of Incorporation of Res-Care Michigan, Inc.*
3.152	Bylaws of Res-Care Michigan, Inc.*
3.153	Certificate of Incorporation of Res-Care New Jersey, Inc., incorporated by reference to Exhibit 3.122 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.154	Bylaws of Res-Care New Jersey, Inc., incorporated by reference to Exhibit 3.123 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.155	Certificate of Incorporation of Res-Care New Mexico, Inc., incorporated by reference to Exhibit 3.124 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.156	Bylaws of Res-Care New Mexico, Inc., incorporated by reference to Exhibit 3.125 to the Registrant's Form S-4 (Reg. No. 333-131590).

Exhibit	Description of Exhibit
3.157	Certificate of Incorporation of Res-Care Ohio, Inc., incorporated by reference to Exhibit 3.126 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.158	Bylaws of Res-Care Ohio, Inc., incorporated by reference to Exhibit 3.127 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.159	Certificate of Incorporation of Res-Care Oklahoma, Inc., incorporated by reference to Exhibit 3.128 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.160	Bylaws of Res-Care Oklahoma, Inc., incorporated by reference to Exhibit 3.129 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.161	Certificate of Incorporation of ResCare Pennsylvania Health Management Services, Inc.*
3.162	Bylaws of ResCare Pennsylvania Health Management Services, Inc.*
3.163	Certificate of Incorporation of ResCare Pennsylvania Home Health Associates, Inc.*
3.164	Bylaws of ResCare Pennsylvania Home Health Associates, Inc.*
3.165	Certificate of Incorporation of Res-Care Premier, Inc., incorporated by reference to Exhibit 3.130 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.166	Bylaws of Res-Care Premier, Inc., incorporated by reference to Exhibit 3.131 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.167	Certificate of Incorporation of Res-Care Training Technologies, Inc., incorporated by reference to Exhibit 3.132 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.168	Bylaws of Res—Care Training Technologies, Inc., incorporated by reference to Exhibit 3.133 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.169	Certificate of Incorporation of Res—Care Washington, Inc., incorporated by reference to Exhibit 3.134 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.170	Bylaws of Res—Care Washington, Inc., incorporated by reference to Exhibit 3.135 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.171	Certificate of Incorporation of Res-Care Wisconsin, Inc.*
3.172	Bylaws of Res-Care Wisconsin, Inc.*
3.173	Articles of Organization of Rest Assured, LLC*
3.174	Operating Agreement of Rest Assured, LLC*
3.175	Articles of Incorporation of Rockcreek, Inc., incorporated by reference to Exhibit 3.138 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.176	Bylaws of Rockcreek, Inc., incorporated by reference to Exhibit 3.139 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.177	Certificate of Incorporation of RSCR California, Inc., incorporated by reference to Exhibit 3.140 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.178	Bylaws of RSCR California, Inc., incorporated by reference to Exhibit 3.141 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.179	Articles of Incorporation of RSCR Inland, Inc., incorporated by reference to Exhibit 3.142 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.180	Bylaws of RSCR Inland, Inc., incorporated by reference to Exhibit 3.143 to the Registrant's Form S-4 (Reg. No. 333-131590).

Exhibit	Description of Exhibit
3.181	Certificate of Incorporation of RSCR West Virginia, Inc., incorporated by reference to Exhibit 3.144 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.182	Bylaws of RSCR West Virginia, Inc., incorporated by reference to Exhibit 3.145 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.183	Articles of Incorporation of Skyview Estates, Inc., incorporated by reference to Exhibit 3.146 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.184	Bylaws of Skyview Estates, Inc., incorporated by reference to Exhibit 3.147 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.185	Articles of Incorporation of Southern Home Care Services, Inc., incorporated by reference to Exhibit 3.148 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.186	Bylaws of Southern Home Care Services, Inc., incorporated by reference to Exhibit 3.149 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.187	Articles of Incorporation of Tangram Rehabilitation Network, Inc., incorporated by reference to Exhibit 3.150 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.188	Bylaws of Tangram Rehabilitation Network, Inc., incorporated by reference to Exhibit 3.151 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.189	Certificate of Incorporation of Texas Home Management, Inc., incorporated by reference to Exhibit 3.152 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.190	Bylaws of Texas Home Management, Inc., incorporated by reference to Exhibit 3.153 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.191	Certificate of Incorporation of The Academy for Individual Excellence, Inc., incorporated by reference to Exhibit 3.154 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.192	Bylaws of The Academy for Individual Excellence, Inc., incorporated by reference to Exhibit 3.155 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.193	Articles of Incorporation of The Citadel Group, Inc., incorporated by reference to Exhibit 3.156 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.194	Bylaws of The Citadel Group, Inc., incorporated by reference to Exhibit 3.157 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.195	Certificate of Incorporation of THM Homes, Inc., incorporated by reference to Exhibit 3.158 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.196	Bylaws of THM Homes, Inc., incorporated by reference to Exhibit 3.159 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.197	Articles of Incorporation of Upward Bound, Inc., incorporated by reference to Exhibit 3.160 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.198	Bylaws of Upward Bound, Inc., incorporated by reference to Exhibit 3.161 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.199	Articles of Incorporation of VOCA Corp., incorporated by reference to Exhibit 3.162 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.200	Regulations of VOCA Corp., incorporated by reference to Exhibit 3.163 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.201	Articles of Incorporation of VOCA Corporation of America, incorporated by reference to Exhibit 3.164 to the Registrant's Form S-4 (Reg. No. 333-131590).

Exhibit	Description of Exhibit
3.202	Regulations of VOCA Corporation of America, incorporated by reference to Exhibit 3.165 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.203	Articles of Incorporation of VOCA Corporation of Florida, incorporated by reference to Exhibit 3.166 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.204	Bylaws of VOCA Corporation of Florida, incorporated by reference to Exhibit 3.167 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.205	Articles of Incorporation of VOCA Corporation of Indiana, incorporated by reference to Exhibit 3.168 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.206	Bylaws of VOCA Corporation of Indiana, incorporated by reference to Exhibit 3.169 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.207	Articles of Incorporation of VOCA Corporation of Maryland, incorporated by reference to Exhibit 3.170 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.208	Bylaws of VOCA Corporation of Maryland, incorporated by reference to Exhibit 3.171 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.209	Certificate of Incorporation of VOCA Corporation of New Jersey, incorporated by reference to Exhibit 3.172 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.210	Bylaws of VOCA Corporation of New Jersey, incorporated by reference to Exhibit 3.173 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.211	Articles of Incorporation of VOCA Corporation of North Carolina, incorporated by reference to Exhibit 3.174 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.212	Bylaws of VOCA Corporation of North Carolina, incorporated by reference to Exhibit 3.175 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.213	Articles of Incorporation of VOCA Corporation of Ohio, incorporated by reference to Exhibit 3.176 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.214	Regulations of VOCA Corporation of Ohio, incorporated by reference to Exhibit 3.177 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.215	Articles of Incorporation of VOCA Corporation of West Virginia, Inc., incorporated by reference to Exhibit 3.178 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.216	Bylaws of VOCA Corporation of West Virginia, Inc., incorporated by reference to Exhibit 3.179 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.217	Articles of Organization of VOCA of Indiana, LLC, incorporated by reference to Exhibit 3.180 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.218	Operating Agreement of VOCA of Indiana, LLC, incorporated by reference to Exhibit 3.181 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.219	Articles of Incorporation of VOCA Residential Services, Inc., incorporated by reference to Exhibit 3.182 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.220	Regulations of VOCA Residential Services, Inc., incorporated by reference to Exhibit 3.183 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.221	Certificate of Incorporation of Youthtrack, Inc., incorporated by reference to Exhibit 3.184 to the Registrant's Form S-4 (Reg. No. 333-131590).
3.222	Bylaws of Youthtrack, Inc., incorporated by reference to Exhibit 3.185 to the Registrant's Form S-4 (Reg. No. 333-131590).

Exhibit	Description of Exhibit
4.1	Indenture by and among Res-Care, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as Trustee dated as of December 22, 2010.*
4.2	Form of 10.75% Senior Note Due 2019 (included as an exhibit to Exhibit 4.1).*
4.3
Registration Rights Agreement by and among Res-Care, Inc., the guarantors stated therein, J.P. Morgan Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fifth Third Securities LLC and U.S. Bancorp dated December 22, 2010.*
4.4	Purchase Agreement by and among Res-Care, Inc., the Guarantors named therein, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated dated December 16, 2010.*
5.1	Opinion of Frost Brown Todd LLC.*
10.1
Amended and Restated Credit Agreement among Onex Rescare Acquisition, LLC, Res-Care, Inc., Onex Rescare Holdings Corp., the Guarantors named therein, Bank of America, N.A., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, General Electric Capital Corporation and U.S. Bank National Association, dated as of December 22, 2010.*
10.2	Onex ResCare Holdings Corp. Stock Option Plan, including forms of Option Agreements.*
10.3	Employment Agreement between Res-Care, Inc. and Ralph G. Gronefeld, Jr, incorporated by reference to Exhibit 99.1 to Res-Care, Inc.'s Current Report on Form 8-K filed on October 3, 2006.
10.4	Employment Agreement between Res-Care, Inc. and David W. Miles, incorporated by reference to Exhibit 10.3 to Res-Care, Inc.'s Current Report on Form 8-K filed on April 17, 2008.
10.5	Employment Agreement between Res-Care, Inc. and Patrick G. Kelley, incorporated by reference to Exhibit 10.10 to Res-Care, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007.
10.6	Employment Agreement between Res-Care, Inc. and Richard L. Tinsley, incorporated by reference to Exhibit 99.2 to Res-Care, Inc.'s Current Report on Form 8-K filed December 11, 2008.
10.7	Employment Agreement between Res-Care, Inc. and David S. Waskey, incorporated by reference to Exhibit 99.3 to Res-Care, Inc.'s Current Report on Form 8-K filed December 11, 2008.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (included as part of the Prospectus).
21.1	Subsidiaries of Res-Care, Inc.*
23.1	Consent of KPMG LLP.*
23.2	Consent of Frost Brown Todd LLC (included in Exhibit 5.1).*
24	Powers of Attorney (included on the signature pages of this Registration Statement).*
25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Form of Letter to Registered Holders & DTC Participants.*
99.4	Form of Letter of Beneficial Holders.*

*
Filed herewith.